                                                                 CONFORMED COPY



                              ASSET PURCHASE AGREEMENT


                            dated as of January 8, 1998

                                   by and between

                             RAYTHEON TI SYSTEMS, INC.

                                        and

                            TRIQUINT SEMICONDUCTOR, INC.

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                                        -2-

                              ASSET PURCHASE AGREEMENT

                                 TABLE OF CONTENTS

                                                                           PAGE


ARTICLE 1 PURCHASE AND SALE ..............................................   2

     Section 1.1    Acquired Assets ......................................   2
     Section 1.2    Excluded Assets ......................................   3
     Section 1.3    Determinations as to Mixed-Use Assets ................   4

ARTICLE 2 ASSUMPTION OF CERTAIN OBLIGATIONS ..............................   5

ARTICLE 3 PURCHASE PRICE .................................................   5

     Section 3.1    Purchase Price .......................................   5
     Section 3.2    Purchase Price Adjustments ...........................   6
     Section 3.3    Call Option on Shares ................................   8
     Section 3.4    Delays in Demand Registration ........................   8

ARTICLE 4 CLOSING ........................................................   9

     Section 4.1    Time and Place .......................................   9
     Section 4.2    Transactions at Closing ..............................   9

ARTICLE 5 REPRESENTATIONS AND WARRANTIES
          OF THE SELLER ..................................................  10

     Section 5.1    Incorporation; Authority .............................  10
     Section 5.2    Rights to Sell Acquired Assets;
                      Approvals; Binding Effect ..........................  10
     Section 5.3    No Defaults ..........................................  10
     Section 5.4    Title to Assets ......................................  11
     Section 5.5    Financial Statements .................................  12
     Section 5.6    Absence of Certain Changes ...........................  12
     Section 5.7    Litigation, Etc. .....................................  13
     Section 5.8    Labor Relations ......................................  13
     Section 5.9    Contracts ............................................  14
     Section 5.10   Pensions and Benefits ................................  15
     Section 5.11   Intellectual Property ................................  16
     Section 5.12   Governmental Consent  ................................  17
     Section 5.13   Compliance with Laws, Etc. ...........................  17



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                                         -3-

     Section 5.14   Equipment. ...........................................  17
     Section 5.15   Location of Inventories ..............................  17
     Section 5.16   Customers ............................................  17
     Section 5.17   Environmental Matters ................................  17
     Section 5.18   Brokers ..............................................  18
     Section 5.19   Taxes ................................................  18
     Section 5.20   Absence of Undisclosed Liabilities ...................  19
     Section 5.21   Licenses .............................................  19
     Section 5.22   Collectibility of Gross Accounts Receivable ..........  19
     Section 5.23   Investment Representations ...........................  19

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF
          THE BUYER ......................................................  22

     Section 6.1    Organization and Standing of the Buyer ...............  22
     Section 6.2    Corporate Approval; Binding Effect ...................  22
     Section 6.3    Non-Contravention ....................................  22
     Section 6.4    Government Consents, Etc. ............................  22
     Section 6.5    Buyer's Capabilities .................................  22
     Section 6.6    Brokers ..............................................  23
     Section 6.7    Capital Stock ........................................  23
     Section 6.8    Authorization for Shares .............................  23
     Section 6.9    Reports and Financial Statements .....................  23
     Section 6.10   Absence of Certain Changes or Events .................  24
     Section 6.11   Registration Statements ..............................  24
     Section 6.12   Registration Rights Agreement ........................  24

ARTICLE 7 CERTAIN REGULATORY APPROVALS ...................................  25

     Section 7.1    Department of Justice and Department of
                    Defense ..............................................  25
     Section 7.2    Hart-Scott-Rodino ....................................  25

ARTICLE 8 CONDUCT OF BUSINESS PENDING
          CLOSING ........................................................  25

     Section 8.1    Full Access ..........................................  26
     Section 8.2    Carry on in Regular Course ...........................  26
     Section 8.3    No General Increases .................................  26
     Section 8.4    Sale of Capital Assets ...............................  26
     Section 8.5    Insurance ............................................  26
     Section 8.6    Preservation of Organization .........................  26
     Section 8.7    Compliance with Final Judgment .......................  27
     Section 8.8    Advice of Change .....................................  27


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     Section 8.9    No Shopping ..........................................  27

ARTICLE 9  CONDITIONS PRECEDENT TO BUYER'S
           OBLIGATIONS ...................................................  28

     Section 9.1    Representations and Warranties .......................  28
     Section 9.2    Compliance with Agreement ............................  28
     Section 9.3    No Litigation ........................................  28
     Section 9.4    Regulatory Clearance .................................  28
     Section 9.5    Intellectual Property Agreement ......................  29
     Section 9.6    Supply Agreement .....................................  29
     Section 9.7    Master Services Agreement ............................  29
     Section 9.8    Sublease Agreements ..................................  29
     Section 9.9    Amendment to Registration Rights Agreement ...........  29
     Section 9.10   Non-Disclosure Agreement .............................  29
     Section 9.11   TI Amendment .........................................  29
     Section 9.12   Voting Trust Agreement ...............................  29

ARTICLE 10 CONDITIONS PRECEDENT TO SELLER'S
           OBLIGATIONS ...................................................  30

     Section 10.1   Representations and Warranties .......................  30
     Section 10.2   Compliance with Agreement ............................  30
     Section 10.3   No Litigation ........................................  30
     Section 10.4   Regulatory Clearance .................................  30
     Section 10.5   Intellectual Property Agreement ......................  31
     Section 10.6   Supply Agreement .....................................  31
     Section 10.7   Master Services Agreement ............................  31
     Section 10.8   Sublease Agreements ..................................  31
     Section 10.9   Amendment to Registration Rights Agreement ...........  31
     Section 10.10  Non-Disclosure Agreement .............................  31
     Section 10.11  TI Amendment .........................................  31
     Section 10.12  Voting Trust Agreement ...............................  31

ARTICLE 11 EMPLOYEES AND EMPLOYEE BENEFITS ...............................  31

     Section 11.1   Hiring Employees .....................................  31
     Section 11.2   Benefit Plans Generally ..............................  33
     Section 11.3   Savings Plan .........................................  33
     Section 11.4   Pension Plans ........................................  33
     Section 11.5   Incentive Plans ......................................  34
     Section 11.6   Stock Option Plans ...................................  34
     Section 11.7   Accrued Vacation .....................................  35


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ARTICLE 12 CERTAIN COVENANTS .............................................  35

     Section 12.1   Third Party Consents .................................  35
     Section 12.2   Novation of Government Contracts .....................  35
     Section 12.3   Access to Books and Records ..........................  36
     Section 12.4   Use of Raytheon TI Systems Name ......................  36
     Section 12.5   Non-Solicitation .....................................  37
     Section 12.6   Compliance with Certain Agreements ...................  37
     Section 12.7   Compliance with Final Judgment .......................  37
     Section 12.8   Best Efforts and Mutual Cooperation ..................  37
     Section 12.9   Move to North Building ...............................  37
     Section 12.10  Collection of Accounts Receivable ....................  38
     Section 12.11  Buyer's Business .....................................  39

ARTICLE 13 INDEMNITY .....................................................  39

     Section 13.1   Indemnification by the Seller ........................  39
     Section 13.2   Indemnification by the Buyer .........................  40
     Section 13.3   Indemnification Procedures ...........................  40
     Section 13.4   Scope of Indemnity ...................................  41
     Section 13.5   Waiver of Statutory Claims ...........................  41

ARTICLE 14 TAX MATTERS ...................................................  41

     Section 14.1   General ..............................................  41
     Section 14.2   Cooperation on Tax Matters; Conduct of
                    Proceedings ..........................................  41
     Section 14.3   Allocation of Transfer and Property Taxes ............  42
     Section 14.4   Allowable Taxes ......................................  43
     Section 14.5   Scope of Article .....................................  43

ARTICLE 15 TERMINATION ...................................................  45

ARTICLE 16 CONFIDENTIALITY ...............................................  45

     Section 16.1   Confidentiality Agreement ............................  45
     Section 16.2   Classified Information ...............................  45


ARTICLE 17 DEFINITIONS ...................................................  46

ARTICLE 18 GENERAL .......................................................  48

     Section 18.1   Survival of Representations and Warranties ...........  48


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     Section 18.2   Expenses.............................................. 48
     Section 18.3   Assigns............................................... 48
     Section 18.4   Entire Agreement, Etc. ............................... 49
     Section 18.5   Waiver of Certain Damages............................. 49
     Section 18.6   Construction ......................................... 49
     Section 18.7   Governing Law ........................................ 49
     Section 18.8   Notices .............................................. 49
     Section 18.9   Counterparts ......................................... 50
     Section 18.10  Section Headings ..................................... 50
     Section 18.11  Public Statements or Releases ........................ 50
     Section 18.12  Disclosure in Schedules .............................. 51

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                              ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is dated as of the 8th day of January, 1998, by and between RAYTHEON TI SYSTEMS, INC., a Delaware corporation (the "SELLER"), and TRIQUINT SEMICONDUCTOR, INC., a Delaware corporation (the "BUYER").

     On July 11, 1997, the Seller, a wholly-owned subsidiary of Raytheon Company, a Delaware corporation (the "PARENT"), purchased the Gallium Arsenide ("GAAS") foundry and Monolithic Microwave Integrated Circuit ("MMIC") business of the R/F Microwave Business Unit of Texas Instruments Incorporated, a Delaware corporation ("TI"), including, without limitation, TI's GaAs Operations Group, TI's Microwave GaAs Products Business Unit, the MMIC component of TI's Microwave Integrated Circuits Center of Excellence and the MMIC research and development component of TI's Systems Component Research Laboratory (collectively, the "MMIC BUSINESS");

     Pursuant to a Final Judgment entered on November 6, 1997 (the "FINAL JUDGMENT") in the United States District Court for the District of Columbia in Civil Case No. 97-1515 known as UNITED STATES OF AMERICA V. RAYTHEON COMPANY AND TEXAS INSTRUMENTS, INC., a related Stipulation and Order entered in the same case on July 2, 1997, and a related Hold Separate and Partition Plan Stipulation and Order entered in the same case on July 2, 1997 (the "HOLD SEPARATE ORDER"), Parent has agreed to promptly divest the MMIC Business and, pending such divestiture, to maintain the MMIC Business as an independent competitor held separate from Parent; and

     The Seller desires to sell and the Buyer desires to purchase the MMIC Business.

     In connection with the negotiation and preparation of this Agreement, the Seller has prepared, and the Buyer has reviewed, a set of disclosure schedules, dated the date hereof and delivered separately as one or more volumes (the "DISCLOSURE SCHEDULE", with any reference in this Agreement to a Schedule being a reference to the Disclosure Schedule).

     Certain defined terms not defined elsewhere in this Agreement are defined in Article 17.

     In consideration of the mutual agreements and covenants herein contained, the parties hereto agree as follows:

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                                     ARTICLE 1
                                 PURCHASE AND SALE

     1.1. ACQUIRED ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing referred to in Article 4 hereof, the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of, all of the following assets of the Seller used in or relating to the MMIC Business, with the exception of the Excluded Assets (as defined in Section 1.2) (all of which assets are hereinafter referred to collectively as the "ACQUIRED ASSETS"):

            (a) All machinery, equipment, installations, fixtures, furniture, tools, supplies, materials and other personal property used primarily in connection with the MMIC Business, including without limitation those items described on SCHEDULE 1.1(a) hereto, with such additions and deletions thereto as may arise, or may have arisen, from the date as of which such Schedule was prepared in the ordinary course of business prior to the Closing consistent with the Seller's obligations under Article 8 hereof (the "EQUIPMENT");

            (b) Except as set forth in SCHEDULE 5.22, all of the Seller's accounts receivable relating to the MMIC Business outstanding on the Closing Date, to the extent reflected on the Closing Balance Sheet (as defined in Section 3.2), as finally adjusted pursuant to Section 3.2;

            (c) All of the Seller's inventories held for use in the MMIC Business, including raw materials, work in process and finished goods (the "INVENTORIES"), to the extent reflected on the Closing Balance Sheet (as finally adjusted pursuant to Section 3.2);

            (d) All of the Seller's prepaid expenses relating to the MMIC Business, to the extent reflected on the Closing Balance Sheet (as finally adjusted pursuant to Section 3.2);

            (e) all of the Seller's deferred charges relating to the MMIC Business, to the extent reflected on the Closing Balance Sheet (as finally adjusted pursuant to Section 3.2);

            (f) All of the Seller's rights under all leases of personal property used primarily in connection with the MMIC Business;


            (g) All of the Seller's rights under all contracts and agreements, including without limitation joint venture agreements, teaming agreements, distribution agreements, supply agreements, license agreements, personal property leases and development contracts, entered into by the Seller


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     primarily in connection with the MMIC Business, including without limitation the contracts listed on SCHEDULE 1.1(g);

            (h) All of the Seller's rights under purchase orders outstanding on the Closing Date and relating primarily to the MMIC Business, including without limitation the purchase orders listed on SCHEDULE 1.1(h);

            (i) All of the Seller's rights with respect to all MMIC Business Intellectual Property (as defined in Article 17) of the Seller;

            (j) to the extent transferable, all of the Seller's rights with respect to all computer software programs used primarily in the MMIC Business;

            (k) to the extent transferable, all of the Seller's rights with respect to any licenses, permits, concessions, orders, authorizations, approvals or registrations from, of or with any Governmental Entity (as defined in Article 17) and relating primarily to the MMIC Business; and

            (l) subject to Section 12.3, all records of the Seller relating primarily to the MMIC Business, including, without limitation, financial and tax records, property records, production records, purchasing and sales records, personnel and payroll records, customer lists, credit records, accounting records and such other records as the Buyer may reasonably require to conduct the MMIC Business subsequent to the Closing.

     1.2. EXCLUDED ASSETS. Notwithstanding the foregoing, the Seller is not selling and the Buyer is not purchasing pursuant to this Agreement, and the term "ACQUIRED ASSETS" shall not include, any of the following assets (the "EXCLUDED ASSETS"):

            (a) any of the Seller's title to, interest in or rights with respect to any real property other than to the extent set forth in the Sublease Agreements (as hereinafter defined);

            (b) any of the Seller's cash, marketable or other securities, commercial paper and cash equivalents or other investments, on hand or in bank accounts, and all of the Seller's bank accounts;

            (c) any computers not used primarily in the MMIC Business, and any software embodied in any such computers, any communication or data network systems not used primarily in the MMIC Business, and any other equipment used to support the MMIC Business but not located at the Seller's facilities at 13510 and 13588 North Central Expressway, Dallas, Texas (the "NORTH BUILDING" and the "RESEARCH EAST BUILDING", respectively, and collectively, the "MMIC FACILITIES");


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            (d)     any rights under the Asset Purchase Agreement dated as of
     January 4, 1997 between Parent and TI (the "TI ASSET PURCHASE AGREEMENT"), or under any agreement entered into in connection therewith;

            (e) any other assets of the Seller not used primarily in the MMIC Business except to the extent the use of such assets is determined pursuant to Section 1.3;

            (f) any rights to any patents, copyrights, mask works, invention disclosures, know-how, trade secrets, technical information and other data, operating procedures, technology or other intellectual property not included in the MMIC Business Intellectual Property;

            (g) any rights to any tradenames, trademarks or corporate names, including, without limitation, the tradenames, trademarks or corporate names "Raytheon", "TI", "Raytheon TI Systems" and any derivations thereof;

            (h)     any insurance policies relating to the MMIC Business;

            (i) any rights under any ERISA Plan or Non-ERISA Plan retained by the Seller pursuant to Article 11;

            (j)     any prepaid expenses relating to Excluded Liabilities;

            (k) unless specifically listed on SCHEDULE 1.1(g) hereto, any contracts primarily related to the design, manufacture or supply of modules or the supply of related services and any contracts primarily related to the design, manufacture or supply of other systems or the supply of related services for which Seller, as of the Closing Date, will be granted a license under Section 3.2 of the Intellectual Property Agreement (as defined in Article 9); and

            (l) all corporate records of the Seller and all other records and files not relating primarily to the MMIC Business.

     1.3. DETERMINATIONS AS TO MIXED-USE ASSETS. The Seller and the Buyer shall cooperate in good faith to resolve any disputes as to whether any specific assets (including, without limitation, any contracts and agreements) of the Seller which relate to both the MMIC Business and another business of the Seller are used primarily in, or relate primarily to, the MMIC Business. Further, without limiting the foregoing, with respect to any asset necessary to and presently used in connection with the MMIC Business that is also used by the Seller in connection with another business, excluding any assets to be retained by the Seller and used to provide services pursuant to the Master Services Agreement, the parties shall cooperate in


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                                         -5-

good faith to (i) determine which business predominantly uses such asset in order that such party is vested with title thereof and (ii) coordinate the shared used thereof by both parties. With respect to any contracts or licenses applicable to both the MMIC Business and other businesses of the Seller, the Seller and the Buyer will cooperate to structure contractual arrangements providing them both with the relevant rights and obligations under such contract or license. These arrangements may take the form of a subcontract or sublicense or causing the other party to such contract or license to agree to split the contract or license into two separate agreements.

                                     ARTICLE 2
                         ASSUMPTION OF CERTAIN OBLIGATIONS

     At the Closing, the Buyer shall assume, and agree to pay, perform, fulfill and discharge, all obligations and liabilities of the Seller relating primarily to the MMIC Business of any nature, fixed or contingent, known or unknown, including liabilities for product warranty claims and product returns and including liabilities for outstanding orders for capital equipment listed on
SCHEDULE 1.1(h) (collectively, the "ASSUMED OBLIGATIONS"), EXCLUDING, HOWEVER,
(i) liabilities for Indebtedness (as defined in Article 17) of the Seller,
(ii) those liabilities for Taxes (as defined in Article 17) that remain the responsibility of the Seller pursuant to Article 14, (iii) those liabilities of the Seller under its pension and health and welfare benefit plans retained by it pursuant to Article 11, and (iv) liabilities of the Seller under the Settlement Agreement dated February 23, 1995 between Westinghouse Electric Corporation and TI, other than the obligations restricting the sale of the F-22 ASEA product referred to therein with respect to the MMIC Business (which obligations shall be an Assumed Obligation) (collectively, the "EXCLUDED LIABILITIES").

                                     ARTICLE 3
                                   PURCHASE PRICE

     3.1. PURCHASE PRICE. At the Closing, the Buyer shall deliver cash and shares of the Buyer's Common Stock, $.001 par value (the "SHARES"), to the Seller, as the aggregate purchase price for the Acquired Assets, subject to adjustment as provided in Section 3.2 hereof (the "PURCHASE PRICE"). The Purchase Price shall be payable as follows: (i) $19,500,000 shall be paid in cash or by wire transfer of same day funds (the "CASH PORTION") and (ii) the remainder of the Purchase Price shall be paid by delivery of Shares (the "STOCK PORTION") having an aggregate value equal to $19,500,000, based on the average of the closing bid prices of the Shares on the five trading days preceding the Closing Date, as quoted through the NASDAQ National Market (the "CLOSING TRADING PRICE"); PROVIDED, HOWEVER, that if the number of Shares that would constitute the Stock Portion exceeds 9.9% of the number of Shares outstanding as of the Closing Date after giving effect to the issuance of the Shares

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constituting the Stock Portion, then (a) the Stock Portion shall consist of
9.9% of the number of Shares outstanding as of the Closing Date after giving effect to the issuance of the Shares constituting the Stock Portion and (b) the Cash Portion shall consist of (x) $39,000,000 LESS (y) the value, based on the Closing Trading Price, of the Shares constituting the Stock Portion referred to in clause [cad 240](a). The Shares comprising the Stock Portion are entitled to the rights, and subject to the limitations, set forth in the Registration Rights Agreement (as defined in Section 6.12), as amended by the Amendment to Registration Rights Agreement (as defined in Article 9) (as so amended, the "AMENDED REGISTRATION RIGHTS AGREEMENT"), which shall include "demand" and "piggyback" registration rights beginning 180 days after the Closing Date. The Purchase Price shall be allocated among the Acquired Assets in the manner set forth on SCHEDULE 3.1 hereto. The Buyer and Seller shall report the purchase and sale of the Acquired Assets, including, without limitation, in all federal, foreign, state, local and other Tax Returns (as defined in Article 17) prepared and filed by or for either of the Buyer or the Seller, in accordance with the basis of allocation set forth on SCHEDULE
3.1 hereto. The Buyer and the Seller further agree that they will prepare and file asset acquisition statements on Form 8594 reflecting such allocation with their Federal income tax returns for the taxable year that includes the Closing Date.

     3.2.   PURCHASE PRICE ADJUSTMENTS.

            (a) Within sixty (60) days after the Closing Date, the Seller shall prepare and deliver to the Buyer an audited statement of the Acquired Assets and Assumed Obligations for the MMIC Business as of the close of business on the day immediately preceding the Closing Date (the "CLOSING BALANCE SHEET"). The Closing Balance Sheet shall be prepared in accordance with GAAP applied on a basis consistent with the October Balance Sheet (as defined in Section 5.5), except that the Closing Balance Sheet (i) will be prepared in accordance with the accounting procedures set forth on SCHEDULE 3.2(a) hereto, (ii) will not include any cash or cash equivalents of the MMIC Business, (iii) will not have an accrual for Income Taxes payable by the Seller and (iv) will not contain any intercompany accounts.

            (b) When the Seller delivers the Closing Balance Sheet, the Seller shall also deliver a certificate (i) certifying that the Closing Balance Sheet was prepared in accordance with paragraph (a) above, and
     (ii) containing the Seller's calculations, based on the Closing Balance Sheet and calculated in a manner consistent with the Model Statement (as defined below) (the "SELLER'S PROPOSED CALCULATIONS"), of the Net Assets as of the Closing Date. As used in this Agreement "NET ASSETS" means the difference of (x) the book value of the total assets of the MMIC Business (including, without limitation, equipment, accounts receivable, inventory, prepaid expenses and deferred charges, but excluding cash and cash equivalents and intercompany accounts) constituting part of the Acquired Assets less (y) the book value of the total liabilities of the
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                                         -7-


     MMIC Business (including, without limitation accounts payable and accrued expenses, but excluding pension and accumulated post-retirement benefits, intercompany accounts and retained earnings) constituting part of the Assumed Obligations. Attached hereto as SCHEDULE 3.2(B) is a preliminary statement of Net Assets as of October 31, 1997, based upon the balance sheet of the MMIC Business as of October 31, 1997 and the procedures for calculating Net Assets as provided above (the "MODEL STATEMENT").

            (c) Within thirty (30) days after receipt of the Closing Balance Sheet and the accompanying certificate, the Buyer shall notify the Seller of its agreement or disagreement with the Closing Balance Sheet and the accuracy of any of the Seller's Proposed Calculations; PROVIDED, that the Buyer may only dispute the Closing Balance Sheet and the Seller's Proposed Calculations to the extent that they deviate from the requirements of paragraphs (a) and (b) above. If the Buyer disputes any such aspect of the Closing Balance Sheet or the amount of any of the Seller's Proposed Calculations, then the Buyer shall have the right to direct its independent accountants, at the Buyer's expense, to review and test the Closing Balance Sheet. The Buyer's accountants shall complete their review and test within thirty (30) days after the date the Buyer disputes the Seller's Proposed Calculations. If the Buyer and its independent accountants, after such review and test, still disagree with the Seller's Proposed Calculations, and the Seller does not accept the Buyer's proposed alternative calculations (the "BUYER'S PROPOSED CALCULATIONS"), then, within thirty
     (30) days after the date of the Seller's rejection of the Buyer's Proposed Calculations, the Seller and the Buyer shall select a third nationally recognized independent accounting firm (the "INDEPENDENT ACCOUNTING FIRM") to resolve the remaining disputed items (the "REMAINING DISPUTED ITEMS") by conducting its own review and test of the Closing Balance Sheet and thereafter selecting either the Buyer's Proposed Calculation of the Remaining Disputed Items or the Seller's Proposed Calculation of the Remaining Disputed Items or an amount in between the two. The Independent Accounting Firm shall be instructed (i) that the scope of its review shall be limited solely to the Remaining Disputed Items, (ii) that it shall accept the Closing Balance Sheet and the Seller's Proposed Calculations except to the extent that they deviate from the requirements of paragraphs (a) and (b) above, and (iii) that it is to use every reasonable effort to complete such assignment and deliver copies of such opinion and, if required, a revised Closing Balance Sheet to the Buyer and the Seller within thirty (30) days following the date such Remaining Disputed Items are referred to it. The Buyer and the Seller agree that they shall be bound by the determination of the Remaining Disputed Items by the Independent Accounting Firm. The fees and expenses of the Independent Accounting Firm shall be paid jointly by the Buyer and the Seller.

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                                         -8-

            (d)     Upon the determination pursuant to paragraph (c) of this
     Section 3.2 of the definitive Closing Balance Sheet and the Net Assets as of the Closing Date, the Purchase Price shall be either (i) increased by the amount, if any, by which the amount of Net Assets is greater than $23,637,000 or (ii) decreased by the amount, if any, by which the amount of Net Assets is less than $23,437,000 (the "ADJUSTMENT"). If the Purchase Price is increased, the Buyer shall pay such amount to the Seller, and if the Purchase Price is decreased, the Seller shall pay such amount to the Buyer. Any such payment shall be made in cash or same day funds within ten
     (10) days after the determination of the Adjustment pursuant to paragraph
     (c). Any such payment shall bear interest at a rate equal to the "Prime Rate" as set forth from time to time in THE WALL STREET JOURNAL "Money Rates" column from the Closing Date to the date preceding payment.

     3.3. CALL OPTION ON SHARES. For a period of 180 days after the Closing Date, the Buyer may, at its option, repurchase from the Seller, and the Seller will at the request of the Buyer sell to the Buyer, all (but not less than all) of the Shares constituting the Stock Portion at a purchase price equal to $19,500,000 (or, in the event that the proviso to the second sentence of Section
3.1 is applicable, such lesser amount corresponding to the value, based on the Closing Trading Price, of the Shares constituting the Stock Portion) (the "CALL PRICE"). By written notice to the Seller received not later than the 180th day after the Closing Date, the Buyer may extend such period for an additional 180 days after such 180th day after the Closing Date, provided that the Buyer shall pay the Seller interest on a monthly basis at the daily rate equivalent of 1% per month on the amount of the Call Price for the portion of such additional 180 day period during which the Shares constituting the Stock Portion have not been repurchased. The Buyer's call rights under this Section 3.3 shall be exercisable by the Buyer by written notice to the Seller specifying the date and time of a closing for the repurchase (the "CALL NOTICE"), which shall be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, not earlier than five (5) days nor later than ten (10) days after delivery of the Call Notice to the Seller. The receipt of a Call Notice by the Seller shall constitute a binding agreement of the Buyer to purchase the Shares constituting the Stock Portion from the Seller in accordance with this Section 3.3. At the closing of the call option, the Buyer shall pay the Seller the Call Price (plus any accrued but unpaid interest thereon in accordance with this Section 3.3) in cash or by wire transfer of same day funds, in exchange for the transfer of the Shares constituting the Stock Portion from the Seller to the Buyer. The Buyer's call rights set forth in this Section 3.3 shall lapse if not exercised within the time periods specified above in accordance with the provisions hereof.

     3.4. DELAY IN DEMAND REGISTRATION. In the event that (i) the Seller, at any time after the 180th day after the Closing, requests the Buyer in writing to file a registration statement with respect to any of the Shares pursuant to
Section 2 of the Amended Registration Rights Agreement, (ii) the Buyer requests that the filing of such registration statement be delayed for a period not in excess of 180 days by delivery to the Seller of a certificate signed by the Chairman of the Board of the Buyer pursuant to Section 2(d)(ii) of the Amended Registration Rights Agreement stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Buyer and its shareholders for such registration statement to be filed and that it is therefore essential to defer the filing of such registration statement, and (iii) the Buyer has not extended its call option under Section 3.3 for an additional 180 days after the 180th day after the Closing Date and is therefore not paying the Seller interest as contemplated by Section 3.3, the Buyer shall pay the Seller interest on a monthly basis at the daily rate equivalent of 1% per month on the amount of the Call Price for the period of such delay.

                                     ARTICLE 4
                                      CLOSING

     4.1. TIME AND PLACE. The closing of the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the "CLOSING") shall be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, on the fifth business day following completion of the regulatory approval referred to in Sections 7.1 and 7.2, but in any case on or before January 26, 1998, or at such other time or such other place as the Buyer and the Seller may agree. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "CLOSING DATE". The Closing will be deemed to be effective for purposes of this Agreement as of 11:59 p.m. in Dallas, Texas on the Closing Date.

     4.2.   TRANSACTIONS AT CLOSING.  At the Closing:

            (a) The Seller shall duly execute and deliver to the Buyer or its nominee or nominees such bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets as the Buyer may reasonably request and as may be necessary to vest in the Buyer all of the Seller's title to the Acquired Assets.

            (b) The Buyer shall deliver the Cash Portion of the Purchase Price by wire transfer to the Seller and the Stock Portion of the Purchase Price by delivery of stock certificates in appropriate form.

            (c) The Buyer shall duly execute and deliver to the Seller such instruments of assumption with respect to the Assumed Obligations as the Seller may reasonably request.

            (d) The Buyer and the Seller, as applicable, shall each duly execute and deliver the Intellectual Property Agreement, the Master Services

     Agreement, the Supply Agreement, the Sublease Agreements, the Amendment to Registration Rights Agreement and the Non-Disclosure Agreement (as such terms are defined in Article 9 hereof and, collectively with this Agreement, the "TRANSACTION DOCUMENTS").

                                     ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller represents and warrants to the Buyer as follows:

     5.1. INCORPORATION; AUTHORITY. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on the MMIC Business as now conducted.

     5.2. RIGHTS TO SELL ACQUIRED ASSETS; APPROVALS; BINDING EFFECT. The Seller has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents, to perform all of its agreements and obligations hereunder and thereunder in accordance with their terms, and to sell and transfer to the Buyer all of the Acquired Assets. This Agreement has been duly executed and delivered by the Seller and constitutes, and the Transaction Documents when executed and delivered by the Buyer will constitute, the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

     5.3. NO DEFAULTS. Except for consents to transfer with respect to any agreement that is part of the Acquired Assets and except as set forth on
SCHEDULE 5.3, and the consent referred to in Section 7.1 hereof, the entering into of this Agreement and the other Transaction Documents, the performance and compliance by the Seller with the terms hereof and thereof, and the consummation of all the transactions contemplated hereby and thereby, will not either currently, or after notice or lapse of time or both:

            (a) result in a violation of any provision of the charter, by-laws or other organizational documents of the Seller; or

            (b) result in a violation by the Seller of any statute, regulation, order, law, ordinance or restriction applicable to the Seller, other than any violation which would not have a Material Adverse Effect; or

            (c) result in a violation by the Seller of any judgment, order or decree of any court or judicial or quasi-judicial tribunal applicable to the

     Seller, other than any violation which would not have a Material Adverse Effect; or

            (d) violate or conflict with or result in a breach of, or constitute a default or acceleration of or give rise to a right of termination (or an event which with notice or lapse of time or both would become a default) under, any provision of any contract, indenture, mortgage, lease, agreement or other instrument primarily related to the MMIC Business to which the Seller is a party or to which the MMIC Business is subject, which would individually or in the aggregate have a Material Adverse Effect.

     5.4. TITLE TO ASSETS. (a) The Seller owns or has the right to transfer all of the Acquired Assets. At and as of the Closing, the Seller will convey to the Buyer good and marketable title to the Acquired Assets, free and clear of all Encumbrances (as defined in Article 17) except for Permitted Encumbrances (as defined in Article 17); PROVIDED, HOWEVER, that this paragraph (a) shall not be considered a representation or warranty as to the non-infringement of any of the intellectual property referred to in the Intellectual Property Agreement.

            (b) Except as set forth on SCHEDULE 5.4, the Acquired Assets and the Subleases, when utilized by a labor force substantially similar to that utilized by the Seller for the MMIC Business as of the date of this Agreement, and taken together with the services to be provided by the Seller pursuant to the Master Services Agreement and the other assets to be made available to the Buyer as provided in Section 1.3, are sufficient for the fulfillment by the Buyer of its obligations under the Supply Agreement as they exist as of the Closing Date and are adequate to conduct the MMIC Business after the Closing Date in the same manner in all material respects as such business was conducted immediately prior to the Closing Date. The preceding sentence shall not be construed as a representation as to the adequacy or scope of the intellectual property to be conveyed, licensed or sublicensed pursuant to the Intellectual Property Agreement, with respect to which the Seller is making representations and warranties as provided in Section 5.11.

            (c) The Acquired Assets constituting tangible personal property are in good working condition, ordinary wear and tear excepted, have been properly maintained in all material respects, are suitable in all material respects for the purposes for which they are used, and conform in all material respects to the requirements of all laws, ordinances and regulations applicable to their use and ownership or lease by the Seller; and the buildings and structures containing the space to be leased to the Buyer pursuant to the Subleases are suitable in all material respects and properly zoned for the purpose for which they are currently used, have been properly maintained in all material respects to the extent the Seller is required to do so, and there are no material outstanding work orders with respect to any maintenance, repair or alterations to be performed by the Seller thereon.

     5.5. FINANCIAL STATEMENTS. The Seller has furnished to the Buyer, and attached as SCHEDULE 5.5 hereto are, copies of the unaudited balance sheet of the MMIC Business as of October 31, 1997 (the "OCTOBER BALANCE SHEET"), and the unaudited income statement of the MMIC Business for the one month period then ended (the "OCTOBER INCOME STATEMENT"). Each of such financial statements has been prepared in accordance with the Seller's accounting policies and practices except as otherwise noted on SCHEDULE 5.5; and except as otherwise noted on
SCHEDULE 5.5, the October Balance Sheet fairly presents in all material respects the financial condition of the MMIC Business as of October 31, 1997, with the exception that the October Balance Sheet excludes an allocation for costs associated with certain services currently provided to the MMIC Business by Seller and Raytheon Company.

     5.6. ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 5.6, from October 31, 1997 to the date of this Agreement the MMIC Business has operated only in the ordinary course and there has not been:

            (a) any change in the condition (financial or otherwise), results of operations, assets, liabilities or business of the MMIC Business other than changes arising in the ordinary course of business, none of which, individually or in the aggregate, has had a Material Adverse Effect (as defined in Article 17);

            (b) any acquisition or disposition by the Seller outside the ordinary course of business of any asset or property used primarily in the MMIC Business or necessary to and previously used in the MMIC Business;

            (c) any damage, destruction or casualty loss to any asset of the Seller and relating to the MMIC Business, whether or not covered by insurance, which has had a Material Adverse Effect;

            (d) any increase in (or commitment to increase) the compensation, pension or other benefits payable or to become payable to any of the officers, employees, agents or representatives of the MMIC Business or any bonus payments or arrangements made to or with any of them, that will constitute an Assumed Obligation, other than (i) increases amounting to less than $25,000 in the aggregate and effected on a basis consistent with the past practice of the Seller and (ii) any increase required under the terms of any of the benefit plans listed on SCHEDULE 5.10(a) or (b) hereto;

            (e) any voluntary forgiveness or cancellation of any debt or claim of the MMIC Business in excess of $5,000 or any voluntary waiver of any right of material value other than compromises of accounts receivable in the ordinary course of business;

            (f) the imposition of any Encumbrance on any of the assets of the MMIC Business except for Permitted Encumbrances;

            (g) any disposition of or lapse of any intellectual property right or termination of any agreement under which the Seller (insofar as it relates to the MMIC Business) has any right or license, the disposition, lapse or termination of which would have a Material Adverse Effect;

            (h) any lapse, termination or expiration of any contract or agreement, including any joint venture agreement, teaming agreement, distribution agreement, supply agreement, license agreement, personal property lease or development contract, to which the Seller (insofar as it relates to the MMIC Business) had been a party, the lapse, termination or expiration of which would have a Material Adverse Effect; or

            (i) any intercompany transactions relating to the MMIC Business with any Affiliate (as defined in Article 17) of the Seller, except (i) in the ordinary course operation of the MMIC Business or (ii) involving consideration or transfers in any one transaction of not more than $25,000 and not more than $100,000 in the aggregate.

     5.7. LITIGATION, ETC. As of the date of this Agreement, no proceeding, arbitration, action or suit is pending or, to the knowledge of the Seller, threatened against the Seller (insofar as it relates to the MMIC Business), except as set forth on SCHEDULE 5.7 hereto and except for any such proceeding, arbitration, action, or suit that alleges claims, singly or in the aggregate, in excess of $100,000. As of the date of this Agreement, the Seller (insofar as it relates to the MMIC Business) has not received any written notice from any Governmental Entity of any pending or threatened governmental investigation relating to the MMIC Business which, if concluded with a determination adverse to the MMIC Business, would have a Material Adverse Effect.

     5.8. LABOR RELATIONS. Except as set forth on SCHEDULE 5.8, as of the date of this Agreement there is no charge pending or, to the knowledge of the Seller, threatened against the Seller alleging, with respect to any employee or employees of the MMIC Business, any violation of any statute or regulation relating to employment and employment practices, or any violation of any collective bargaining agreement, any unlawful discrimination in employment practices or any unfair labor practices before any court, agency, or other judicial or arbitral body, except for any such violation that would not individually or in the aggregate be in excess of $100,000. As of the date of this Agreement, there is no labor strike, dispute, slow-down or work stoppage actually pending or, to the Seller's knowledge, threatened against the Seller (with respect to employees of the MMIC Business). No employees of the MMIC Business are covered by any collective bargaining agreement, and no collective bargaining agreement or other labor union agreement or agreement with organized labor for employees of the MMIC Business is currently being negotiated or pending negotiation. Except as set forth on SCHEDULE 5.8 hereto, there has been no material concerted work stoppage with respect to the MMIC Business during the last three years.


     5.9.   CONTRACTS.  Except for contracts, commitments, plans, agreements and licenses listed on SCHEDULES 1.1(g), 1.1(h), 5.9, 5.10(a) or 5.10(b), as of the date of this Agreement, the Seller (insofar as it relates primarily to the MMIC Business) is not a party to or otherwise bound by:

            (a) any contract or purchase order to sell products or provide services to any customer (i) providing for payments in excess of $100,000 or (ii) having a term greater than one calendar year;

            (b) except for any contract or agreement that is terminable upon less than 90 days' notice by the Seller or that will not constitute an Assumed Obligation, any contract or agreement with any director, officer or employee of the MMIC Business (i) providing for total annual compensation in excess of $100,000 or (ii) having a term greater than one calendar year;

            (c) any contract for the lease or sublease as lessee, lessor, sublessee or sublessor of real or personal property of the MMIC Business, or any license of computer software used primarily in the MMIC Business, requiring payments in excess of $25,000 per year;

            (d) except for purchase orders issued in the ordinary course of business, any contract requiring payments in excess of $25,000 for the purchase or sale of any personal property used primarily in the MMIC Business;

            (e) any contract or agreement containing non-competition covenants limiting the freedom of the Seller to operate the MMIC Business, or any exclusive licensing agreement with respect to any MMIC Business Intellectual Property;

            (f) any partnership, joint venture, teaming, consortium, or other similar contract, arrangement or agreement representing more than 5% of the MMIC Business' sales in 1996 or that the Seller reasonably believes as of the date of this Agreement will represent more than 5% of the MMIC Business' sales in 1997;

            (g) any development contracts relating primarily to the MMIC Business and requiring estimated or actual annual expenditures by Seller in 1997 in excess of $100,000; or

            (h) any contract or agreement for guaranty, indemnity or suretyship of Indebtedness of the MMIC Business in excess of $25,000.

     Neither the Seller nor, to the knowledge of the Seller, any other party to any contract, agreement, lease or instrument listed on SCHEDULES 1.1(g), 1.1(h), 5.9, 5.10(a) or 5.10(b) (collectively, the "CONTRACTS") is, as of the date of this Agreement, in default in complying with any provisions thereof, except for any such default that would not have a Material Adverse Effect. All Contracts are valid, legally binding and enforceable in accordance with their respective terms in all material respects. As of the date of this Agreement, there is no pending written claim or request, or to the Seller's knowledge, no threatened claim or request, for equitable adjustment under any Government Contract (as defined in Article 17) that would reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, except where the same would not, individually or in the aggregate, have a Material Adverse Effect, the Seller has not (i) received any written notice of the intention of any party to terminate any Contract, whether as a termination for convenience or for default of the Seller thereunder, or (ii) received any written cure notice or show cause notice (as defined in the Federal Acquisition Regulations
Part 49, PARA 49.607(a) and (b), respectively) in respect of any Government Contract. The MMIC Business is in compliance with all obligations relating to any equipment or fixtures owned by any Governmental Entity and loaned, bailed or otherwise furnished to or held by any part of the MMIC Business, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

     5.10.  PENSIONS AND BENEFITS.

            (a) Except as set forth on SCHEDULE 5.10(a) hereto, as of the date of this Agreement, the Seller does not maintain or have any obligation to make contributions to, any employee benefit plan (an "ERISA PLAN") within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other retirement, profit sharing, stock option, stock bonus or other benefit program (a "NON-ERISA PLAN"), in either case, for the benefit of any officers, employees or consultants of the MMIC Business. The Seller has heretofore delivered or made available to the Buyer copies or summaries of each such ERISA Plan and Non-ERISA Plan and any associated funding instruments and, with respect to any such ERISA Plan, the most recently completed annual report (with any required attachments), the most recent IRS determination letter, and any other advisory opinions or rulings applicable to such Plan.


            (b)     To the Seller's knowledge, except as set forth on
     SCHEDULE 5.10(b), all of Seller's ERISA Plans and Non-ERISA Plans have been maintained and operated in all material respects in accordance with all federal, state, provincial and local laws applicable to such plans, and the terms and conditions of the respective plan documents.

     5.11. INTELLECTUAL PROPERTY. (a) SCHEDULE 5.11 hereto sets forth a list of the patents, pending patent applications, invention disclosures and mask works that will be transferred to the Buyer at the Closing. Pursuant to the Intellectual Property Agreement (as defined in Article 9 hereof), and subject to the terms, conditions and restrictions set forth therein, the Buyer shall, as of the Closing Date, have the right to use, hold for use or otherwise exploit (to the extent set forth in the Intellectual Property Agreement) all the MMIC Business Intellectual Property, whether or not set forth in SCHEDULE 5.11, in a manner not materially different than that in which such MMIC Business Intellectual Property is or may be used, held for use or otherwise exploited by the Seller in the MMIC Business as of the date hereof and as of the Closing Date. The Seller and the Buyer acknowledge that the foregoing representation and warranty is not intended to act as a limitation on the use by the Buyer of the MMIC Business Intellectual Property.

     (b) The Seller owns or has the right to use all material MMIC Business Intellectual Property on the date hereof and as of the Closing Date. The MMIC Business Intellectual Property is not subject to any material Encumbrances, other than Permitted Encumbrances, and is not subject to any obligations inconsistent with the terms of the Intellectual Property Agreement. The Seller has used commercially reasonable measures to protect the secrecy, confidentiality and value of the material MMIC Business Intellectual Property. To the knowledge of the Seller, no material MMIC Business Intellectual Property (other than unregistered copyrights) has been used, divulged or appropriated for the benefit of any Person other than the Seller, except where such use, divulgence or appropriation would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) As of the date hereof, Seller has not made any claim in writing of a violation, infringement, misuse or misappropriation by others of rights of the Seller to or in connection with any material MMIC Business Intellectual Property.

     (d) As of the date hereof, there is no pending or to the knowledge of the Seller, threatened claim by any third Person of a violation, infringement, misuse or misappropriation by the Seller in connection with the MMIC Business of any patents, trademarks, copyrights, mask works or trade secrets owned by any third Person, or of the invalidity of any patent included in the MMIC Business Intellectual Property, that would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Seller, the conduct of the MMIC Business by the Buyer following the Closing in the manner currently conducted by the Seller will not result in the infringement of any patent, trademark, copyright, mask work or trade secret owned by any third Person that would, individually or in the aggregate, have a Material Adverse Effect. There are no interferences or other contested inter partes proceedings, either pending or, to the knowledge of the Seller, threatened, in any domestic or foreign copyright office, patent and trademark office or any other

Governmental Entity relating to any pending application with respect to any material MMIC Business Intellectual Property.

     5.12. GOVERNMENTAL CONSENT. Except for the approval required with respect to the DOJ and DOD (as such terms are defined in Section 7.1) and the other consents referred to in Section 7.2, consents to transfer required with respect to contracts with governments or governmental agencies and for those items set forth on SCHEDULE 5.12, no consent, approval or authorization of or registration, designation, declaration or filing with any Governmental Entity, on the part of the Seller, is required in connection with the consummation of any of the transactions contemplated hereby, except for any approval, authorization, registration, designation, declaration or filing that, if not obtained or made, would not have a Material Adverse Effect, and would not materially adversely affect the ability of the Seller to perform its obligations under this Agreement.

     5.13.  COMPLIANCE WITH LAWS, ETC.   Except as set forth on SCHEDULE 5.13
hereto, the Seller (insofar as it relates to the operation of the MMIC Business) is in compliance with all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs and injunctions applicable to it, except for any non-compliance that would not have a Material Adverse Effect.

     5.14 EQUIPMENT. SCHEDULE 1.1(a) hereto sets forth a complete and accurate list as of September 30, 1997 of all of the Seller's Equipment having a book value in excess of $500.

     5.15.  LOCATION OF INVENTORIES.  Except for the MMIC Facilities,
SCHEDULE 5.15 hereto specifies all locations at which Inventories having an aggregate value in excess of $100,000 are located as of the date of this Agreement.

     5.16. CUSTOMERS. SCHEDULE 5.16 hereto sets forth a list of each paying account that represented more than 5% of gross sales in 1996 of the MMIC Business.

     5.17. ENVIRONMENTAL MATTERS. (a) (i) Except as referenced on SCHEDULE 5.17, the MMIC Business is in compliance with all applicable Environmental Laws except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

            (ii) The MMIC Business has all licenses, permits, concessions, orders, authorizations, approvals and registrations required under Environmental Laws for the operation of the MMIC Business as presently conducted (the "ENVIRONMENTAL PERMITS") and as of the date of this Agreement there are no existing violations and there are no pending investigations or proceedings by any Governmental Entity nor to the knowledge of the Seller are any investigations or proceedings threatened, with respect to the Environmental Permits except where the failure to have such Environmental

     Permits or where the violation, investigation or proceeding relating thereto would not, individually or in the aggregate, have a Material Adverse Effect.

            (iii) Since December 31, 1994, no notice, notification, demand, request for information, citation, summons, complaint or order has been received by the Seller or, to the knowledge of the Seller, is pending or threatened by any Person against, any part of the MMIC Business nor has any material penalty been assessed against any part of the MMIC Business with respect to any alleged violation of any Environmental Law or liability thereunder, other than where such notice, notification, demand, request for information, citation, summons, complaint or order has been fully resolved, or where resolution would not, individually or in the aggregate, have a Material Adverse Effect.

            (iv) To Seller's knowledge, as of the date of this Agreement, no Hazardous Substance has been discharged, generated, treated, manufactured, handled, stored, transported, emitted, released or is present at any property now or previously owned, leased or operated by any part of the MMIC Business in violation of any Environmental Law, which circumstance, individually or in the aggregate, would have a Material Adverse Effect.

     (b) Since January 1, 1994, there has been no environmental investigation conducted of which the Seller has knowledge in relation to the MMIC Business or any property or facility now or previously owned or leased with respect to the MMIC Business with respect to any matter which has had or would, individually or in the aggregate, have a Material Adverse Effect.

     5.18. BROKERS. Except for Credit Suisse First Boston Corporation, whose fees and expenses will be paid by the Seller, no finder, broker, agent or other intermediary has worked for or on behalf of the Seller in connection with the negotiation or consummation of the transactions contemplated hereby.

     5.19 TAXES. Except as set forth on SCHEDULE 5.19, as of the date of this Agreement the Seller has timely filed within the time period for filing or any extension granted, or appropriately amended, with respect thereto all federal, state, local and other returns, estimates and reports ("RETURNS") relating to any and all Taxes or other governmental charges, obligations or fees including any secondary or transferee liability for taxes and any related interest or penalties it is required to file and such Returns were true and correct when filed and were completed in accordance with applicable law in all material respects. Except for Taxes contested in good faith and which are disclosed in SCHEDULE 5.19, as of the date of this Agreement the Seller has paid all Taxes it is required to pay and has withheld with respect to the Seller's employees, all federal and state income Taxes, FICA, FUTA and other Taxes required to be withheld. No Tax Return of the Seller relating to the MMIC Business has been examined or audited by the IRS or any other taxing authority. As of the date of this Agreement there are no pending or, to the Seller's knowledge, threatened audits, examinations, assessments, asserted deficiencies or claims for additional Taxes with respect to the Seller. There are (and as of the Closing there will be) no Encumbrances, other than Permitted Encumbrances, relating to or attributable to Taxes, which if adversely determined, would result in an Encumbrance, other than a Permitted Encumbrance, on the Acquired Assets or would otherwise have a Material Adverse Effect upon the MMIC Business.

     5.20   ABSENCE OF UNDISCLOSED LIABILITIES.

     (i) As of October 31, 1997, the Seller did not have any liability or obligation (absolute, accrued, contingent or otherwise) primarily related to the MMIC Business of a nature required by GAAP to be reflected on the October Income Statement or October Balance Sheet or disclosed in the notes thereto, and from October 31, 1997 to the date of this Agreement the Seller has not incurred any liability primarily related to the MMIC Business, in each case except:
(i) liabilities stated or adequately reserved against in the October Balance Sheet; and (ii) liabilities incurred in the ordinary course of business and which are not individually or in the aggregate material to the financial condition or earnings of the Seller insofar as it relates to the MMIC Business or the value of the Acquired Assets; and

     (ii) As of the date of this Agreement, the Seller has not been notified in writing that any material supplier, client or customer of the Business had made, or intends to make, a reduction in its present level of business with the Seller as a result of this Agreement and the transactions contemplated hereby or for any other reasons.

     5.21 LICENSES. Except as disclosed on SCHEDULE 5.21, all rights to operate under all governmental licenses, permits, franchises and approvals and all related vendor numbers which are required to conduct the MMIC Business, where and as such MMIC Business is conducted ("LICENSES") are, and will be immediately before the Closing, valid and in full force and effect and enforceable in all material respects. Except as noted on SCHEDULE 5.21, all of such Licenses require the consent of, or a filing or qualification with, the permitting or licensing authority with respect to the transactions contemplated by this Agreement.

     5.22 COLLECTIBILITY OF GROSS ACCOUNTS RECEIVABLE. Except as indicated on SCHEDULE 5.22, as of the date of this Agreement the gross accounts receivable reported on the October Balance Sheet represent valid claims against account debtors for goods delivered or services rendered by the Seller. To the Seller's knowledge, except as set forth on SCHEDULE 5.22 as of the date of this Agreement there is no reason why all such gross accounts receivable will not be collected in the ordinary course of business, and as of the date of this Agreement such gross accounts receivable are not subject to set-off or counterclaim.

     5.23.  INVESTMENT REPRESENTATIONS.

     (a) PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Seller in reliance upon the Seller's representation to the Buyer, which by the Seller's execution of this Agreement the Seller hereby confirms, that the Shares to be acquired by the Seller will be acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof except pursuant to the Amended Registration Rights Agreement or the call option referred to in Section 3.3 hereof and that the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same, except pursuant to the Amended Registration Rights Agreement or the call option referred to in Section 3.3 hereof.

     (b) DISCLOSURE OF INFORMATION. The Seller represents that it has had an opportunity to ask questions and receive answers from the Buyer regarding the terms and conditions of the transactions contemplated by this Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Buyer in Article 6 of this Agreement or the right of the Seller to rely thereon.

     (c) INVESTMENT EXPERIENCE. The Seller understands that the Shares have not been, and prior to an appropriate registration statement's becoming effective will not be, registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller's representations as expressed herein. The Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

     (d) LEGENDS. The Seller understands that the Shares may bear one or all of the following legends:

            (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

            (ii). Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

            A certificate shall not bear such legends if in the opinion of counsel reasonably satisfactory to the Buyer the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

     (e) RESTRICTED SECURITIES. The Seller understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Seller acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

     (f) ACCREDITED INVESTOR. The Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                                     ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller as follows:

     6.1. ORGANIZATION AND STANDING OF THE BUYER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all required corporate power and authority to enter into this Agreement and the other Transaction Documents, to perform all of its agreements and obligations hereunder and thereunder in accordance with their terms and to purchase the Acquired Assets from the Seller.

     6.2. CORPORATE APPROVAL; BINDING EFFECT. The Buyer has obtained all necessary authorizations and approvals from its Board of Directors and shareholders required for the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Buyer and constitutes, and the other Transaction Documents when executed and delivered will constitute, the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

     6.3. NON-CONTRAVENTION. The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents will not result in any violation of or be in conflict with its Certificate of Incorporation or By-Laws, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it, or be in conflict with or constitute a default under any of the foregoing.

     6.4.   GOVERNMENT CONSENTS, ETC.  Except for the approvals referred to in
Section 5.12, no consent, approval or authorization of or registration, designation, declaration or filing with any Governmental Entity, Federal or other, on the part of the Buyer is required in connection with the purchase of the Acquired Assets pursuant to this Agreement or the consummation of any other transaction contemplated hereby.

     6.5. BUYER'S CAPABILITIES. The Buyer intends to use the Acquired Assets as part of a viable, ongoing business or businesses engaged in the development, production and sale of MMICs. The Buyer has the managerial, operational and financial capability to compete effectively in the development, production and sale of MMICs for advanced DOD (as hereinafter defined) radar systems and is eligible to receive the applicable DOD security clearances necessary for such activities. The Buyer has adequate financing or financial resources available to consummate the transactions contemplated by this Agreement.

     6.6. BROKERS. No finder, broker, agent or other intermediary has worked for or on behalf of the Buyer in connection with the negotiation or consummation of the transactions contemplated hereby.

     6.7. CAPITAL STOCK. The authorized capital stock of the Buyer consists of (a) 5,000,000 shares of Preferred Stock, $.001 par value, and (b) 25,000,000 shares of Common Stock, $.001 par value. As of the close of business on December 31, 1997, 8,497,427 shares of Common Stock of the Buyer and no shares of Preferred Stock of the Buyer were issued and outstanding. All of the outstanding shares of capital stock of the Buyer are duly authorized, validly issued, fully paid and nonassessable. No class of capital stock of the Buyer is entitled to preemptive rights. No options, warrants or other rights to acquire capital stock from the Buyer are outstanding, other than as set forth in the Buyer SEC Reports (as hereinafter defined) or as set forth in SCHEDULE 6.7 hereto. Except as set forth in the Buyer SEC Reports, there are no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with stockholders of the Buyer on any matter. The Buyer SEC Reports or SCHEDULE 6.7 hereto list, and the Buyer has delivered to the Seller true and complete copies of, all agreements, contracts or understandings, whether oral or written, relating to shares of capital stock of the Buyer or options, warrants or other rights to acquire capital stock of the Buyer (including, without limitation, any agreements, contracts or understandings regarding registration rights), and all such agreements, contracts and understandings are in full force and effect.

     6.8. AUTHORIZATION FOR SHARES. The Buyer has taken all necessary action to permit it to issue the number of Shares required to be issued pursuant to
Article 3. The Shares issued pursuant to Article 3 will, when issued, be duly authorized, validly issued, fully paid, nonassessable and free of any Encumbrance and no stockholder of the Buyer will have any preemptive right of subscription or purchase in respect thereof. Assuming the accuracy of the Seller's representations and warranties in Section 5.23 hereof, the Shares will, when issued, be exempt from registration under the Securities Act and any applicable state securities laws.

     6.9. REPORTS AND FINANCIAL STATEMENTS. The Buyer has filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") since November 1, 1996 through the date hereof (collectively, the "BUYER SEC REPORTS"), and has previously furnished or made available to the Seller true and complete copies of all Buyer SEC Reports. None of the Buyer SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Buyer SEC Reports presents fairly, in all material respects, the consolidated financial position of the Buyer and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein present fairly, in all material respects, the results of operations, the changes in shareholders equity and cash flows of the Buyer and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. The Buyer has provided to the Seller true and correct copies of the Buyer's unaudited consolidated statement of operations and statement of cash flows for the nine months ended, and the Buyer's unaudited consolidated balance sheet as of, September 27, 1997 (the "BUYER UNAUDITED FINANCIAL STATEMENTS"). Such Buyer Unaudited Financial Statements present fairly in all material respects the results of operations and cash flows for the nine months ended, and the financial position of the Buyer and its subsidiaries as of, September 27, 1997, all in conformity with generally accepted accounting principles consistently applied during the period involved except as otherwise noted therein and except for the absence of footnote disclosures, and subject to normal year-end adjustments and any other adjustments described therein. All of the Buyer SEC Reports, as of their respective dates, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended.

     6.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. During the period from September 27, 1997 to the date of this Agreement, the business of the Buyer and its subsidiaries has been conducted only in the ordinary course, consistent with past practice, and neither the Buyer nor any subsidiary of the Buyer has entered into any material transaction other than in the ordinary course, consistent with past practice, and there has not been any change in the condition (financial or otherwise), results of operations, assets, liabilities or business of the Buyer other than changes arising in the ordinary course of business consistent with past practices, none of which, individually or in the aggregate, has had, or is reasonably expected to have, a material adverse effect on the business, operations, assets, liabilities or financial condition of the Buyer and its subsidiaries taken as a whole.

     6.11. REGISTRATION STATEMENTS. Since the Buyer's Registration Statement on Form S-1 dated December 13, 1993, and the amendments thereto, and the Buyer's Registration Statement on Form S-3 dated August 4, 1995, and the amendments thereto, the Buyer has not filed any registration statement with the SEC, other than Registration Statements on Form S-8. The Buyer is eligible to file with the SEC a Registration Statement on Form S-3 for shares of its Common Stock, including the Shares.

     6.12. REGISTRATION RIGHTS AGREEMENT. Attached as EXHIBIT E-1 hereto is a true, complete and correct copy of the Registration Rights Agreement dated May 17,

1991 between the Buyer and certain of its stockholders, including all amendments thereto to date (as so amended, the "REGISTRATION RIGHTS AGREEMENT"). The Registration Rights Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, and the Buyer is in compliance with all terms and conditions thereof.
The number of Registrable Securities (as such term is defined in the Registration Rights Agreement) outstanding on the date hereof is 461,059 shares of Common Stock of the Buyer, all of which shares are owned of record by Lucent Technologies, Inc., which is the sole Holder (as such term is defined in the Registration Rights Agreement) under the Registration Rights Agreement. A total of three demand registrations remain available to Holders under Section 2 of the Registration Rights Agreement. The right of first offer set forth in Section
16.3 of the Registration Rights Agreement has expired.

                                     ARTICLE 7
                            CERTAIN REGULATORY APPROVALS

     7.1. DEPARTMENT OF JUSTICE AND DEPARTMENT OF DEFENSE. As promptly as practicable, and in any event within two (2) business days following the execution of this Agreement by the parties, the Seller shall notify the U.S. Department of Justice (the "DOJ") and the U.S. Department of Defense ("DOD") of the proposed transaction, in accordance with the terms of Section VI of the Final Judgment; the Seller and the Buyer shall respond with reasonable diligence and dispatch to any request for additional information made in response to such notice; and the Seller shall promptly inform the Buyer of any written notice of objection or non-objection or other material written communications received from the DOJ or the DOD.

     7.2. HART-SCOTT-RODINO. To the extent required in connection with the acquisition by the Seller of the Shares, as promptly as practicable, and in any event within ten (10) business days following the execution and delivery of this Agreement by the parties, the Seller and the Buyer shall each prepare and file any required notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), in connection with the transactions contemplated hereby; the Seller and the Buyer shall request early termination of the waiting period thereunder; and the Seller and the Buyer shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings.

                                     ARTICLE 8
                        CONDUCT OF BUSINESS PENDING CLOSING

     The Seller covenants and agrees that, from and after the date of this Agreement and until the Closing, and to the extent the Seller is permitted under the Final Judgment and Hold Separate Order to monitor or affect the actions of the MMIC Business, except as otherwise specifically consented to or approved by the Buyer in writing:

     8.1. FULL ACCESS. The Seller shall afford to the Buyer and its authorized representatives such access during normal business hours to all properties, books, records, contracts and documents of the MMIC Business as the Buyer shall reasonably request in connection with its review of the MMIC Business, and the Seller shall furnish or cause to be furnished to the Buyer and its authorized representatives all such information with respect to the MMIC Business as the Buyer may reasonably request. Any such investigation shall be on reasonable prior notice and shall be carried out in such a manner as to minimize any disruption of the MMIC Business.

     8.2. CARRY ON IN REGULAR COURSE. Except as may be otherwise contemplated by this Agreement or required by any of the documents listed in any Schedule to this Agreement, the Seller shall carry on the MMIC Business in the ordinary course substantially in the same manner as heretofore.

     8.3. NO GENERAL INCREASES. Except for any increase required under the terms of any employment agreement or benefit plan referred to in Section 5.10 and any increase in compensation that will not constitute an Assumed Obligation, the Seller shall not (i) grant any general or uniform increase in the rates of pay of employees of the MMIC Business, except for increases in salary or wages in the ordinary course operation of the MMIC Business consistent with past practice, or (ii) grant any general, uniform or individual increase in the benefits under any bonus or pension plan or other contract or commitment for the benefit of any employee of the MMIC Business, or to increase the compensation payable or to become payable to officers, key salaried employees or representatives of the MMIC Business, or (iii) increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, key salaried employees or representatives.

     8.4. SALE OF CAPITAL ASSETS. Except as may be otherwise contemplated by this Agreement, the Seller shall not sell or otherwise dispose of any capital assets of the MMIC Business with a book value or fair market value in excess of $5,000 without written consent of Buyer.

     8.5. INSURANCE. The Seller shall maintain insurance coverage for the MMIC Business comparable to the insurance coverage currently in effect.

     8.6. PRESERVATION OF ORGANIZATION. Except as may be otherwise contemplated by this Agreement, the Seller shall use reasonable efforts under the applicable circumstances to keep the organization and material business relationships of the MMIC Business intact in all material respects.

     8.7. COMPLIANCE WITH FINAL JUDGMENT. Except as may be otherwise permitted by the DOJ or the DOD, the Seller shall use its reasonable efforts to comply in all material respects with the terms of the Final Judgment and the Hold Separate Order.

     8.8. ADVICE OF CHANGE. The Seller shall advise the Buyer in writing, promptly after becoming aware thereof, of any material change in the condition, operations or assets of the MMIC Business.

     8.9. NO SHOPPING. Prior to any termination of this Agreement pursuant to Article 15 hereof, the Seller shall not solicit or enter into any agreement with respect to the sale of any substantial portion of the MMIC Business or of the Acquired Assets, or any merger or other business combination of the Seller (solely as it relates to the MMIC Business), to or with any Person other than the Buyer.

                                     ARTICLE 9
                    CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     The obligation of the Buyer to consummate the Closing is subject to the satisfaction prior to or at the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

     9.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller in this Agreement shall have been correct in all material respects when made and shall be correct in all material respects at and as of the Closing (in each case without giving duplicative effect to any materiality qualification contained in such representation or warranty), except to the extent that such representations and warranties are no longer correct due to the consummation prior to the Closing of transactions contemplated hereby.

     9.2. COMPLIANCE WITH AGREEMENT. The Seller shall have performed and complied in all material respects with all of its obligations under this Agreement to be performed or complied with by it prior to or at the Closing (in each case without giving duplicative effect to any materiality qualification contained in such obligation).

     9.3. NO LITIGATION. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     9.4.   REGULATORY CLEARANCE.

            (a) All filings required to be made with the DOJ and the DOD under the Final Judgment shall have been completed, and all applicable time periods for review under the Final Judgment shall have expired or have been earlier terminated without any requests for further information, or in the event of such a request for further information, all applicable time periods for review under the Final Judgment shall have expired without the objection of the DOJ or the DOD.

            (b) All required filings under the HSR Act shall have been completed, and all applicable time limitations under the HSR Act shall have expired or have been earlier terminated without a request for further information by the relevant federal authorities under the HSR Act, or in the event of such a request for further information, all applicable time limitations under the HSR Act shall have expired without the objection of such federal authorities.

     9.5. INTELLECTUAL PROPERTY AGREEMENT. The Seller shall have entered into the Intellectual Property Assignment, License and Sublicense Agreement in the form of EXHIBIT A attached hereto (the "INTELLECTUAL PROPERTY AGREEMENT"), and the Intellectual Property Agreement shall be in full force and effect.

     9.6. SUPPLY AGREEMENT. The Seller shall have entered into the Supply Agreement in the form of EXHIBIT B attached hereto (the "SUPPLY AGREEMENT"), and the Supply Agreement shall be in full force and effect.

     9.7. MASTER SERVICES AGREEMENT. The Seller shall have entered into the Master Services Agreement in the form of EXHIBIT C attached hereto (the "MASTER SERVICES AGREEMENT"), any necessary consent or amendment from TI shall have been obtained, and the Master Services Agreement shall be in full force and effect.

     9.8. SUBLEASE AGREEMENTS. The Seller shall have entered into the Sublease Agreements in the form of EXHIBITS D-1 and D-2 attached hereto with respect to that portion of the MMIC Facilities specified therein (the "SUBLEASE AGREEMENTS"), the consent of TI, as lessor, shall have been obtained, and the Sublease Agreements shall be in full force and effect.

     9.9. AMENDMENT TO REGISTRATION RIGHTS AGREEMENT. The Seller shall have entered into the Amendment to Registration Rights Agreement in the form of EXHIBIT E-2 attached hereto (the "AMENDMENT TO REGISTRATION RIGHTS AGREEMENT") and the Amended Registration Rights Agreement shall be in full force and effect.

     9.10. NON-DISCLOSURE AGREEMENT. The Seller shall have entered into the Non-Disclosure Agreement in the form of EXHIBIT F attached hereto (the "NON-DISCLOSURE AGREEMENT"), and the Non-Disclosure Agreement shall be in full force and effect.

     9.11. TI AMENDMENT. TI shall have entered into an amendment to the Intellectual Property and License Agreement dated as of July 11, 1997, as amended, (the "TI IP AGREEMENT"), in a form sufficient to permit the Seller to enter into the Intellectual Property Agreement, including without limitation such that the sublicense grants with respect to TI Licensed Intellectual Property (as defined in the Intellectual Property Agreement) are consistent with and not outside the scope of the TI IP Agreement (the "TI AMENDMENT"), and the TI Amendment shall be in full force and effect.

     9.12. VOTING TRUST AGREEMENT. To the extent requested by the DOJ, the Seller shall have entered into a voting trust agreement with respect to the Stock Portion, with such agreement to be in a form reasonably satisfactory to the Seller and Buyer.

                                      ARTICLE 10
                     CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

     The obligation of the Seller to consummate the Closing is subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Seller):

     10.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in this Agreement shall have been correct in all material respects when made and shall be correct in all material respects at and as of the Closing (in each case without giving duplicative effect to any materiality qualification contained in such representation or warranty).

     10.2. COMPLIANCE WITH AGREEMENT. The Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement to be performed or complied with by it prior to or at the Closing (in each case without giving duplicative effect to any materiality qualification contained in such obligation).

     10.3. NO LITIGATION. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be or is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     10.4.  REGULATORY CLEARANCE.

            (a) All filings required to be made with the DOJ and the DOD under the Final Judgment shall have been completed, and all applicable time periods for review under the Final Judgment shall have expired or have been earlier terminated without any requests for further information, or in the event of such a request for further information, all applicable time periods for review under the Final Judgment shall have expired without the objection of the DOJ or the DOD.

            (b) All required filings under the HSR Act shall have been completed, and all applicable time limitations under the HSR Act shall have expired or have been earlier terminated without a request for further information by the relevant federal authorities under the HSR Act, or in the event of such a request for further information, all applicable time limitations under the HSR Act shall have expired without the objection of such federal authorities.

     10.5. INTELLECTUAL PROPERTY AGREEMENT. The Buyer shall have entered into the Intellectual Property Agreement, and the Intellectual Property Agreement shall be in full force and effect.

     10.6. SUPPLY AGREEMENT. The Buyer shall have entered into the Supply Agreement, and the Supply Agreement shall be in full force and effect.

     10.7. MASTER SERVICES AGREEMENT. The Buyer shall have entered into the Master Services Agreement, any necessary consent or amendment from TI shall have been obtained, and the Master Services Agreement shall be in full force and effect.

     10.8. SUBLEASE AGREEMENTS. The Buyer shall have entered into the Sublease Agreements, the consent of TI, as lessor, shall have been obtained, and the Sublease Agreements shall be in full force and effect.

     10.9. AMENDMENT TO REGISTRATION RIGHTS AGREEMENT. The Buyer shall have entered into the Amendment to Registration Rights Agreement, and the Amended Registration Rights Agreement shall be in full force and effect.

     10.10. NON-DISCLOSURE AGREEMENT. The Buyer shall have entered into the Non-Disclosure Agreement, and the Non-Disclosure Agreement shall be in full force and effect.

     10.11. TI AMENDMENT. TI shall have entered into the TI Amendment, and the TI Amendment shall be in full force and effect.

     10.12. VOTING TRUST AGREEMENT. To the extent requested by the DOJ, the Seller shall have entered into a voting trust agreement with respect to the Stock Portion, with such agreement to be in a form reasonably satisfactory to the Seller and Buyer.

                                     ARTICLE 11
                          EMPLOYEES AND EMPLOYEE BENEFITS

     11.1.  HIRING EMPLOYEES.

            (a) At the Closing, the Buyer will offer employment to all persons who are MMIC Business employees at Closing (including employees on leave, disability or workers compensation) or are subject to outstanding employment offers from the MMIC Business at Closing, except for any persons listed on SCHEDULE 11.1 (as such schedule may be updated by the

     Buyer at the Closing, provided that the total number does not exceed 32). All such offers shall be for the same pay and comparable benefits as those in effect at Closing. Such offers and the benefits to be provided to the Assumed Employees shall recognize the date of hire and time of service with the Seller for all purposes. All employees accepting such offers are referred to in this Agreement as "ASSUMED EMPLOYEES" and their employment with the Buyer will be deemed to have commenced immediately after 11:59 p.m., Dallas local time, on the Closing Date.

            (b) The Buyer agrees that, for a period of 60 days after the Closing Date, it will not cause any of the Assumed Employees hired by it to suffer "employment loss" for purposes of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109, and related regulations (the "WARN ACT") if such employment loss could create any liability for the Seller, unless the Buyer delivers notices under the WARN Act in such a manner and at such a time that the Seller bears no liability with respect thereto.

            (c) Subject to the Seller having obtained the prior written consent of the DOJ to rehire employees of the MMIC Business pursuant to this Section 11.1(c), the Buyer may at any time up to ninety (90) days after the Closing by written notice to the Seller cause the Seller to offer employment to up to 32 (LESS the number of employees listed on SCHEDULE 11.1, as such schedule may be updated by the Buyer at the Closing) of the Assumed Employees, with such employees to be designated by the Buyer in the notice. All such offers shall be for the same pay and comparable benefits as in effect at the Closing. The persons accepting the Seller's offers of employment are referred to herein as the "REHIRED EMPLOYEES". In the event any persons designated by the Buyer for rehiring do not accept the Seller's employment offer, if the Buyer within the next thirty (30) days terminates such employees' employment and the Buyer is responsible for severance to such employees consistent with Section 11.2(b) below, the Seller shall reimburse the Buyer for such severance. In addition, in the event that by the 90th day after the Closing the Seller has not obtained the prior written consent of the DOJ to rehire employees of the MMIC Business pursuant to this Section 11.1(c), the Buyer may by written notice to the Seller designate up to 32 (LESS the number of employees listed on SCHEDULE 11.1, as such schedule may be updated by the Buyer at the Closing) of the Assumed Employees that the Buyer intends to terminate within the next thirty (30) days. In the event that the Buyer within such thirty (30) day period terminates such employees' employment and the Buyer is responsible for severance to such employees consistent with Section 11.2(b) below, the Seller shall reimburse the Buyer for such severance.

     11.2.  BENEFIT PLANS GENERALLY.

            (a) LIABILITIES GENERALLY. Except as expressly provided in this Agreement, Seller shall retain exclusive liability and responsibility for providing any and all benefits due and payable to or in respect of all employees of the MMIC Business and related participants and beneficiaries under any ERISA Plan or Non-ERISA Plan in accordance with the terms of such plans and applicable law.

            (b) BENEFITS MAINTENANCE. Commencing as of the Closing Date and continuing through December 31, 1998 (the "BENEFITS CONTINUATION PERIOD"), with respect to the Assumed Employees and dependents and beneficiaries thereof, Buyer shall provide compensation, employee welfare plans, stock-based incentive plans and other employee benefits which are substantially comparable in the aggregate to the compensation paid by the Seller, and the plans and other benefits provided (without application of any exclusion for a pre-existing condition) by applicable ERISA and Non-ERISA Plans, immediately prior to the Closing Date, valuing any stock-based compensation, for this purpose, under any reasonable method; PROVIDED, that nothing herein shall be construed to require the Buyer to provide Assumed Employees with any pension benefits or retiree medical benefits. During the Benefits Continuation Period, the Buyer shall maintain severance, reduction-in-force and pay-in-lieu-of-notice benefits for the Assumed Employees no less favorable than the severance, reduction-in-force and pay-in-lieu of notice benefits provided to such Assumed Employees by Seller immediately prior to the Closing Date and disclosed on SCHEDULE 5.10(a) or (b).

     11.3 SAVINGS PLAN. The Seller will retain all liability and responsibility for the disposition of interests under the Raytheon TI Systems Savings Plan (the "SAVINGS PLAN"), with respect to those employees (or their beneficiaries) of the MMIC Business who, as of the Closing Date, are participants in the Savings Plan. The Seller agrees that it will cause the accounts in the Savings Plan of all such participants to be fully vested as of the Closing Date. Effective as of the Closing Date, Seller shall amend the Savings Plan if and as necessary (i) to cause the active participation of the Assumed Employees therein to cease as of the Closing Date, and (ii) to permit Assumed Employees to elect to take distributions (subject to applicable law) of their accounts thereunder and, if such Assumed Employees so elect, to roll them over, directly or otherwise, in accordance with applicable law and regulations, to an individual retirement account or to one or more defined contribution retirement plans qualified under Section 401(a) of the Code (the "BUYER DEFINED CONTRIBUTION PLANS") and maintained by Buyer or one of its subsidiaries, and the Buyer Defined Contribution Plans shall accept such rollovers (including to the extent practicable any plan loans).

     11.4 PENSION PLANS. The Seller will retain all liability and responsibility for the disposition of interests under the Raytheon TI Systems Employees Pension Plan and the Raytheon TI Systems Supplemental Pension Plan (collectively, the "PENSION

PLANS"), with respect to those employees (or their beneficiaries) of the MMIC Business who, as of the Closing Date, are participants in either of the Pension Plans. Effective as of the Closing Date, Seller shall amend the Pension Plans to recognize as service with the Seller for all plan purposes the service of the Assumed Employees with the Buyer, if any, in the Benefits Continuation Period, to recognize as compensation paid by the Seller any compensation paid the Assumed Employees by the Buyer for services rendered in the Benefits Continuation Period, and to recognize, for those Assumed Employees who have at least 15 years of service and are at least age 50 as of the Closing Date, the Seller's "Bridge to Retirement" additional service time benefit, provided the Buyer shall have timely complied with any information request the Seller shall reasonably make to effect all such recognitions. The Seller further agrees that it will cause the accrued benefit of each such employee under the Pension Plans as of the Closing Date and through the Benefits Continuation Period to be fully vested as of the Closing Date.

     11.5 INCENTIVE PLANS. Attached as SCHEDULE 11.5 hereto is a description of the Seller's internal sales and marketing incentive plans and retention agreements (the "INCENTIVE PLANS"). The Buyer agrees to assume as part of the Assumed Obligations the Seller's obligations under the Incentive Plans, including with respect to the retention agreements Seller's obligations for the current plan year. With respect to any amounts to be paid with respect to 1997, the Seller will pay the amounts due (as set forth in Schedule 11.5) without giving effect to any plan requirement that the Assumed Employees remain employees of the Seller as of February 1, 1998. The Seller agrees to either reimburse the Buyer in cash for all disbursements made by the Buyer in connection with the Incentive Plans or to create an accrued liability on the Closing Balance Sheet for the amount to be disbursed.

     11.6 STOCK OPTION PLAN. Seller shall, if appropriate, cause the stock option plans of Raytheon Company (the "RAYTHEON STOCK PLANS") to be amended and to make adjustments and take actions (and Buyer shall take such actions as are reasonably required to implement the same) with respect to options (including, without limitation, incentive stock options) on Raytheon Company Common Stock which are outstanding under the Raytheon Stock Plans immediately prior to the Closing Date and which are held by Assumed Employees and are not vested as of the Closing Date (the "RAYTHEON OPTIONS") to provide that, pursuant to the equitable adjustment provisions of the applicable Raytheon Stock Plan, such Raytheon Options will be converted into and represent (pursuant to a methodology consistent with Section 424 of the Code, with respect to the values of Raytheon Common Stock and Buyer Common Stock which are reasonably agreed to by Buyer) the right to acquire from Buyer shares of Buyer Common Stock, with such other amendments and adjustments proposed by Buyer as are reasonable and appropriate consistent with Buyer's current stock option plan. These actions and adjustments shall be made and become effective as soon as reasonably practicable. Any liabilities or other obligations with respect to such converted Raytheon Options shall be Assumed Obligations.

     11.7 ACCRUED VACATION. The Seller agrees to pay the Assumed Employees, as promptly as practicable after the Closing, an amount equal to their accrued vacation as of the Closing, less any required withholding.

                                     ARTICLE 12
                                 CERTAIN COVENANTS

     12.1.  THIRD PARTY CONSENTS.

            (a) To the extent that any agreement constituting part of the Acquired Assets is not capable of being transferred by the Seller to the Buyer pursuant to this Agreement without the consent, approval or waiver of a third Person, and such consent is not obtained prior to the Closing, or if such transfer or attempted transfer would constitute a breach thereof or a violation of any law, rule or regulation in the absence of obtaining such an approval, nothing in this Agreement will constitute a transfer or an attempted transfer thereof. Each of the Buyer and the Seller shall use reasonable efforts at its own expense to obtain any such approvals.

            (b) In the event that such consents, approvals and waivers referred to in paragraph (a) are not obtained then the Seller and the Buyer will each use reasonable efforts, each at its own expense, to (i) provide to the Buyer the benefits and burdens of any such agreement, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits and burdens to the Buyer without incurring any obligation to any other Person other than to provide such benefits to the Buyer, including without limitation the appointment of the Buyer as the agent of the Seller for purposes of such agreement, and (iii) enforce, at the request of the Buyer for the account of the Buyer, any rights of the Seller arising from any such agreement.

     12.2   NOVATION OF GOVERNMENT CONTRACTS.

            (a) As soon as practicable following the Closing, the Buyer shall prepare (with the Seller's assistance), in accordance with Federal Acquisition Regulations Part 42, (P) 42.12 and any applicable agency regulations or policies, a written request meeting the requirements of the Federal Acquisition Regulations Part 42, as reasonably interpreted by the Responsible Contracting Officer (as such term is defined in Federal Acquisition Regulations Part 42, (P) 42.1202(a)), which shall be submitted by Seller to each Responsible Contracting Officer, for the United States Government (i) to recognize the Buyer as the Seller's successor in interest to all the Acquired Assets constituting a Government Contract; and (ii) to enter into a novation agreement (a "NOVATION AGREEMENT") in form and substance reasonably satisfactory to the Buyer and the Seller and their respective counsel, pursuant to which, subject to the requirements of the Federal Acquisition Regulations Part 42, all of Seller's right, title and interest in and to, and all of the Seller's obligations and liabilities under, each such Government Contract shall be validly conveyed, transferred and assigned and novated to the Buyer by all parties thereto. The Seller shall provide to the Buyer promptly any information regarding the Seller required in connection with such request. The Seller and the Buyer shall each use all reasonable efforts to obtain all consents, approvals and waivers required for the purpose of processing, entering into and completing the Novation Agreements with regard to any of the Government Contracts, including responding to any requests for information by the United States Government with regard to such Novation Agreements.

            (b)     In connection with obtaining the consents contemplated in
     Section 12.2(a) hereof, the Seller shall not consent to any modification of any Government Contract included in the Acquired Assets which would adversely affect the rights of the Buyer under such Government Contract without the prior written consent of the Buyer.

     12.3.  ACCESS TO BOOKS AND RECORDS.

            (a) The Buyer agrees to cooperate with and to make available to the Seller such documents, books, records or information relating to the MMIC Business as of the Closing Date as the Seller may reasonably require after the Closing.

            (b) The Buyer agrees to preserve and protect all books, records, files and data referred to in paragraph (a) above for a period of six (6) years after the Closing Date.

            (c) The Buyer agrees not to destroy any files or records which are subject to this Section 12.3 (i) for the period described in clause (b) of this Section 12.3, and (ii) thereafter, without giving at least thirty
     (30) days' notice to the Seller. Upon receipt of such notice, the Seller may (A) cause to be delivered to it the files or records intended to be destroyed, at the Seller's expense, or (B) notify the Buyer that the Seller will pay the cost of storing and maintaining such files or records (including any necessary costs of moving such files or records to a location under control of the Seller).

     12.4. USE OF RAYTHEON TI SYSTEMS NAME. The Buyer agrees that promptly after the Closing Date it will cease using any references to the Seller, Parent, TI or any of their respective Affiliates, including any such use in connection with the use of existing supplies of labels, signs, letterhead and other printed materials, except that the Buyer may use up existing stocks of catalogs and other promotional materials so long as they are stickered so as to indicate that the MMIC Business is no longer affiliated with the Seller.

     12.5 NON-SOLICITATION. After the Closing, for a period of two years from July 2, 1997, except as provided in Section 11.1(c), the Seller shall not
(a) solicit to hire any individual who, on July 2, 1997, was an employee of the MMIC Business, or (b) hire any individual who on July 2, 1997, was an employee of the MMIC Business unless (in case of clause (b)) such individual has a written offer of employment from a third Person for a like position.

     12.6 COMPLIANCE WITH CERTAIN AGREEMENTS. After the Closing, the Buyer agrees to be bound, insofar as it relates to the MMIC Business, by the provisions of (i) the Settlement Agreement dated February 23, 1995 between Westinghouse Electric Corporation and TI, but only to the extent included in the Assumed Obligations, and (ii) the Supplemental Agreement, dated as of August 28, 1997, between TI and the Seller.

     12.7. COMPLIANCE WITH FINAL JUDGMENT. After the Closing, the Buyer agrees to be bound by the provisions of the Final Judgment.

     12.8. BEST EFFORTS AND MUTUAL COOPERATION. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. The parties hereto will cooperate with each other to obtain as promptly as possible all consents, authorizations, orders or approvals of any third party, whether private or a Governmental Entity, required in connection with the transactions contemplated by this Agreement. The parties hereto agree to coordinate and cooperate with one another in exchanging such information and in executing and delivering such instruments as the others may request in connection with all of the foregoing.

     12.9. MOVE TO NORTH BUILDING. Within one year after the Closing, the Seller and the Buyer will cooperate to move the Acquired Assets located in the Research East Building to an approximately 18,000 square foot facility located in the North Building contiguous to Buyer's operations in the North Building. The Buyer and the Seller will use reasonable efforts to effect this move in a manner that does not unreasonably disrupt the operations of the Seller or the Buyer. The Seller agrees to pay (up to an aggregate of $8,764,000) (a) the Buyer's reasonable out-of-pocket expenses incurred in connection with the move and (b) the cost of constructing demising walls and other improvements in the North Building required to set up the Buyer's research and development operations and separate the Buyer's business from the Seller's business, in accordance with plans and specifications to be mutually agreed upon by the parties. Subject to the terms of the Sublease Agreements, any leasehold improvements resulting from such payments shall be deemed to be owned by the Buyer as part of the Acquired Assets. As promptly as practicable after the date of this Agreement, the Seller and the Buyer will designate appropriate representatives to develop a timetable, budget and plans for the move and the improvements and take other related actions.

     12.10. COLLECTION OF CERTAIN ACCOUNTS RECEIVABLE.

     (a) After the Closing Date, the Buyer shall use reasonable efforts, consistent with the Seller's current collection practices and procedures, to collect all accounts receivable included in the Acquired Assets which are aged 90 days or more as of the Closing Date, including, without limitation, those listed on SCHEDULE 5.22 (collectively, the "COLLECTION RECEIVABLES"). All payments received by the Buyer from any customers obligated in respect of any Collection Receivables shall be deemed to have been made in respect of, and shall be applied to, the Collection Receivable of such customer bearing the earliest date unless the customer has specified the particular account to which a remittance pertains, in which case the credit shall be made to the account specified.

     (b) The Buyer will not accept any returns of defective products or give any credit for defective products with respect to any products relating to the Collection Receivables without the Seller's prior consent, which consent shall not be unreasonably withheld. The Buyer may accept returns of products or give credits for products relating to the Collection Receivables for reasons other than the products being defective. For purposes of paragraph (c) below, (i) any Collection Receivables relating to product returns or credits made in compliance with the first sentence of this paragraph (b) shall be considered unpaid at the end of the applicable Collection Period (as defined below) and (ii) any Collection Receivables relating to product returns or credits made pursuant to the second sentence of this paragraph (b) or made pursuant to the first sentence of this paragraph (b) but without the Seller's consent, shall be considered paid in full.

     (c) In the event that any Collection Receivable or any portion thereof (less applicable reserves attributable to Collection Receivables set forth on the Closing Balance Sheet) is not paid by the first anniversary of the recording of such Collection Receivable (the "COLLECTION PERIOD"), within ten days after the end of any such Collection Period, the Buyer shall deliver to the Seller a final statement setting forth all amounts collected by the Buyer with respect to such Collection Receivable, and listing all Collection Receivables (or portion thereof) remaining unpaid after the Collection Period, after giving effect to the provisions of paragraph (b) above (the "UNPAID ACCOUNTS"). Provided that the Buyer has complied with its obligations under this Section 12.10, within five business days of the delivery of such statement, the Seller will pay to the Buyer the balance of the Unpaid Accounts, net of any reserve for uncollected accounts set forth on the Closing Balance Sheet (as finally adjusted pursuant to Section 3.2) which has not been previously applied to any Unpaid Account under this paragraph (c). Any amounts collected by the Seller or the

Buyer with respect to any Unpaid Accounts after the Collection Period for such Unpaid Account shall be the property of the Seller and the Seller may take such measures to enforce collection of the unpaid items as the Seller shall deem necessary.

     (d) In the event that the Buyer collects more with respect to the Collection Receivables than the total amount attributable to the Collection Receivables (net of any reserve) on the Closing Balance Sheet (as finally adjusted pursuant to Section 3.2), the Buyer will remit to the Seller any such excess amount.

     12.11. BUYER'S BUSINESS. Except as may be otherwise contemplated by this Agreement or required by any of the documents listed in any Schedule to this Agreement, the Buyer covenants and agrees that, from and after the date of this Agreement and until the Closing, it shall carry on its business in the ordinary course substantially in the same manner as heretofore conducted.

                                     ARTICLE 13
                                     INDEMNITY

     13.1.  INDEMNIFICATION BY THE SELLER.

            (a) The Seller agrees to indemnify and hold the Buyer (and its Affiliates, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of the foregoing) harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses (including without limitation the reasonable fees and disbursements of counsel) (collectively, "LOSSES"), arising out of (i) any breach by the Seller of any representation or warranty made by the Seller in this Agreement, (ii) any breach by the Seller of any covenant, obligation or undertaking made by the Seller in this Agreement or (iii) the Excluded Liabilities.

            (b) No action or claim for Losses pursuant to Section 13.1(a)(i) above may be brought or made unless such action or claim (a "CLAIM") has been specified in reasonable detail in a written notice from the Buyer to the Seller on or before the one year anniversary of the Closing, except for Claims arising out of any breach of the Seller of Section 5.17, which must be made on or before July 9, 1999, or Claims arising out of any breach of the Seller of Section 5.19, which must be made on or before the expiration of any applicable statute of limitations period.

            (c)     The Buyer shall not be entitled to indemnification under
     Section 13.1(a)(i) above except to the extent that the cumulative amount of Losses arising from Claims asserted under Section 13.1(a)(i) exceeds $100,000, and then only to the extent of such excess. In addition, in no event shall the aggregate liability of the Seller for Losses under
     Section 13.1(a)(i)
     exceed ten percent (10%) of the Purchase Price (as finally adjusted pursuant to Section 3.2) except in the case of Losses arising from any breach by the Seller of Section 5.17 ("ENVIRONMENTAL CLAIMS"), for which the maximum amount payable by the Seller shall be $10,000,000, or arising from fraud.

     13.2.  INDEMNIFICATION BY THE BUYER.

            (a) The Buyer agrees to indemnify and hold the Seller (and its Affiliates, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of the foregoing) harmless from and with respect to any and all Losses arising out of (i) any breach by the Buyer of any representation or warranty made by the Buyer in this Agreement, (ii) any breach by the Buyer of any covenant, obligation or undertaking made by the Buyer in this Agreement (including the assumption referred to in Article 2), or (iii) the operation of the MMIC Business or the use of the Acquired Assets in the operation thereof after the Closing Date.

            (b) No action or claim for Losses pursuant to Section 13.2(a)(i) above may be brought or made unless such action or claim (a "CLAIM") has been specified in reasonable detail in a written notice from the Seller to the Buyer on or before the one year anniversary of the Closing.

            (c)     The Seller shall not be entitled to indemnification under
Section 13.2(a)(i) above except to the extent that the cumulative amount of Losses arising from Claims asserted under Section 13.2(a)(i) exceeds $100,000, and then only to the extent of such excess. In addition, in no event shall the aggregate liability of the Seller for Losses under Section 13.2(a)(i) exceed ten percent (10%) of the Purchase Price (as finally adjusted pursuant to Section 3.2) except in the case of Losses arising from any breach by the Buyer of Sections 6.7 or 6.8 or arising from fraud.

     13.3.  INDEMNIFICATION PROCEDURES.

            (a) In the event that any party hereto (an "INDEMNIFIED PARTY") desires to make a claim against another party hereto (the "INDEMNIFYING PARTY", which term shall include all Indemnifying Parties if there be more than one) in connection with any action, suit, proceeding or demand at any time instituted against or made upon it for which it may seek indemnification hereunder (a "THIRD-PARTY CLAIM"), the Indemnified Party shall promptly notify the Indemnifying Party of such Third-Party Claim and of its claims of indemnification with respect thereto; PROVIDED, HOWEVER, that the failure to provide such notice shall not release the Indemnifying Party from any obligation under this Article 13 except to the extent such Indemnifying Party is prejudiced by such failure. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim, and assume the defense of such Third-Party Claim, and in the case of such an assumption the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third-Party Claim; PROVIDED, THAT (i) the Indemnifying Party shall not be entitled to settle any such Third-Party Claim without the consent of the Indemnified Party unless as part of such settlement the Indemnified Party is released from all liability with respect to such Third-Party Claim and
     (ii) the Indemnified Party shall cooperate with the Indemnifying Party in connection with the defense of such Third Party Claim, and provide all information possessed by the Indemnified Party relevant to the defense or settlement of such Third Party Claim.

            (b) The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third-Party Claim, the defense of which has been assumed by an Indemnifying Party pursuant hereto, but the claimant shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

     13.4 SCOPE OF INDEMNITY. Except as provided in Article 14, each of the Seller and the Buyer acknowledges that, except for equitable relief, including specific performance, its sole and inclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions of this Article 13.

     13.5 WAIVER OF STATUTORY CLAIMS. The Buyer hereby waives and releases the Seller from any and all Losses, known or unknown, it may have under CERCLA (as defined in Article 17) or any other statutes relating to environmental matters now or hereafter in effect or any other statute if the assertion of a right under such statute would circumvent the intended effect of Section 13.4. The Seller hereby waives and releases the Buyer from any and all Losses, known or unknown, it may have under CERCLA or any other statutes relating to environmental matters now or hereafter in effect or any other statute if the assertion of a right under such statute would circumvent the intended effect of
Section 13.4.

                                     ARTICLE 14
                                    TAX MATTERS

     14.1.  GENERAL.     The Seller shall remain responsible for all Income
Taxes (as defined in Article 17) of the Seller payable in connection with the operation of the MMIC Business prior to the Closing. The Seller shall also remain responsible for the filing of all related Tax Returns (as defined in Article 17).

     14.2.  COOPERATION ON TAX MATTERS; CONDUCT OF PROCEEDINGS.

            (a) The Buyer and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to this Article 14 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to such preparation and filing and to any audit, litigation or other proceeding relating thereto and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

            (b) The Seller shall be responsible for defending any audit, litigation or other proceeding with respect to any Taxes of the Seller for which the Seller is wholly or partially responsible for payment pursuant to this Article 14 and shall have the authority to negotiate, compromise and settle any such audit, litigation or other proceeding.

     14.3. ALLOCATION OF TRANSFER AND PROPERTY TAXES. (a) All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees including any deficiencies, interest, penalties, additions to Tax or additional amounts excluding any Income Taxes (collectively, "TRANSFER TAXES") incurred in connection with the transactions contemplated by this Agreement shall be borne by Seller. Buyer and Seller shall use reasonable efforts to minimize the amount of all Transfer Taxes and shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.
The party that is required by applicable law to make the filings, reports or returns and to handle any audits or controversies with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary.

            (b) All real property taxes, personal property taxes and similar AD VALOREM obligations levied with respect to the Acquired Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "APPORTIONED OBLIGATIONS") shall be apportioned between Seller and Buyer based on the number of days of such taxable period which fall on or before the Closing Date (this and any other tax period which includes one or more days falling on or before the Closing Date, a "PRE-CLOSING TAX PERIOD") and the number of days of such taxable period after the Closing Date (a "POST-CLOSING TAX PERIOD"). Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for real or personal property taxes relating to the Acquired Assets, each of Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 30 days after delivery of such statement. In the event that either Seller or Buyer shall make any payments for which it is entitled to reimbursement under this Section, the other party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

     14.4. ALLOWABLE TAXES. (a) For purposes of this Section, "ALLOWABLE TAX" shall mean the allocable share of any Tax of Seller or any of its Affiliates which is an allowable cost under the Federal Acquisition Regulation, 48 CFR Chapter 1, and associated regulations and agreements between Seller and any U.S. governmental entity, allocated based on Seller's existing finance policy (as it is in effect on the date hereof).

            (b) If Seller has paid or reimbursed Buyer for any Allowable Tax which is attributable to a Pre-Closing Tax Period, Buyer agrees to repay to Seller promptly upon receipt any portion of such Allowable Tax that Buyer or any of its Affiliates is ultimately able to recover from the United States government.

            (c) If Buyer or any of its Affiliates receives a refund with respect to an Allowable Tax that is attributable to a Pre-Closing Tax Period, Buyer shall pay to Seller the amount of such refund reduced by the amount, if any, that Buyer will be required to pay to the United States government or suffer by reason of offset in accordance with the Federal Acquisition Regulation, 48 CFR Chapter 1, and associated regulations and agreements between Seller and any U.S. governmental entity. If Seller receives a refund after the Closing Date with respect to an Allowable Tax that is attributable to a Pre-Closing Tax Period, Seller will pay to Buyer the amount, if any, which Buyer will be required to pay to the U.S. government, or suffers by reason of an offset, in accordance with the foregoing regulations.

            (d) Seller and Buyer agree to cooperate with respect to the calculation of any amounts payable pursuant to this Section and to give each other written notice of events reasonably likely to result in the increase or decrease of any Allowable Tax attributable to a Pre-Closing Tax Period.

14.5.  SCOPE OF ARTICLE 14.

            (a) Notwithstanding the provisions of Article 13, the provisions of this Article 14 (and not Article 13) shall govern the allocation of responsibility between the Seller and the Buyer for Taxes of the MMIC Business.

            (b) Claims under this Article 14 may be made by the Buyer and the Seller at any time prior to the expiration of the statute of limitations applicable to the Tax matter to which the Claim relates.

                                     ARTICLE 15
                                    TERMINATION

     This Agreement may be terminated by either the Buyer or the Seller in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if (a) the Closing shall not have occurred on or before January 26, 1998, other than as a consequence of the intentional breach or the intentional default by the terminating party, or (b) the DOJ or DOD notify the Seller of their objection to the Buyer as a purchaser of the MMIC Business. This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Seller and the Buyer. In the event of the termination and abandonment of this Agreement by the Seller or the Buyer, as herein provided, written notice thereof shall be given to the other party and this Agreement shall terminate without any further action of the parties hereto. If this Agreement is terminated as provided herein: (i) each party will redeliver all documents, work papers and other material of the other party or parties relating to the transactions contemplated hereby including such memoranda, notes, lists, records or other documents compiled or derived from such material, whether so obtained before or after the execution hereof, to the party furnishing the same; (ii) all information received by any party hereto with respect to the business of the other parties or their affiliated companies shall remain subject to the terms of the Confidentiality Agreement (as defined in Article 17); and (iii) no party shall have any liability or further obligation to any other party to this Agreement except as provided by this
Article 15, and except that any termination of this Agreement pursuant to the first sentence of this Article 15 shall not relieve a defaulting or breaching party from any liability to the other party hereto. In addition, the provisions of Article 18 shall survive any termination of this Agreement.

                                     ARTICLE 16
                                  CONFIDENTIALITY

     16.1 CONFIDENTIALITY AGREEMENT. Any and all information disclosed by the Buyer to the Seller or by the Seller to the Buyer as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, which information was not already known to the Seller or to the Buyer, as the case may be, shall be subject to the Confidentiality Agreement, dated as of August 15, 1997, between the Buyer and the Seller (the "CONFIDENTIALITY AGREEMENT"), all of the provisions of which are incorporated into this Section
16.1 by this reference. Notwithstanding the foregoing, the Confidentiality Agreement shall terminate upon the Closing.

     16.2. CLASSIFIED INFORMATION. Buyer acknowledges that Know-How (as defined in the Intellectual Property Agreement) and other intellectual property to be disclosed to Buyer pursuant to this Agreement and/or the Intellectual Property Agreement may be considered as classified information by the United States Government and nothing in this Agreement or the Intellectual Property Agreement shall require Seller to disclose classified information to Buyer until such time as Buyer has received necessary clearances from the United States Government to receive same.

                                     ARTICLE 17
                                    DEFINITIONS

     As used herein the following terms not otherwise defined have the following respective meanings:

     "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. As used in this definition the term "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "ENCUMBRANCE" means all liens, security interests, pledges, charges, mortgages, conditional sales agreements, title retention agreements and other encumbrances.

     "ENVIRONMENTAL LAW" means any applicable Federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, agreement or governmental restriction, each as in effect on or prior to the Closing Date, relating to the environment or to any Hazardous Substance.

     "GAAP" means generally accepted accounting principles which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the applicable fiscal year.

     "GOVERNMENT CONTRACT" means (i) any contract, agreement, lease or instrument relating to the MMIC Business between Seller and any Governmental Entity and (ii) any contract, agreement, lease or instrument relating to the MMIC Business entered into by the Seller as subcontractor (at any tier) in connection with a contract between another Person and any Governmental Entity.

     "GOVERNMENTAL ENTITY" means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, Federal, state, local, transnational or foreign.

     "HAZARDOUS SUBSTANCE" means any substance, pollutant, contaminant, chemical, waste or material, including petroleum, its derivatives, by-products, and other hydrocarbons, that is listed, identified in, or regulated under any applicable Federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, agreement or governmental restriction.

     "INCOME TAXES" means any Taxes based upon or related to income, including any Taxes calculated in whole or in part based upon net revenues.

     "INDEBTEDNESS" as applied to any Person, means all indebtedness of such Person to any other Person for borrowed money, whether current or funded, or secured or unsecured and all such Indebtedness of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured against loss, but not including the endorsement of checks and similar instruments.

     "KNOWLEDGE OF THE SELLER" or "TO THE SELLER'S KNOWLEDGE" means and is limited to the actual knowledge of the following persons: Thomas Cordner, Stephen Evans, Randall Lehmann, Galon Brehm, Paul Saunier, David Dwelley, Paul Bailey, Jeffrey Axelrod, Glenn Lenzen, Scott Ransick, Bobette Brasfield and Philip Crotts.

     "MATERIAL ADVERSE EFFECT" means any material adverse effect on the operations, assets or financial condition of the MMIC Business taken as a whole.

     "MMIC BUSINESS INTELLECTUAL PROPERTY" shall have the meaning therefor set forth in the Intellectual Property Agreement.

     "NON-INCOME TAXES" means any Taxes other than Income Taxes.

     "PERMITTED ENCUMBRANCES" means Encumbrances that (i) arise out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, (ii) are mechanics', carriers', workers', repairmen's, or other similar liens that do not, individually or in the aggregate, have a Material Adverse Effect, (iii) in connection with any agreement or instrument constituting part of the Acquired Assets, relate to restrictions on transfer embodied in the terms of such agreement or instrument, (iv) represent the rights of customers, suppliers and subcontractors in the ordinary course of business under contracts or under general principles of commercial law, (v) are referred to in
Section 2.4 of the Intellectual Property Agreement or (vi) that individually and in the aggregate could not reasonably be expected to interfere with the use of the Acquired Assets in the conduct of the normal business operations of the MMIC Business.

     "PERSON" means any corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.

     "TAX" Any federal, state, provincial, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

     "TAX RETURN" Any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

                                     ARTICLE 18
                                      GENERAL

     18.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the parties hereto contained in this Agreement shall survive the Closing and shall expire on the last day, if any, on which a claim for indemnification for breach thereof may be made pursuant to Article 13.

     18.2. EXPENSES. Each party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

     18.3. ASSIGNS. This Agreement may not be assigned in whole or in part by either party hereto without the prior written consent of the other party. Notwithstanding the foregoing, (i) at the Closing, the Buyer may, pursuant to written notice to the Seller, assign its rights hereunder to acquire the Acquired Assets, to assume the Assumed Obligations and to enter into the Intellectual Property Agreement, the Master Services Agreement, the Supply Agreement, the Sublease Agreements and the Non-Disclosure Agreement to any wholly-owned subsidiary of the Buyer (provided that (x) no such assignment shall relieve the Buyer of any of its obligations hereunder, (y) both the Buyer and such assignee shall be parties to the

Non-Disclosure Agreement and (z) at the Closing, the Buyer shall execute and deliver to the Seller a Guaranty Agreement in the form of EXHIBIT G attached hereto), (ii) at the Closing, the Buyer may, pursuant to written notice to the Seller, assign its rights hereunder to acquire those Acquired Assets consisting of capital equipment to a lessor of its choosing in connection with a lease agreement to be entered into as of the Closing Date between the Buyer and such lessor, and (ii) either party may assign this Agreement to any successor in interest (whether by sale, merger, consolidation or otherwise) to all or substantially all of such party's business. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     18.4. ENTIRE AGREEMENT, ETC. This Agreement (including the Schedules and Exhibits and the Confidentiality Agreement) contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. EXCEPT AS SET FORTH IN
ARTICLE 5, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SALE OF THE ACQUIRED ASSETS HEREUNDER OR THE MMIC BUSINESS.

     18.5. WAIVER OF CERTAIN DAMAGES. EACH OF THE SELLER AND THE BUYER TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE OR MULTIPLE DAMAGES BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     18.6. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     18.7. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws (and not the choice-of-law rules) of the State of New York.

     18.8. NOTICES. All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:

     If to the Seller, to:

            Raytheon TI Systems, Inc.
            13510 N. Central Expressway, MS 245
            Dallas, TX  75243
            Facsimile:  (972) 995-4347

            Attention:   Frank A. Richards

     with a copy sent contemporaneously to:

            John R. Utzschneider, Esq.
            Bingham Dana LLP
            150 Federal Street
            Boston, Massachusetts  02110
            Facsimile:  (617) 951-8736

     If to the Buyer, to:

            TriQuint Semiconductor, Inc.
            2300 N.E. Brookwood Parkway
            Hillsboro, OR  97124
            Attn:  Steven J. Sharp
            Facsimile:  (503) 615-8900

     with a copy sent contemporaneously to:

            Wilson Sonsini Goodrich & Rosati, P.C.
            650 Page Mill Road
            Palo Alto, CA  94304
            Attn:  Robert P. Latta, Esq.
            Facsimile:  (650) 493-6811

     18.9. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     18.10. SECTION HEADINGS. All enumerated subdivisions of this Agreement are herein referred to as "section" or "subsection." The headings of sections or subsections are for reference only and shall not limit or control the meaning thereof.

     18.11. PUBLIC STATEMENTS OR RELEASES. The parties hereto each agree that prior to the Closing no party to this Agreement shall make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other party hereto. Nothing contained in this
Section 18.11 shall prevent any party from making such public announcements as such party may consider necessary in order to satisfy such party's legal obligations, provided that such disclosing party shall to the extent practicable give prior notice to the other party of the contents of, and requirement for, such disclosure.

     18.12. DISCLOSURE IN SCHEDULES. For purposes of this Agreement, with respect to any matter that is clearly disclosed in any portion of the Disclosure
Schedule in such a way as to make its relevance to the information called for by another Section of this Agreement readily apparent, such matter shall be deemed to have been included in the Disclosure Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the day and year first above written.

                              RAYTHEON TI SYSTEMS, INC.


                              By:  /s/ Larry G. James
                                   -----------------------------------
                              Name: Larry G. James
                              Title: Vice President, Controller


                              TRIQUINT SEMICONDUCTOR, INC.


                              By:  /s/ Edward C. V. Winn
                                   -----------------------------------
                              Name:  Edward C. V. Winn
                              Title:  Executive Vice President

                                                              EXHIBIT A TO ASSET
                                                              PURCHASE AGREEMENT


                          INTELLECTUAL PROPERTY ASSIGNMENT,
                           LICENSE AND SUBLICENSE AGREEMENT

     THIS INTELLECTUAL PROPERTY ASSIGNMENT, LICENSE AND SUBLICENSE AGREEMENT (this "AGREEMENT"), dated as of this 13 day of January 1998, is made by and between Raytheon TI Systems, Inc., a Delaware corporation having a place of business at 13510 N. Central Expressway, Dallas, Texas 75243, (hereinafter "SELLER") and TriQuint Semiconductor Texas, Inc., a Delaware corporation having a place of business at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124 (hereinafter "BUYER").

     WHEREAS, Seller is subject to a Final Judgment filed in the US District Court for the District of Columbia on July 2, 1997 in connection with the matter of UNITED STATES OF AMERICA V. RAYTHEON COMPANY, ET AL., Civil Action No. 97515 (the "FINAL JUDGMENT") related to the sale of the MMIC Business (as hereinafter defined) currently owned and operated by Seller in accordance with a Hold Separate and Partition Plan entered in the same case on July 2, 1997;

     WHEREAS, pursuant to and in accordance with the Final Judgment, Seller and TriQuint Semiconductor, Inc., a Delaware corporation and sole shareholder of the Buyer ("TRIQUINT") have entered into an Asset Purchase Agreement dated as of January 13, 1998 (the "ASSET PURCHASE AGREEMENT") which provides for the sale of Seller's MMIC Business and TriQuint has assigned certain rights under the Asset Purchase Agreement to the Buyer;

     WHEREAS, Seller owns various intellectual property rights used in Seller's MMIC Business which are to be assigned or licensed to Buyer pursuant to the Asset Purchase Agreement;

     WHEREAS, Seller and Texas Instruments Incorporated, a Delaware corporation ("TI"), are parties to an Intellectual Property Assignment and License Agreement dated as of July 11, 1997, as amended (the "TI IP AGREEMENT"), pursuant to which, among other things, TI conveyed to Seller certain intellectual property applicable to Seller's MMIC Business, and granted to Seller certain nonexclusive licenses under certain other TI intellectual property applicable to Seller's MMIC Business;

     WHEREAS, certain of the TI intellectual property licensed to Seller under the TI IP Agreement which has application to the MMIC Business is to be sublicensed to Buyer pursuant to the Asset Purchase Agreement;

     WHEREAS, Seller desires to be granted and Buyer is willing to grant to Seller certain nonexclusive licenses under the intellectual property rights being assigned to Buyer pursuant to this Agreement; and

     WHEREAS, Buyer and Seller wish to provide for the above referenced assignments, sublicenses and licenses under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties hereby agree as follows:

                                      ARTICLE 1

                     DEFINITIONS OF TERMS USED IN THIS AGREEMENT


     As used herein the following terms not otherwise defined have the following respective meanings:

     1.1. "AFFILIATE OF SELLER" means, with respect to Seller, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Seller. As used in this definition the term "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     1.2. "CLOSING DATE" means the time of the Closing as defined in the Asset Purchase Agreement.

     1.3.   "GAAS" means Gallium Arsenide.

     1.4. "KNOW-HOW" means manufacturing know-how, processes, designs (including, without limitation, design databases, design tools in any form (including software) and circuit files), technical information and data, operating procedures, trade secrets and similar information which is treated as confidential and proprietary or is otherwise accorded trade secret status under relevant law.

     1.5.   "MMIC" means Monolithic Microwave Integrated Circuit.

     1.6. "MMIC BUSINESS" shall have the meaning set forth in the Asset Purchase Agreement.

     1.7. "MMIC BUSINESS COPYRIGHTS" means those copyrights owned by Seller and used or held for use primarily in the MMIC Business.

     1.8. "MMIC BUSINESS INVENTION DISCLOSURES" means those written invention disclosures owned by Seller which are used or held for use primarily in Seller's MMIC Business, including those which are listed in ATTACHMENT 1 hereto.

     1.9. "MMIC BUSINESS KNOW-HOW" means that Know-How of Seller used or held for use primarily in Seller's MMIC Business.

     1.10. "MMIC BUSINESS MASK WORKS" means those mask works owned by Seller which are used or held for use primarily in Seller's MMIC Business, including those which are listed on ATTACHMENT 2 hereto.

     1.11. "MMIC BUSINESS PATENTS" means those patents and patent applications owned by Seller which are used or held for use primarily in Seller's MMIC Business and any patents based on or issued from such patents or patent applications, including those which are listed on ATTACHMENT 3 hereto.

     1.12. "MMIC BUSINESS INTELLECTUAL PROPERTY" means the MMIC Business Copyrights, MMIC Business Invention Disclosures, MMIC Business Know-How, MMIC Business Mask Works and MMIC Business Patents.

     1.13. "PERSON" means any corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.

     1.14. "RELATED PARTIES" means, with respect to the Buyer or the Seller, a joint venture or similar business arrangement in which the Buyer or the Seller is an ongoing participant and any of the other parties to such joint arrangement in their capacities as such.

     1.15. "SELLER COPYRIGHTS" means all copyrights (excluding MMIC Business Copyrights) which are owned by Seller on the Closing Date and which are used in or related to the conduct of the MMIC Business as of the Closing Date or at any time prior thereto.

     1.16. "SELLER KNOW-HOW" means all Know-How (excluding MMIC Business Know-How) owned by Seller on the Closing Date, which is used in or related to the conduct of the MMIC Business as of the Closing Date or at any time prior thereto and which is incorporated or disclosed in the assets conveyed to Buyer pursuant to the Asset Purchase Agreement.

     1.17. "SELLER PATENTS" means all patents and patent applications either owned by Seller on the Closing Date or derived from invention disclosures owned by Seller on the Closing Date (excluding MMIC Business Patents and MMIC Business Invention Disclosures) and which have application to or are related to the MMIC Business as conducted by Seller as of the Closing Date or at any time prior thereto.

     1.18. "SELLER INTELLECTUAL PROPERTY" means Seller Copyrights, Seller Know-How and Seller Patents.

     1.19. "SUPPLY AGREEMENT" means the Supply Agreement, dated as of the date hereof, between the Seller and the Buyer, as in effect from time to time.

     1.20. "TI LICENSED COPYRIGHTS" means all copyrights which are licensed to Seller by TI under the TI IP Agreement and which are used in the conduct of the MMIC Business as of the Closing Date or at any time prior thereto.

     1.21. "TI LICENSED KNOW-HOW" means all Know-How which is licensed to Seller by TI under the TI IP Agreement, which is used in the conduct of the MMIC Business as of the Closing Date or at any time prior thereto and which is incorporated or disclosed in the assets conveyed to Buyer pursuant to the Asset Purchase Agreement.

     1.22. "TI LICENSED MASK WORKS" means all mask works which are licensed to Seller by TI under the TI IP Agreement and which are used in the conduct of the MMIC Business as of the Closing Date or at any time prior thereto.

     1.23. "TI LICENSED PATENTS" means all patents and patent applications (including those derived from any invention disclosures licensed to Seller by TI under the TI IP Agreement) which are licensed to Seller by TI under the TI IP Agreement and which have application to the MMIC Business as conducted by Seller as of the Closing Date or at any time prior thereto.

     1.24. "TI LICENSED INTELLECTUAL PROPERTY" means TI Licensed Copyrights, TI Licensed Know-How, TI Licensed Mask Works and TI Licensed Patents.

     Capitalized terms used but not defined herein have the meanings given them in the Asset Purchase Agreement.

                                      ARTICLE 2

                                 ASSIGNMENT BY SELLER

     2.1. GENERAL. Subject to Sections 2.4, 3.2 and 4.2 below, Seller hereby assigns and transfers to Buyer, effective on the Closing Date, all right, title and interest of Seller in, to and under the MMIC Business Intellectual Property and all rights to sue or recover for the past or future infringement or misappropriation of the MMIC Business Intellectual Property so assigned.

     2.2. COSTS. Seller shall be responsible for all costs and expenses associated with the preparation and recordation of any assignment documents and for all costs and expenses associated with the performance of its obligations under this Article 2.

     2.3. DOCUMENTATION. At and after the Closing Date, Seller will execute and deliver any deeds, bills of sale, assignments or assurances and take and do any other actions and things reasonably necessary to vest in Buyer, and/or to perfect or confirm Buyer's rights in, any and all of Seller's right, title and interest in, to and under any of the MMIC Business Intellectual Property acquired or to be acquired by Buyer as a result of, or in connection with, this Agreement and the transactions contemplated hereby.

     2.4. PRE-EXISTING RIGHTS. Buyer acknowledges that the MMIC Business Intellectual Property to be assigned pursuant to this Agreement may be subject to certain pre-existing rights or licenses which may have previously been granted to, or acquired by, the United States Government or other third parties. Any such pre-existing rights and licenses which Seller believes are material to the conduct of the MMIC Business as conducted by Seller as of the Closing Date are listed in ATTACHMENT 4 attached hereto. In particular and without limiting the general applicability of the foregoing, the MMIC Business Intellectual Property is subject to the licenses granted to TI with respect to assets conveyed to Seller by TI pursuant to the TI IP Agreement.

     2.5. TRADEMARKS. There are no trademarks being assigned, licensed or sublicensed pursuant to this Agreement. The assignment pursuant to this Article 2 does not include any right to use any "Texas Instruments", "TI", "Raytheon TI Systems", "RTIS" or similar trademarks or trade names incorporated into any mask works included in the MMIC Business Intellectual Property. Buyer may continue to use original mask works having such trademarks or trade names incorporated therein for a transitional period extending from the Closing Date until the earlier of either two years from the Closing Date or such time as a new iteration of such mask work is generated. Buyer shall indemnify and hold Seller and TI harmless from any liability arising out of any such permitted uses of such trademarks and trade names.

                                      ARTICLE 3

                               LICENSES AND SUBLICENSES

     3.1.   LICENSES AND SUBLICENSES BY SELLER TO BUYER.

     (a) SELLER INTELLECTUAL PROPERTY. Seller grants to Buyer an exclusive, subject to the rights retained by the Seller under this Agreement, perpetual, non-terminable, irrevocable, transferable, worldwide, royalty free, fully paid-up license, including rights to sublicense, under the Seller Intellectual Property for use in the operation of the MMIC Business and to make, have made, use, sell, offer for sale, export and import MMIC chips, including the right to reproduce, create derivative works from and distribute material covered by Seller's Copyrights as necessary in conjunction with the exercise of the license granted above in this Section 3.1(a) and including the right to perform services related to such products. Nothing in this Section 3.1 shall be construed as restricting the ability of the Buyer to use its MMIC chips in any product. The rights and licenses granted under this Section 3.1(a) are limited to the field of use described above, and shall, subject to the rights retained by or granted to Seller pursuant to Section 3.1(f) and/or Section 3.2 below, be exclusive as to such field of use.

     (b) TI LICENSED INTELLECTUAL PROPERTY. Seller grants to Buyer an exclusive, subject to the rights retained by the Seller under this Agreement and any rights retained by TI, worldwide, royalty free, fully paid-up, non-transferable (except as provided in Section 3.1(d) and 3.1(e) below) sublicense under the TI Licensed Intellectual Property for use in the operation of the MMIC Business and to make, have made (subject to Section 3.1(c) below) use, sell, offer for sale, export and import MMIC chips, including the right to reproduce, create derivative works from and distribute material covered by TI Licensed Copyrights as necessary in connection with the exercise of the sublicense granted above in this Section 3.1(b) and including the right to perform services related to such products. Nothing in this Section 3.1 shall be construed as restricting the ability of the Buyer to use its MMIC chips in any products.

     (c) EXCLUSIONS. The sublicenses granted by Seller under Section 3.1(b) above do not include any right to (i) have products made or services performed by others without the prior written consent of TI, which consent shall not be unreasonably withheld; (ii) act as a sales agent, commission agent, broker or factor of products made by third parties; (iii) act as distributor or a reseller of products made by third parties; or (iv) use any "Texas Instruments", "TI", "Raytheon TI Systems", "RTIS" or similar trademarks or trade names incorporated into any mask works included in the TI Licensed Intellectual Property, except to the extent provided for in Section 2.5.

     (d)    SUBLICENSING.  The sublicenses granted to Buyer under
Section 3.1(b) above do not include the right to grant sublicenses to others except that (i) Buyer may sublicense to its subsidiaries in which it owns more than fifty percent (50%) of the voting rights provided that any such subsidiary agrees in writing to be bound by all applicable provisions of this Agreement in the same way and to the extent as Buyer is bound and provided that any such sublicense shall terminate if Buyer ceases to own more than fifty percent (50%) of the sublicensed subsidiary and (ii) subject to the prior written consent of each of the Seller and TI with respect to the sublicense under Section 3.1(b), the Buyer may sublicense to a Related Party. The Seller agrees that in the event TI consents to any proposed transfer under clause (ii), the Seller will also consent.

     (e)    TRANSFERABILITY.  The licenses granted to the Buyer under
Section 3.1(a) are transferable by the Buyer. The sublicenses granted to Buyer under Section 3.1(b) above are not transferable by Buyer except (i) in any merger in which Buyer is the surviving corporation and the shareholders of Buyer immediately prior to the merger own more than fifty percent (50%) of the voting rights of the surviving corporation immediately after the merger and (ii) that the Buyer shall have the right to pass on such sublicenses to a successor in interest to all or substantially all of the assets of the MMIC Business.

     (f) CERTAIN RESTRICTIONS ON USE BY SELLER AND EXCLUSIONS TO BUYER'S EXCLUSIVITY. Except as otherwise provided below in this Section 3.1(f) or in
Section 3.2, Seller agrees, to the extent permitted by law, not to use, or to license or sublicense to any third party that is not an Affiliate of Seller, any Seller Intellectual Property or TI Licensed Intellectual Property to make, have made, use, sell, offer for sale, export or import MMIC chips or to perform services related thereto, PROVIDED, HOWEVER:

            (i) Seller retains, and shall continue to have, the right to use the Seller Intellectual Property and the TI Licensed Intellectual Property applicable to the subject matter described in Part I of ATTACHMENT 5 hereto in connection with making, using, selling, offering for sale, exporting or importing MMIC chips or to perform services related thereto provided that Seller may use chips only for incorporation into Seller's products or systems and may not sell or offer for sale MMIC chips on a stand-alone basis;

            (ii) Seller retains, and shall continue to have, the right to use, and to license or sublicense to any Related Party, the Seller Intellectual Property and the TI Licensed Intellectual Property applicable to the subject matter described in Parts II, III and IV of ATTACHMENT 5 hereto in connection with making, having made, using, selling, offering for sale, exporting or importing MMIC chips or to perform services related thereto;

            (iii) Nothing in this Section 3.1(f) is intended to or shall prevent Seller from (x) using, or licensing or sublicensing to any third party, the Seller Intellectual Property or the TI Licensed Intellectual Property to make, have made, use, sell, offer for sale, export or import any products other than MMIC chips or to perform services not related to MMIC chips or (y) fulfilling any continuing contractual obligations which it may have to TI under the TI IP Agreement;

            (iv) The restrictions contained in this Section 3.1(f) as they apply with respect to any particular item of intellectual property shall only apply for as long as such item of intellectual property is afforded statutory protection, except that in the case of Know-How such restrictions shall only apply until the first to occur of one of the following: (a) the seventh anniversary of the Closing Date; or (b) that time when such Know-How is no longer afforded trade secret status.

            (v) The rights retained by Seller under this Section 3.1(f) may be assigned or transferred by Seller to a successor in interest (whether by sale, merger, consolidation or otherwise) to all or substantially all of Seller's defense electronics business and/or to any successor in interest (whether by sale, merger, consolidation or otherwise) to all or substantially all of Raytheon Company's GaAs foundry business. In the event of any transfer by the Seller of any of the Seller Intellectual Property or any of the Seller's rights with respect to the TI Licensed Intellectual Property, the transferee shall be bound by this Section 3.1(f) but no such transferee shall be entitled to the exception provided by paragraph (i) above; however, the exception provided by paragraph (i) above shall extend to any transferee resulting from the merger and subsequent restructuring between Raytheon Company and HE Holdings, Inc., which occurred in December 1997, and any other transferee in connection with an internal corporate reorganization. The rights retained by the Seller under this Section 3.1(f) also run to the benefit of the Seller's Affiliates, but only so long as they remain Affiliates of the Seller.

     3.2. LICENSES AND RIGHTS GRANTED BY BUYER TO SELLER WITH RESPECT TO MMIC BUSINESS INTELLECTUAL PROPERTY.

     (a) GRANT (ATTACHMENT 5). Seller hereby reserves for itself and Affiliates of Seller, and Buyer hereby grants to Seller and Affiliates of Seller, a nonexclusive, irrevocable, worldwide, royalty free, fully paid-up, nontransferable (except as provided in Section 3.2(d) below) license under any MMIC Business Intellectual Property in existence as of the Closing Date and described in ATTACHMENT 5 hereto, the scope of such license to be co-extensive with the scope of the rights retained by the Seller with respect to Seller Intellectual Property and TI Licensed Intellectual Property set forth in
Section 3.1(f). In connection with and for purposes of the above license and the rights retained by Seller pursuant to Section 3.1(f), Seller may retain a copy of all technical documentation relating to the subject matter described on ATTACHMENT 5 (including formulae and production and process control documentation, but excluding production mask sets and product specific Know-How) provided to Buyer pursuant to the Asset Purchase Agreement and, for a period of six (6) months after the date hereof, Buyer agrees to make available to Seller, at Seller's expense (at reasonable rates), up to ten (10) man days of consulting by Buyer employees familiar with the use and implementation of the relevant MMIC Business Intellectual Property in order to assist Seller with regard to the use thereof.

     (b)(i) GRANT (TERMINATION). In the event of termination by Seller based upon Buyer's breach of its obligations under the Supply Agreement with respect to any one or more particular products and associated services (the "AFFECTED PRODUCT(S)"), Seller hereby reserves for itself and Affiliates of Seller, and Buyer shall grant to Seller and Affiliates of Seller, a non-exclusive, irrevocable, worldwide, royalty-free, fully paid-up, nontransferable (except as provided in Section 3.2(d)(i)) license under and for designs related to the Affected Products, the associated MMIC Business Intellectual Property including process technology, and the intellectual property identified in ATTACHMENT 6, to the extent required for and for the sole purpose of making, having made, using, selling, offering for sale, distributing, exporting and importing any Affected Products under any then unfilled purchase orders issued pursuant to the Supply Agreement, including the right to reproduce, create derivative works from and distribute copyrighted material in connection with the exercise of the licenses granted above.

     Upon the fulfillment of the requirements of the purchase orders for such Affected Products, and prior to either the expiration of the Supply Agreement by non-renewal or termination thereof in its entirety for cause, Seller may at its election continue to use the MMIC Business Intellectual Property in accordance with Sections 3.2(b)(ii)(a) and (b) and subject to the royalty provisions therein contained, for the purpose of making, having made, using, selling, offering for sale, distributing, exporting and importing the Affected Products or iterations thereof under programs pursuant to which the Affected Products were being made and follow-on programs thereto. For the purposes of this Section, the restrictions on use in Section 3.1(f) shall not apply to the use of associated Seller Intellectual Property and the associated TI Intellectual Property in conjunction with and to the same extent as the license granted hereunder.

     3.2(b)(ii)(a) GRANT (NON-RENEWAL). In the event the Supply Agreement has not been renewed in whole or in part with respect to any one or more particular products and associated services (the "NON-RENEWED PRODUCTS"), Seller hereby reserves for itself and Affiliates of Seller, and Buyer shall grant to Seller and Affiliates of Seller, a non-exclusive, irrevocable, worldwide, royalty-free, fully paid-up, nontransferable (except as provided in Section 3.2(d)), right under and for designs related to the Non-renewed

     Products, the associated MMIC Business Intellectual Property, excluding process technology and associated MMIC Business Intellectual Property, and the intellectual property identified in ATTACHMENT 6, to the extent required for and for the sole purpose of making, having made, using, selling, offering for sale, distributing, exporting and importing any Non-renewed Products and performing or having performed services related thereto, including the right to reproduce, create derivative works from and distribute copyrighted material in connection with the exercise of the rights granted above, for programs pursuant to which the Non-renewed Products were made and follow-on and related programs thereto; and

     3.2(b)(ii)(b) At Seller's election, Seller hereby reserves for itself and Affiliates of Seller, and Buyer shall grant to Seller and Affiliates of Seller, a non-exclusive, royalty-bearing, irrevocable, worldwide, nontransferable (except as provided in Section 3.2(d)), license under MMIC Business process technology related to the Non-renewed Products and the associated MMIC Business Intellectual Property, to the extent required for and for the sole purpose of making, having made, using, selling, offering for sale, distributing, exporting and importing any Non-renewed Products and performing or having performed services related thereto, including the right to reproduce, create derivative works from and distribute copyrighted material in connection with the exercise of the licenses granted above, for programs pursuant to which the Non-renewed Products were made and follow-on and related programs thereto. The parties agree that Seller shall pay Buyer a royalty of ______* of the annual Net Sales (as hereinafter defined) of any MMIC chips manufactured using MMIC Business process technology under the license granted above, said royalties to be paid semiannually not later than February 1 and August 1 of each calendar year. For purposes of calculating the royalty under this Section, "NET SALES" shall mean gross sales as invoiced less (i) transportation and insurance on shipments to customers; (ii) trade, quantity, cash or other discounts actually allowed and taken; (iii) credits or allowances made or given on account of rejects or returns; (iv) retroactive price adjustments for amounts not collected;
     (v) taxes, duties or other governmental charges levied on Seller transportation, delivery or use; (vi) commissions paid or payable to dealers or representatives; and (vii) the royalty payable by Seller to Buyer. In addition, with respect to any sales not made on an arms-length basis to a third party the sales price for purposes of calculating Net Sales will be based on (i) what an arms-length price would be if such pricing is readily ascertainable and (ii) if not readily ascertainable, at the price that would have been paid under the Supply Agreement if the Supply Agreement were still in effect.

     The Buyer shall be entitled to conduct reasonable audits of the Seller's books and records to confirm compliance with this paragraph (b), but any such audit must be conducted by a third party reasonably acceptable to the Seller, and

------------------------
     * Confidential treatment requested for omitted portion. A copy of the omitted provisions has been filed with the Securities and Exchange Commission.

     conducted on at least five (5) business days' prior notice of its desire to inspect, during normal business hours, in a manner that will not unreasonably disrupt the Seller's operations. For the purposes of Sections 3.2(b)(ii)(a) and (b), the restrictions on use in Section 3.1(f), other than with respect to Section 3.1(f)(i), shall not apply to the use of associated Seller Intellectual Property and the associated TI Intellectual Property in conjunction with and to the same extent as the license and rights granted under Section 3.2(b)(ii)(a) or this Section 3.2(b)(ii)(b).

     (c) GRANT (DESIGN RIGHTS). Notwithstanding any other provisions to the contrary in this Agreement, and subject to the provisions of the Supply Agreement between the parties hereto of even date, Seller hereby reserves for itself and Affiliates of Seller, and Buyer hereby grants to Seller and Affiliates of Seller, a nonexclusive, irrevocable, worldwide, royalty free, fully paid-up, nontransferable (except as specified in Section 3.2(d)) license to use the MMIC Business Intellectual Property identified in ATTACHMENT 6, for the purpose of performing or having performed design work and services for any MMIC-related products for use in modules, RF subassemblies and RF subsystems of the Seller, its Affiliates and Related Parties, including the right to reproduce, create derivative works from and distribute copyrighted material. Nothing in this Section 3.2(c) (other than the restrictions relating to Section 3.1(f) applicable to Seller Intellectual Property and TI Licensed Property as provided below and other than the restrictions set forth in
Section 3.1(f)(i)) shall be construed to limit Seller's ability or right to have new designs manufactured by Seller, Seller's Affiliates or any third party. To the extent there is any Seller Intellectual Property or TI Licensed Property within the scope of ATTACHMENT 6, the restriction on use in Section 3.1(f) with respect to the use of Seller Intellectual Property and TI Licensed Intellectual Property in combination with and to the same extent as the license granted in this Section 3.2(c) shall not apply. However, to the extent that any MMIC Business Intellectual Property, Seller Intellectual Property and TI Licensed Intellectual Property comes within the scope of ATTACHMENT 6 and also is applicable to the subject matter of Part I of ATTACHMENT 5, this Intellectual Property will be subject to the provisions of Section 3.1(f)(i) and
Section 3.2(a). The restrictions on use set forth above in this Section 3.2(c) as they apply to any particular item of intellectual property shall apply only for so long as such item of intellectual property is either afforded statutory protection or, in the case of Know-How, is subject to continuing trade secret status.

     (d) SUBLICENSING AND TRANSFERABILITY. The licenses and rights granted in Sections 3.2(a), (b) and (c) above are not transferable except (i) to any successor in interest (whether by sale, merger, consolidation or otherwise) to all or substantially all of Seller's defense electronics business and/or to any successor in interest (whether by sale, merger, consolidation or otherwise) to all or substantially all of Raytheon Company's GaAs foundry business, provided that any successor in interest agrees in writing to be bound by all applicable provisions of this Agreement in the same way and to the same extent the Seller is bound and (ii) Seller may sublicense to a Related Party, except that the Seller may not sublicense to a Related Party with respect to its rights under Section 3.2(a) with respect to
Part I of ATTACHMENT 5 or under Section 3.2(b)(i) or under
Section 3.2(b)(ii)(b).

     (e) In connection with and for the sole purposes of the above licenses and the rights retained by and granted to Seller pursuant to Sections 3.2(b) and
(c), upon the occurrence of the event giving rise to the grant of said license(s), Seller may obtain and Buyer shall promptly deliver, at Seller's expense, a copy of documentation sufficient to enable the practice of said license(s) and right(s). For a period of six months from the event giving rise to the grant of such license(s) and right(s), Buyer agrees to make available to Seller, at Seller's expense (at reasonable rates), up to thirty (30) man-days of consulting services under this Agreement by Buyer's employees familiar with the use and implementation of the subject matter of said license(s) and right(s) in order to assist Seller with regard to the use thereof.

     (f) Except for the five (5) year limitation applicable to the rights granted in Section 3.2(c), the restrictions on use and the obligations to pay royalties otherwise contained in this Section 3.2 shall only apply until the seventh anniversary of the effective date of this Agreement.

     3.3. L-BAND INTRINSIC MODELS. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement shall be construed so as to grant Seller any license or other rights with respect to, and this Agreement shall specifically prohibit Seller from retaining any rights with respect to, any existing L-band intrinsic MMIC models included within the MMIC Business Intellectual Property, the TI Intellectual Property and the Seller Intellectual Property.

                                      ARTICLE 4

                                   CONFIDENTIALITY

     4.1. GENERAL. The parties hereby incorporate by reference the Non-Disclosure Agreement (as defined in the Asset Purchase Agreement) entered into among them and TriQuint on the date hereof and agree that confidential information of either party used in connection with this Agreement shall be subject to the terms thereof.

     4.2. CLASSIFIED INFORMATION. Buyer acknowledges that Know-How and other intellectual property to be disclosed to Buyer pursuant to this Agreement and/or the Asset Purchase Agreement may be considered as Classified Information by the United States Government and nothing in this Agreement or in the Asset Purchase Agreement shall require Seller to disclose Classified Information to Buyer until such time as Buyer has received necessary clearances from the United States Government to receive same.

                                      ARTICLE 5

                               MISCELLANEOUS PROVISIONS

     5.1. PATENT COOPERATION. Seller agrees to make its employees reasonably available to Buyer, at Buyer's expense, to reasonably assist and otherwise reasonably cooperate in the prosecution of all pending patent applications included within the MMIC Business Patents and in the preparation and prosecution of patent applications based on the MMIC Business Invention Disclosures and to execute any and all oaths, declarations, assignments, affidavits and any other papers in connection therewith necessary to perfect Buyer's rights therein.
Such assistance and cooperation includes, but is not limited to, communicating to Buyer, or to its successors, assigns, and legal representatives, any facts known to the employee respecting the invention and testifying in any legal proceedings, signing all lawful papers, executing divisionals, continuations, reissues and substitute applications and making all lawful oaths.

     5.2. GOVERNING LAW. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT AND (UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN) ALL AMENDMENTS HEREOF AND WAIVERS AND CONSENTS HEREUNDER SHALL, TO THE EXTENT THE PARTICULAR SUBJECT MATTER IS CONTROLLED BY STATE LAW, BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, EXCEPT THAT THE UNITED STATES FEDERAL LAW SHALL GOVERN ANY PARTICULAR SUBJECT MATTER CONTROLLED THEREBY.

     5.3. AMENDMENT OF AGREEMENT. No oral explanation or oral information by either party hereto or its representatives shall alter the meaning or interpretation of this Agreement. Except as expressly incorporated herein by reference and except for applicable provisions of the Asset Purchase Agreement, all prior proposals and/or understandings, either oral or written, with regard to the subject matter of this Agreement are hereby canceled and this Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof. No modification, alteration, addition or change in the terms hereof shall be binding on either party other than as set forth on or subsequent to the date hereof in a written document signed by a duly authorized representative of the party to be bound thereby.

     5.4. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given as follows:

     (i)    If to Buyer:

     TriQuint Semiconductor Texas, Inc.
     2300 N.E. Brookwood Parkway
     Hillsboro, Oregon  97124
     Attention: President and CEO
     Telecopy:

     with a copy to:

     Wilson Sonsini Goodrich & Rosati, P.C.
     650 Page Mill Road
     Palo Alto, CA  94303-1050
     Attention: Robert P. Latta, Esq.
     Telecopy:  (650) 493-6811

     (ii)   If to Seller:

     Raytheon TI Systems, Inc.
     2501 S. Highway 121
     MS- 245
     Dallas, TX  75243
     Attention: Frank A. Richards
     Telecopy:  (972) 995-4347

     with a copy to:

     Raytheon Company
     141 Spring Street
     Lexington, MA  02173
     Attention: Glenn H. Lenzen, Jr.
                Chief Patent Counsel
     Telecopy:  (781) 860-3899

     or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective if given by (a) by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (b) any other means, when delivered at the address specified in this Section.

     5.5. NO WAIVER. Failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right to insist later on adherence thereto, or thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing in order to be effective.

     5.6. TRANSFERS AND ASSIGNMENTS. This Agreement shall inure to the benefit of, and be binding upon, Seller and Buyer and, except to the extent provided in Sections 3.1 and 3.2, may not be assigned, licensed or sublicensed in whole or in part by either party, without the prior written consent of the other party, or, as applicable, TI, and any such attempted transfer without such consent(s) shall be null and void. Any valid transfer shall inure to the benefit of, and be binding upon, the respective successor, assign, transferee or sublicensee. Any such valid transfer by either party shall not relieve that party of its continuing obligations under Article 4 above.

     5.7. NO THIRD-PARTY BENEFICIARIES. Nothing herein is intended to, or shall be construed to, confer upon any Person not a party hereto any rights or benefits hereunder.

     5.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     5.9. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any party hereto or set of circumstances shall, in any jurisdiction and to any extent, be finally held to be invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances or in any other jurisdiction, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to providing the rights and obligations intended to be provided by the invalidated or unenforceable term or provision, and puts the parties in a position as nearly comparable as possible to the position they would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable. In the event of any conflict between the provisions of this Agreement and the provisions of the Asset Purchase Agreement or the Supply Agreement, the provisions of this Agreement shall be controlling; PROVIDED, that nothing contained in this Agreement is intended to limit the rights of Buyer and Seller pursuant to Article 4 of the Supply Agreement or Buyer's rights under any of the Seller's representations and warranties in the Asset Purchase Agreement.

     5.10. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. The effective date of this Agreement is the Closing Date.

     5.11. CONSENTS. Where agreement, approval, acceptance or consent of either party is required by any provision of the Agreement, such action will not be unreasonably delayed or withheld.

     5.12. NO FURTHER REQUIREMENTS. Seller shall not be required by anything contained in this Agreement to file in any country any application, mask work registration, copyright or patent, or to secure any mask work registration, copyright or patent, or once have obtained a mask work registration, copyright or patent, to maintain the mask work registration, copyright or patent in force.

     5.13. ASSUMPTION OF RISK. Except to the extent otherwise expressly provided to the contrary in the Asset Purchase Agreement or this Agreement, each party assumes all risk and liability arising from its use or reliance on intellectual property rights assigned, licensed or sublicensed to it by the other party pursuant to this Agreement.

     5.14. DISCLAIMER OF WARRANTIES. (a) The Seller is making representations and warranties in the Asset Purchase Agreement with respect to intellectual property and with respect to this Agreement. Except as referred to in the preceding sentence, neither party makes any representation, warranty or indemnification to the other party pursuant to this Agreement. All representations, warranties and indemnifications, if any, made by any party to the other party regarding the subject matter of this Agreement shall be solely as set forth in the Asset Purchase Agreement and without limiting the general applicability of the foregoing, nothing in this Agreement shall be construed as:

     (i) a warranty or representation by Seller or Buyer as to the validity or scope of any intellectual property rights; or

     (ii) a warranty or representation by Seller or Buyer that any manufacture, sale, lease, import, use or other disposition of products or services after the Closing Date made pursuant to the intellectual property rights assigned, licensed or sublicensed hereunder will be free from infringement of intellectual property rights of third parties; or

     (iii) a requirement of Seller or Buyer to bring or prosecute actions or suits against third parties for infringement or misappropriation of any intellectual property rights assigned or licensed hereunder.

     (b) THE BUYER AND THE SELLER ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF ARTICLE 13 OF THE ASSET PURCHASE AGREEMENT PROVIDE THE BUYER'S SOLE REMEDY WITH RESPECT TO ANY CLAIM RELATING TO INFRINGEMENT, THE SELLER'S ABILITY TO CONVEY THE MMIC BUSINESS INTELLECTUAL PROPERTY OR TO GRANT LICENSE AND SUBLICENSE RIGHTS WITH RESPECT TO THE SELLER

INTELLECTUAL PROPERTY OR TI LICENSED INTELLECTUAL PROPERTY OR THE VALIDITY OF ANY OF THE MMIC BUSINESS INTELLECTUAL PROPERTY, SELLER INTELLECTUAL PROPERTY OR TI LICENSED INTELLECTUAL PROPERTY. IN ADDITION, SELLER MAKES NO IMPLIED REPRESENTATIONS OR WARRANTIES, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     5.15. COMPLIANCE WITH FINAL JUDGMENT. Buyer acknowledges that it has previously been provided with a copy of the Final Judgment and, in accordance with Section III.B of the Final Judgment, Buyer agrees to be bound by the applicable provisions of the Final Judgment.

     5.16. INADVERTENT OMISSION. Any MMIC Business Invention Disclosures, MMIC Business Patents or MMIC Business Mask Works which are inadvertently omitted by Seller from the attachments to this Agreement shall be deemed included, and the rights and licenses granted hereunder shall apply thereto.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representatives.


RAYTHEON TI SYSTEMS, INC.               TRIQUINT SEMICONDUCTOR
                                        TEXAS, INC.


By:   /s/ Larry G. James                By:   /s/ Edward C. V. Winn
   ---------------------------            ---------------------------
Name:  Larry G. James                   Name:  Edward C. V. Winn
Title: Vice President, Controller       Title: Executive Vice President

                                                              EXHIBIT B TO ASSET
                                                              PURCHASE AGREEMENT


                                   SUPPLY AGREEMENT


     THIS SUPPLY AGREEMENT (this "AGREEMENT"), dated as of this 13 day of January, 1998 (the "CLOSING DATE"), is made by and between Raytheon TI Systems, Inc., a Delaware corporation having a place of business at 13510 N. Central Expressway, Dallas, Texas 75243 (hereinafter "RTIS"), and TriQuint Semiconductor Texas, Inc., a Delaware corporation having a place of business at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124 (hereinafter "SUPPLIER").

     WHEREAS, RTIS and TriQuint Semiconductor, Inc., a Delaware corporation and sole shareholder of Supplier ("TRIQUINT"), are parties to an Asset Purchase Agreement dated as of January 8, 1998 (the "ASSET PURCHASE AGREEMENT"), pursuant to which RTIS has sold to Supplier (as assignee of TriQuint), and Supplier (as assignee of TriQuint) has purchased from RTIS, substantially all the assets relating to the MMIC Business (as such term is defined in the Asset Purchase Agreement);

     WHEREAS, the MMIC Business has historically provided microwave monolithic integrated circuits ("MMICs") and MMIC design services to RTIS; and

     WHEREAS, Supplier and RTIS desire to continue to have the MMIC Business as operated by Supplier provide such products and services to RTIS pursuant to a strategic supplier relationship under the terms and conditions of this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties hereby agree as follows:

                                      ARTICLE 1
                                  PRODUCT PURCHASES

     1.1. GENERAL. Supplier agrees to provide, and RTIS agrees to purchase, MMIC products, including where applicable related design services (collectively, the "PRODUCTS"), on the terms set forth herein.

     1.2. PRICES. (a) The prices for Products shall be determined as set forth in this Section 1.2 and in Section 2.3, APPENDIX A, APPENDIX B and
APPENDIX C hereto.   For a period of at least one year after the Closing Date,
Supplier agrees to continue to
use the historical wafer charging systems and cost estimating systems used by the MMIC Business immediately prior to the Closing Date for all Product orders for RTIS. These systems use the following three wafer processing charging categories: (a) Development wafer account (used for the first lots of all new designs); (b) Production wafer account (used for additional lots (beyond the first lot) of new designs, for all repeat orders of existing designs (including those that have minor changes, i.e., minor modifications of an existing design where it is not considered a new design)); and (c) High Volume Production wafer account (used for volume production orders for proven designs). In addition, pre-existing and pending RTIS technology development contracts and independent research and development ("IRAD") projects have separate charging systems.

            (b) Notwithstanding the provisions of this Section 1.2, Section 2.3, APPENDIX A, APPENDIX B and APPENDIX C, other pricing methods may be used for future products or purchase orders subject to the written agreement of both parties.

            (c) Pricing with respect to Teledesic will be negotiated on an arm's-length, non-exclusive basis.

     1.3. PURCHASE ORDERS. Products shall be ordered by purchase orders of RTIS placed with Supplier, subject to acceptance by Supplier. Supplier shall promptly respond to all requests for quotations and all purchase orders. If Supplier does not accept a purchase order, it will enter into good faith negotiations with RTIS to resolve any objections. Supplier shall accept all purchase orders of RTIS within Supplier's capabilities. In the event purchase orders are not accepted by Supplier, such purchase orders shall not be subject to the provisions of Sections 1.5 and 2.3. In any case where the terms of this Agreement and the terms of any purchase order are in conflict, the terms of the purchase order shall take precedence. Requests for quotes and purchase orders will follow the procedures specified in APPENDIX D attached hereto.

     1.4. DELIVERY AND PAYMENT. All Product shall be delivered F.O.B. at Supplier's Plant at Dallas, Texas, unless otherwise specified in the applicable purchase order. Supplier will submit invoices to RTIS for each shipment of MMIC wafers and die at the time of shipment. Payment terms for such shipments are net thirty (30) days F.O.B. shipping point. Supplier will submit invoices to RTIS for design and general labor services on a monthly basis. Payment terms for such services are net thirty (30) days from the date of the invoice.

     1.5. EXCLUSIVE RIGHT TO ORDERS. RTIS agrees that Supplier shall have the exclusive right to RTIS orders for production procurement for all existing Product designs (a)(i) for which the mask works were completed as of the Closing Date or (ii) for which new mask works are required for any updated existing designs (whether due to conversion to 100mm, design modification or design iteration) and
(b) which meet the pricing criteria of Section 1.2 hereof, RTIS performance criteria and reasonable schedule requirements. RTIS anticipates ordering production quantities of the devices listed in APPENDIX E; the listed device ID numbers are subject to change prior to the order date. RTIS is not obligated to submit to Supplier requests for bids on other Product designs (including new design starts), but may elect to do so in its sole discretion. The terms of this Section 1.5 shall not survive in the event of any extension or renewal of this Agreement beyond its initial two year term pursuant to Article 7, unless otherwise agreed to by the parties at the time such extension or renewal is agreed to.

     1.6. ENHANCEMENTS AND ADVANCED DEVELOPMENTS. By mutual agreement, RTIS may contract with Supplier for Product technology enhancements and/or advanced Product technology developments required by RTIS. Subject to the provisions of
Section 4.4, ownership of technology developed under such contracts will be determined on a case-by-case basis and documented in the related purchase order.

     1.7. MOST ADVANCED TECHNOLOGY. Subject to any applicable licenses or restrictions, in supplying Products and services to RTIS hereunder, Supplier shall use its reasonable efforts to provide or use (as applicable) the most advanced technology available to it.

     1.8. CHANGES IN SUPPLY OR DEMAND. Supplier will endeavor to provide RTIS with at least ninety (90) days advance notice of material changes in its ability to supply Products hereunder. RTIS will endeavor to provide Supplier with at least ninety (90) days advance notice of material changes in its requirements for Products hereunder. Unless otherwise mutually agreed by Supplier and RTIS, none of the foregoing notices shall be deemed to modify any purchase orders which have been accepted by Supplier.

     1.9. GOVERNMENT CONTRACT FLOWDOWN. To the extent RTIS is required to flowdown these provisions to subcontractors, Supplier agrees to accept purchase order provisions corresponding to all of RTIS's higher-tier subcontract or prime-contract provisions. These purchase order provisions will be appropriately tailored for subcontract use of Federal Acquisition Regulation ("FAR") clauses, Defense Federal Acquisition Regulation Supplement clauses, other agency FAR supplement clauses and other clauses that appear in the prime or higher-tier contract(s) or as are otherwise required by law and regulation.

     1.10. WORK IN PROCESS. Supplier and RTIS agree to identify and document all Supplier work in process existing on the Closing Date which is attributable to an RTIS order. RTIS will use its reasonable efforts to issue purchase orders for the identified work to be completed for all such work in process within thirty (30) days after the Closing Date, and in any event will issue all such purchase orders within sixty (60) days after the Closing Date, PROVIDED, THAT Supplier shall continue to process all such work in process without delays, whether or not a purchase order has been prepared. RTIS purchase orders must be issued and accepted before work in process is delivered. The price for such work in process shall be determined in accordance with Section 1.2.

     1.11. RTIS DEVELOPMENT CONTRACTS AND IRAD PROJECTS. For RTIS development contracts and internal research and development ("IRAD") projects in existence as of the Closing Date, including, without limitation, any outstanding proposals for such contracts and projects that are at least 75% complete as of the Closing Date (including, without limitation, the contracts and projects listed on APPENDIX C hereto), (a) Supplier shall accept orders to complete existing work in process or work in backlog; (b) Supplier shall accept orders for all new research and development work where RTIS, with MMIC Business participation, has previously delivered a proposal to a customer, or is in the process of delivering a proposal to a customer that is at least 75% complete as of the Closing Date, or where RTIS has a funded IRAD project in its 1998 plan as of the Closing Date; (c) subject to Section 1.3 of this Agreement, Supplier shall accept orders for all new research and development work that is a direct follow-on (next phase) to the contracts and projects listed in APPENDIX C hereto; and (d) RTIS and Supplier agree to negotiate participation or support for any new development contracts or IRAD projects that are not follow-on programs to those programs listed in APPENDIX C hereto on a case-by-case basis, PROVIDED, that Supplier is not obligated to support any new development contracts or IRAD projects other than those described in clauses (a), (b) and
(c) above. The fulfillment of all contracts having to do with the Supplier's processing, characterization and analytical equipment (including epitaxial equipment) in support of RTIS development and IRAD contracts is contingent upon finding a solution agreeable to both parties concerning the operation and maintenance of such equipment. In the event that Supplier chooses to sell the equipment instead of moving it to the North Building as contemplated by the Sublease Agreements, RTIS shall have a right of first refusal to purchase such equipment on terms to be agreed.

                                      ARTICLE 2
                           TECHNICAL RESOURCES AND SUPPORT

     2.1. TECHNICAL RESOURCES. RTIS and Supplier each agree to assign technical personnel, and make available other technical resources, to each Product development project ordered by RTIS hereunder consistent with the task responsibility specified in the related purchase order.

     2.2. RELEASED PROCESSES AND DEVELOPMENT. Supplier shall support all MMIC processes released as of the Closing Date (0.5um MESFET, 0.25 um pHEMT, 0.5um HFET, L-Band HBT and VPIN) at levels of engineering capabilities sufficient to meet RTIS' requirements under this Agreement until Supplier provides RTIS with notice of discontinuance pursuant to Section 3.2 below.

     2.3. DESIGN SERVICES. Under purchase orders issued under this Agreement, Supplier shall provide RTIS with design support services provided by MMIC design engineers and technicians, including, without limitation, mask layout and generation. Supplier shall maintain a staff of trained and qualified designers who have prior experience designing high performance military system MMICs and are familiar with the design of the particular MMICs covered by the development. RTIS and Supplier will use reasonable efforts to define suitable staffing assignments for each purchase order line item. In the event Supplier cannot provide appropriate staff, RTIS, upon notice to Supplier, shall have the right to withdraw the design support request and assign its own personnel to the design. Supplier's designers will only be used to design Products which are intended for manufacture by Supplier except in situations where RTIS is contractually required to provide a second source. Supplier's design personnel will serve on RTIS design teams and will be expected to attend and support program reviews, attend team meetings, conduct design reviews, participate in peer design reviews, write progress reports, and account for all labor charged to the development. Supplier shall comply with all labor charging practices and procedures required of Department of Defense contractors. Supplier's design personnel time shall be charged at a rate of ____* per hour in 1998 and ____* per hour in 1999. RTIS will provide periodic forecasts for Supplier's design staff, updated at least quarterly, and will order design services pursuant to a purchase order. RTIS intends to use Supplier design personnel for a minimum of 60% of its new designs and design modifications (i.e., existing designs requiring new mask works) in 1998 and a minimum of 30% in 1999; provided, that the foregoing calculation does not include digital GaAs MMIC designs (HI2L), as Supplier does not have capability for such designs.

     2.4. OTHER SUPPORT. During the term of this Agreement, Supplier will provide to RTIS the support functions and services specified on APPENDIX B attached hereto on the terms and conditions specified for such function or service thereon or in any separate supplemental agreement or work authorization order agreed to by Supplier and RTIS after the Closing Date.

     2.5. COOPERATION. RTIS and Supplier shall work together to improve product development cycle time. RTIS will endeavor to involve Supplier at an early stage in resolving problems arising under this Agreement and in implementing joint programs. RTIS and Supplier will jointly participate in the management of resolution of problems arising under this Agreement as appropriate, including, without limitation, resolution of any technical problems relating to manufacturability of Product designs.

------------------------
     * Confidential treatment has been requested for the omitted provisions, a copy of which has been filed with the Securities and Exchange Commission.

                                      ARTICLE 3
                          PROCESS CHANGES AND DISCONTINUANCE

     3.1. PROCESS CHANGES. Supplier shall notify RTIS in advance of any GaAs fabrication process changes which change the baseline process as defined in the RTIS product assurance program document setting forth the specifications applicable to the MMIC Business (the "PRODUCT ASSURANCE PROGRAM"). RTIS will respond to such Supplier notifications within thirty (30) days regarding supporting data and any qualification requirements prior to implementation of the change in the manufacture of RTIS Products. In addition, Supplier shall notify RTIS as soon as possible in advance, or if not possible in advance then as soon as possible thereafter, in the case of any key GaAs fabrication process changes which do not change the baseline process as defined in the Product Assurance Program to which RTIS may respond at its option. Supplier will ensure that all process revisions and changes can be traced to specific wafer lots of Products in both cases.

     3.2. PROCESS DISCONTINUANCE. Supplier may discontinue (i) any released process used to manufacture a Product previously made or currently being made by RTIS, or (ii) new technology for the RTIS programs referred to in Section 2.2 in progress prior to the date hereof, with 180 days prior written notice to RTIS. Upon receipt of such notice from Supplier, RTIS may request quotes and submit purchase orders with delivery of Product scheduled to occur before the expiration of such 180 day notice period; PROVIDED, HOWEVER, that RTIS may place one final order within the last thirty days of the 180 day notice period and Supplier will accept and schedule such order for delivery at Supplier's discretion at the agreed-to price.

     3.3. LICENSE OF PROCESS INFORMATION AFTER DISCONTINUANCE. RTIS has the right to license process technology and associated MMIC Business Intellectual Property relating to any manufacturing process discontinued by Supplier under this Agreement as set forth in Section 3.2(b)(ii)(b) and Section 3.2(e) of the Intellectual Property Assignment, License and Sublicense Agreement between RTIS and the Supplier of even date herewith (the "INTELLECTUAL PROPERTY AGREEMENT").

                                      ARTICLE 4
                       DESIGNS AND OTHER INTELLECTUAL PROPERTY

     4.1. DESIGN GUIDELINES. RTIS will use its commercially reasonable efforts to submit purchase orders hereunder only for Products which are consistent with Supplier's design guidelines and MMIC technologies. Supplier shall inform RTIS as soon as reasonably practical of any changes in Supplier's design guidelines and supported technologies. Notwithstanding Section 1.3, Supplier has no obligation to support designs which do not conform to its design guidelines and MMIC technologies.

     4.2. CHANGES IN DESIGNS. RTIS may change from time to time any of the drawings, specifications or instructions for work covered by a purchase order, and

Supplier shall comply with such change notices. If such changes result in a decrease or increase in Supplier's cost that are directly attributable and incurred as a result of such changes or in the time for performance, an adjustment in the price and time for performance may be made by mutual written agreement of the parties, provided, however, that Supplier notifies RTIS of the request for such adjustments within thirty (30) days after receipt by it of the change notice.

     4.3. STATUTORY COMPLIANCE AND DESIGN RIGHTS. Rights to existing designs shall be as set forth in the Intellectual Property Agreement. RTIS and Supplier agree to comply with all applicable contractual, regulatory and legal restrictions relating to existing and new Product designs, including, without limitation, (a) customer restrictions, (b) Department of Defense security requirements (including, without limitation, Special Access Required (SAR) and Sensitive Compartmented Information (SCI) programs, (c) Department of Defense Low/Counter Low Observable (LO/CLO) independent research and development program guidelines issued by the office of the Undersecretary of Defense for Acquisition, May 15, 1997, and subsequent revisions thereof, (d) provisions of the Settlement Agreement dated February 23, 1995 between Westinghouse Electric Corporation and Texas Instruments Incorporated relating to F-22 transmit/receive module MMICs and (e) all applicable laws, regulations and guidelines regarding export or re-export of products and/or technical data made available by one party to the other pursuant to this Agreement.

     4.4.   RIGHTS TO NEW DESIGNS.  Notwithstanding anything to the contrary in
Section 1.6 hereof, RTIS shall own all Product designs (including, without limitation, the product specification, design database, circuit files, mask works, wafer probe test programs, wafer probe test fixtures and all associated data), exclusive of designs having existing mask works as of the Closing Date, covered by RTIS purchase orders under this Agreement. Supplier shall have no right to use any such Product designs (or make cosmetic changes to any such Product designs) for offer or sale to third parties. RTIS agrees that Supplier shall retain rights to Supplier's standard cells and Supplier's circuit elements which may be used in any Product design, and that Supplier may use such cells for its own benefit or for the benefit of third parties. In addition, RTIS agrees that Supplier retains the right to re-use circuit elements of Product designs created pursuant to Section 2.3 of this Agreement, but not to re-use any standard cells or circuit elements furnished by RTIS.

     4.5. RTIS PROPERTY. Supplier shall preserve all process and test data, mask sets, special drawings, dies, patterns, tooling or other items supplied or paid for by the RTIS Module Business (as defined in the Final Judgment referred to in the Asset Purchase Agreement) in good condition; except to the extent transferred pursuant to the Intellectual Property Agreement, such items are the property of RTIS unless otherwise specified. Items owned or provided by RTIS shall be returned in good condition after the work on the order has been completed or terminated upon request of RTIS or as otherwise stated in the applicable purchase order. No mask set, special drawing, die, pattern, tool, standard cell, circuit element or other item owned by RTIS or a third party that does not constitute MMIC Business Intellectual Property, Seller Intellectual Property or TI Licensed Intellectual Property (as such terms are defined in the Intellectual Property Agreement) shall be used by Supplier for any purpose other than supplying RTIS, without Supplier first obtaining the written consent of RTIS thereto.

                                      ARTICLE 5
                                       WARRANTY

     5.1. WARRANTY. Products supplied by Supplier hereunder shall conform to the product acceptance requirements for such Product included in the applicable purchase order, statement of work or product specifications. This warranty shall be effective for a period of one hundred and eighty (180) days from the date of delivery of the Products to RTIS. All articles and material returned to Supplier under warranty hereunder shall be at Supplier's expense. For warranty purposes, Supplier will make process control data, inspection and test reports covering the articles or goods and their parts available for review and subject to examination by RTIS or its authorized representatives to verify conformance to the applicable specifications and drawings.

     5.2. INSPECTION. For warranty purposes, applicable inspection may be performed at RTIS's option on a statistical sampling basis done in accordance with industry standards or as otherwise set forth in a purchase order. The entire lot may be rejected based on defects revealed by such sampling. At RTIS's option, the rejected lot will be returned to Supplier for replacement or repair of any defective units or wafers at Supplier's option. The initial inspection performed at RTIS on receipt of material is a conditional acceptance, and shall not waive the right of RTIS to return material to Supplier which exhibits or develops defects due to latent causes during the warranty period.

     EXCEPT AS SET FORTH IN SECTION 5.1, SUPPLIER DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS AND SERVICES DELIVERED TO RTIS HEREUNDER, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     IN NO EVENT SHALL SUPPLIER'S TOTAL AGGREGATE LIABILITY TO RTIS WITH RESPECT TO ANY PURCHASE ORDER ARISING OUT OF OR RELATING TO THIS AGREEMENT EXCEED THE AGGREGATE AMOUNTS PAID BY RTIS TO SUPPLIER UNDER SUCH PURCHASE ORDER.

     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST USE, PROFITS, REVENUE, COST OF PROCUREMENT OR SUBSTITUTE GOODS, OR ANY OTHER SPECIAL, INDIRECT, RELIANCE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THE FOREGOING LIMITATIONS SHALL APPLY REGARDLESS OF WHETHER THE PARTY AGAINST WHOM LIABILITY IS ASSERTED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

                                      ARTICLE 6
                            CONFIDENTIALITY AND PUBLICITY

     6.1. CONFIDENTIALITY. The parties hereby incorporate by reference the Non-Disclosure Agreement (as defined in the Asset Purchase Agreement) entered into among them and TriQuint on the date hereof and any additional non-disclosure or confidentiality agreements entered into between them in the future relating to specific programs, and agree that confidential information of either party used in connection with this Agreement shall be subject to the terms thereof.

     6.2. INSPECTION RIGHTS. RTIS, through its authorized financial and legal advisors, shall have the right to inspect, on a confidential basis and on reasonable notice, the books and records of Supplier to verify the accuracy of Product Cost amounts and otherwise to confirm compliance by Supplier with the terms of this Agreement.

                                      ARTICLE 7
                                 TERM AND TERMINATION

     This Agreement shall commence as of the Closing Date, and shall continue to be in effect for a period of two (2) years thereafter, and may be extended for successive one (1) year terms by mutual written agreement of the parties entered into at least 60 days prior to the end of the then-current term. This Agreement may be terminated for cause by either party prior to the expiration thereof by written notice to the other party. For purposes of this Article 7, "cause" shall mean (a) a breach by the other party of any material covenant contained in this Agreement, and such breach is not remedied within thirty (30) days after written notice of such breach to the other party, or (b) (i) the filing of a voluntary petition in bankruptcy of the other party, (ii) the passing of a resolution for the bankruptcy, insolvency, winding up, liquidation of, or other similar proceeding relating to the other party, (iii) the appointment of a trustee, liquidator, custodian or similar person in a proceeding referred to in clause (ii), which appointment has not been set aside or stayed within sixty
(60) days of such appointment, or (iv) the making by a court having jurisdiction of an order winding up or otherwise confirming the bankruptcy or insolvency of the other party, which order has not been set aside or stayed within sixty (60) days. Expiration or termination of this Agreement shall not affect any purchase orders issued under this Agreement prior to such expiration or termination. Notwithstanding anything to the contrary contained herein, Sections 4.3-4.5, 5.1, 5.2, 6.1, 6.2, and 8.2 and Articles 9-11 of this Agreement shall survive termination or expiration of this Agreement.

                                     ARTICLE 8
                                    COMMUNICATIONS

     8.1. MANAGEMENT TEAM. The relationship between the parties under this Agreement shall be monitored and reviewed by a management team of senior managers representing each party who shall meet regularly and communicate between meetings as necessary. The agenda for such meetings will address the following and other appropriate items: (a) status of ongoing design and production activities; (b) proposed MMIC process additions and/or discontinuances; (c) RTIS new business opportunities; (d) Supplier capacity availability changes and plans; (e) Supplier technology developments and plans; and (f) issues and action items. For and on behalf of each party, the persons designated in Section 8.2 below shall have respective liaison and general administration of the Agreement for such party.

     8.2. NOTICES. All statements, reports and notices relating to this Agreement shall be in writing and shall be sent directly to the person and the address listed below, or such other person and/or address as the party may hereinafter specify for the purpose by notice to the other party hereto.

If to RTIS:    Frank A. Richards
               Raytheon TI Systems, Inc.
               13510 N. Central Expressway, MS 245
               Dallas, TX 75243
               Facsimile: (972) 995-4347


If to Supplier:Steven J. Sharp
               TriQuint Semiconductor Texas, Inc.
               2300 N.E. Brookwood Parkway
               Hillsboro, Oregon  97124
               Facsimile:  (503) 615-8900

                                      ARTICLE 9
                                    GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

                                      ARTICLE 10
                                       ASSIGNS

     This Agreement may not be assigned in whole or in part by either party hereto without the prior written consent of the other party. Notwithstanding the foregoing (but subject to the proviso in the immediately following sentence), either party may assign this Agreement to any successor in interest (whether by sale of substantially all of its assets, merger, consolidation or otherwise) to all or substantially all of its business (including, without limitation, RTIS's defense electronics business). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns; PROVIDED, HOWEVER, that in the event of any merger, consolidation or similar combination of RTIS with or into a successor, the provisions of Section 1.5 hereof shall be binding on such successor only with respect to that portion of its business representing the historical business of RTIS, and shall not otherwise be binding on such successor.

                                      ARTICLE 11
                                  GENERAL PROVISIONS

     11.1. ENTIRE AGREEMENT. This Agreement, including Appendices, the Asset Purchase Agreement, the Intellectual Property Agreement, the Master Services Agreement, the Non-Disclosure Agreement and any purchase order which is issued pursuant hereto constitute the entire understanding between the parties relating to the subject matter hereof and supersede all previous communications, representations, or agreements, either oral or written, with respect to the subject matter hereof, and no representation or statements of any kind made by any representative of Supplier or RTIS which are not stated in this Agreement or any purchase order issued pursuant hereto, shall be binding on Supplier or RTIS.

     11.2 INDEPENDENT CONTRACTORS. The parties hereto shall act in all matters pertaining to this Agreement as independent contractors and nothing contained herein and no action taken with respect to the provisions hereof shall constitute one party to be the agent, partner or joint venturer of any other party for any purpose whatsoever.

     11.3 AMENDMENTS. This Agreement shall be modified only by an instrument in writing executed by duly authorized representatives of the parties hereto.

     11.4 WAIVERS. A waiver of breach, delay or failure to take action with respect to any previous default or failure by a party to fulfill its obligations under this

Agreement shall not be deemed to constitute a waiver of any other or subsequent default or failure by such party to fulfill such obligations and shall not constitute or be construed as a continuing waiver and/or as a waiver of other subsequent defaults or breaches of the same or other (similar or otherwise) obligations or as a waiver of any remedy available.

     11.5 HEADINGS AND DEFINED TERMS. The article headings and section captions of this Agreement are inserted for convenience only, and shall not be deemed to constitute part thereof or to affect the construction thereof. Capitalized terms not otherwise defined herein will have the meanings provided in the Asset Purchase Agreement.

     11.6. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     11.7. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Closing Date.

RAYTHEON TI SYSTEMS, INC.


By:        /s/ Larry G. James
     ----------------------------------
Name:       Larry G. James
Title:      Vice President, Controller


TRIQUINT SEMICONDUCTOR TEXAS, INC.


By:        /s/ Edward C.V. Winn
     -----------------------------------
Name:       Edward C.V. Winn
Title:      Executive Vice President

                                                             EXHIBIT C TO ASSET
                                                             PURCHASE AGREEMENT


                              MASTER SERVICES AGREEMENT
                                    BY AND BETWEEN
                              RAYTHEON TI SYSTEMS, INC.
                                         AND
                          TRIQUINT SEMICONDUCTOR TEXAS, INC.

     THIS MASTER SERVICES AGREEMENT (this "AGREEMENT") is made effective as of the opening of business on January 13, 1998 (the "CLOSING DATE") by and between Raytheon TI Systems, Inc., a Delaware corporation ("SELLER"), and TriQuint Semiconductor Texas, Inc., a Delaware corporation, ("BUYER").

                                      WITNESSETH
     WHEREAS, Seller and TriQuint Semiconductor, Inc., a Delaware corporation and sole shareholder of the Buyer ("TRIQUINT"), have entered into that certain Asset Purchase Agreement dated as of January 13, 1998 (the "ASSET PURCHASE AGREEMENT"), pursuant to which Seller has sold to Buyer (as assignee of TriQuint) substantially all the assets of the "MMIC BUSINESS", consisting of the "ACQUIRED ASSETS" and the "ASSUMED OBLIGATIONS" (as such quoted terms are defined in the Asset Purchase Agreement);

     WHEREAS, on July 11, 1997, Seller purchased substantially all the assets of the MMIC Business from Texas Instruments Incorporated, a Delaware corporation ("TI"), and, in connection therewith, entered into a Master Services Agreement, certain Supplemental Agreements thereunder and the related Systems and Services Transition Agreement (collectively, the "TI SERVICES AGREEMENT") providing for TI and Seller to provide certain services to each other during the transition period specified therein;

     WHEREAS, in consideration of the historical interconnections between the MMIC Business on the one hand, and the Seller on the other hand, Seller has agreed to provide to Buyer, and Buyer has agreed to purchase from Seller, certain services in order to promote the efficient operation of the MMIC Business as more particularly set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein set forth, Seller and Buyer, intending to be legally bound, hereby agree as follows:

                                      ARTICLE 1
                               NATURE OF THE AGREEMENT

     1.1 GENERAL. The following are general terms and conditions under which Seller will provide to Buyer certain support, services, and facilities (collectively "SERVICES"). Services will be provided in accordance with these general terms and conditions and in accordance with the terms and conditions and any work authorization agreement entered into on the date hereof or in the future between Seller and Buyer referencing this Agreement ("WORK AUTHORIZATION").

     1.2 WORK AUTHORIZATION. The terms of both this Agreement and any applicable Work Authorization shall both apply to the Services being performed. To the extent general terms contained herein are not specifically contradicted by the terms of any applicable Work Authorization, the general terms in this Agreement shall govern. In any case where the terms of this Agreement and the terms of a particular Work Authorization are in conflict, however, the terms of the applicable Work Authorization shall take precedence.

     1.3 PURCHASE ORDERS. Preprinted terms on any purchase order that may be used between Seller and Buyer relating to the Services shall be disregarded, whether or not they conflict with the terms of this Agreement or the terms of any Work Authorization.

                                      ARTICLE 2
                                       SERVICES

     2.1    GENERAL.  Seller shall provide Buyer with each Service specified in
SCHEDULE 1 hereto. Such Services shall be provided from the Closing Date until such date as is specified in SCHEDULE 1 or in the applicable Work Authorization.

     2.2 CHANGES; ASSIGNMENT AND SUBCONTRACTING. Except where otherwise specified in any Work Authorization, Seller shall retain the right in its reasonable discretion to select, change, modify, and substitute any equipment, materials, procedures or personnel (including vendors, suppliers, or contractors) used in performing the Services so long as any required specifications herein or in or pursuant to any applicable Work Authorization are satisfied. At its option, Seller, without the consent of the Buyer, may assign or subcontract any or all of its rights and/or obligations hereunder which are covered by corresponding provisions in the TI Services Agreement (or any Supplemental Agreement entered into thereunder) to TI. In addition, at its option, Seller, without the consent of the Buyer, may assign or subcontract any or all of its rights and/or obligations hereunder to Raytheon Company or any subsidiary of Raytheon Company or any entity acquiring substantially all of the assets of Seller or substantially all the assets of the business unit of Seller for whom or by which any particular service is provided under any Work Authorization. As used herein, "subsidiary" means (i) any corporation of which such party owns, either directly or through its subsidiaries, more than 50% of the total combined voting power of all classes of voting securities of such corporation or (ii) any partnership, association, joint venture or other form of business organization, whether or not it constitutes a legal entity, in which such party, directly or indirectly, owns more than 50% of the total equity interests. If Seller intends to assign or subcontract its rights and obligations hereunder or under any of the Work Authorizations as permitted by this Section 2.2, Seller shall notify Buyer within thirty (30) days prior to such assignment or subcontracting. Further, any permitted assignee or subcontractor shall be bound by the terms of this Agreement and any applicable Work Authorization.

     2.3. TI SERVICES. Notwithstanding anything contained herein or in any Work Authorization to the contrary, in the event that any Service to be provided hereunder is to be provided by Seller pursuant to the TI Services Agreement or Supplemental Agreement or work authorization entered into thereunder, and the TI Services Agreement, Supplemental Agreement or work authorization or the applicable service thereunder is terminated, Seller shall have no further obligation to provide such Service hereunder.

     2.4. SUPPLY AGREEMENT. The parties acknowledge and agree that the terms of this Agreement shall not apply to the Supply Agreement being entered into by the parties on or about the date hereof, or to any goods or services provided in connection therewith.

                                      ARTICLE 3
                                     COMPENSATION

     3.1 CHARGES. Unless specifically addressed in an attachment hereto, all charges for Services shall be charged by Seller to Buyer by using the computerized cross-charging system consistent with Seller's internal practices.

     3.2 STANDARD FOR CHARGES. Except where a specific charge is set forth in Schedule 1, the amount payable for each Service shall be the cost of such service to Seller (including, without limitation, labor, out of pocket costs payable to third parties and a reasonable allocation for overhead costs).

     3.3 TERMINATION. In the event a Service is terminated for any reason, Buyer shall be liable for charges for such Service performed accruing through the effective date of termination.

     3.4 TAXES. All prices for Services are exclusive of any applicable sales and use taxes and Buyer shall be responsible for any taxes it may incur attributable to goods and services it receives hereunder.

                                      ARTICLE 4
                           COMMUNICATION AND ADMINISTRATION

     4.1 NOTICES. Unless otherwise indicated in the relevant Work Authorization, all notices, approvals, and other communications required or permitted by this Agreement to be given to Seller or Buyer shall be in writing and shall be delivered (i) in person or by a reputable courier service that provides receipt of delivery, (ii) by deposit in the U.S. mail, postage prepaid, by certified or registered mail, return receipt requested, provided, however, the delivery of payment of routine invoices shall not be required to be by certified or registered mail; (iii) by a nationally recognized overnight courier service; or (iv) by electronic mail or facsimile delivery confirmed by delivery in accordance with subparagraphs (i) or (iii) above; in each case addressed to the party concerned at its address or facsimile number as set forth below (or at such other address as a party may specify by written notice pursuant to this paragraph to the other party):

IF TO SELLER:       Raytheon TI Systems, Inc.
                    2501 South Highway 121
                    P.O.B. 405, M/S 3409
                    Lewisville, TX  75067
                    Attention:  Manager, Contracts
                    Facsimile No.:  (972) 462-2410

with a copy to:     Raytheon TI Systems, Inc.
                    13510 N. Central Expressway

                    MS-245
                    Dallas, TX  75243
                    Attention: Frank A. Richards
                    Facsimile No.:  (972) 995-4347

IF TO BUYER:        TriQuint Semiconductor Texas, Inc.
                    2300 N.E. Brookwood Parkway
                    Hillsboro, OR  97124
                    Attention: Steven J. Sharp
                    Facsimile No.:  (503) 615-8900

with a copy to:     Wilson Sonsini Goodrich & Rosati, P.C.
                    650 Page Mill Road
                    Palo Alto, CA  94304
                    Attention: Robert P. Latta, Esq.
                    Facsimile No.:  (650) 493-6811

     Communications sent by personal delivery, courier service, electronic or facsimile transmission as set forth above shall be effective upon receipt, provided any required confirmatory delivery is made. Communications sent by mail as set forth above shall be effective ten (10) days after deposit in the U.S. mail.

                                      ARTICLE 5
                             STANDARD OF CARE; DISCLAIMER

     5.1 STANDARD OF CARE. Seller hereby represents to Buyer that the Services to be performed hereunder and under each of the Work Authorizations shall be performed in a professional and competent manner consistent with historical provision of such Services prior to the separation of the MMIC Business from the other business operations of Seller.

     5.2 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN A WORK AUTHORIZATION, SELLER HEREBY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES (OR ANY SERVICES PROVIDED BY THIRD PARTIES WITH WHOM EITHER PARTY CONTRACTS IN CONNECTION WITH THE PERFORMANCE OF THE SERVICES) OR GOODS OR PRODUCTS FURNISHED IN CONNECTION THEREWITH. SUCH DISCLAIMER IS NOT INTENDED TO AFFECT ANY DIRECT CLAIMS EITHER PARTY MAY ASSERT AGAINST ANY THIRD PARTY, NOR PREVENT THE PASS-THROUGH OR ASSIGNMENT OF ANY RIGHTS EITHER PARTY MAY HAVE AGAINST ANY THIRD PARTY.

     5.3 ASSIGNMENT OF THIRD PARTY WARRANTIES. To the maximum extent allowed by law and any applicable contract, Seller hereby assigns and passes through to the other party any warranties, express or implied, made by any third party provider of goods or services furnished to Buyer party in connection with the performance of the Services, and any claims and causes of action against any such third parties. To the extent any such warranty, claim or cause of action is not enforceable or able to be asserted by Buyer in its own name, upon written request, Seller through such third party shall take all reasonable action requested by Buyer, at Buyer's cost, to enforce any such warranty or assert any such claim or cause of action that is enforceable or assertable by Seller.

     5.4 GOVERNMENTAL APPROVALS. Seller shall not be liable for failure to deliver Services where such failure results from the denial of necessary government approvals or consents, PROVIDED that Seller shall make all reasonable efforts to obtain such approvals or consents.

     5.5 LIMITATIONS ON LIABILITY. Notwithstanding anything to the contrary contained herein, in no event shall Seller have any liability with respect to any Services provided under this Agreement or any Work Authorization in excess of the actual amount paid by Buyer to Seller for such Service. SELLER SHALL HAVE NO LIABILITY TO BUYER UNDER THIS AGREEMENT OR ANY WORK AUTHORIZATION FOR LOSS OF PRODUCT, LOSS OF PROFIT, LOSS OF USE, OR ANY OTHER INDIRECT, INCIDENTAL, SPECIAL (INCLUDING PUNITIVE OR MULTIPLE) OR CONSEQUENTIAL DAMAGE.

                                      ARTICLE 6
                                   CONFIDENTIALITY

     The parties hereby incorporate by reference the Non-Disclosure Agreement (as defined in the Asset Purchase Agreement) entered into among them and TriQuint on the date hereof and agree that confidential information of either party used in connection with this Agreement shall be subject to the terms thereof.

                                      ARTICLE 7
                                 TERM AND TERMINATION

     7.1 TERM. This Agreement shall commence as of the Closing Date and shall remain in effect only for so long as (i) any Work Authorization hereto shall continue to be in effect or (ii) any Service is to be provided, pursuant to the terms of this Agreement, whichever is longer.

     7.2 EARLY TERMINATION. Either party may terminate its obligations hereunder with respect to any Service with effect sixty (60) days after written notice to the other party (the "BREACHING PARTY") that the Breaching Party is in breach of its obligations hereunder with respect to such Service, provided the Breaching Party has failed to cure its breach during that period.

     7.3 NO WAIVER. This Article 7 shall not be deemed to waive, prejudice or diminish any rights Buyer or Seller may have at law or in equity for any breach of this Agreement.

                                      ARTICLE 8
                                    FORCE MAJEURE

     Neither party shall be responsible for any delay or failure in performance or for any loss, damage, costs, charges and expenses incurred or suffered by the other party by reason thereof if such delay or failure results from the occurrence of an event beyond the reasonable control of such party and without the fault or negligence of such party ("FORCE MAJEURE") including, but not limited to, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather, failure of suppliers, terrorism, or civil strife. If any party to this Agreement is rendered wholly or partially unable by an event of force majeure to carry out its obligations under this Agreement, and if that party gives prompt written notice and full particulars of such event of force majeure to the other party, the notifying party shall be excused from performance of its obligations hereunder during the continuance of any inability so caused, but for no longer period. Both parties shall use all commercially reasonable efforts to remove or avoid the condition as soon as commercially practicable.

                                      ARTICLE 9
                                    GOVERNING LAW

     This Agreement and the Work Authorizations shall be governed by, construed and interpreted and the rights of the parties determined in accordance with the laws of the State of New York without regard to the choice of law principles thereof.

                                      ARTICLE 10
                                       ASSIGNS

     Except as expressly provided in Section 2.2 hereof, no assignment of this Agreement or any Work Authorization by any party hereto shall be permitted without the prior written consent of the other party. Notwithstanding the foregoing, Seller may assign this Agreement and any Work Authorization to any successor in interest (whether by sale, merger consolidation or otherwise) to all or substantially all of Seller's defense electronics business. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

                                      ARTICLE 11
                                 ADDITIONAL DOCUMENTS

     Each party shall promptly execute and deliver or cause to be executed and delivered such additional documents, including but not limited to the Work Authorizations, as are reasonably required by any other party for the purpose of implementing this Agreement.

                                      ARTICLE 12
                                  GENERAL PROVISIONS

     12.1 ENTIRE AGREEMENT. This Agreement, the Work Authorizations and the other Agreements referred to herein constitute the entire Agreement between the parties with respect to the subject matter hereof, and supersede all previous communications, representations, understandings and agreements, either written or oral, between the parties.

     12.2 VALIDITY. If any provision of this Agreement or of any Work Authorization or the application thereof to any party or circumstance shall be held to be invalid and unenforceable to any extent, the remainder of this Agreement or such Work Authorization or the application thereof to any other party or circumstance shall not be affected thereby and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

     12.3 INDEPENDENT CONTRACTORS. The parties hereto shall act in all matters pertaining to this Agreement and the Work Authorizations as independent contractors and nothing contained herein or in any of the Work Authorizations and no action taken with respect to the provision of the Services shall constitute one party to be the agent, partner or joint venturer of any other party for any purpose whatsoever.

     12.4 AMENDMENTS. This Agreement and any Work Authorization shall be modified only by an instrument in writing executed by duly authorized representatives of the parties thereto.

     12.5 WAIVERS. A waiver of breach, delay or failure to take action with respect to any previous default or failure by a party to fulfill its obligations under this Agreement or any Work Authorization shall not be deemed to constitute a waiver of any other or subsequent default or failure by such party to fulfill such obligations and shall not constitute or be construed as a continuing waiver and/or as a waiver of other subsequent defaults or breaches of the same or other (similar or otherwise) obligations or as a waiver of any remedy available.

     12.6 GENDER. Words of any gender used in this Agreement or any Work Authorization shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     12.7 HEADINGS. The article headings and section captions of this Agreement or any Work Authorization are inserted for convenience only, and shall not be deemed to constitute part thereof or to affect the construction thereof.

     12.8 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

                                      ARTICLE 13
                                  INTENT OF PARTIES

     13.1 GENERAL. Except as otherwise expressly provided herein or in a Work Authorization, it is the intent of the parties that services performed prior to the date hereof by Seller for the MMIC Business will continue to be made available to Buyer as of and after the Closing Date as necessary and desirable to promote a smooth and efficient functional separation of the MMIC Business from the operations of Seller.

     13.2 MISCELLANEOUS SERVICES. The parties acknowledge and agree that there may be some services Seller provided to the MMIC Business or the MMIC Business provided to other internal Seller customers that are not specifically identified in this Agreement or the Work Authorizations or the other agreements referred to herein of which Buyer or Seller may not be aware until the time such service is needed, but which the parties are willing to continue to provide on the terms and conditions set forth herein in order to provide for a smooth and orderly transition by Buyer into the operation of the MMIC Business (such services being referred to herein as "MISCELLANEOUS TRANSITION SERVICES"). As Miscellaneous Transition Services to be provided hereunder are identified and mutually agreed upon, Buyer and Seller shall document the inclusion of such services hereunder by an amendment, letter agreement, or memorandum signed by duly authorized representatives of both parties. The terms on which such Miscellaneous Transition Services will be provided will be substantially consistent with the terms on which other Services are provided hereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Closing Date indicated above.


RAYTHEON TI SYSTEMS,          TRIQUINT SEMICONDUCTOR INC.
                              TEXAS, INC.

By: /s/ Larry G. James             By: /s/ Edward C.V. Winn
   ----------------------             ---------------------------

Name: Larry G. James               Name: Edward C.V. Winn
     ---------------                    --------------------

Title: Vice President, Controller  Title: Executive Vice President
      -------------------                -------------------

                                                                  EXHIBIT D-1 TO
                                                        ASSET PURCHASE AGREEMENT




                                    SUBLEASE (1)

                                  (RESEARCH EAST)


     Effective January 13, 1998, RAYTHEON TI SYSTEMS, INC., a Delaware corporation, having an address c/o Raytheon Company, 141 Spring Street, Lexington, Massachusetts 02173 ("RAYTHEON") and TRIQUINT SEMICONDUCTOR TEXAS, INC., a Delaware corporation having an address at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124 ("SUBTENANT") hereby act and agree as follows:

1. OVERLEASE; TRANSITION AGREEMENT. As used herein, the term "Overlease" shall mean the July 11, 1997 Lease from Texas Instruments Incorporated (the "OVERLANDLORD") to Raytheon, of certain premises located at 13588 North Central Expressway ("RESEARCH EAST"), Dallas, Texas (the "OVERLEASED PREMISES"), more fully described in such Overlease. A copy of the Overlease is attached hereto as Exhibit A.

     As used herein, the term "TRANSITION AGREEMENT" shall mean the Transition Agreement, of even date herewith, between Subtenant and Raytheon. A copy of the Transition Agreement is attached as EXHIBIT C to the Sublease, of even date herewith, between Subtenant and Raytheon related to the premises located at 13510 North Central Expressway ("NORTH BUILDING"), Dallas, Texas.

2.   SUBLEASE.

     (a) Raytheon hereby subleases to Subtenant those portions of the Overleased Premises, more particularly described on EXHIBIT B attached hereto, subject to the terms and conditions hereof (the "SUBLEASE PREMISES").

     (b) This Sublease shall be deemed to contain all of the same covenants, agreements, conditions, terms and provisions as contained in the Overlease, MUTATIS MUTANDIS (the necessary changes being made to reflect the fact that Raytheon is the


----------------------------

(1)  Subject to review by, and consent of, Texas Instruments Incorporated.

Landlord, Subtenant is the Tenant and that not all of the Overleased Premises is being subleased to Subtenant), and except that the following sections of the Overlease shall not apply hereto:

          (a)  Article 1, Section 1.01 as to Leased Premises and Primary
               Term;

          (b)  Article 1, Section 1.04 as to Renewal Option;

          (c)  Article 1, Section 1.05 as to Transition Activities;

          (d)  Article 2, Section 2.01 as to Base Rent;

          (e)  Article 2, Section 2.03 as to Utility Charges;

          (f)  Article 2, Section 2.04 as to Payment of Rent;

          (g) Article 6 as to Assignments; Subleases; Mortgages; and Encumbrances (any assignment, subletting, licensing or mortgage rights of Subtenant under this Sublease shall be governed by Section 14 of this Sublease);

          (h)  Sections 9.01 and 9.02 as to Insurance;

          (i)  Article 14 as to Taxes; and

          (j)  Article 28 as to Notices.

3.   NON-INTERFERENCE.

     Subtenant acknowledges that Raytheon may have operations at those portions of the Overleased Premises other than the Sublease Premises. Subtenant agrees not to interfere with such operations. In addition, Raytheon agrees not to interfere with Subtenant's operations on the Sublease Premises, to the extent such operations are in accordance with the terms of this Sublease.

4.   OBLIGATIONS OF PARTIES.

     Except as to those Sections of the Overlease excepted from this Sublease under Section 2(b) above, Subtenant hereby agrees to perform all of the remaining obligations imposed on Raytheon as Lessee under the Overlease as to the Sublease Premises.

     With respect to repairs and maintenance required of Raytheon, as Lessee under Article 8 of the Overlease, EXHIBIT C attached hereto sets forth an allocation of the repair and maintenance responsibilities that have been agreed shall be performed and conducted between Raytheon and Subtenant. EXHIBIT C sets forth those repair responsibilities that are allocated solely to Raytheon, solely to Subtenant and those for which the costs are to be shared by both Raytheon and Subtenant. Raytheon and Subtenant understand and agree that they shall work in good faith with one another to coordinate the repairs for which each is responsible.

     Provided that Subtenant is not in default hereunder, Raytheon agrees to use its best efforts to cause the Overlandlord to perform all of the obligations imposed upon the Overlandlord under the Overlease; however, Raytheon shall in no event be responsible for any failure by Overlandlord to perform such obligations.

     Following notice from Overlandlord to Raytheon and Subtenant that, pursuant to Section 24.01 of the Overlease, a default exists under the Overlease, as a result of any act or omission of Subtenant, then Raytheon, at its option, after written notice to Subtenant, may take the necessary action to cure said default of Subtenant within the applicable grace period of said Sections 24.01(a) and (b) of the Overlease. Subtenant shall promptly reimburse Raytheon for any monies expended by Raytheon in curing any such default. Raytheon shall invoice Subtenant for such expenses, which shall be reasonably documented. Subtenant's failure to reimburse Raytheon within thirty (30) days after such invoice shall constitute a default by Subtenant under this Sublease.

     This Sublease is subject and subordinate to the Overlease and shall terminate upon the expiration or earlier termination of the Overlease, provided that, so long as Subtenant is not in default hereunder, Raytheon agrees not to take any action or omit to take any action (other than the purchase of the Overleased Premises by Raytheon) which would cause a termination of the Overlease prior to the end of the term thereof, except with the express written consent of Subtenant. Notwithstanding anything to the contrary contained herein, in the event that Raytheon purchases the Overleased Premises from the Overlandlord during the term hereof, this Sublease shall continue in full force and effect as a direct lease between Raytheon as landlord and Subtenant as tenant, and the provisions of the Overlease applicable hereto pursuant to Section 2(b) hereof shall be deemed incorporated herein by this reference and shall continue to apply hereto, notwithstanding the expiration or termination of the Overlease as a result of such purchase. Raytheon agrees to indemnify and hold Subtenant harmless from and against any and all claims, suits, damages, liabilities and expenses, including reasonable attorneys' fees, arising out of Raytheon's use and occupancy of the Overleased Premises prior to the Commencement Date of this Sublease. Subtenant agrees to indemnify and hold Raytheon harmless from and against any and all claims, suits, damages, liabilities and expenses, including reasonable attorneys' fees, arising out of Subtenant's use and occupancy of the portions of Overleased Premises from and after the Commencement Date under this Sublease.

     To the extent that the Overlandlord is given rights to inspection of, or access to, the Sublease Premises or to make audits or obtain documents or information from Raytheon, as Lessee under the Overlease, Subtenant hereby grants all such rights to Overlandlord such that Overlandlord shall have the same rights to inspections, access, audits, documents and information from Subtenant.

5.   TERM; CONDITION OF SUBLEASE PREMISES.

     (a) The term of this Sublease shall begin upon the execution date hereof referenced in the preamble of this Sublease (the "COMMENCEMENT DATE"), and shall expire upon the first to occur of (a) the termination of the Overlease (subject, however, to the second sentence of the fifth paragraph of Section 4 hereof regarding purchase of the Overleased Premises by Raytheon), (b) the last day of the month on which the Subtenant completes its move to the North Building as contemplated by Section 16 hereof and the Transition Agreement, (c) in the event that the Subtenant fails to give the termination notice referred to in the Sublease between Raytheon and Subtenant relating to the North Building, 90 days after the date hereof, and (d) one year from the date hereof.

     (b) Subtenant agrees to accept those portions of the Overleased Premises to be occupied by Subtenant "as-is", "where-is" on the Commencement Date, and in substantially the same condition as said Overleased Premises now are, and Raytheon makes no representation or warranty with respect to the condition thereof except that the relevant portions of the Overleased Premises currently are in compliance with the Overlease and will be in compliance therewith on the Commencement Date.

     (c) It is expressly understood and agreed that upon expiration of this Sublease pursuant to clause (a) of this Section 5, the Subtenant shall have no further obligation to pay rent under Section 6 hereof with respect to any periods after the expiration of this Sublease.

6. RENT. During the term of this Sublease, Subtenant shall pay to Raytheon a monthly rental equal to the Applicable Percentage of the monthly charges paid by Raytheon under the Overlease for occupancy of the Overleased Premises, including, without limitation, the Applicable Percentage of all Additional Rent and Special Services Charges, Costs of Insurance (as defined in Section 9(a) below), increases in premiums and Taxes under Sections 2.02, 9.04 and Article 14 of the Overlease and Section 9(a) of this Sublease, but excluding Base Rent and Utility Charges (as defined below) (which shall be calculated and paid in accordance with Section 8 below), which monthly rental shall be payable in advance by the first (1st) day of each calendar month during the term of this Sublease (or, with respect to the initial partial calendar month, on the date of this Sublease). The Applicable Percentage is calculated by dividing the net square feet (the "NSF") of the Sublease Premises by 85,638 square feet, the NSF of the Overleased Premises. As of the date of this Sublease, the Applicable Percentage, based on an initial Sublease Premises of 30,082 square feet, is 35.1%.

7.   PAYMENT OF RENT.  Payments of Rent shall be sent to the following address:

                         Raytheon TI Systems, Inc.
                         c/o Raytheon Company
                         141 Spring Street
                         Lexington, Massachusetts 02173
                         Attention:  Director, Real Estate
                         Facsimile No:  617-860-2788
                         If paid by wire transfer to:
                         Bank of Boston, N.A.
                         100 Federal Street
                         Boston, MA
                         ABA: 011000390
                         Account: Raytheon Company Account No. 326-8007

8. UTILITY CHARGES; SPECIAL SERVICES. For purposes of this Sublease, the following terms shall have the following meanings:

     (a) "SUBTENANT'S UTILITIES" shall mean the electricity, natural gas, water (city), sewer, and fire suppression water as Subtenant may reasonably require and request from time to time during the term of this Sublease for the conduct of its business and consistent with historical usage by Raytheon within the Sublease Premises;

     (b) "COST OF SUBTENANT'S UTILITIES" shall mean the sum of (x) the cost paid by Raytheon to a third party provider (including, without limitation, the Overlandlord) of the electricity, sewer, water (city) and natural gas utilities consumed as Subtenant's Utilities (including without limitation any such utilities consumed to provide the heating, ventilation and air conditioning and the fire suppression water consumed by Subtenant as a Subtenant Utility) plus (y) reasonable cost of delivery of Subtenant's Utilities incurred by Raytheon.

     (c) "SPECIAL SERVICES" and "SPECIAL SERVICES CHARGES" shall mean those Special Services and Special Services Charges described in Section 3.02 of the Overlease; and

     (d) "UTILITY CHARGES" shall mean the cost of Subtenant's Utilities and applicable sales taxes that are paid by Raytheon, whether Subtenant's Utilities are separately metered or equitably allocated.

     Except to the extent Utility Charges and/or Special Service Charges are directly invoiced to Subtenant by a third-party utility provider or by the Overlandlord or some other third party (in which case Subtenant shall promptly pay any amounts owed), Subtenant shall reimburse Raytheon for the Cost of Subtenant's Utilities and Special Services as metered (where separately metered) and as equitably allocated (where not metered), together with applicable sales taxes. Subtenant shall cooperate with Raytheon in providing data on Subtenant's operations necessary to calculate such allocation. Attached hereto as EXHIBIT D is a schedule setting forth the estimated monthly Utility Charges and Special Services Charges agreed between Raytheon and Subtenant. Subtenant shall pay to Raytheon as Additional Rent, due upon execution of this Sublease and one (1) month in advance of the first day of every succeeding month, without notice, setoff, demand or deduction, an estimated amount for such Utility Charges and Special Services Charges which shall be $47,330.00 per month (until revised in accordance with EXHIBIT D), irrespective of the actual consumption period.

     Commencing on June 15, 1998, and continuing quarterly on September 15, 1998, December 15, 1998 and March 15, 1999, Raytheon shall determine and provide notice to the Subtenant of the actual Utility Charges payable by Subtenant for the previous three (3) calendar month period (or period from the date of this Sublease through May 31, 1998, in case of the initial notice). If the estimated amount of Utility Charges paid by Subtenant for such period differs from the actual amount, then Subtenant shall pay to Raytheon any underpayment within thirty (30) days following receipt of such statement or Raytheon shall credit against the next rentals payable by Subtenant the amount of any overpayment as the case may require; provided, however, that if this Sublease has terminated or expired, any overpayments shall be remitted to Subtenant by Raytheon together with Raytheon's reconciliation notice. The obligations under this Section 8 shall survive termination, expiration or abandonment of this Sublease.

     Subtenant shall make arrangements for Subtenant's telephone requirements and shall timely pay all charges in connection with Subtenant's telephone usage and needs.

9.   INSURANCE.

     (a) During the term of this Sublease, Raytheon agrees to obtain, carry and continue in force, or cause to be obtained, carried and continued in force, all risk property insurance on Research East and on Raytheon's personal property and fixtures located therein, in each case to Raytheon's full replacement value thereof, but excluding Subtenant's personal property located in the Sublease Premises or Research East. The cost of such insurance on Research East (but excluding the cost of such insurance on Raytheon's personal property and fixtures located therein) is herein referred to as the "COSTS OF INSURANCE".

     (b) Subtenant agrees to obtain, carry and continue in force during the term of this Sublease, from an insurance company with a Best Rating of A and Financial Size Category of XIII or better, all insurance, with appropriate endorsements, as specified below:

          (1) All risk property insurance on the Subtenant's personal property located in the Sublease Premises or on the TI Expressway Site (as defined in the Overlease), to Subtenant's full replacement value thereof.

          (2) Workers' Compensation Insurance in compliance with the laws of the State of Texas, and Employer's Liability Insurance with minimum limits as follows:

               (A) Bodily injury by accident - $500,000/accident

               (B) Bodily injury by disease - $500,000 limit; and

               (C) Bodily injury by disease - $500,000/employee.

          (3) Commercial General Liability Insurance, including contractual liability endorsement coverage, written on an "occurrence" form, fully insuring Subtenant against liability for injury or death of any person or persons, including TI or Raytheon employees or third parties within the Sublease Premises or on the TI Expressway Site, or loss or damage to property with minimum limits as follows:

               (A) General aggregate limit - $2 million;
               (B) Products/completed operations aggregate limit - $2 million;
               (C) Personal injury limit - $1 million;
               (D) Each occurrence limit - $1 million;
               (E) Fire damage limit - $50,000; and
               (F) Medical payments - $5,000.

          (4) Automobile Liability Insurance fully insuring Subtenant's furnished automobiles and trucks and those owned or rented by Subtenant or its employees in connection with its operations at the Sublease Premises at the TI Expressway Site with minimum limits as follows:

               (A) Bodily injury and property damage - $1 million;
               (B) Hired/non-owned auto - $10,000; and
               (C) Physical damage - $250,000.

     All such insurance policies required of Subtenant under Section 9(b)(3) shall name Overlandlord and Raytheon as additional insureds.

     (c) Subtenant shall provide Raytheon and Overlandlord, if requested by Overlandlord, with certificates of insurance as provided in Section 9.05 of the Overlease evidencing the insurance required under Section 9(b) above. Raytheon and Subtenant expressly agree that for purposes of this Sublease, the phrase "the insurance required by this Article 9" and similar phrases, as used in Sections 9.03 through 9.08 of the Overlease (which Sections are incorporated herein by Section 2(b) hereof), shall mean the insurance required by Section 9 of this Sublease.

10.  ACCESS TO CERTAIN AREAS.

     (a) Notwithstanding anything in this Sublease to the contrary, Subtenant agrees that use of the Pipe Space portion of the Sublease Premises, as depicted on EXHIBIT B, shall be limited to (i) repairs, maintenance and other work related to equipment in the Pipe Space, (ii) storage of items in an orderly fashion that does not significantly interfere with or hinder access in or around the Pipe Space, and (iii) other uses in effect on the Commencement Date or as may be reasonably agreed between Raytheon and Subtenant. Raytheon is hereby granted an irrevocable license for periodic escorted access to the Pipe Space portion of the Sublease Premises as reasonably necessary for inspection, maintenance and repairs of such Pipe Space.

     (b) Raytheon is hereby granted an irrevocable license for periodic escorted access on the Ground Floor portion of the Sublease Premises as reasonably necessary for inspection, maintenance and repairs to the electrical transformers contained in the vaults.

11.  SPECIFIC CONDITIONS AND ACKNOWLEDGMENTS.

     (a) Notwithstanding anything in this Sublease to the contrary, Subtenant understands and agrees that this Sublease is subject to the prior consent of the Overlandlord under Article 6 of the Overlease.

     (b) Subtenant understands and agrees that any alterations and improvements to be made to the Sublease Premises by Subtenant at any time during the term of this Sublease require the prior consent of Raytheon and the Overlandlord under Article 5 of the Overlease (as incorporated by reference into this Sublease under Section 2(b) of this Sublease).

     (c) Under Section 3.02 of the Overlease, Raytheon can request that Special Services, as identified in said Section 3.02, be provided by the Overlandlord, but the Overlandlord is not required to provide or make available any of the Special Services to Raytheon. Raytheon shall request the Overlandlord to provide those Special

     Services requested by Subtenant to the Sublease Premises, provided, however, Raytheon shall have no liability or obligation whatsoever to Subtenant should the Overlandlord fail or refuse to provide or make available such Special Services to Raytheon or Subtenant or the Sublease Premises.

     (d) Subtenant is aware of the provisions of Article 21 of the Overlease and understands and acknowledges the importance of the need of Overlandlord and Raytheon to shut down one or more of the Utility Systems serving the Overleased Premises, including the Sublease Premises.

12. NOTICES. All notices and demands shall be given in writing by personal delivery, courier service, or U.S. registered or certified mail, postage prepaid, return receipt requested. Notice shall be deemed given upon delivery to the addressee. Notices shall be addressed as set forth below for the respective party, provided that if any party gives notice of a change of name or address, notices to that party shall thereafter be given as specified in that notice. Facsimile communication may be used to expedite communication only.

          To Subtenant:       TriQuint Semiconductor Texas, Inc.
                              2300 N.E. Brookwood Parkway
                              Hillsboro, Oregon  97124
                              Attention: Vice President, Finance
                              Tel:  503-615-9000
                              Fax:  503-615-8900

          To Raytheon:        Raytheon TI Systems, Inc.
                              c/o Raytheon Company
                              141 Spring Street
                              Lexington, Massachusetts 02173
                              Attention:  Director, Real Estate
                              Facsimile No:  617-860-2788

          With a copy to:     Raytheon TI Systems, Inc.
                              13588 North Central Expressway
                              Dallas, Texas  75243
                              Attention:  Plant Manager

13. BROKER. Each of Subtenant and Raytheon represents and warrants to the other party that it has not directly or indirectly dealt, with respect to leasing the Overleased Premises, with any Broker or had its attention called to the Overleased Premises by any Broker. Each party agrees to save harmless and indemnify the other party against any claims for commissions arising out of the execution and delivery of this Sublease, or arising out of a breach of such party's representations and warranties in this Section 13.

14. ASSIGNMENT; SUBLEASES; MORTGAGES; AND ENCUMBRANCES. Subtenant shall not assign this Sublease, sublet, license, mortgage or otherwise encumber the Sublease Premises, or any part thereof, without the prior consent of both Raytheon and Overlandlord, which may be given or withheld in Overlandlord's and Raytheon's sole discretion.

15.  EARLY TERMINATION RIGHTS OF SUBLEASE.  None.

16. RELOCATION TO NORTH BUILDING. Concurrently with the execution of this Sublease, Subtenant is executing a separate Sublease with Raytheon for the sublease of certain premises located at the North Building. In accordance with the terms of the Transition Agreement, Subtenant will relocate its research and development operations from the Sublease Premises to the North Building by December 31, 1998.

17. EXCAVATION RESTRICTION. Subtenant shall not do any of the following (an "Excavation") at the Sublease Premises without the prior written consent of each of Raytheon and the Overlandlord: (i) intentionally penetrate the soil; (ii) excavate, dig into or remove the soil; (iii) take any samples of soil or groundwater; (iv) drill any holes into soil or the floor of any building or pavement covering the soil; or (v) remove any part of any building or pavement directly covering the soil. In the event that Subtenant is required to undertake any Excavation as a consequence of any local, state or federal law, rule, ordinance, code, requirement, statute, regulation or any order, injunction, decree or ruling issued by a court of competent jurisdiction or any other governmental entity applicable to the Sublease Premises or Subtenant's operations thereon (a "REQUIRED EXCAVATION"), Subtenant shall promptly notify Raytheon and the Overlandlord in writing, describing in reasonable detail the nature and purpose of such Required Excavation. Raytheon shall not unreasonably withhold its consent to any Required Excavation, and Raytheon shall reasonably cooperate with Subtenant in obtaining the consent of the Overlandlord to any Required Excavation, provided that (i) Raytheon may elect to undertake to perform such Required Excavation at its own cost, (ii) Raytheon may delay performance of the Required Excavation and contest such obligation to perform (or have a third party contest such obligation), so long as such contest is not reasonably likely to (x) result in a material adverse effect to Subtenant or a material disruption of the operations of Subtenant at the Sublease Premises or (y) subject Subtenant to criminal liability and (iii) Raytheon shall have no liability if the Overlandlord fails to consent to any Required Excavation.

     WITNESS the execution hereof under seal as of the date first above written.

                         RAYTHEON TI SYSTEMS, INC.


                         By:  /s/ Larry G. James
                              -----------------------------------
                         Name:  Larry G. James
                              -----------------------------------
                         Title: Vice President Controller
                               ----------------------------------


                         TRIQUINT SEMICONDUCTOR TEXAS, INC.


                         By:  /s/ Edward C.V. Winn
                              -----------------------------------
                         Name:  Edward C.V. Winn
                              -----------------------------------
                         Title: Executive Vice President
                               ----------------------------------

                                                       EXHIBIT A TO SUBLEASE




                                   LEASE AGREEMENT

                                    By and Between

                      TEXAS INSTRUMENTS INCORPORATED, AS LESSOR

                                         and

                         RAYTHEON TI SYSTEMS, INC., AS LESSEE

                               for premises located at

                            13588 North Central Expressway
                                 Dallas, Texas 75243
                                   (Research East)

                                  TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I - PREMISES AND TERM. . . . . . . . . . . . . . . . . . . . . . .   5

     SECTION 1.01.   LEASED PREMISES AND PRIMARILY TERM. . . . . . . . . .   5
     SECTION 1.02.   USE . . . . . . . . . . . . . . . . . . . . . . . . .   5
     SECTION 1.03.   QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . .   7
     SECTION 1.04.   RENEWAL OPTION. . . . . . . . . . . . . . . . . . . .   7
     SECTION 1.05.   TRANSITION ACTIVITIES . . . . . . . . . . . . . . . .   7

ARTICLE 2 - RENTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

     SECTION 2.01.   BASE RENT . . . . . . . . . . . . . . . . . . . . . .   8
     SECTION 2.02.   ADDITIONAL RENT AND SPECIAL SERVICES CHARGES. . . . .   9
     SECTION 2.03.   UTILITY CHARGES . . . . . . . . . . . . . . . . . . .   9
     SECTION 2.04.   PAYMENT OF RENT . . . . . . . . . . . . . . . . . . .  10

ARTICLE 3 - SERVICES AND FACILITIES. . . . . . . . . . . . . . . . . . . .  11

     SECTION 3.01.   SERVICES PROVIDED BY LESSOR . . . . . . . . . . . . .  11
     SECTION 3.02.   SPECIAL SERVICES AND SPECIAL SERVICES CHARGES . . . .  12
     SECTION 3.03.   INTEREST. . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 4 - PARKING, SECURITY, AND ACCESS RIGHTS . . . . . . . . . . . . .  13

     SECTION 4.01.   PARKING . . . . . . . . . . . . . . . . . . . . . . .  13
     SECTION 4.02.   SECURITY. . . . . . . . . . . . . . . . . . . . . . .  13
     SECTION 4.03.   ACCESS RIGHTS . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 5 - LESSEE'S ALTERATIONS AND IMPROVEMENTS. . . . . . . . . . . . .  14

ARTICLE 6 - ASSIGNMENTS; SUBLEASES; MORTGAGES; AND ENCUMBRANCES. . . . . .  15

ARTICLE 7 - SIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 8 - REPAIR . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 9 - INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . .  17


     SECTION 9.01    LESSOR INSURANCE. . . . . . . . . . . . . . . . . . .  17
     SECTION 9.02.   LESSEE INSURANCE. . . . . . . . . . . . . . . . . . .  17
     SECTION 9.03.   MUTUAL WAIVER OF SUBROGATION. . . . . . . . . . . . .  18

                                  TABLE OF CONTENTS
                                      (CONTINUED)


                                                                          PAGE
                                                                          ----

     SECTION 9.04.   LESSEE RESPONSIBLE FOR INCREASE IN PREMIUMS . . . . .  18
     SECTION 9.05.   CERTIFICATES OF INSURANCE . . . . . . . . . . . . . .  18
     SECTION 9.06.   INSURANCE PROCEEDS. . . . . . . . . . . . . . . . . .  19
     SECTION 9.07.   DEDUCTIBLES . . . . . . . . . . . . . . . . . . . . .  19
     SECTION 9.08.   LOSS PREVENTION . . . . . . . . . . . . . . . . . . .  19

ARTICLE 10 - FIRE AND OTHER CASUALTIES . . . . . . . . . . . . . . . . . .  19

     SECTION 10.01.  NOTICE. . . . . . . . . . . . . . . . . . . . . . . .  19
     SECTION 10.02.  DAMAGE. . . . . . . . . . . . . . . . . . . . . . . .  19
     SECTION 10.03.  LESSOR'S RIGHTS TO TERMINATE. . . . . . . . . . . . .  20
     SECTION 10.04.  TERMINATION OF THE LEASE. . . . . . . . . . . . . . .  20
     SECTION 10.05.  REPAIR AND RESTORATION. . . . . . . . . . . . . . . .  21

ARTICLE 11 - CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 12 - LIABILITY/ENVIRONMENTAL INDEMNITY . . . . . . . . . . . . . .  21

     SECTION 12.01.  LESSEE'S LIABILITY. . . . . . . . . . . . . . . . . .  21
     SECTION 12.02.  LESSOR'S LIABILITY. . . . . . . . . . . . . . . . . .  22
     SECTION 12.03.  LESSEE'S ENVIRONMENTAL INDEMNIFICATION. . . . . . . .  22
     SECTION 12.04.  LESSOR'S ENVIRONMENTAL INDEMNIFICATION. . . . . . . .  23

ARTICLE 13 - EMERGENCIES/REPORTING OBLIGATIONS . . . . . . . . . . . . . .  24

     SECTION 13.01.  REPORTING TO LESSOR . . . . . . . . . . . . . . . . .  24
     SECTION 13.02.  REPORTING TO GOVERNMENTAL AGENCIES. . . . . . . . . .  25

ARTICLE 14 - TAXES   . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 15 - NO JOINT VENTURE, PARTNERSHIP, OR AGENT RELATIONSHIP. . . . .  26

ARTICLE 16 - ILLEGAL SUBSTANCE SCREENING . . . . . . . . . . . . . . . . .  26

ARTICLE 17 - LESSEE'S ENVIRONMENTAL, INDUSTRIAL HYGIENE AND SAFETY
     COVENANTS, REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .  26

ARTICLE 18 - DISCLAIMER. . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                  TABLE OF CONTENTS
                                      (CONTINUED)


                                                                          PAGE
                                                                          ----

ARTICLE 19 - LESSOR'S AUDIT RIGHTS . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 20 - ENTRY/RIGHT OF ACCESS . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 21 - BUILDING SYSTEMS SHUTDOWNS. . . . . . . . . . . . . . . . . .  31

ARTICLE 22 - HOLDING-OVER. . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 23 - SURRENDER OF THE LEASED PREMISES. . . . . . . . . . . . . . .  32

ARTICLE 24 - EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .  32

     SECTION 24.01.  LESSEE'S EVENTS OF DEFAULT. . . . . . . . . . . . . .  32
     SECTION 24.02.  EVENTS OF DEFAULT BY LESSOR . . . . . . . . . . . . .  32

ARTICLE 25 - REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . .  33

     SECTION 25.01.  LESSOR'S REMEDIES . . . . . . . . . . . . . . . . . .  33
     SECTION 25.02.  LESSEE'S REMEDIES . . . . . . . . . . . . . . . . . .  34

ARTICLE 26 - ENFORCEMENT COSTS . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE 27 - NO WAIVER, EXPRESS OR IMPLIED . . . . . . . . . . . . . . . .  35

ARTICLE 28 - NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 29 - NO ORAL MODIFICATION. . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 30 - EFFECT OF AGREEMENT . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 31 - GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 32 - SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 33 - ESTOPPEL CERTIFICATES/FURTHER ACTS. . . . . . . . . . . . . .  37

ARTICLE 34 - SUBORDINATION, ATTORNMENT AND NONDISTURBANCE. . . . . . . . .  37

ARTICLE 35 - FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . .  37

                                  TABLE OF CONTENTS
                                      (CONTINUED)


                                                                          PAGE
                                                                          ----

ARTICLE 36 - BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 37 - GENDER  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 38 - CONSTRUCTION AND INTENT . . . . . . . . . . . . . . . . . . .  38

ARTICLE 39 - NO INCIDENTAL OR CONSEQUENTIAL DAMAGES. . . . . . . . . . . .  38

ARTICLE 40 - AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE 41 - CAPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE 42 - COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . .  39

                                   LEASE AGREEMENT


                                       RECITALS

     WHEREAS, Texas Instruments Incorporated,. a Delaware corporation, ("TI" or "Lessor"), and Raytheon Company, a Delaware corporation ("Raytheon") have entered into that certain Asset Purchase Agreement dated as of January 4. 1997 (the "Asset Purchase Agreement"), pursuant to which, effective concurrently with this Lease, TI sold to Raytheon TI Systems, Inc. a Delaware corporation, a wholly-owned subsidiary of Raytheon ("Buyer" or "Lessee"), the "Acquired Business," consisting of the "Acquired Assets" and "Assumed Liabilities" (as such quoted terms are defined in Section 1.01(a) of the Asset Purchase Agreement);

     WHEREAS, TI desires to lease to Lessee and Lessee desires to lease from TI the Leased Premises, as more particularly defined herein, in order to continue to conduct the Acquired Business.



ARTICLE I PREMISES AND TERM. . . . . . . . . . . . . . . . . . . . . . . . . 5
     SECTION 1.01.   Leased Premises and Primarily Term. . . . . . . . . . . 5
     SECTION 1.02.   Use . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     SECTION 1.03.   Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . 7
     SECTION 1.04.   Renewal Option. . . . . . . . . . . . . . . . . . . . . 7
     SECTION 1.05.   Transition Activities . . . . . . . . . . . . . . . . . 7

ARTICLE 2 RENTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     SECTION 2.01.   Base Rent . . . . . . . . . . . . . . . . . . . . . . . 8
     SECTION 2.02.   Additional Rent and Special Services Charges. . . . . . 9
     SECTION 2.03.   Utility Charges . . . . . . . . . . . . . . . . . . . . 9
     SECTION 2.04.   Payment of Rent . . . . . . . . . . . . . . . . . . . .10

ARTICLE 3 SERVICES AND FACILITIES. . . . . . . . . . . . . . . . . . . . . .11
     SECTION 3.01.   Services Provided by Lessor . . . . . . . . . . . . . .11
     SECTION 3.02.   Special Services and Special Services Charges . . . . .12
     SECTION 3.03.   Interest. . . . . . . . . . . . . . . . . . . . . . . .12

ARTICLE 4 PARKING, SECURITY, AND ACCESS RIGHTS . . . . . . . . . . . . . . .13
     SECTION 4.01.   Parking . . . . . . . . . . . . . . . . . . . . . . . .13
     SECTION 4.02.   Security. . . . . . . . . . . . . . . . . . . . . . . .13
     SECTION 4.03.   Access Rights . . . . . . . . . . . . . . . . . . . . .13

ARTICLE 5 LESSEE'S ALTERATIONS AND IMPROVEMENTS. . . . . . . . . . . . . . .14

ARTICLE 6 ASSIGNMENTS; SUBLEASES; MORTGAGES; AND ENCUMBRANCES. . . . . . . .15

ARTICLE 7 SIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

ARTICLE 8 REPAIR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

ARTICLE 9 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     SECTION 9.01    Lessor Insurance. . . . . . . . . . . . . . . . . . . .17
     SECTION 9.02.   Lessee Insurance. . . . . . . . . . . . . . . . . . . .17
     SECTION 9.03.   Mutual Waiver of Subrogation. . . . . . . . . . . . . .18
     SECTION 9.04.   Lessee Responsible for Increase in Premiums . . . . . .18
     SECTION 9.05.   Certificates of Insurance . . . . . . . . . . . . . . .18
     SECTION 9.06.   Insurance Proceeds. . . . . . . . . . . . . . . . . . .18
     SECTION 9.07.   Deductibles . . . . . . . . . . . . . . . . . . . . . .19
     SECTION 9.08.   Loss Prevention . . . . . . . . . . . . . . . . . . . .19

ARTICLE 10 FIRE AND OTHER CASUALTIES . . . . . . . . . . . . . . . . . . . .19
     SECTION 10.01.  Notice. . . . . . . . . . . . . . . . . . . . . . . . .19
     SECTION 10.02.  Damage. . . . . . . . . . . . . . . . . . . . . . . . .19
     SECTION 10.03.  Lessor's Rights to Terminate. . . . . . . . . . . . . .20
     SECTION 10.04.  Termination of the Lease. . . . . . . . . . . . . . . .20
     SECTION 10.05.  Repair and Restoration. . . . . . . . . . . . . . . . .21

ARTICLE 11 CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . .21

ARTICLE 12 LIABILITY/ENVIRONMENTAL INDEMNITY . . . . . . . . . . . . . . . .21
     SECTION 12.01.  Lessee's Liability. . . . . . . . . . . . . . . . . . .22
     SECTION 12.02.  Lessor's Liability. . . . . . . . . . . . . . . . . . .22
     SECTION 12.03.  Lessee's Environmental Indemnification. . . . . . . . .22
     SECTION 12.04.  Lessor's Environmental Indemnification. . . . . . . . .23

ARTICLE 13 EMERGENCIES/REPORTING OBLIGATIONS . . . . . . . . . . . . . . . .24
     SECTION 13.01.  Reporting to Lessor . . . . . . . . . . . . . . . . . .24
     SECTION 13.02.  Reporting to Governmental Agencies. . . . . . . . . . .25

ARTICLE 14 TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

ARTICLE 15 NO JOINT VENTURE, PARTNERSHIP, OR AGENT RELATIONSHIP. . . . . . .26

ARTICLE 16 ILLEGAL SUBSTANCE SCREENING . . . . . . . . . . . . . . . . . . .26

ARTICLE 17 LESSEE'S ENVIRONMENTAL, INDUSTRIAL HYGIENE AND SAFETY
COVENANTS, REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . .26

ARTICLE 18 DISCLAIMER. . . . . . . . . . . . . . . . . . . . . . . . . . . .29

ARTICLE 19 LESSOR'S AUDIT RIGHTS . . . . . . . . . . . . . . . . . . . . . .29

ARTICLE 20 ENTRY/RIGHT OF ACCESS . . . . . . . . . . . . . . . . . . . . . .30

ARTICLE 21 BUILDING SYSTEMS SHUTDOWNS. . . . . . . . . . . . . . . . . . . .31

ARTICLE 22 HOLDING-OVER. . . . . . . . . . . . . . . . . . . . . . . . . . .31

ARTICLE 23 SURRENDER OF THE LEASED PREMISES. . . . . . . . . . . . . . . . .32

ARTICLE 24 EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .32
     SECTION 24.01.  Lessee's Events of Default. . . . . . . . . . . . . . .32
     SECTION 24.02.  Events of Default by Lessor . . . . . . . . . . . . . .32

ARTICLE 25 REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     SECTION 25.01.  Lessor's Remedies . . . . . . . . . . . . . . . . . . .33
     SECTION 25.02.  Lessee's Remedies . . . . . . . . . . . . . . . . . . .34

ARTICLE 26 ENFORCEMENT COSTS . . . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE 27 NO WAIVER, EXPRESS OR IMPLIED . . . . . . . . . . . . . . . . . .35

ARTICLE 28 NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35


ARTICLE 29 NO ORAL MODIFICATION. . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE 30 EFFECT OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE 31 GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE 32 SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE 33 ESTOPPEL CERTIFICATES/FURTHER ACTS. . . . . . . . . . . . . . . .37

ARTICLE 34 SUBORDINATION, ATTORNMENT AND NONDISTURBANCE. . . . . . . . . . .37

ARTICLE 35 FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE 36 BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . . . . .38

ARTICLE 37 GENDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

ARTICLE 38 CONSTRUCTION AND INTENT . . . . . . . . . . . . . . . . . . . . .38

ARTICLE 39 NO INCIDENTAL OR CONSEQUENTIAL DAMAGES. . . . . . . . . . . . . .38

ARTICLE 40 AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

ARTICLE 41 CAPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

ARTICLE 42 COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . .39

                                      ARTICLE I
                                  PREMISES AND TERM

     SECTION 1.01.  LEASED PREMISES AND PRIMARILY TERM.

     This Lease Agreement ("Lease") is entered into as of July 11, 1997, by and between Lessor and Lessee. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Leased Premises for a primary term of sixty (60) months beginning at 11:59 p.m. on July 11, 1997 (the "Commencement Date") and ending at 11::59 p.m. July 11, 2002 (the "Primary Term"). The term "Leased Premises" as used in this Lease shall mean: (i) as of the Commencement Date, the premises described on Exhibit "A-1" attached hereto and made a part hereof; (ii) at the end of the Transition Period (hereinafter defined), the premises described on Exhibit "A-2" attached hereto and made a part hereof, as the same may be modified by the agreement of both parties in writing during the Transition Period (the "Post-Transition Premises"); and (iii) during the Transition Period, those portions of the premises described on Exhibit "A-1" and/or Exhibit "A-2" that are then occupied by Lessee. The Leased Premises are located in the City of Dallas, State of Texas, and comprise initially an area of 46,000 net square feet ("NSF') of building area together with certain equipment located on the exterior of the building and the pads on which such equipment is located (the "Exterior Equipment Locations") as shown on Exhibit "A-4, and will include after the Transition Period (as defined below), approximately 73,071 NSF of building area, substantially in the configuration shown on Exhibit "A-2," together with the Exterior Equipment Locations, being part of TI's Research East Building located on TI's Expressway Site at 13588 North Central Expressway, Dallas, Texas (the "Research East Building"). TI's facility at the intersection of LBJ Freeway and North Central Expressway in Dallas, Texas, bounded on the west by Central Expressway, on the south by LBJ 635 the east by Floyd Road (but including TI's fleet maintenance facility and TI's Waste Chemical Center on the east side of Floyd Road), and on the north by TI's property line is hereinafter referred to as the"TI Expressway Site" and is included on the map shown in Exhibit "A-3."
     SECTION 1.02.  USE.

     Subject to the terms, provisions, covenants, agreements and conditions herein, the Leased Premises are to be used by Lessee solely for (i) operations as currently conducted in the Leased Premises as part of the Acquired Business (together with such changes thereto as may be comparable in general nature and character); (ii) similar manufacturing operations as currently conducted elsewhere by the Acquired Business. or any comparable business of Raytheon or its subsidiaries as of the Commencement Date (together with such changes thereto as may be comparable in general nature and character), including electronics assembly and light manufacturing, warehousing, research and development, and related activities, provided any such activities do not violate applicable zoning requirements; or (iii) any office use or warehouse use, provided such uses comply with applicable zoning requirements. Notwithstanding the foregoing, Lessee shall not use, store, process or package in the Leased Premises (a) any chemical in quantities sufficient to trigger either the Occupational Safety and Health Act's ("OSHA") Process Safety Management ("PSM") rules, 29 C.F.R. Section 1910.119, or the United States Environmental Protection Agency's ("EPA") Clean Air Act Accidental Release Prevention rules, 40 C.F.R. Pt. 68 Subpart. G, or
(b) without the prior approval of Lessor, which approval shall not be unreasonably withheld. any hazardous or toxic chemical or radioactive material not currently used, stored or processed at the Leased Premises. Other proposed uses shall be allowed with Lessor's prior consent, which shall not be unreasonably withheld. Lessee agrees to use the Leased premises only for the intended uses specified herein, and without unreasonable interference with TI's operations or those of any other lessee or other occupant of the TI Expressway Site. Lessee further agrees that Lessee and its employees, agents, contractors, and visitors (while at the TI Expressway Site) will adhere to, and the use of the Leased Premises and other areas of the TI Expressway Site to which access is granted hereunder will be consistent with, the following specific rules:

          (1) No firearms or explosives (other than potentially reactive or flammable materials used in manufacturing processes allowed by and otherwise used, stored and handled in conformance with this Lease Agreement) will be permitted on the TI Expressway Site;

          (2) No intoxicants or illegal drugs will be permitted on the TI Expressway Site;

          (3) Lessee shall, upon becoming aware of such person, remove from the TI Expressway Site any employee, agent, contractor or other visitor of Lessee under the influence of intoxicants or illegal drugs while on the TI Expressway Site;

          (4) Smocking will be prohibited inside all buildings located on the TI Expressway site. Subject to other safety-related restrictions that may be imposed by TI from time to time, smoking will be allowed outdoors on the TI Expressway Site except within approximately 100 feet of an outside door;

          (5) No conduct which is unreasonable or indecent will be permitted on the TI Expressway Site, and

          (6) Except for any use within the Leased Premises, no cameras or video recorders (other than security cameras or cameras for construction, health and safety documentation) will be used on the TI Expressway Site except in accordance with any applicable TI security requirements.

     In addition to the foregoing, TI may from time to time adopt other rules or regulations generally applying to occupants, including tenants, of the TI Expressway Site for the management, safety, care and cleanliness of, and preservation of good order and protection of property in, the Leased Premises and the TI Expressway Site. Any such rules and regulations or changes and amendments thereto sent by Lessor to Lessee and conforming to the foregoing standards shall be carried out and observed by Lessee.

     Subject to any more specific articulation of compliance responsibilities with respect to environmental matters as set forth herein, Lessee further agrees to comply with all applicable City, County, State and Federal laws and regulations, including, without limitation, building codes, electrical codes and fire codes which now are or hereafter become applicable to the Leased Premises and, to the extent made necessary in connection with Lessee's use of the Leased Premises, to any other portion of the TI Expressway Site.

     Nothing contained in this Lease, however, shall be construed to prevent Lessee from adopting or otherwise implementing standards or policies with respect to Lessee's occupancy, use or operations on the Leased Premises that are more stringent than required by applicable laws and regulations.

     SECTION 1.03.  QUIET ENJOYMENT.

     Subject to Article 25, and except as otherwise provided herein, Lessee shall have quiet and peaceful enjoyment of the Leased Premises during the Lease Term.

     SECTION 1.04.  RENEWAL OPTION.

     While this Lease is in full force and effect, provided that there is no uncured material default beyond expiration of any application grace or cure period by Lessee of any of the terms, covenants, and conditions hereof, Lessee shall have three (3) separate options to extend the term of this Lease for the further term of sixty (60) months each (each such term being referred to herein as a "Renewal Term"). Except as specifically stated elsewhere in this Lease, and subject to adjustment of rent as described in Section 2.01 below, such renewals shall be on the same terms, covenants, and conditions as provided for in this Lease. Notice of Lessee's intention to exercise its option to renew this Lease as permitted by this Section 1.04 (the "Renewal Notice") must be given to Lessor not less than twelve (12) nor more than eighteen (18) months prior to the expiration of the Primary Term or the then current Renewal Term, as applicable. The Primary Term and any and all Renewal Terms are collectively referred to herein as the "Lease Term."

     SECTION 1.05.  TRANSITION ACTIVITIES.

     Lessor and Lessee acknowledge that certain relocations, consolidation, construction, and modifications to the Leased Premises, TI Expressway Site and/or other premises owned or operated by Lessor or Lessee and related activities (the "Transition Activities") are necessary and will occur following commencement of the Primary Term to accommodate certain requirements and expectations of Lessee and Lessor. Such Transition Activities shall be implemented by Lessor and conducted in accordance with the mutual agreement of the parties acting in good faith. The period during which Transition Activities are occurring that affect the final configuration of the Leased Premises is referred to herein as the "Research East Transition Period."

                                      ARTICLE 2
                                        RENTAL


     SECTION 2.01.  BASE RENT.

     Lessee shall pay Base Rent to Lessor in advance on the Commencement Date and on the first day of each month thereafter, without (subject to Article 34, below) setoff, demand, or deduction during the Lease Term. During the first year of the Primary Term of this Lease, the Base Rent shall be Two Hundred Twenty-Two Thousand and No/100 Dollars ($222.000.00) per annum, payable in equal monthly installments of Eighteen Thousand Five Hundred and No/100 Dollars ($18,500.00) per month. During the Primary Term, the Base Rent shall be adjusted annually on each anniversary of the Commencement Date so that Base Rent payable during the Primary Term shall be paid as follows:

     Lease Period   Annual Rent    Monthly Rent
     ------------   -----------    ------------
     1st Year       $222,000       $18,500
     2nd Year       $414,996       $34,583
     3rd Year       $607,902       $50,666
     4th Year       $800,000       $66,667
     5th Year       $800,000       $66,667

Payment shall be made in accordance with Section 2.04 below. Base Rent shall include the Basic Services set forth in Section 3.01, below.

     Base Rent shall be subject to adjustment at the commencement of each Renewal Term (in each case, "Adjustment Date") as follows:

     (a) The base for computing the adjustment is the Consumer Price index, published bimonthly by the United States Department of Labor, Bureau of Labor Statistics ("BLS") in CPI DETAILED REPORT. Consumer Price Index All Urban Consumers (CPI-U): Selected Areas, All Items Index (Dallas/Fort Worth) (1982-1984=100) ("Index"). The number indicated in the Index for the month and the year in which the Commencement Date occurs shall be the "Base Index." The number in the Index for the month and the year which is 45 days prior to the month and the year in which the rent adjustment occurs shall be the "Current Index." The Current Index shall take into consideration any changes arising from the BLS publishing data on a base period other than 1982-1984=100.

     (b) Except as set forth in clause (c) below, forty-five (45) days prior to each Adjustment Date, if the Current Index has increased over the Base Index, the Base Rent for the Renewal Term (until the next rent adjustment) shall be set by multiplying the Base Rent for the fifth year of the Primary Term by a fraction, the numerator of which is the Current Index and the denominator of which is the Base Index. If the Current Index has decreased from the Index employed at the previous Adjustment Date, the Base Rent for the Renewal Term (until the next rent adjustment) shall be set by multiplying the Base Rent for the fifth year of the Primary Term by a fraction, the numerator of which is the Current Index and the denominator of which is the Base Index, such that the Base Rent for the Renewal Term shall be less than the Base Rent for the previous term. Provided however, that in no case shall the Base Rent be less than the Base Rent for the fifth year of the Primary Term. The new Base Rent shall take effect on the Adjustment Date and Tenant shall be provided with written notice of such new Base Rent thirty (30) days prior to the Adjustment Date.

     (c) If forty-five (45) days prior to the Adjustment Date, the Current Index for such date is not yet available, Lessee shall pay Lessor the Base Rent for the Primary Term as it may have been previously increased or decreased, until such Current Index is published and available, at which time Lessee shall pay Lessor the increase, if any, retroactively from the applicable Adjustment Date.

     (d) If the Index is discontinued or revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

     SECTION 2.02.  ADDITIONAL RENT AND SPECIAL SERVICES CHARGES.

     As additional rent ("Additional Rent"), which shall also be due on a monthly basis and payable in accordance with Section 2.04, Lessee shall pay to Lessor all other amounts that Lessee is obligated to pay under the terms of this Lease, including, without limitation, Special Services Charges for Special Services described in Section 3.02 below and requested by Lessee.

     SECTION 2.03.  UTILITY CHARGES.

     For the purpose of this Lease, the following terms shall have the following meanings:

     (a)  "Lessee's Utilities" shall mean the electricity, natural gas, water
(city), sewer, and fire suppression water as Lessee may reasonably require and request from time to time during the Lease Term for the conduct of its business and consistent with historical usage by the Defense Business within the Leased Premises; and

     (b) "Cost of Lessee's Utilities" shall mean the sum of (X) the cost paid by Lessor to a third party provider of the electricity, sewer, water (city) and natural gas utilities consumed as Lessee's Utilities (including without limitation any such utilities consumed to provide the heating, ventilation and air conditioning and the fire suppression water consumed by Lessee as a Lessee's Utility) plus (Y) reasonable cost of delivery of Lessee's Utilities incurred by Lessor.

     Except to the extent Utility Charges (as defined below) are directly invoiced to Lessee by a third-party utility provider (in which case Lessee shall promptly pay any amounts owed), Lessee shall reimburse Lessor for the Cost of Lessee's Utilities as metered (where separately metered) and as equitably allocated (where not metered), together with applicable sales taxes (the "Utility Charges"). Lessee shall pay to Lessor as Additional Rent, due one (1) month in advance on the first day of every month, without setoff, demand or deduction, an estimated amount for such Utility Charges which initially shall be Forty-Eight Thousand Eight Hundred Thirty-Three and No/100 Dollars ($48,833.00) per month, irrespective of the actual consumption period, based on Lessor's Annual Utility Plan for 1997, if available, or the actual cost of the Lessee's Utilities for calendar year 1996.

     On or before February 15, 1998 and each February 15 thereafter during the Lease Term, Lessor shall reasonably estimate, and notify Lessee of, the amount to be paid by Lessee as Utility Charges for each month of the ensuing twelve month period, based on forecasts of the cost of Lessor's Utilities for that calendar year,. if available, or the actual cost of the Lessee's Utilities during the previous calendar year. Such estimated monthly amounts shall also be due and payable to Lessor one (1) month in advance on the first day of every month without setoff, demand or deduction.

     Commencing on the first such date to occur after a period of three (3) full calendar months after the expiration of the Research East Transition Period and continuing quarterly on each February 15, May 15, August 15, and November 15, Lessor shall determine and provide notice to Lessee of the actual Utility Charges payable by Lessee for the previous three (3) calendar month period. If the estimated amount of Utility Charges paid by Lessee for such three (3) month period differs from the actual amount, then Lessee shall pay to Lessor any underpayment within thirty (30) days following receipt of such statement or Lessor shall credit against the next rentals payable by Lessee the amount of any overpayment as the case may require; provided, however, that if this Lease has terminated or expired, any overpayment shall be remitted to Lessee by Lessor together with the Lessor's reconciliation notice. The obligations under this
Section 2.03 shall survive termination, expiration or abandonment of this Lease.

     SECTION 2.04.  PAYMENT OF RENT.

     Lessee shall pay Ease Rent and Additional Rent (sometimes collectively referred to herein as "Rent"), in U.S. dollars or other currency that, at the time of the payment, is lawful money of, and legal tender for debts in, the United States of America. Payments of Base Rent and Additional Rent for any partial months shall be prorated based on a 365 day year. Payments of Rent shall be sent to the following address:

          TEXAS INSTRUMENTS INCORPORATED
          P.O. Box 655303, Mail Station 8367
          Dallas, Texas 75265 (U.S. mail delivery)
          8330 LBJ Freeway, Mail Station 8367
          Dallas, Texas 75243 (on-site deliveries)
          Attention:  Financial Accounting Services Department

In lieu of the foregoing, Lessee may, in its discretion, upon notice to the copy address for mail payments set forth above. wire transfer its payments to:

          Nations Bank of Texas, Dallas
          Dallas, Texas
          ABA Routing No. 1110 0001 2
          for credit to the account of
          TEXAS INSTRUMENTS INCORPORATED,
          Account No. 125-210-404-0,
          (Raytheon - Rent)

with a copy cf the remittance advice being sent via facsimile to Lessor's Financial Accounting Services Department at Facsimile No. (972) 997-5083.

     If Lessee desires to change from the payment method (mail or wire transfer), Lessee shall notify Lessor in advance at the copy address for mail payments set forth above.

     Lessor may designate by thirty (30) days' prior notice to Lessee an alternative address or an alternative wire transfer instruction or facsimile number for payment, from time to time, at Lessor's sole discretion.

     Lessee's obligation to pay Rent for the Leased Premises during the Lease Term shall be governed solely by the provisions of this Article 2.


                                      ARTICLE 3
                               SERVICES AND FACILITIES

     SECTION 3.01.  SERVICES PROVIDED BY LESSOR.

     At all times during the Lease Term, Lessor shall provide or cause to be provided to Lessee at the Leased Premises as appropriate, the following services ("Basic Services") as an incident to this Lease (the charges for these services are included in Base Rent):

          (1) Lessor shall maintain the roof and structural elements of the Leased Premises in good operable condition and repair, reasonable wear and tear excepted, including, without limitation, the making of any capital repairs or capital improvements required to comply, in all material respects, with any law, building code, rule, regulation, judicial mandate, or other governmental requirement, excluding, however, (i) any maintenance requirements necessitated by Alterations (as defined below) made by Lessee, and (ii) requirements to be performed by Lessee under Section 17b, below.

          (2) Lessor shall maintain the grounds of the TI Expressway Site in good condition and repair, including without limitation:

               (A) maintenance of parking lots. roads, building grounds, outside lighting, underground utility lines for electricity, water, storm and other sewers, cooling and heating water, fire protection sprinklers and piping, and other utilities serving the areas of the TI Expressway Site outside of the Leased Premises,

               (B)  clearing of ice and snow from sidewalks; and

               (C) landscaping, including replacement and trimming of plants outside the Leased Premises.

          The services provided hereunder shall be available during the hours similar services are provided by Lessor to other occupants of the TI Expressway Site. All such services shall be provided by personnel designated in the sole discretion of Lessor.

          Subject to Articles 21 and 35, this Lease has been entered into by Lessor and Lessee with the understanding that Lessee's Utilities will be available for such consumption and use in the Leased Premises during the Lease Term at volumes and pressures of such utilities historically consumed and used by the Defense Business operations being conducted in the Leased Premises as if the Defense Business had been conducted in the entire Leased Premises. Lessor agrees that it will take no actions which will materially and adversely affect the volume, pressure, and availability of the Lessee's Utilities, without the prior consent of Lessee. Subject to the foregoing sentence, in no event shall Lessor be liable for any failure of a gas, electricity, water, telephone, sewer utility or other utility to provide a sufficient, uninterrupted quantity of water, electricity, gas, telephone or sewer or other utility service to the Leased Premises, except to the extent (a) such failure results from Lessor's non-payments to the supplier (unless such non-payment results from Lessee's failure to reimburse Lessor for such utility service as required by this Lease), or (b) Lessor's failure to maintain orders/contracts with a supplier for delivery of such utility as previously consumed and used by the Defense Business operations being conducted at the Leased Premises. Lessor will reasonably cooperate with Lessee to pass through to Lessee any rights Lessor may have against any provider of such utilities in the event of any interruption or failure of service by such utility provider.

     SECTION 3.02.  SPECIAL SERVICES AND SPECIAL SERVICES CHARGES.

     In addition to the above-referenced items, Lessee may request other services which Lessor may make available ("Special Services"). Lessor and Lessee acknowledge that Special Services shall be charged at an agreed upon rate consistent with fair market value to be negotiated at arm's length by the parties. Special Services may include, but are not limited to: provision of deionized/reverse osmosis water engineering, maintenance. construction and other related services for equipment installation located within the Leased Premises; equipment or facilities rearrangement or additions; general cleaning of the interior of the Leased Premises (janitorial and nonhazardous trash removal services, interior window washing, and lavatory supplies); special cleaning services within the Leased Premises; application of ESD wax within the Leased Premises; interior painting within the Leased Premises; ceiling and floor maintenance within the Leased Premises; floor waxing within the Leased Premises; wall maintenance within the Leased Premises; light bulb and fluorescent tube replacement within the Leased Premises; special building maintenance services provided for any designated area within the Leased Premises; chemical analysis services; and other services which Lessor can reasonably provide to the Leased Premises. Charges for Special Services shall be Additional Rent and shall be payable by Lessee in accordance with Section 2.04.

     SECTION 3.03.  INTEREST.

     Interest on all payments required by either party hereunder, upon the occurrence and during the continuation of an Event of Default, shall accrue at a rate of ten percent (10%) per annum; provided nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under the laws of the State of Texas or any other applicable laws.

                                      ARTICLE 4
                         PARKING, SECURITY, AND ACCESS RIGHTS

     SECTION 4.01.  PARKING.

     Subject to Lessor's site-wide parking rules and regulations, parking spaces will be provided for Lessee's employees, visitors, contractors, suppliers and invites, in areas designated for parking on a non-exclusive basis. Sufficient spaces will be provided to meet applicable codes. Lessee shall not park or install any trailers, semitrailers, portable or modular structures at the TI Expressway Site without the prior consent of Lessor, except for routine parking of delivery/shipping vehicles during normal loading and unloading activities at any dock area included in the Leased Premises.

     SECTION 4.02.  SECURITY.

     Notwithstanding anything contained in this Lease to the contrary, each party and their employees, agents, contractors, suppliers and visitors shall comply with all classified information restrictions and security measures imposed upon the other party by the U.S. Government within that portion of the TI Expressway Site under such party's control. Without limiting the generality of the foregoing, to the extent necessitated by security requirements of the U.S. Government (including Department of Defense activities which may be subject to export control regulations), Lessee may restrict or deny access by non-U.S. citizens or non-permanent residents or Lessor or Lessor's agents to certain portions of the Leased Premises and Lessor may restrict or deny access by non-U.S. citizens or non-permanent residents or Lessee or Lessee's agents to certain portions of the TI Expressway Site (other than the Leased Premises).

     SECTION 4.03.  ACCESS RIGHTS.

     Lessee, Lessee's agents, employees, suppliers, contractors, and visitors shall have reasonable access and the nonexclusive right to use roads, parking lots, walkways and courtyards within the boundaries of the TI Expressway Site as reasonably required to provide vehicular and pedestrian access to the Leased Premises, and as reasonably necessary for the business operations conducted by Lessee on the Leased Premises. Further, in the event of any internal or external union organizing activity involving Lessee's employees, Lessor shall be entitled to reasonably restrict or prevent access by any of Lessee's employees involved in such union organizing activity to portions of the TI Expressway Site other than the Leased Premises, and as otherwise necessary to prevent disturbance of Lessor's operations on the TI Expressway Site. In the event of any internal or external union organizing activities involving Lessor's employees, Lessor shall to the extent allowed by law, reasonably restrict or prevent access by any of Lessor's employees involved in such union organizing activities to the Leased Premises and as otherwise necessary to prevent disturbance of Lessee's operations at the Leased Premises.

                                      ARTICLE 5
                        LESSEE'S ALTERATIONS AND IMPROVEMENTS

     Material Changes to the Leased Premises shall require the prior consent of Lessor, which consent shall not be unreasonably withheld. As used herein, Material Change shall mean any addition, alteration, or improvement including installation or modification of equipment (hereinafter, "Alteration"), where such Alteration involves connections to any Lessee's Utility Systems (defined as the Lessor-owned or controlled lines, pumps. equipment and facilities which deliver, provide and/or produce the Lessee's Utilities) or to the building-wide plumbed process gas distribution system including, without limitation: fire suppression systems, structural modifications (including any penetrations of the floor, roof or outside walls); electrical, gas, water, sewer, or exhaust distribution systems; any control systems monitored or maintained by Lessor, any tele/data communications systems maintained by Lessor, and where such Alteration or any process change has or could reasonably be expected to have a material adverse effect on the Lessee's Utility Systems, building-wide plumbed process gas distribution system or the structural integrity of the Leased Premises or any other portion of the TI Expressway Site.

     Lessor shall review and respond to Lessee within fifteen (15) days from Lessor's receipt of Lessee's notice of Lessee's intent to make any Alteration which Lessee reasonably believes could constitute a Material Change. If Lessor fails to respond to Lessee within said fifteen (15) day period, Lessor shall be deemed to have approved the proposed Alteration. Any notices made pursuant to this Article will describe the nature of the Alteration and will include the estimated date and time at which Lessee proposes to commence such Alteration.
In the event Lessee uses a contractor to make any Material Change, Lessee shall use a contractor (i) that carries at least One Million Dollars ($1.000.000) of general liability insurance and all workers' compensation and employers liability insurance required by applicable law with respect to the workers on the TI Expressway Site or that is otherwise insured to Lessor's satisfaction and whose subcontractors are likewise insured and (ii) has been approved in advance by Lessor's Facilities Manager for the TI Expressway Site or his designee, said approval not to be unreasonably withheld or delayed, provided, however, any connections to Lessee's Utility Systems or to the building-wide plumbed process gas distribution system shall be performed at Lessee's cost by or under the direction of TI, which shall commence and complete such activity requested by Lessee in a timely and diligent manner. Lessor, in its discretion. may require Lessee's contractors and their subcontractors to be bonded for projects having an estimated cost in excess of $250,000.00 by a bond reasonably satisfactory to Lessor.

     All Alterations, including Material Changes, shall comply with all applicable laws, regulations, building, electrical and fire codes, as well as with the requirements of any casualty insurer of the TI Expressway Site.

     Upon the request of Lessee, Lessor shall advise Lessee within sixty (60) days whether it reserves the right to require Lessee to remove any Alterations from the Leased Premises upon termination of the Lease. If Lessee so requests and Lessor does not so reserve the right to require Lessee to remove any Alterations present at the time of request from the Leased Premises, Lessor may not require Lessee to remove such Alterations from the Leased Premises upon the expiration or sooner termination of the Lease.

     Subject to any abandonment as described in Article 23 below, all Alterations, trade fixtures, equipment, and personal property (i) installed in the Leased Premises after the Commencement Date at

Lessee's expense, excluding, unless otherwise agreed by Lessor and Lessee,.Alterations, trade fixtures, equipment, and personal property installed as part of the Transition Activities, or (ii) located in the Leased Premises on the Commencement Date and owned by Lessee ("Lessee's Property") shall at all times remain Lessee's property and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Alterations which cannot be removed without structural injury to the Leased Premises, at any time Lessee may remove Lessee's Property from the Leased Premises, provided Lessee repairs at its expense all damage caused by such removal.

     Lessee shall pay for any and all such Alterations and any costs incurred in connection therewith, including, with respect to any services provided by Lessor as a Special Service, reimbursement of Lessor's cost as a Special Service charge. To the extent Lessee manages the Alteration, Lessee will obtain waivers of all mechanic's liens which may arise as a result of such Alteration, provided, however, if Lessee is unable to obtain any such waiver after the use of its reasonable efforts, Lessee shall indemnify, defend, and hold harmless Lessor from any reasonable actual cost or damage with respect to the existence of any such mechanic's lien and shall take all necessary legal actions, including the posting of any sums at issue with a court of competent jurisdiction, to clear the lien within thirty (30) days after Lessee becomes aware that the lien has been filed. To the extent Lessee requests and Lessor agrees to manage the Alteration, Lessor will obtain waivers of all mechanic's liens which may arise as a result of such Alteration, provided, however, if Lessor is unable to obtain any such waiver after the use of its reasonable efforts, Lessor shall take all necessary legal actions, including the posting of any sums at issue with a court of competent jurisdiction to clear the lien within sixty (60) days after Lessor receives notice from Lessee that the lien has been filed, except to the extent resulting from Lessee's failure to pay the charges for the services performed that Lessee is responsible for hereunder within thirty (30) days following delivery to Lessee of notice and demand, either to the contractor or supplier or to Lessor.


                                      ARTICLE 6
                 ASSIGNMENTS; SUBLEASES; MORTGAGES; AND ENCUMBRANCES

     Lessee shall not assign this Lease, sublet, license, mortgage or otherwise encumber the Leased Premises, or any part thereof, without the prior consent of Lessor, which consent shall not be unreasonably withheld. For purposes of Lessor's approval under this section, both creditworthiness and non-monetary considerations may constitute grounds for Lessor's objection. Notwithstanding the foregoing, neither the transfer of all or substantially all of the assets or capital stock of Lessee, whether by merger, consolidation or otherwise, to a person or entity with credit comparable to, or better than, that of Lessee. or the sale or issuance of Lessee's equity securities, nor any change in percentage of ownership, if any, of Lessee's equity securities resulting therefrom. through a public exchange or as part of any institutional or publicly offered financing, shall be deemed to be (i) an assignment or in any manner a transfer of the Lease or any estate or interest therein, (ii) a sublease of Lessee's interest in the Leased Premises, or any part thereof, (iii) a change in control or ownership of Lessee or (iv) a breach or default under the Lease or an event which, with the passage of time, the giving of notice, or both, would constitute a breach or default under the Lease. With the prior consent of Lessor, which consent shall not be unreasonably withheld, Lessee may assign this Lease or sublease the Leased Premises, or any portions thereof to any subsidiary, affiliate, or division of Lessee, except that assignment to any subsidiary, affiliate or division of Lessee as may exist as of the Commencement Date shall not require Lessor's consent. Any purported assignment, sublease, license, mortgage or other encumbrance entered into by Lessee shall not relieve Lessee of its obligations under this Lease and, if not in compliance with this Article 6, shall be void AB INITIO.


                                      ARTICLE 7
                                        SIGNS

     With the prior consent of Lessor, which consent shall not be unreasonably withheld, Lessee may install such exterior signs and interior signs as it may deem necessary for the operation of its business at the Leased Premises, including signs on portions of the TI Expressway Site other than the Leased Premises, so long as such signs do not unreasonably interfere with Lessor's operations on the TI Expressway Site. Notwithstanding anything in this Lease to the contrary, Lessee may install signage in the interior of the Leased Premises without Lessor's consent under this Article 7 so long as such signs are not readily viewable from any portion of the TI Expressway Site other than the Leased Premises.


                                      ARTICLE 8
                                        REPAIR

     In recognition of the connections between the site-wide distribution system for process gases and liquids and the building distribution systems, Lessor and Lessee have agreed to the following division of responsibility for repair of such systems serving the Leased Premises. Lessee shall be responsible for the maintenance and repair of piping for delivery of cryogenic gases for use in the Leased Premises, beginning at the supply tank. The parties acknowledge and agree that although the supply tank is expected to be the responsibility of the gas supplier, as between Lessor and Lessee, the tank supplying cryogenic gas to the Leased Premises shall be the responsibility of Lessee. Lessor shall be responsible for generation, delivery, and the repair of lines, meters and regulators for delivery of compressed air, process gases and deionized water for use in the Leased Premises up to the inlet valve to the building main filter, if there is one, and, if not, to the outlet valve to the building meter, from which point repair shall be the responsibility of Lessee. Lessor and Lessee shall cooperate to place and maintain labels on the lines and distribution systems described in this paragraph to delineate maintenance responsibility.

     Notwithstanding anything herein to the contrary, to the extent that any utility lines, pipes, or other conduits for assisting in the site-wide distribution systems for the TI Expressway Site go through the Leased Premises, Lessee shall have no liability or obligation for maintenance or repair of such utility lines, pipes, or conduits, except for laterals of such lines, pipes, or conduits which in fact serve the Leased Premises.

     Lessee shall maintain in good operable condition and repair, reasonable wear and tear excepted, all mechanical, electrical, heating, ventilation and air conditioning, power, plumbing, sewer, water (city), industrial waste water, gas, fire sprinkler, and other equipment and systems owned by Lessor within the

Leased Premises. Lessee shall bear the cost and hereby assumes financial responsibility and liability for repairs occasioned by damage to Lessor's equipment and systems resulting directly or indirectly from any acts or omissions of Lessee. Lessee's employees, agents, contractors, vendors, suppliers or visitors. Further, Lessee shall pay for all repairs resulting from damage to the surrounding structure and improvements caused by the installation, repair, replacement or removal of any of Lessee's equipment in the Leased Premises.


                                      ARTICLE 9
                                      INSURANCE

     SECTION 9.01   LESSOR INSURANCE.

     Lessor agrees to obtain, carry, and continue in force, or cause to be obtained, carried, and continued, during the Lease Term all risk property insurance on the improved portions of the TI Expressway Site (other than the Research East Building or the Leased Premises), on Lessor's personal property and fixtures located therein, and on Lessor's personal property in the Research East Building or the Leased Premises to Lessor's full replacement value thereof, but excluding Lessee's personal property located in the Leased Premises or on the TI Expressway Site.

     SECTION 9.02.  LESSEE INSURANCE.

     Lessee agrees to obtain, carry and continue in force during the Lease Term, from an insurance company with a Best Rating of A and Financial Size Category of XIII or better, all insurance, with appropriate endorsements, as specified below:

     (1) All risk property insurance on the Research East Building and the Leased Premises, which shall also insure against damage or loss to Lessee's personal property located in the Leased Premises or on the TI Expressway Site, but shall exclude Lessor's personal property in the Research East Building or the Leased Premises, in each case, to Lessee's full replacement value thereof;

     (2) Workers' Compensation Insurance in compliance with the laws of the State of Texas, and Employer's Liability Insurance with minimum limits as follows:

          (A)  Bodily injury by accident - $500,000/accident;
          (B)  Bodily injury by disease - $500,000 limit; and
          (C)  Bodily injury by disease - $500,000/employee.

     (3) Commercial General Liability Insurance, including contractual liability endorsement coverage, written on an "occurrence" form, fully insuring Lessee against liability for injury or death of any person or persons, including TI employees or third parties within the Leased Premises or on TI Expressway Site, or loss or damage to property with minimum limits as follows:

          (A)  General aggregate limit - $2 million;

          (B)  Products/completed operations aggregate limit - $2 million;
          (C)  Personal injury limit - $1 million;
          (D)  Each occurrence limit - $1 million;
          (E)  Fire damage limit - $50.000; and
          (F)  Medical payments - $5.000.

     (4) Automobile Liability Insurance fully insuring Lessee's furnished automobiles and trucks and those owned or rented by Lessee or its employees in connection with its operations at the Leased Premises at the TI Expressway Site with minimum limits as follows:

          (A)  Bodily injury and property damage - $1 million;
          (B)  Hired/non-owned auto - $10,000; and
          (C)  Physical damage - $250,000.

     SECTION 9.03.  MUTUAL WAIVER OF SUBROGATION.

     Notwithstanding anything to the contrary contained in this Lease, with the exception of the deductibles specified in Section 9.07 below, Lessor and Lessee each hereby waive their rights to recover against, and their respective insurer(s) right of subrogation against. the other, its officers, agents, employees, tenants, subtenants, successors and assigns for injury, loss or damage incurred where such injury, loss or damage is or would be insured against under the policies either in force at the time of such loss or damage or required to be carried under the terms of this Lease. Each of Lessor and Lessee shall secure from their respective insurers, and shall provide to the other party, an endorsement or other such reasonable evidence providing for such waiver of subrogation under Lessee's and Lessor's policies. This Section 9.03 shall survive termination, expiration, or abandonment of this Lease.

     SECTION 9.04.  LESSEE RESPONSIBLE FOR INCREASE IN PREMIUMS.

     Lessee shall bear the full expense of any additional premium(s) or increase of premium rate(s) incurred by Lessor with respect to the Leased Premises or TI Expressway Site, to the extent resulting from or caused by Lessee's Alterations or Lessee installation of or modification to any process or equipment or change in use which adversely affects Lessor's premium rate(s), as reasonably determined by Lessor's insurance auditor, or by claims made and paid as a result of Lessee's breach of its obligations and indemnities contained herein

     SECTION 9.05.  CERTIFICATES OF INSURANCE.

     Upon Lessor's request, Lessee shall provide Lessor with certificates of insurance evidencing the insurance required in Section 9.02 above. These certificates of insurance shall (i) name Lessor as an additional insured with respect to the policies required to Section 9.02(1) (to the extent of Lessor's interest, if any, in the property and to the extent of Lessee's obligations under the indemnity provisions of this Lease), Section 9.0.2(3) (to the extent of Lessee's obligations under the indemnity provisions of this Lease), and
Section 9.02(4) above, (ii) contain a provision that Lessee shall not terminate or cancel any of the above-described coverages without thirty (30) days' advance written notice to Lessor, and (iii) by endorsement provide for waiver of subrogation under Lessee's policies.

     SECTION 9.06.   INSURANCE PROCEEDS.

     Lessor shall be entitled to receive any insurance proceeds attributable to damage to the Leased Premises (other than to property owned by the Lessee). Notwithstanding anything contained herein to the contrary, and subject to
Section 9.07 below, no party shall be required to pay or reimburse the other for any matter to the extent covered by and proceeds are received under insurance carried by the other party as required by this Article 9, or to the extent the other party is in default of its insurance obligations, which would have been covered by insurance carried by the other party if said party had carried the insurance required by this Article 9 and, further, the amount of any liability of any party hereunder shall be offset by the amount of insurance or any other third-party proceeds, if any, actually received by the other party hereto in respect of such liability.

     SECTION 9.07.   DEDUCTIBLES.

     Notwithstanding anything contained herein to the contrary, to the extent a claim relates to injury, loss or damage arising out of a breach of the obligations and indemnities contained herein, the breaching party shall pay or reimburse the other party for any deductible in respect of such claim, if the injury, loss, or damage is covered by insurance carried by such other party or would have been had said party carried the insurance required by Article 9.

     SECTION 9.08.   LOSS PREVENTION.

     Lessee shall implement the loss prevention recommendations from Lessor's insurers (or their designated representative) as it pertains to Lessee's property or operations, within a reasonable period of time. Any increase in premium to Lessor from Lessee's noncompliance with this section will be borne by Lessee.


                                      ARTICLE 10
                              FIRE AND OTHER CASUALTIES

     SECTION 10.01.  NOTICE.

     If the Leased Premises, or any portion thereof, are damaged by fire or other casualty, Lessee shall give immediate oral and written notice thereof to Lessor, and this Lease shall continue in full force and effect except as hereinafter set forth.

     SECTION 10.02.  DAMAGE.

     Subject to the provisions of Sections 10.03 and 12.01 below, if the Leased Premises are damaged or rendered unusable by fire or other casualty, unless this Lease is terminated by Lessor or Lessee as herein provided, any damage shall be repaired by and at the expense of Lessor, and the Rent (including Base Rent and Additional Rent) shall be equitably abated from the day of the casualty as to that portion of the Leased Premises which is unusable in the reasonable determination of Lessor and Lessee. Except to the extent this Lease is terminated by Lessor or Lessee as provided under this
Article 10, Lessee's full liability for Rent shall resume on the date on which Lessee is able to resume in all material respects its use of the damaged portion of the Leased Premises. Notwithstanding the foregoing, should such partial damage materially interfere with Lessee's ability to operate its business and reasonably be estimated to require more than one hundred eighty (180) days to complete, Lessee may by notice to Lessor within thirty (30) days from the date of the casualty, terminate this Lease. Lessor shall commence any repairs required by this Section 10.02 within thirty (30) days of any said fire or other casualty. Lessor shall complete any repairs required by this Section 10.02 within one hundred eighty (180) days of the date repairs are required to commence. If all repairs required by this Section 10.02 are not substantially completed such that Lessee can substantially resume its operations within said one hundred eighty (180) day period. Lessee may terminate this Lease by notice to Lessor. If all repairs required by this Section 10.02 are not fully completed within said one hundred eighty (180) days but substantial completion of the repairs has been achieved and Lessee can resume its operations in all material respects, Lessor shall so notify Lessee of the repairs completed and said one hundred eighty (180) day period shall be extended for up to, but not exceeding, an additional ninety (90) days to facilitate completion of the restoration. If all repairs required by this Section 10.02 are not fully completed within said ninety (90) day extension, Lessee may terminate this Lease by notice to Lessor.

     SECTION 10.03.  LESSOR'S RIGHTS TO TERMINATE.

     If the Leased Premises or the building in which the Leased Premises are located shall be so substantially damaged that Lessor shall decide to demolish the Leased Premises or the entire building in which the Leased Premises are located, then Lessor may terminate this Lease by giving notice to Lessee within forty-five (45) days after such fire or casualty.

     SECTION 10.04.  TERMINATION OF THE LEASE.

     If Lessor or Lessee elects to terminate this Lease pursuant to this
Article 10, this Lease shall terminate as of the date of Lessee's surrender of the Leased Premises, which shall occur within a reasonable time, which will not be longer than ninety (90) days after the date of the termination notice. Subject to the preceding sentence, in the event either party elects to terminate this Lease pursuant to this Article 10, as of the date of such termination, the term of this Lease shall expire as completely and as fully as if such date were the date set forth above for the termination of the then current term of this Lease. Lessee shall surrender the Leased Premises in accordance with the provisions of Article 23 hereof without prejudice to either party's rights and remedies against the other under the Lease provisions in effect prior to such surrender, and any Rent owing shall be paid up to such date (after giving effect to any abatement), and any payments of Rent made by Lessee which were on account of any period subsequent to such date shall be immediately returned to Lessee.

     SECTION 10.05.  REPAIR AND RESTORATION.

     Unless a termination notice is delivered by Lessor or Lessee as provided for herein, Lessor shall make the repairs and restorations under the conditions of Section 10.02 hereof, subject to force majeure as provided in Article 35. Lessor and Lessee agree to reasonably cooperate to enable repair and restoration to be undertaken as soon as practical.


                                      ARTICLE 11
                                     CONDEMNATION

     If all or greater than sixty percent (60%) of the Leased Premises shall be taken under the power of eminent domain by any competent governmental authority, this Lease shall terminate as of the date of such taking as if such date were the date set forth above for the termination of the then current term of the Lease. If sixty percent (60%) or less of the Leased Premises shall be taken under such power of eminent domain, as of the date of such taking, the Rent shall be equitably reduced. Notwithstanding the foregoing and in any event, should any taking materially interfere with Lessee's ability to use the Leased Premises for their intended purposes, Lessee may, in its reasonable discretion, by notice to Lessor, elect to terminate this Lease as set forth herein. The Rent shall be pro-rated or reduced as of the date of any such taking. In any condemnation proceeding, Lessor and Lessee shall each be entitled to bring suit and receive awards with respect to their respective interests in the Research East Building.


                                      ARTICLE 12
                          LIABILITY/ENVIRONMENTAL INDEMNITY

     SECTION 12.01.  LESSEE'S LIABILITY.

     Except for insured casualty which subrogation is waived pursuant to
Section 9.03, above, any injury, breakage, damage or harm to the Leased Premises (ordinary wear and tear excepted) caused by any act or omission of the Lessee or Lessee's officers, directors, employees, contractors, agents or visitors, shall immediately be caused to be repaired at the sole expense of Lessee, with such repairs commencing as soon as possible and, in any event, within seven (7) days of the discovery of such injury, breakage, carnage, or harm. If Lessee does not undertake appropriate repairs (or notify Lessor and seek Lessor's repair as Special Services), Lessor may, after notice to and opportunity to cure of Lessee in accordance with Article 24, repair the damage and charge Lessee for the cost of such repairs as Additional Rent.

     Lessee shall defend, indemnify, protect and save Lessor, its officers, employees, servants, agents, successors and assigns, harmless from and against all claims, liabilities, losses, judgments, actions, administrative proceedings, costs, expenses, penalties, fines, damages and expenses (including, but not limited to, attorneys' fees, consultants' fees and court costs) for bodily injury, harm, sickness, disease and death and for property loss or damage ("Claims") to the extent arising from the acts or omissions of Lessee, its employees, contractors, servants, invitees or agents, including Claims based on strict liability, which relate to Lessee's use or occupancy of the Leased Premises or Lessee's use of the TI Expressway Site. If any loss or damage is attributable to both Lessor and Lessee, Lessee agrees, without regard to any concurrent or other negligence by Lessor (if any), to provide Lessor with comparative indemnification for that portion of the loss or damage which is attributable to Lessee or Lessee's officers, directors, employees, contractors, agents or visitors; provided however Lessee shall provide complete indemnification for that portion of any such loss or damage attributable to the operations of the Defense Business (as defined in the Asset Purchase Agreement) which are Assumed Liabilities on or prior to the Commencement Date, irrespective of either party's negligence. Notwithstanding anything to the contrary in this Lease, Lessee's liability under this Article 12 shall survive termination, expiration, or abandonment of this Lease and shall be reduced by any insurance or third-party recovery for the Claim actually received by Lessor.

     SECTION 12.02.  LESSOR'S LIABILITY.

     Except for insured casualty for which subrogation is waived pursuant to
Section 9.03, above, any injury, breakage, damage, or harm to the Leased Premises (ordinary wear and tear excepted) caused by any act or omission of the Lessor or Lessor's officers, directors, employees, contractors, agents or visitors, shall immediately be caused to be repaired at the sole expense of Lessor, with such repairs commencing as soon as possible and, in any event, within seven (7) days of the discovery of such injury, breakage, damage. or harm. If Lessor does not undertake appropriate repairs, Lessee may, after notice to and opportunity to cure of Lessor in accordance with Article 24, repair the damage and charge the Lessor the cost for such repairs.

     Lessor shall defend, indemnify, protect and save Lessee its officers, employees, agents, and assigns harmless from and against all Claims, to the extent arising from the acts or omissions of Lessor, its employees, contractors, servants, invitees or agents, including Claims based on strict liability, which relate to Lessor's use or occupancy of the TI Expressway Site. In the event any loss or damage is attributable to both Lessor and Lessee, and Lessor agrees, without regard to any concurrent or other negligence by Lessee (if any), to provide Lessee with comparative indemnification for that portion of the loss or damage which is attributable to Lessor and/or Lessor's officers, directors, employees, contractors, agents or visitors, excluding any portion of such loss or damage attributable to the operations of the Defense Business which are Assumed Liabilities on or prior to the Commencement Date, irrespective of either party's negligence. Notwithstanding anything to the contrary in this Lease, Lessor's liability under this Article 12 shall survive termination, expiration, or abandonment of this Lease and shall be reduced by any insurance or third-party recovery for the Claim actually received by Lessee.

     SECTION 12.03.  LESSEE'S ENVIRONMENTAL INDEMNIFICATION.

     Lessee agrees to defend, indemnify, protect and hold Lessor, its' officers, directors, employees, representatives, agents, affiliates, successors, and assigns harmless from and against, and, upon demand, to pay or reimburse each such party promptly with respect to, any and all claims, actions, losses, costs, damages, liabilities, administrative proceedings, judgments, fines, penalties, and expenses (including reasonable attorneys' fees, consultants' fees and remediation, monitoring, investigation, characterization, removal and disposal costs) of any and every kind or character ("Environmental Claims"), to the extent incurred by Lessor or asserted against Lessor by any governmental authority, person, or entity, at any time, and from time to time, by reason of, in connection with or arising out of (1) Lessee's breach of or noncompliance with any environmental, health or safety law (including, without limitation, principles of common law), regulation, ordinance, rule, permit, or license relating to (i) Lessee's occupancy or use of the Leased Premises or the TI Expressway Site on or after the Commencement Date, or (ii) the Defense Business, to the extent constituting Assumed Liabilities, (2) the breach of any covenant, representation, warranty, or indemnification obligation of Lessee expressly set forth in this Agreement relating to any environmental, health, or safety standard, (3) the failure of Lessee to perform any obligation required to be performed by Lessee or make or file any report required to be made or filed by Lessee pursuant to any environmental, health, or safety permit, license, regulation, law or other standard relating to (i) Lessee's occupancy or use of the Leased Premises or use of the TI Expressway Site on or after the Commencement Date, or (ii) the Defense Business, to the extent constituting Assumed Liabilities, (4) any act. omission, event or circumstance resulting in any release, discharge, disposal or emission on or adjacent to the Leased Premises or the TI Expressway Site. or release, discharge, disposal or emission from or adjacent to the Leased Premises, of hazardous, toxic or radioactive substances, solid wastes or air contaminants requiring removal, remediation or other action under applicable environmental, health or safety laws, regardless of whether the act, omission, event or circumstance constituted a violation of any environmental, "health or safety law or standard at the time of the existence or occurrence. to the extent (i) caused by the acts or omissions of Lessee, its employees, contractors or other invitees, agents, officers or directors, occurring on or after the Commencement Date or (ii) associated with the Defense Business, to the extent constituting Assumed Liabilities, and
(5) any and all claims or proceedings made or brought (whether brought by an employee or other private party or governmental agency) for bodily injury, property impairment or any other injury or damage resulting from or relating to any hazardous, toxic or radioactive substance, contaminated material or air contaminant located upon cr migrating into, from or through the Leased Premises to the extent (i) caused by Lessee, its employees, contractors or other invitees, agents, officers or directors, occurring on or after the Commencement Date, or (ii) associated with the Defense Business to the extent constituting Assumed Liabilities; in each case whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance, including claims based on strict liability. In the event any loss or damage is attributable to both Lessor and Lessee, Lessee agrees, without regard to any concurrent or other negligence by Lessor (if any), to provide Lessor with comparative indemnification for that portion of the loss or damage which is attributable to Lessee and/or Lessee's officers, directors, employees, contractors, agents, or visitors; provided however Lessee shall provide complete indemnification for that portion of any such loss or damage attributable to the operations of the Defense Business which are Assumed Liabilities on or prior to the Commencement Date, irrespective of either party's negligence. Notwithstanding anything to the contrary in this Lease, Lessee's obligations under this Article 12 shall survive termination, expiration or abandonment of this Lease.

     SECTION 12.04.  LESSOR'S ENVIRONMENTAL INDEMNIFICATION.

     Lessor agrees to defend, indemnify, protect and hold Lessee, its officers, directors, employees, representatives, agents, affiliates, successors, and assigns harmless from and against, and, upon demand, to pay or reimburse each such party promptly with respect to, any and all Environmental Claims (other than Environmental Claims associated with or resulting from the operations of the Defense Business which are Assumed Liabilities) to the extent incurred by Lessee or asserted by any governmental authority, person or entity, at any time, and from time to time, by reason of, in connection with or arising out of
(1) Lessor's breach of or noncompliance with any environmental, health or safety law (including, without limitation, principles of common law), regulation, ordinance, rule, permit, or license relating to the TI Expressway Site or Lessor's use of the TI Expressway Site, (2) the failure of Lessor to perform any obligation required to be performed or make or file any report required to be made or filed by Lessor pursuant to any environmental, health, or safety permit, license, regulation, law or other standard relating to the TI Expressway Site or Lessor s use of the TI Expressway Site, (3) any act, omission, event or circumstance existing or occurring before the term of this Lease resulting in any release, discharge, disposal or emission from on or adjacent to the Leased Premises or the TI Expressway Site or release, discharge, disposal, or emission from or adjacent to the TI Space (defined below) of hazardous, toxic or radioactive substances, solid wastes or air contaminants requiring removal, remediation or other action under applicable environmental, health and safety laws, regardless of whether the act, omission, event or circumstance constituted a violation of any environmental, health or safety law or standard at the time of the existence or occurrence to the extent caused by the acts or omissions of Lessor, its employee, contractors, agents, officers or directors, and (4) any and all claims or proceedings made or brought (whether brought by an employee or other private party or governmental agency) for bodily injury, property impairment or any other injury or damage resulting from or relating to, and/or any legally imposed requirements for the monitoring, remediation, investigation or removal of any hazardous, toxic or radioactive substance, contaminated material, or air contaminant located upon or migrating into, from or through the TI Expressway Site to the extent caused by the acts or omissions of Lessor, its employees, contractors, agents, officers or directors, whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance or the mere presence of the substance on the TI Expressway Site; including claims based on strict liability. In the event any loss or damage is attributable to both Lessor and Lessee, Lessor agrees, without regard to any concurrent or other negligence by Lessee (if any), to provide Lessee with comparative indemnification for that portion of the loss or damage which is attributable to Lessor and/or Lessor's officers, directors, employees, contractors, agents or visitors, excluding any portion of such loss or damage attributable to the operations of the Defense Business which are Assumed Liabilities on or prior to the Commencement Date, irrespective of either Party's negligence. Notwithstanding anything to the contrary in this Lease, Lessor's obligations under this Article 12 shall survive termination, expiration or abandonment of this Lease. As used herein, "TI Space" shall mean any portion of the TI Expressway Site which is not (i) part of the Leased Premises or (ii) otherwise leased by Lessee at the time of such event or activity.


                                      ARTICLE 13
                          EMERGENCIES/REPORTING OBLIGATIONS

     SECTION 13.01.  REPORTING TO LESSOR.

     In the event of emergency situations of which Lessee is aware (including, without limitation, fires, accidental chemical spills or exposures, unauthorized air emissions. unauthorized radiation emissions or exposures, unauthorized discharges into waste streams, or other environmental, industrial hygiene or safety emergencies), Lessee shall immediately report such occurrence to Lessor.

     SECTION 13.02.  REPORTING TO GOVERNMENTAL AGENCIES.

     With respect to Lessee's use of the Leased Premises during the Lease Term, Lessee shall be solely responsible for compliance with all governmental reporting duties imposed upon Lessee by applicable laws, and (in addition to reporting to Lessor as provided in the preceding paragraph) Lessee shall report any emergency situation to the applicable governmental agency (if any) to the extent required by, and within the time periods prescribed by, applicable laws. In the event Lessee fails to comply with its statutory or contractual duty to report such emergency situations to any governmental agency, Lessor may, but shall not be obligated to, upon learning of such failure, report such matters. The parties shall coordinate in an effort to avoid duplicate reporting of any emergency situation. Under no circumstances, however, shall this provision be construed to be an assumption by Lessor of any reporting duty on behalf of Lessee.


                                      ARTICLE 14
                                        TAXES

     Ad valorem taxes for the Leased Premises will be charged by Lessor to Lessee during the Lease Term, and Lessee shall pay and discharge as Additional Rent such ad valorem taxes for the Research East Building, based on Lessee's proportionate share thereof, which shall be that percentage derived by dividing
(1) the NSF of the Leased Premises in the building (exclusive of the Exterior Equipment Locations), by (2) the total of (a) the NSF of the Leased Premises in the building (exclusive of the Exterior Equipment Locations); and (b) the NSF of any TI space, if any, in the building (i.e. any net square footage in the building that is not included in the Leased Premises). Ad valorem taxes for a building at a multiple building site will be determined based on the Research East Building's pro rata share of TI Expressway Site site-wide taxes, calculated on the basis of net book value, as reflected in the records maintained by Lessor's Corporate Services Finance Department prepared in accordance with disclosure statement approved by the Defense Logistics Agency/DCAA or with generally accepted accounting principles. Such taxes shall be due and payable fifteen (15) days after notice from Lessor. Lessor and Lessee shall reasonably cooperate regarding ad valorem tax issues, and avoid actions which would result in unfair discrimination with regard to allocation or distribution of ad valorem taxes or the property assessments on which such taxes are based.

     Except for ad valorem taxes assessed directly on the TI Expressway Site, all taxes and assessments now or hereinafter imposed upon Lessee with respect to its operations or property, now or hereinafter imposed, shall be borne and timely paid directly by Lessee to the taxing authority.

                                      ARTICLE 15
                 NO JOINT VENTURE, PARTNERSHIP, OR AGENT RELATIONSHIP

     The relationship between Lessor and Lessee, with regard to this Lease. is strictly that of lessor/lessee and contracting parties; Lessor and Lessee are not partners, joint venturers or agents of each other.

     Additionally, notwithstanding any services or assistance provided by Lessor or Lessee to the other hereunder or under any other agreement;

     (a) Neither party shall be responsible, either directly or indirectly, expressly or impliedly, for compliance with any laws applicable to the other's particular use of the TI Expressway Site;

     (b) Lessee shall be solely responsible for its compliance with environmental, health, and safety laws and regulations relating to Lessee's operations in or about the Leased Premises. and Lessee shall prepare or cause to be prepared all documentation and make all arrangements for disposal or other handling of its hazardous waste, potentially recyclable hazardous materials, and any other waste generated by Lessee or its agents or contractors requiring manifests under applicable law;

     (c) Lessee shall not be responsible, either directly or indirectly, expressly or impliedly, for Lessor's compliance with any laws, regulations, ordinances, permits, or licenses applicable to Lessor's use of the TI Expressway Site; and

     (d) Lessor shall be solely responsible for its compliance with environmental, health, and safety laws and regulations relating to Lessor's operations in or about the TI Expressway Site, and Lessor shall prepare or cause to be prepared all documentation and make all arrangements for disposal or other handling of its hazardous waste, potentially recyclable hazardous materials, and any other waste generated by Lessor or its agents or contractors requiring manifests under applicable law.


                                      ARTICLE 16
                             ILLEGAL SUBSTANCE SCREENING

     For so long as TI shall remain Lessor under this Lease, Lessee will comply with a drug-free workplace policy reasonably acceptable to TI.


                                      ARTICLE 17
           LESSEE'S ENVIRONMENTAL, INDUSTRIAL HYGIENE AND SAFETY COVENANTS,
                            REPRESENTATIONS AND WARRANTIES

     In addition to the other provisions of this Lease, Lessee covenants, represents and warrants that, during the term of this Lease and so long as Lessee or any of Lessee's employees, contractors, agents or visitors are located in the Leased Premises or are on the TI Expressway Site, Lessee shall comply with the following:

     (a) Lessee shall not violate, and Lessee shall not take any action that would cause Lessor to be out of compliance with, any environmental, safety, or industrial hygiene law (including, without limitation, principles of common law) or any applicable permit, license, or authorization; Lessee shall comply with each and every environmental permit issued to Lessee with respect to its use of the Leased Premises as a result of Lessee's use or occupancy of the Leased Premises, whether any such permit is issued in the name of Lessor, Lessee or any third party; Lessee shall be responsible for obtaining and maintaining any and all permits, licenses, authorizations, approvals, and exemptions as required for Lessee's operations on the Leased Premises or Lessee's use of the TI Expressway Site under this Lease under applicable environmental, safety, and industrial hygiene laws, and Lessee shall pay for all fees and costs associated with environmental permit applications, permit amendments, modifications or revisions, registrations, governmental assessments or other governmental charges of every type whatsoever relating to Lessee's operations on the Leased Premises or its use of the TI Expressway Site under this Lease. The parties acknowledge and agree that because of the nature and configuration of the TI Expressway Site, (1) Lessor and Lessee shall petition the Texas Natural Resource Conservation Commission (TNRCC) to designate the Leased Premises and the balance of the TI Expressway Site as a single property for purposes of evaluating air quality impacts pursuant to 30 Texas Administrative Code Section 101.2(b) and shall enter into a single property designation agreement effective as of the Commencement Date substantially in the form attached as Exhibit "B" hereto and made a part hereof; and (2) During the Research East Transition Period, Lessor and Lessee may both discharge under Lessor's waste water permit from the City of Dallas, Permit No. 040224 (together with any renewals, reissuances or modifications thereto,. the "TI Waste Water Permit"), a copy of which has been provided by Lessor to Lessee. provided, however Lessee shall be responsible for ensuring that its discharges comply with the terms of such permit, provided, however, either prior to or during the Research East Transition Period, Lessee shall apply for and diligently pursue issuance of a separate waste water discharge permit covering its waste water discharges from the TI Expressway Site (prior to the point such discharges commingle with those of Lessor). Upon issuance of such separate permit, Lessee's waste water discharges at the TI Expressway Site, including those from the Research East Building, will be governed by such permit up to the point they commingle with the waste water discharges of TI, from which point to combined outfall CWTP-16 they will be covered by the TI Waste Water Permit. At Lessor's request, Lessee agrees at its cost to sample Lessee's waste water sampling ports concurrently with Lessor's sampling of its waste water sampling ports.

     (b) Lessee shall comply with all applicable federal, state and local laws and lawful orders of any governmental entity, public authority or judicial authority applicable to its use of the Leased Premises and Lessee's operations thereon, including, without limitation, any notice, reporting, and record keeping obligations imposed by any of the foregoing. Without limiting the generality of the foregoing, Lessee acknowledges it shall comply with all reporting obligations under laws relating to the health or safety of persons or property or their protection from damage, injury or loss, and with the requirements of the Americans with Disabilities Act and Texas Architectural Barriers Act to the extent such requirements first become applicable as a result of Lessee's Alterations, repairs or improvements or Lessee's specific use of the Leased Premises.

     (c) Lessee shall designate a responsible member of its organization at the Leased Premises, to function as the liaison between Lessor and Lessee in the event either party deems it necessary to contact the other for purposes of environmental, safety or industrial hygiene matters.

     (d) Lessee shall exercise at least the level of care and skill customary in its industry, and conduct all dangerous activities on the Leased Premises under the supervision of properly qualified personnel; any hazardous, toxic or radioactive materials, substances or wastes will be properly containerized, labeled and stored; Material Safety Data Sheets, as defined in 29 C.F.R. Section 1910.1200 or any successor regulation, will be properly kept by Lessee and furnished to the TI Facilities Coordinator. Hazardous materials will not be stored in stairwells, along emergency egress routes, near air handlers or systems or otherwise in a manner that poses a hazard; gas cylinders will be secured at all times.

     (e) Lessee shall obtain its own EPA and TNRCC Identification Numbers, arrange for disposal, and be identified on manifests as the generator, of all hazardous or other waste generated from or otherwise arising out of Lessee's operations on the Leased Premises.

     (f) Lessee shall comply with all hazardous, toxic and radioactive waste and materials handling and storage requirements under applicable laws, regulations, ordinances and permits, and will exercise the utmost care when handling and transporting such materials across the TI Expressway Site.

     (g) All hazardous, toxic or radioactive materials or substances delivered or brought to the TI Expressway Site by Lessee, its employees, contractors, or suppliers, will be received at a dock authorized to receive such materials. All docks which receive such materials shall have the following spill control measures: areas are to be sized for a free liquid volume capacity the greater of 1.0 x the largest tank volume involved, or ten percent (10%) of the volume of all tanks involved, or two percent (2%) of the total volume stored in drums, carboys, or smaller containers at the location. Spill control secondary containment structures must be free of cracks and impermeable to leakage or migration of any spills to the ground or support foundation.

     (h) Lessee shall ensure that all emergency exits, fire extinguishers, electrical panels and equipment, aisles and passageways will be accessible and kept clear at all times and maintained in compliance with applicable OSHA requirements; Lessee shall apply good housekeeping practices throughout the Leased Premises.

     (i) Lessee shall not make any changes in the character of (including specific specification changes) or increase the volume of its actual air emissions, other than de minimis increases, without the prior approval of TI.

     (j) Lessee shall implement best management practices and, to the extent applicable, adhere to the other requirements of the storm water general permit promulgated by EPA pursuant to 40 C.F.R Section 122.28(c) and covering storm water discharges at the TI Expressway Site.

     (k) Lessee shall retain one or more Laser and Radiation Safety Officers, trained and licensed to the extent required by applicable laws, to oversee and ensure compliance with all radiation requirements applicable to the Leased Premises.

     Any action based upon any breach of the foregoing representations, warranties or covenants by Lessee, its agents, employees, contractors, tenants and assigns, shall survive termination, abandonment, or expiration of this Lease.


                                      ARTICLE 18
                                      DISCLAIMER

     Except as expressly set forth in this Lease, neither Lessee nor Lessor makes any warranties, express or implied or otherwise, with respect to this Lease; and subject to the terms of this Lease, Lessee acknowledges and agrees that this Lease is made on an "as is" and "where is" basis. Lessee further acknowledges that Lessor makes no implied covenants with respect to this Lease. Without limiting the generality of the foregoing, no receipt, review, consent, approval, acquiescence or other knowledge of a party of, in or to any plans, specifications, additions, alterations, improvements, equipment or process changes proposed or taken by Lessee or Lessor shall be deemed, or in any way construed, to be any representation, warranty or guaranty with respect to such plan, specification, addition, alteration, improvement, equipment or process change and shall not relieve the other party of any responsibility or liability therefor.


                                      ARTICLE 19
                                LESSOR'S AUDIT RIGHTS

     Upon not less than forty-eight (48) hours prior notice to Lessee, Lessor, at its sole cost, may, but shall not be obligated to, enter the Leased Premises and inspect Lessee's environmental records and operations, and sample/monitor Lessee's waste streams, radiation and air emissions, for the sole purpose of determining whether Lessee is in compliance with this Lease, provided that any entry shall minimize to the extent reasonably possible any interference with the business or operations conducted in the Leased Premises. Lessee shall have the right to designate a representative of Lessee to accompany Lessor and its representatives during the audit; provided, exercise of such right does not alter the scheduling of the audit. Audits conducted by Lessor pursuant to this
Article 19 are for Lessor's benefit only. Lessor shall not disclose any such audit, or information learned through such audit to any third party, including any governmental authority, without the prior consent of Lessee, except for an emergency situation as set forth in Article 13, and except as otherwise required by law. Lessor shall, at Lessee's request, disclose all findings within the scope of such audit to Lessee, and in all cases, shall provide a copy of such audit to Lessee. In the event Lessor discovers that Lessee is not in compliance with applicable laws or other covenants of this Lease in any material respect, whenever reasonably necessary Lessor may, but shall have no obligation to, take the least disruptive action necessary to remedy such noncompliance by Lessee and protect the legitimate interests of Lessor; provided however, except in emergency situations, Lessor shall afford Lessee the prior opportunity to take such action within a ten (10) day period (or shorter if warranted by the circumstances) before instituting any such action, and Lessor shall only act, if at all, if Lessee fails to take any action within the prescribed period or fails to diligently continue to implement such action. In the event Lessor takes any such remedial action, Lessor shall not be liable for inconvenience, annoyance, disturbance, loss or interruption of business, by reason of making such reasonable and good faith determination and taking such action; provided, however, Lessor shall be liable to Lessee for any negligence or reckless disregard caused by Lessor, its employees, agents, consultants, and contractors with respect to any action under this Article 19. Lessor agrees in exercising its rights under this Article 19 to act in good faith to avoid unreasonable interference with Lessee's operations at the TI Expressway Site.


                                      ARTICLE 20
                                ENTRY/RIGHT OF ACCESS

     Due to the interconnectedness of the infrastructure serving the various buildings on the TI Expressway Site, Lessor will require and Lessee hereby agrees to grant to authorized personnel of Lessor (i) access to certain infrastructure and utilities systems located in those areas of the Research East Building indicated as "TI required access" areas on Exhibit A-4 hereto, as and to the extent reasonably required by Lessor, and (ii) the right to continue to monitor on Lessor's supervisory control and data acquisition ("SCADA") system, utilities and process gas and fluid distribution systems located in the Leased Premises that connect to the site-wide distribution system.

     Lessor and its representatives may, acting in good faith to minimize to the extent reasonably possible interference with Lessee's operations at the Leased Premises and upon at least twenty-four (24) hours' prior notice to Lessee (except in the case of emergency), and subject to any applicable U.S. Government security requirements, enter the Leased Premises for any of the following purposes

     (a) to make repairs to the Leased Premises required of Lessor under this Lease;

     (b) to provide access to the Leased Premises during normal business hour for authorized third parties, including without limitation, governmental agencies and, with the consent of Lessee, which shall not be unreasonably withheld or delayed, lenders, brokers, purchasers, appraisers and, during the last eighteen (18) months of the Lease Term prospective tenants;

     (c) to inspect the Leased Premises and determine Lessee's compliance with this Lease;

     (d)  to audit the compliance by Lessee as permitted in Article 19;

     (e)  to respond to emergency situations;

     (f) to perform any work, which Lessor elects and is entitled to undertake, made necessary by reason of any default by Lessee under the terms of this Lease

     (g)  to carry out any other activity of Lessor permitted under this Lease;
and

     (h)  to perform services for Lessee hereunder.

     Nothing herein shall be construed to impose or imply any duty upon Lessor to do any such work which, under any provision of this Lease, it is not required to perform; and the performance thereof by Lessor shall not constitute a waiver of Lessee's default. Lessee shall reasonably cooperate with Lessor to ensure provision of keys, combinations or codes as necessary to ensure adequate and (where appropriate) immediate access to the Leased Premises as reasonably required to provide Lessor with the access granted, above. Lessee shall have the right to designate a representative of Lessee to accompany Lessor and its representatives when Lessor or its representatives are present on the Leased Premises.


                                      ARTICLE 21
                              BUILDING SYSTEMS SHUTDOWNS

     Lessee acknowledges that Lessor may, from time to time during emergencies or for purposes of building maintenance, need to shut down one or more of the Utility Systems serving the buildings in which the Leased Premises are located.

     Lessee agrees to reasonably cooperate with Lessor to allow Lessor to shut down building systems for up to five (5) days annually to perform Utilities Systems maintenance. Except in the case of an emergency, Lessor shall schedule such shutdown with at least two (2) months notice to Lessee and prior approval by Lessee, which approval shall not be unreasonably withheld or delayed. Lessor will cooperate with Lessee regarding all shutdowns so as to minimize any potential disruption to Lessee's operations.

     Lessee acknowledges Utilities Systems shutdowns performed in accordance with this Article 21 will benefit Lessee and Lessee's operations. Lessor shall not be liable for inconvenience, annoyance, disturbance, loss or interruption of business to Lessee. Lessor shall not be liable for any other claimed damage to Lessee, by reason of any such Utilities Systems shutdown, except to the extent due to the gross negligence or willful misconduct of Lessor or its agents, employees, or contractors, nor shall Lessee be entitled to any abatement of Rent by reason of any such Utilities Systems shutdown.


                                      ARTICLE 22
                                     HOLDING-OVER

     If Lessee continues to occupy the Leased Premises beyond the Lease Term of this Lease in the absence of a mutually agreed upon extended term, such holding-over shall constitute a tenancy at will, except upon hold-over all the monthly Rent rates shall increase to a sum of 150% of the then current Rent in effect at the time of expiration of this Lease.

                                      ARTICLE 23
                           SURRENDER OF THE LEASED PREMISES

     Upon surrender of the Leased Premises for any reason, including termination, abandonment, expiration or breach by Lessor, Lessee, at its expense (except as otherwise expressly provided herein) shall remove from the Leased Premises Lessee's Property, except for such Alterations that Lessor has agreed that may at Lessee's election, be surrendered. Lessee will use all reasonable efforts to avoid causing damage to the surrounding structure and to minimize disruption of Lessor's operations. Subject to Articles 10 and 11, Lessee, at its expense, will promptly repair any damage to the Leased Premises caused by any removal of Lessee's property and Alterations therefrom and restore the Leased Premises substantially to the same condition as at the commencement of the Lease (without such equipment as Lessee is removing), reasonable wear and tear and Alterations that Lessor states in writing may be surrendered at the termination of the Lease excepted. Lessor's acceptance of any surrender of the Leased Premises by Lessee shall not be deemed to constitute a waiver by Lessor of any default by Lessee. Any of Lessee's Property not removed after surrender shall become the property of Lessor. Upon such surrender, Lessee shall not allow or cause any environmental, health, or safety permits or authorizations relating to Lessee's use or occupancy of the Leased Premises to expire, terminate, or lapse for a period of sixty (60) days after such surrender and shall, at Lessor's request, execute such documentation as may be necessary or desirable to transfer any such permits or authorizations to Lessor or Lessor's designee.


                                      ARTICLE 24
                                  EVENTS OF DEFAULT

     SECTION 24.01.  LESSEE'S EVENTS OF DEFAULT.

     The following events shall be deemed to be "Events of Default" by Lessee under this Lease:

     (a) Lessee's failure to timely pay any installment of Rent or to make any other payment as specified herein within ten (10) days after actual receipt by Lessee of notice from Lessor of Lessee's failure to pay the past due amounts; or

     (b) For non-monetary obligations, Lessee's breach of or failure to comply with any term, provision, representation, warranty, or covenant of this Lease, and Lessee's failure to cure such breach or noncompliance within thirty (30) days after actual receipt by Lessee of notice thereof from Lessor or with Lessor's consent, which shall not be unreasonably withheld, within such longer time as may reasonably be required to cure the default.

     SECTION 24.02.  EVENTS OF DEFAULT BY LESSOR.

     The following events shall be deemed to be "Events of Default" by Lessor under this Lease:

     (a) Lessor's breach of or failure to comply with any term, provision, representation, warranty or covenant of this Lease, and

          (i) Lessor's failure to make a payment due from Lessor under this Lease or apply appropriate credit to Lessee as specified herein within ten
     (10) days after actual receipt by Lessor of notice from Lessee of Lessor's failure to pay the past due amounts or apply the appropriate credit, or

          (ii) For nonmonetary obligations, Lessor's failure to cure such breach or non-compliance within thirty (30) days after actual receipt of notice thereof from Lessee or such longer time as may reasonably be required to cure the default.


                                      ARTICLE 25
                                       REMEDIES

     SECTION 25.01.  LESSOR'S REMEDIES.

     If an Event of Default by Lessee shall have occurred, Lessor shall have the right, at its election, then or at any time thereafter while such Event of Default shall continue, to pursue any one or more of the following remedies, without any notice or demand whatsoever:

     (a) Terminate this Lease, without any liability whatsoever, in which event, Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon or take possession of the Leased Premises and expel or remove Lessee and any other person who may be occupying the Leased Premises or any part thereof without being liable for prosecution or any claim for damages therefor, and Lessee agrees to pay to Lessor, on demand, the amount of all loss and damage, including attorneys' fees, which Lessor may suffer by reason of such termination;

     (b) Enter upon the Leased Premises without being liable for prosecution or any claim for damages therefor, correct such default and, upon demand, recover from Lessee all reasonable amounts expended, as Rent; or otherwise do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor, on demand, for any expenses, including attorneys' fees, which Lessor may incur in connection with its attempts to effect compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, except to the extent caused by the gross negligence or willful misconduct of Lessor; or

     (c) Enter upon and take custodial possession of the Leased Premises, and use reasonable efforts to re-let the Leased Premises for a use comparable to that of Lessee for the balance of the then current term without thereby causing a termination or anticipatory breach of the Lease.

     Pursuit of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law or equity, nor shall pursuit herein provided constitute a forfeiture or waiver of any Rent due to Lessor hereunder or any damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants herein contained. Failure by Lessor to enforce one or more of the remedies provided herein upon an Event of Default by Lessee shall not be deemed or construed to constitute a waiver of such default, or any other violation or breach of any of the terms, provisions or covenants herein contained.

     SECTION 25.02.  LESSEE'S REMEDIES.

     If an Event of Default by Lessor shall have occurred, Lessee shall have the right, at its election, then or at any time while such Event of Default shall continue, to pursue any one or more of the following remedies without any notice or demand whatsoever:

     (a) Terminate this Lease, in which event, Lessee shall immediately surrender the Leased Premises to Lessor, and such date of surrender shall be treated as if it were the date set forth above for the termination of the then current term of the Lease; provided, however, Lessee may also assert any claim Lessee may have against Lessor for amounts due from Lessor to Lessee hereunder or for any other breach by Lessor hereunder. Lessor agrees to pay to Lessee, on demand, the amount of all loss and damage, including attorneys fees, which Lessee may suffer by reason of such termination, and provided, however, Lessee shall at all times be entitled to remove Lessee's property and Alterations installed and paid for by Lessee from the Leased Premises, or

     (b) Correct such default and, upon demand, recover from the Lessor, upon invoice, all amounts reasonably expended; or otherwise do whatever Lessor is obligated to do under the terms of this Lease; and Lessor agrees to reimburse Lessee promptly, on demand, for any reasonable expenses, including attorneys fees, which Lessee may incur in connection with its attempts to effect compliance with Lessor's obligations under this Lease, and Lessor further agrees that Lessee shall not be liable for any damages resulting,- to the Lessor from such action, except to the extent caused by the gross negligence or willful misconduct of Lessee.

     Pursuit of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law or equity; nor shall pursuit herein provided constitute a forfeiture or waiver of any amount due from Lessor to Lessee hereunder or any damages accruing to Lessee by reason of the violation or otherwise due pursuant to any of the terms, provisions, or covenants herein contained. Failure by Lessee to enforce one or more of the remedies provided herein upon an Event of Default by Lessor shall not be deemed or construed to constitute a waiver of such default, or any other violation or breach of any of the terms, provisions or covenants herein contained.


                                      ARTICLE 26
                                  ENFORCEMENT COSTS

     The court, costs and attorneys fees incurred by the party who successfully prosecutes or defends any legal or equitable proceeding to enforce any right or obligation hereunder, shall be borne by the other party. Such costs and fees shall be due and payable from the date a final, non-appealable judgment is entered.

                                      ARTICLE 27
                            NO WAIVER, EXPRESS OR IMPLIED

     No waiver or failure to object to a breach of any of the provisions of this Lease, whether express or implied, in any instance, shall be construed to be, or operate as, a waiver of any prior or succeeding breach of the same or any other provision of this Lease.


                                      ARTICLE 28
                                       NOTICES

     Solely for the purpose of giving notices under this Lease, the addresses of the parties hereto, to which all notices hereunder (other than notices required under Sections 5, 7, 10.01, 12, 13, 17, 20, and 21, which notices need only be given to those persons identified with an asterisk below) are to be sent, are as follows:

IF TO LESSOR:        Texas Instruments Incorporated
                     8330 LBJ Freeway, Mail Station 8375
                     Dallas, Texas  75243 (on-site deliveries), or
                     P.O. Box 655303, Mail Station 8375
                     Dallas, Texas 75265 (U.S. mail delivery)
                     Attention:  Manager, Corporate Facilities;
                     Leasing & Property Management
                     Facsimile No: 972-997-5083
                     E-Mail:  r-welch@ti.com

with a copy to:      *Texas Instruments Incorporated
                     Dallas, Texas 75265
                     P.O. Box 655303, Mail Station 8379 (U.S. mail deliveries), or
                     8330 LBJ Freeway, Dallas, Texas 75243
                     Mail Station 8379 (on-site deliveries)
                     Attention:  North Texas Facilities Manager
                     Facsimile No: 972-997-3700
                     E-Mail:  teamwork@ti.com

IF TO LESSEE:        *Raytheon TI Systems, Inc.
                     c/o Raytheon Company
                     1 Spring Street
                     Lexington, Massachusetts  02173
                     Attention:  Director, Real Estate
                     Facsimile No: 617-860-2788

with a copy to:      *Raytheon TI Systems, Inc.
                     13588 North Central Expressway
                     Dallas, Texas 75243
                     Attention: Plant Manager

     All notices, approvals, and other communications required or permitted by this Lease to be given to Lessor or Lessee shall be in writing and shall be delivered (i) in person or by a reputable courier service that provides receipt of delivery, (ii) by deposit in the U.S. mail, postage prepaid, by certified or registered mail, return receipt requested, provided, however, the delivery of payment of routine invoices shall not be required to be by certified or registered mail; (iii) by a nationally recognized overnight courier service; or
(iv) by electronic mail or facsimile delivery confirmed by delivery in accordance with subparagraphs (i) or (iii) above; in each case addressed to the party concerned at the addresses or facsimile numbers set forth above or with respect to payments to Lessor, to the addresses set forth in Section 2.04 hereof, (or at such other address as a party may specify by written notice pursuant to this paragraph to the other party). Communications sent by personal delivery, courier service, electronic or facsimile transmission as set forth above shall be effective upon receipt, provided the required confirmatory delivery is made. Communications sent by mail as set forth above shall be effective five (5) days after proper deposit in the U.S. mail.


                                      ARTICLE 29
                                 NO ORAL MODIFICATION

     This Lease may only be amended in writing, executed by an authorized representative of each party, respectively.


                                      ARTICLE 30
                                 EFFECT OF AGREEMENT

     This Lease supersedes any prior understanding or written or oral agreements between the parties concerning the Leased Premises.


                                      ARTICLE 31
                                    GOVERNING LAW

     This Lease shall be construed and interpreted under the laws of the State cf Texas.


                                      ARTICLE 32
                                     SEVERABILITY

     If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not affected thereby.

                                      ARTICLE 33
                          ESTOPPEL CERTIFICATES/FURTHER ACTS

     Either party will, at any time and from time to time, within ten (10) days after receipt of a request by the other party, execute, acknowledge and deliver to the requesting party, a signed statement certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the date to which the Rent has been paid, and either stating that no default exists hereunder or specifying each such default of which the signer may have knowledge and specifying such other matter as may be reasonably requested.

     Either party will, at any time and from time to time, perform or cause to be performed upon or after execution of this Lease, any and all further acts as may be reasonably necessary to consummate the transaction contemplated hereby.


                                      ARTICLE 34
                     SUBORDINATION, ATTORNMENT AND NONDISTURBANCE

     Nothing in this Lease shall be construed to limit TI's right to sell, convey or divest TI's ownership of any or all of the TI Expressway Site or the Leased Premises. In the event of any such sale, conveyance, or divestiture of title to the Leased Premises, by Lessor or subsequent owners of such title, and provided that the successor enters into a nondisturbance and attornment agreement with Lessee, which shall provide that in the event of foreclosure or other action, this Lease and the rights of Lessee hereunder shall not be disturbed but shall continue in full force and effect so long as Lessee shall not be in material default hereunder beyond expiration of any applicable grace or cure period, Lessee shall subordinate this Lease to the lien of any mortgage or deed of Trust, and the Lessor, person or corporation, or other entity who is divested of title shall be entirely freed and relieved of all covenants and obligations thereafter accruing hereunder, and the grantee, person, corporation or other entity or entities who otherwise succeeds or succeed to title shall be deemed to have assumed the covenants and obligations of Lessor thereafter accruing hereunder until the next conveyance or divestiture of title. Lessee shall look to said grantee or successor for the observance and performance of covenants and obligations of Lessor hereunder assumed by such grantee or successor. Lessee agrees to attorn to any such grantee or successor. In the event Lessor sells, conveys or assigns its ownership of the Leased Premises to an entity having a total net worth of less than one hundred million dollars ($100,000,000), the prohibition on set off, demand or deduction by Lessee set forth in Section 2.01, above, shall no longer apply.


                                      ARTICLE 35
                                    FORCE MAJEURE

     Neither party shall be responsible for any delay or failure in performance, or for any loss, damage, costs, charges and expenses incurred or suffered by the other party by reason thereof, if such delay or failure results from the occurrence of an event beyond the reasonable control of such party and without the fault or negligence of such party ("force majeure") including, but not limited to, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather, failure of suppliers, terrorism, or civil strife. If any party to this Lease is rendered wholly or partially unable by an event of force majeure to carry out its obligations under this Lease, and if that party gives prompt notice and full particulars of such event of force majeure to the other party, the performance of the notifying party of its obligations under this Lease shall be suspended during the continuance of the force majeure event, but for no longer period. Upon the cessation of such event, the party claiming force majeure shall
(a) notify the other party, and (b) resume performance of its obligations as soon as practicable.


                                      ARTICLE 36
                                    BINDING EFFECT

     This Lease and all rights and obligations hereunder shall inure to and be binding upon the successors and assigns of Lessor and shall inure to and be binding upon the permitted successors and assigns (if any) of Lessee.


                                      ARTICLE 37
                                        GENDER

     Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.


                                      ARTICLE 38
                               CONSTRUCTION AND INTENT

     The parties hereto acknowledge that the terms of this Lease have been negotiated at arm's length, and that each party and its counsel have reviewed and revised this Lease, and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Lease, or any exhibits, schedules or amendments hereto.


                                      ARTICLE 39
                        NO INCIDENTAL OR CONSEQUENTIAL DAMAGES

     Notwithstanding any other provision of this Lease (including without limitation the default and environmental indemnification provisions), in the event of any breach of this Lease, the parties agree that neither party shall be liable to the other for any incidental, consequential or punitive damages, including without limitation losses due to inconvenience, annoyance, disturbance, or loss or interruption of business.


                                      ARTICLE 40
                                      AUTHORITY

     Each individual executing or attesting the Lease on behalf of Lessor hereby covenants, warrants and represents that he or she is duly authorized to execute and/or attest and deliver the Lease on behalf of Lessor in accordance with a duly adopted resolution of the Lessor's board of directors and in accordance with such corporation s articles of incorporation and bylaws: (i) the Lease is binding upon Lessor in accordance with its terms; and (ii) Lessor is a duly organized and legally existing corporation under the laws of Delaware and is qualified to do business in and is in good standing in the State of Texas. Lessee hereby covenants, warrants and represents (i) that the individual executing the Lease on behalf of Lessee is duly authorized to execute and deliver the Lease on behalf of Lessee; (ii) the Lease is binding upon Lessee in accordance with its terms; and (iii) Lessee is a duly organized and legally existing corporation under the laws of Delaware and is qualified to do business in and is in good standing in the State of Texas.


                                      ARTICLE 41
                                       CAPTIONS

     The article and paragraph captions contained in this Lease are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision contained herein.


                                      ARTICLE 42
                                     COUNTERPARTS

     This Lease may be executed in any number of counterparts with the same effect as if all parties thereto had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one instrument.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed by their duly authorized representatives.


LESSOR:                                      LESSEE:



TEXAS INSTRUMENTS INCORPORATED,              RAYTHEON TI SYSTEMS, INC.,
A DELAWARE CORPORATION                       A DELAWARE CORPORATION



By: /s/ William A. Aylesworth                By: /s/ Thomas D. Hyde
   --------------------------                   --------------------------------
   Name:  William A. Aylesworth                 Name:  Thomas D. Hyde
   Title: Senior Vice President, Treasurer      Title: President
          and Chief Financial Officer

                                                                  EXHIBIT D-2 TO
                                                        ASSET PURCHASE AGREEMENT

                                     SUBLEASE (1)

                                   (NORTH BUILDING)


     Effective January 13, 1998, RAYTHEON TI SYSTEMS, INC., a Delaware corporation, having an address c/o Raytheon Company, 141 Spring Street, Lexington, Massachusetts 02173 ("RAYTHEON") and TRIQUINT SEMICONDUCTOR TEXAS, INC., a Delaware corporation having an address at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124 ("SUBTENANT") hereby act and agree as follows:

1. OVERLEASE; TRANSITION AGREEMENT. As used herein, the term "Overlease" shall mean the July 11, 1997 Lease from Texas Instruments Incorporated (the "OVERLANDLORD") to Raytheon, of certain premises located at 13510 North Central Expressway ("NORTH BUILDING"), Dallas, Texas (the "OVERLEASED PREMISES"), more fully described in such Overlease. A copy of the Overlease is attached hereto as EXHIBIT A.

     As used herein, the term "TRANSITION AGREEMENT" shall mean the Transition Agreement, of even date herewith, between Subtenant and Raytheon. A copy of the Transition Agreement is attached hereto as EXHIBIT C.

2.   SUBLEASE.

     (a) Raytheon hereby subleases to Subtenant those portions of the Overleased Premises, more particularly described on EXHIBIT B attached hereto, subject to the terms and conditions hereof (the "SUBLEASE PREMISES"). Raytheon shall construct, at its sole cost and expense, demising walls and other improvements pursuant to plans and specifications to be mutually agreed upon by the parties and described generally in the Transition Agreement.

     (b) EXHIBIT B attached hereto identifies approximately 17,500 square feet of space (the "RELEASE SPACE") which is included as part of the Sublease Premises on the Mezzanine and Manufacturing Floors of the North Building. On the Commencement


--------------------------
(1)  Subject to review by, and consent of, Texas Instruments Incorporated.

     Date (as defined in Section 5), Raytheon has certain personnel and furniture, fixtures and equipment located within the Release Space. Subtenant hereby grants Raytheon a license, revocable by written notice given to Raytheon at any time within ninety (90) days from the date hereof, to continue to use and enjoy the Release Space without disruption or interference by Subtenant. At any time prior to ninety (90) days after the date hereof, Subtenant may, after giving Raytheon thirty (30) days prior written notice (the "TERMINATION NOTICE"), terminate the license for the Release Space and request that Raytheon vacate the Release Space within such thirty (30) day period after Raytheon's receipt of the termination notice. Within such thirty (30) day period, Raytheon shall vacate the Release Space at its sole cost and expense and promptly thereafter construct, at Raytheon's sole cost and expense (not to exceed the maximum amount specified in the Transition Agreement), walls and other improvements with respect to the Release Space pursuant to plans and specifications to be mutually agreed upon by the parties and described generally in the Transition Agreement. Should Subtenant fail to give the termination notice to Raytheon within ninety (90) days from the date hereof, then under such circumstances, (i) the Sublease Premises shall be reduced for all purposes by deleting the Release Space from the Sublease Premises, (ii) to the extent appropriate, Raytheon shall construct, at its sole cost and expense, demising walls and other improvements separating the Release Space from the Sublease Premises pursuant to plans and specifications to be mutually agreed between the parties, (iii) the Applicable Percentage of monthly rental provided under Section 6 below shall be reduced to 11.7%, and (iv) the CAM Costs shall be reduced as provided under Section 3(b) below. In the event that Subtenant elects to take over the Release Space, Raytheon acknowledges that Subtenant may use portions of the mezzanine area for a lobby and miscellaneous manufacturing.

     (c) This Sublease shall be deemed to contain all of the same covenants, agreements, conditions, terms and provisions as contained in the Overlease, MUTATIS MUTANDIS (the necessary changes being made to reflect the fact that Raytheon is the Landlord, Subtenant is the Tenant and that not all of the Overleased Premises is being subleased to Subtenant), and except that the following sections of the Overlease shall not apply hereto:

               (a)  Article 1, Section 1.01 as to Leased Premises and Primary
                    Term;

               (b)  Article 1, Section 1.04 as to Renewal Option;

               (c)  Article 1, Section 1.05 as to Transition Activities;

               (d)  Article 2, Section 2.01 as to Base Rent;

               (e)  Article 2, Section 2.03 as to Utility Charges;

               (f)  Article 2, Section 2.04 as to Payment of Rent;

               (g) Article 6 as to Assignments; Subleases; Mortgages; and Encumbrances (any assignment, subletting, licensing or mortgage rights of Subtenant under this Sublease shall be governed by Section 14 of this Sublease);

               (h)  Sections 9.01 and 9.02 as to Insurance;

               (i)  Article 14 as to Taxes; and

               (j)  Article 28 as to Notices.

3.   COMMON AREAS:

     (a) The areas color coded in blue and green on EXHIBIT B attached hereto are Common Areas ("COMMON AREAS") and Restricted Common Areas ("RESTRICTED COMMON AREAS"), respectively. The Common Areas are those areas within the North Building available for use and benefit of both Raytheon and Subtenant. The Restricted Common Areas are those areas within the North Building available for use only by individuals specifically identified and designated by Raytheon and Subtenant respectively.

     (b) Raytheon and Subtenant each acknowledge and agree that they both benefit from, and should share the costs and expenses associated with, the Common Areas and Restricted Common Areas. Raytheon shall provide maintenance, repairs, cleaning and janitorial, utilities, insurance, equipment and supplies for the Common Areas and Restricted Common Areas as well as maintenance for shared systems (the "CAM COSTS"). In addition to the monthly rental provided in Section 6 below, Subtenant shall pay Raytheon monthly, as Additional Rent, an amount equal to all amounts estimated to be paid or incurred by Raytheon for monthly CAM Costs applicable to the Sublease Premises. As of the date of this Sublease, Subtenant's monthly CAM Costs shall be $4,810.00. Should Subtenant fail to give to Raytheon the termination notice under Section 2(b) above, then under such circumstances, from and after the ninety-first (91st) day after the date hereof, Subtenant's monthly CAM Costs shall be $4,319.00. Subtenant shall pay to Raytheon, as Additional Rent, due upon execution of this Sublease, and on the first day of every succeeding month, the agreed amount for such CAM Costs as set forth in the applicable sentence of the two immediately preceding sentences. This amount has been stipulated and agreed between the parties as fair and is agreed irrespective of the actual CAM Costs incurred or paid by Raytheon. This agreed amount shall remain constant until revised in accordance with the immediately succeeding paragraph.

     CAM Costs shall be subject to adjustment at the commencement of each anniversary date of the Commencement Date (in each case, "ADJUSTMENT DATE") as follows:

          (1) The base for computing the adjustment is the Consumer Price Index, published bimonthly by the United Sates Department of Labor, Bureau of Labor Statistics ("BLS") in CPI DETAILED REPORT, Consumer Price Index All Urban Consumers, Selected Areas, All Items Index (Dallas/Fort Worth) (1982-1984=100) ("INDEX"). The number indicated in the Index for the month and the year in which the Commencement Date occurs shall be the "BASE INDEX". The number in the Index for the month and the year which is 45 days prior to the month and the year in which the rent adjustment occurs shall be the "CURRENT INDEX". The Current Index shall take into consideration any changes arising from the BLS publishing data on a base period other than 1982-1984=100.

          (2) Except as set forth in clause (3) below, forty-five (45) days prior to each Adjustment Date, if the Current Index has increased over the Base Index, the CAM Costs for the next succeeding year of this Sublease (until the next rent adjustment) shall be set by multiplying the CAM Costs for the first year of this Sublease by a fraction, the numerator of which is the Current Index and the denominator of which is the Base Index. If the Current Index has decreased from the Index employed at the previous Adjustment Date, the CAM Costs for the next succeeding lease year (until the next rent adjustment) shall be the same as the previous lease year. In no case shall the CAM Costs be less than the CAM Costs for the previous lease year. The new CAM Costs shall take effect on the Adjustment Date and Subtenant shall be provided with written notice of such new CAM Costs thirty (30) days prior to the Adjustment Date.

          (3) If, forty-five (45) days prior to the Adjustment Date, the Current Index for such date is not yet available, Subtenant shall pay Raytheon the CAM Costs for the next succeeding year of this Sublease as it may have been previously increased until such Current Index is published and available, at which time Subtenant shall pay Raytheon the increase, if any, retroactively from the applicable Adjustment Date.

          (4) If the Index is discontinued or revised during the term of this Sublease, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

     (c) Raytheon shall have the right to prepare and revise, from time to time, and enforce reasonable rules and regulations for use of the Common Areas and Restricted

     Common Areas. All such rules and regulations shall be applied to both Raytheon and Subtenant.

     (d) The conference rooms in the cafeteria on the ground floor shall be available on a first-come, first serve basis to the Subtenant and Raytheon. Until changed by Raytheon, reservations for use of such conference rooms shall be made through the computer system provided for such purpose.

4.   OBLIGATIONS OF PARTIES.

     Except as to those Sections of the Overlease excepted from this Sublease under Section 2(c) above, Subtenant hereby agrees to perform all of the remaining obligations imposed on Raytheon as Lessee under the Overlease as to the Sublease Premises.

     With respect to repairs and maintenance required of Raytheon, as Lessee under Article 8 of the Overlease, EXHIBIT D attached hereto sets forth an allocation of the repair and maintenance responsibilities that have been agreed shall be performed and conducted between Raytheon and Subtenant. EXHIBIT D sets forth those repair responsibilities that are allocated solely to Raytheon, solely to Subtenant and those for which the costs are to be shared by both Raytheon and Subtenant. Raytheon and Subtenant understand and agree that they shall work in good faith with one another to coordinate the repairs for which each is responsible.

     Provided that Subtenant is not in default hereunder, Raytheon agrees to use its best efforts to cause the Overlandlord to perform all of the obligations imposed upon the Overlandlord under the Overlease; however, Raytheon shall in no event be responsible for any failure by Overlandlord to perform such obligations.

     Following notice from Overlandlord to Raytheon and Subtenant that, pursuant to Section 24.01 of the Overlease, a default exists under the Overlease, as a result of any act or omission of Subtenant, then Raytheon, at its option, after written notice to Subtenant, may take the necessary action to cure said default of Subtenant within the applicable grace period of said Sections 24.01(a) and (b) of the Overlease. Subtenant shall promptly reimburse Raytheon for any monies expended by Raytheon in curing any such default. Raytheon shall invoice Subtenant for such expenses, which shall be reasonably documented. Subtenant's failure to reimburse Raytheon within thirty (30) days after such invoice shall constitute a default by Subtenant under this Sublease.

     This Sublease is subject and subordinate to the Overlease and shall terminate upon the expiration or earlier termination of the Overlease, provided that, so long as Subtenant is not in default hereunder, Raytheon agrees not to take any action or omit to take any action (other than the purchase of the Overleased Premises by Raytheon) which would cause a termination of the Overlease prior to the end of the term thereof, except with the express written consent of Subtenant. Notwithstanding anything to the contrary contained herein, in the event that Raytheon purchases the Overleased Premises from the Overlandlord during the term hereof, this Sublease shall continue in full force and effect as a direct lease between Raytheon as landlord and Subtenant as tenant, and the provisions of the Overlease applicable hereto pursuant to
     Section 2(c) hereof shall be deemed incorporated herein by this reference and shall continue to apply hereto, notwithstanding the expiration or termination of the Overlease as a result of such purchase. Raytheon agrees to indemnify and hold Subtenant harmless from and against any and all claims, suits, damages, liabilities and expenses, including reasonable attorneys' fees, arising out of Raytheon's use and occupancy of the Overleased Premises prior to the Commencement Date of this Sublease. Subtenant agrees to indemnify and hold Raytheon harmless from and against any and all claims, suits, damages, liabilities and expenses, including reasonable attorneys' fees, arising out of Subtenant's use and occupancy of the portions of Overleased Premises from and after the Commencement Date under this Sublease.

     To the extent that the Overlandlord is given rights to inspection of, or access to, the Sublease Premises or to make audits or obtain documents or information from Raytheon, as Lessee under the Overlease, Subtenant hereby grants all such rights to Overlandlord such that Overlandlord shall have the same rights to inspections, access, audits, documents and information from Subtenant.

5.   TERM; CONDITION OF SUBLEASE PREMISES.

     (a) The term of this Sublease shall begin upon the execution date hereof referenced in the preamble of this Sublease (the "COMMENCEMENT DATE"), and shall expire upon the first to occur of the termination of the Overlease (subject, however, to the second sentence of the fifth paragraph of Section 4 hereof regarding purchase of the Overleased Premises by Raytheon) or (unless this Sublease is extended as hereinafter provided) 11:59 P.M. on July 10, 2002.

     (b) Subtenant understands that Raytheon has options under Section 1.04 of the Overlease to extend the term of the Overlease until July 10, 2007, and, again, to July 10, 2012, and, finally, to July 10, 2017; PROVIDED, HOWEVER, Raytheon shall have no obligation to extend the Overlease for any of such extension periods. Should Raytheon elect to extend the term of the Overlease past July 10, 2002, and, thereafter, past July 10, 2007, and thereafter, past July 10, 2012, then, if Subtenant is not in default under this Sublease, Subtenant shall have the right to extend the term of this Sublease for the identical extended terms(s) of the Overlease. As a condition precedent to Subtenant's right to so extend the term of this Sublease, Subtenant shall first give notice to Raytheon of Subtenant's election not more than nineteen (19) months nor less than thirteen (13) months prior to the expiration of the initial term or the current renewal term, as applicable. After receipt of Subtenant's notice, Raytheon shall notify Subtenant as to whether or not Raytheon will be exercising the applicable renewal option under Section 1.04 of the Overlease. Subject to adjustments of rent as described in Section 2.01 of the Overlease, such renewals of this Sublease shall be on the same terms, covenants and conditions provided for in this Sublease and the Overlease.

     (c) Subtenant agrees to accept those portions of the Overleased Premises to be occupied by Subtenant (including any additional portions of the Overleased Premises taken by Subtenant following the execution date hereof) on an "as-is", "where-is" basis on the Commencement Date or such subsequent date for additional portions, and in substantially the same condition as said Overleased Premises now are, and Raytheon makes no representation or warranty with respect to the condition thereof except that the relevant portions of the Overleased Premises currently are in compliance with the Overlease and will be in compliance therewith on the Commencement Date.


6. RENT. During the term of this Sublease, Subtenant shall pay to Raytheon a monthly rental equal to the Applicable Percentage of the monthly charges paid by Raytheon under the Overlease for occupancy of the Overleased Premises, including, without limitation, the Applicable Percentage of all Base Rent, Additional Rent and Special Services Charges, Costs of Insurance (as defined in Section 9(a) below), increases in premiums and Taxes under Sections 2.01, 2.02, 9.04 and Article 14 of the Overlease and Section 9(a) of this Sublease, but excluding Utility Charges (as defined below) (which shall be calculated and paid in accordance with Section 8 below), which monthly rental shall be payable in advance by the first (1st) day of each calendar month during the term of this Sublease (or, with respect to the initial partial calendar month, on the date of this Sublease). The Applicable Percentage is calculated by dividing the net square feet (the "NSF") of the Sublease Premises by 659,769 square feet, the NSF of the Overleased Premises. As of the date of this Sublease, the Applicable Percentage, based on an initial Sublease Premises of 95,000 square feet, is 14.4%.

7.   PAYMENT OF RENT.  Payments of Rent shall be sent to the following address:

                              Raytheon TI Systems, Inc.
                              c/o Raytheon Company
                              141 Spring Street
                              Lexington, Massachusetts 02173
                              Attention:  Director, Real Estate
                              Facsimile No:  617-860-2788


     If paid by wire transfer, to:

                              Bank of Boston, N.A.
                              100 Federal Street
                              Boston, MA
                              ABA:  011000390
                              Account:   Raytheon Company Account No.
                                        326-8007

8. UTILITY CHARGES; SPECIAL SERVICES. For purposes of this Sublease, the following terms shall have the following meanings:

     (a) "SUBTENANT'S UTILITIES" shall mean the electricity, natural gas, water (city), sewer, and fire suppression water as Subtenant may reasonably require and request from time to time during the term of this Sublease for the conduct of its business and consistent with historical usage by Raytheon within the Sublease Premises;

     (b) "COST OF SUBTENANT'S UTILITIES" shall mean the sum of (x) the cost paid by Raytheon to a third party provider (including, without limitation, the Overlandlord) of the electricity, sewer, water (city) and natural gas utilities consumed as Subtenant's Utilities (including without limitation any such utilities consumed to provide the heating, ventilation and air conditioning and the fire suppression water consumed by Subtenant as a Subtenant Utility) plus (y) reasonable cost of delivery of Subtenant's Utilities incurred by Raytheon.

     (c) "SPECIAL SERVICES" and "SPECIAL SERVICES CHARGES" shall mean those Special Services and Special Services Charges described in Section 3.02 of the Overlease; and

     (d) "UTILITY CHARGES" shall mean the cost of Subtenant's Utilities and applicable sales taxes that are paid by Raytheon, whether Subtenant's Utilities are separately metered or equitably allocated.

     Except to the extent Utility Charges and/or Special Service Charges are directly invoiced to Subtenant by a third-party utility provider or by the Overlandlord or some other third party (in which case Subtenant shall promptly pay any amounts owed), Subtenant shall reimburse Raytheon for the Cost of Subtenant's Utilities and Special Services as metered (where separately metered) and as equitably allocated (where not metered), together with applicable sales taxes. Subtenant shall cooperate with Raytheon in providing data on Subtenant's operations necessary to calculate such allocation. Attached hereto as EXHIBIT E is a schedule setting forth the estimated monthly Utility Charges and Special Services Charges agreed between Raytheon and Subtenant. Subtenant shall pay to Raytheon as Additional Rent, due upon execution of this Sublease and one (1) month in advance of the first day of every succeeding month, without notice, setoff, demand or deduction, an estimated amount for such Utility Charges and Special Services Charges which initially shall be $134,460 per month (until revised in accordance with EXHIBIT E and/or the immediately succeeding paragraph, as applicable), irrespective of the actual consumption period.

     On or before March 15, 1999 and each March 15th thereafter during the term of this Sublease, Raytheon shall reasonably estimate, and notify Subtenant of, the amount to be paid by Subtenant as Utility Charges for each month of the ensuing twelve month period, based on forecasts of the Cost of Subtenant's Utilities for that calendar year, if available, or the actual Cost of the Subtenant's Utilities during the previous calendar year. Such estimated monthly amounts shall be due and payable to Raytheon one (1) month in advance on the first day of every month without setoff, demand or deduction, in lieu of the estimated monthly amount payable referred to in the immediately preceding paragraph.

     Commencing on June 15, 1998, and continuing quarterly on each September 15th, December 15th, March 15th and June 15th thereafter, Raytheon shall determine and provide notice to the Subtenant of the actual Utility Charges payable by Subtenant for the previous three (3) calendar month period (or period from the date of this Sublease through May 31, 1998, in case of the initial notice). If the estimated amount of Utility Charges paid by Subtenant for such period differs from the actual amount, then Subtenant shall pay to Raytheon any underpayment within thirty (30) days following receipt of such statement or Raytheon shall credit against the next rentals payable by Subtenant the amount of any overpayment as the case may require; provided, however, that if this Sublease has terminated or expired, any overpayments shall be remitted to Subtenant by Raytheon together with Raytheon's reconciliation notice. The obligations under this Section 8 shall survive termination, expiration or abandonment of this Sublease.

     Subtenant shall make arrangements for Subtenant's telephone requirements and shall timely pay all charges in connection with Subtenant's telephone usage and needs.

9.   INSURANCE.

     (a) During the term of this Sublease, Raytheon agrees to obtain, carry and continue in force, or cause to be obtained, carried and continued in force, all risk property insurance on the North Building and on Raytheon's personal property and fixtures located therein, in each case to Raytheon's full replacement value thereof, but excluding Subtenant's personal property located in the Sublease Premises or the North Building. The cost of such insurance on the North Building (but excluding the cost of such insurance on Raytheon's personal property and fixtures located therein) is herein referred to as the "COSTS OF INSURANCE".

     (b) Subtenant agrees to obtain, carry and continue in force during the term of this Sublease, from an insurance company with a Best Rating of A and Financial Size Category of XIII or better, all insurance, with appropriate endorsements, as specified below:

          (1) All risk property insurance on the Subtenant's personal property located in the Sublease Premises or on the TI Expressway Site (as defined in the Overlease), to Subtenant's full replacement value thereof.

          (2) Workers' Compensation Insurance in compliance with the laws of the State of Texas, and Employer's Liability Insurance with minimum limits as follows:

               (A) Bodily injury by accident - $500,000/accident

               (B) Bodily injury by disease - $500,000 limit; and

               (C) Bodily injury by disease - $500,000/employee.

          (3) Commercial General Liability Insurance, including contractual liability endorsement coverage, written on an "occurrence" form, fully insuring Subtenant against liability for injury or death of any person or persons, including TI or Raytheon employees or third parties within the Sublease Premises or on the TI Expressway Site, or loss or damage to property with minimum limits as follows:

               (A) General aggregate limit - $2 million;
               (B) Products/completed operations aggregate limit - $2 million;
               (C) Personal injury limit - $1 million;
               (D) Each occurrence limit - $1 million;
               (E) Fire damage limit - $50,000; and
               (F) Medical payments - $5,000.

          (4) Automobile Liability Insurance fully insuring Subtenant's furnished automobiles and trucks and those owned or rented by Subtenant or its employees in connection with its operations at the Sublease Premises at the TI Expressway Site with minimum limits as follows:

               (A) Bodily injury and property damage - $1 million;
               (B) Hired/non-owned auto - $10,000; and
               (C) Physical damage - $250,000.

     All such insurance policies required of Subtenant under Section 9(b)(3) shall name Overlandlord and Raytheon as additional insureds.

     (c) Subtenant shall provide Raytheon and Overlandlord, if requested by Overlandlord, with certificates of insurance as provided in Section 9.05 of the Overlease evidencing the insurance required under Section 9(b) above. Raytheon and Subtenant expressly agree that for purposes of this Sublease, the phrase "the insurance required by this Article 9" and similar phrases, as used in Sections 9.03 through 9.08 of the Overlease (which Sections are incorporated herein by Section 2(c) hereof), shall mean the insurance required by Section 9 of this Sublease.

10.  ACCESS TO CERTAIN AREAS.

     (a) Notwithstanding anything in this Sublease to the contrary, Subtenant agrees that use of the Pipe Space portion of the Sublease Premises, as depicted on EXHIBIT B, shall be limited to (i) repairs, maintenance and other work related to equipment in the Pipe Space, (ii) storage of items in an orderly fashion that does not significantly interfere with or hinder access in or around the Pipe Space, and (iii) other uses in effect on the Commencement Date or as may be reasonably agreed between Raytheon and Subtenant. Raytheon is hereby granted an irrevocable license for periodic escorted access to the Pipe Space portion of the Sublease Premises as reasonably necessary for inspection, maintenance and repairs of such Pipe Space.

     (b) Raytheon is hereby granted an irrevocable license for periodic escorted access on the Ground Floor portion of the Sublease Premises as reasonably necessary for inspection, maintenance and repairs to the electrical transformers contained in the vaults.

     (c) Raytheon agrees that, with respect to the mini-auditorium identified on Exhibit B, Subtenant shall be entitled to use the mini-auditorium up to 4 times per year, to the extent the mini-auditorium still exists and is available. Such use shall be at no cost to Subtenant, except to the extent such use creates related costs, such as hiring additional security guards for the applicable event.

11.  SPECIFIC CONDITIONS AND ACKNOWLEDGMENTS.

     (a) Notwithstanding anything in this Sublease to the contrary, Subtenant understands and agrees that this Sublease is subject to the prior consent of the Overlandlord under Article 6 of the Overlease.

     (b) Subtenant and Raytheon acknowledge that certain alterations and improvements to be made pursuant to this Sublease and Transition Agreement will require review and approval as provided in the Transition Agreement. All alterations and modifications by Subtenant require the prior consent of the Overlandlord under Article 5 of the Overlease. All alterations and improvements to be made to the Sublease Premises by Subtenant at any time during the term of this Sublease also require the prior consent of Raytheon under Article 5 of the Overlease (as incorporated by reference into this Sublease under Section 2(c) of this Sublease).

     (c) Under Section 3.02 of the Overlease, Raytheon can request that Special Services, as identified in said Section 3.02, be provided by the Overlandlord, but the Overlandlord is not required to provide or make available any of the Special Services to Raytheon. Raytheon shall request the Overlandlord to provide those Special Services requested by Subtenant to the Sublease Premises, provided, however, Raytheon shall have no liability or obligation whatsoever to Subtenant should the Overlandlord fail or refuse to provide or make available such Special Services to Raytheon or Subtenant or the Sublease Premises.

     (d) Subtenant is aware of the provisions of Article 21 of the Overlease and understands and acknowledges the importance of the need of Overlandlord and Raytheon to shut down one or more of the Utility Systems serving the Overleased Premises, including the Sublease Premises.

12. NOTICES. All notices and demands shall be given in writing by personal delivery, courier service, or U.S. registered or certified mail, postage prepaid, return receipt requested. Notice shall be deemed given upon delivery to the addressee. Notices shall be addressed as set forth below for the respective party, provided that if any party gives notice of a change of name or address, notices to that party shall thereafter be given as specified in that notice. Facsimile communication may be used to expedite communication only.

          To Subtenant:       TriQuint Semiconductor Texas, Inc.
                              2300 N.E. Brookwood Parkway
                              Hillsboro, Oregon  97124
                              Attention: Vice President, Finance
                              Tel:  503-615-9000
                              Fax:  503-615-8900

          To Raytheon:        Raytheon TI Systems, Inc.
                              c/o Raytheon Company
                              141 Spring Street
                              Lexington, Massachusetts 02173
                              Attention:  Director, Real Estate
                              Facsimile No:  617-860-2788

          With a copy to:     Raytheon TI Systems, Inc.
                              13588 North Central Expressway
                              Dallas, Texas  75243
                              Attention:  Plant Manager

13. BROKER. Each of Subtenant and Raytheon represents and warrants to the other party that it has not directly or indirectly dealt, with respect to leasing the Overleased Premises, with any Broker or had its attention called to the Overleased Premises by any Broker. Each party agrees to save harmless and indemnify the other party against any claims for commissions arising out of the execution and delivery of this Sublease, or arising out of a breach of such party's representations and warranties in this Section 12.

14. ASSIGNMENT; SUBLEASES; MORTGAGES; AND ENCUMBRANCES. Subtenant shall not assign this Sublease, sublet, license, mortgage or otherwise encumber the Sublease Premises, or any part thereof, without the prior written consent of both Raytheon (not to be unreasonably withheld) and Overlandlord (which may be given or withheld in Overlandlord's sole discretion); provided, however, that Subtenant may assign this Sublease or sublet the Sublease Premises to any successor in interest (whether by sale of substantially all of its assets, merger, consolidation or otherwise) to all or substantially all of its business without the prior written consent of Raytheon (but subject to the prior written consent of Overlandlord, as provided for above).

15. TRANSITION ACTIVITIES. Raytheon and Subtenant acknowledge that certain relocations, consolidation, construction and modifications to the Sublease Premises and/or other premises owned or operated by Raytheon or Subtenant and related activities (the "TRANSITION ACTIVITIES") are necessary and will occur following commencement of the term of this Sublease to accommodate certain requirements and expectations of Subtenant and Raytheon. Such Transition

     Activities shall be implemented and conducted in accordance with the mutual agreement of the parties acting in good faith as set forth in the Transition Agreement.

16.  EARLY TERMINATION RIGHTS OF SUBLEASE.  None.

17. EXCAVATION RESTRICTION. Subtenant shall not do any of the following (an "EXCAVATION") at the Sublease Premises without the prior written consent of each of Raytheon and the Overlandlord: (i) intentionally penetrate the soil; (ii) excavate, dig into or remove the soil; (iii) take any samples of soil or groundwater; (iv) drill any holes into soil or the floor of any building or pavement covering the soil; or (v) remove any part of any building or pavement directly covering the soil. In the event that Subtenant is required to undertake any Excavation as a consequence of any local, state or federal law, rule, ordinance, code, requirement, statute, regulation or any order, injunction, decree or ruling issued by a court of competent jurisdiction or any other governmental entity applicable to the Sublease Premises or Subtenant's operations thereon (a "REQUIRED EXCAVATION"), Subtenant shall promptly notify Raytheon and Overlandlord in writing, describing in reasonable detail the nature and purpose of such Required Excavation. Raytheon shall not unreasonably withhold its consent to any Required Excavation, and Raytheon shall reasonably cooperate with Subtenant in obtaining the consent of the Overlandlord to any Required Excavation, provided that (i) Raytheon may elect to undertake to perform such Required Excavation at its own cost, (ii) Raytheon may delay performance of the Required Excavation and contest such obligation to perform (or have a third party contest such obligation), so long as such contest is not reasonably likely to (x) result in a material adverse effect to Subtenant or a material disruption of the operations of Subtenant at the Sublease Premises or (y) subject Subtenant to criminal liability and (iii) Raytheon shall have no liability if the Overlandlord fails to consent to any Required Excavation.

     WITNESS the execution hereof under seal as of the date first above written.

                              RAYTHEON TI SYSTEMS, INC.


                              By:    /s/ Larry G. James
                                    ----------------------------------
                              Name:      Larry G. James
                                    ----------------------------------
                              Title:     Vice President, Controller
                                    ----------------------------------


                              TRIQUINT SEMICONDUCTOR TEXAS, INC.


                              By:    /s/ Edward C.V. Winn
                                    ----------------------------------
                              Name:      Edward C.V. Winn
                                    ----------------------------------
                              Title:     Executive Vice President
                                    ----------------------------------

                                                           EXHIBIT A TO SUBLEASE


                                   LEASE AGREEMENT
                                    By and Between
                      TEXAS INSTRUMENTS INCORPORATED, AS LESSOR
                                         and
                         RAYTHEON TI SYSTEMS, INC., AS LESSEE
                               for premises located at
                            13510 North Central Expressway
                                 Dallas, Texas 75243
                                   (North Building)

                                  TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1 - PREMISES AND TERM. . . . . . . . . . . . . . . . . . . . . . . . 1

     SECTION 1.01.    Leased Premises and Primary Term . . . . . . . . . . . 1
     SECTION 1.02.    Use. . . . . . . . . . . . . . . . . . . . . . . . . . 2
     SECTION 1.03.    Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . 3
     SECTION 1.04.    Renewal Option.. . . . . . . . . . . . . . . . . . . . 3
     SECTION 1.05.    Transition Activities. . . . . . . . . . . . . . . . . 4

ARTICLE 2 - RENTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

     SECTION 2.01.    Base Rent. . . . . . . . . . . . . . . . . . . . . . . 4
     SECTION 2.02.    Additional Rent and Special Services Charges.  . . . . 5
     SECTION 2.03.    Utility Charges. . . . . . . . . . . . . . . . . . . . 5
     SECTION 2.04.    Payment of Rent. . . . . . . . . . . . . . . . . . . . 6

ARTICLE 3 - SERVICE AND FACILITIES . . . . . . . . . . . . . . . . . . . . . 7

     SECTION 3.01.    Services Provided by Lessor. . . . . . . . . . . . . . 7
     SECTION 3.02.    Special Services and Special Services Charges. . . . . 9
     SECTION 3.03.    Interest.. . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 4 - PARKING, SECURITY, AND ACCESS RIGHTS . . . . . . . . . . . . . . 9

     SECTION 4.01.    Parking. . . . . . . . . . . . . . . . . . . . . . . . 9
     SECTION 4.02.    Security.. . . . . . . . . . . . . . . . . . . . . . . 9
     SECTION 4.03.    Access Rights. . . . . . . . . . . . . . . . . . . . .10

ARTICLE 5 - LESSEE'S ALTERATIONS AND IMPROVEMENTS  . . . . . . . . . . . . .10

ARTICLE 6 - ASSIGNMENTS; SUBLEASES; MORTAGES; AND ENCUMBRANCES . . . . . . .12

ARTICLE 7 - SIGNS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

ARTICLE 8 - REPAIR . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE 9 - INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . .14

     SECTION 9.01.    Lessor Insurance.. . . . . . . . . . . . . . . . . . .14
     SECTION 9.02.    Lessee Insurance . . . . . . . . . . . . . . . . . . .14

     SECTION 9.03.    Mutual Waiver of Subrogation . . . . . . . . . . . . .15
     SECTION 9.04.    Lessee Responsible for Increase in Premiums. . . . . .15
     SECTION 9.05.    Certificate of Insurance . . . . . . . . . . . . . . .15
     SECTION 9.06.    Insurance Proceeds . . . . . . . . . . . . . . . . . .16
     SECTION 9.07.    Deductibles. . . . . . . . . . . . . . . . . . . . . .16
     SECTION 9.08.    Loss Prevention. . . . . . . . . . . . . . . . . . . .16

ARTICLE 10 - FIRE AND OTHER CASUALTIES . . . . . . . . . . . . . . . . . . .16

     SECTION 10.01.   Notice . . . . . . . . . . . . . . . . . . . . . . . .16
     SECTION 10.02.   Damage . . . . . . . . . . . . . . . . . . . . . . . .16
     SECTION 10.03.   Lessor's Rights to Terminate . . . . . . . . . . . . .17
     SECTION 10.04.   Termination of the Lease . . . . . . . . . . . . . . .17
     SECTION 10.05.   Repair and Restoration . . . . . . . . . . . . . . . .18

ARTICLE 11 - CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . .18

ARTICLE 12 - LIABILITY/ENVIRONMENTAL INDEMNITY . . . . . . . . . . . . . . .18

     SECTION 12.01.   Lessee's Liability . . . . . . . . . . . . . . . . . .18
     SECTION 12.02.   Lessor's Liability . . . . . . . . . . . . . . . . . .19
     SECTION 12.03.   Lessee's Environmental Indemnification . . . . . . . .19
     SECTION 12.04.   Lessor's Environmental Indemnification . . . . . . . .21

ARTICLE 13 - EMERGENCIES/REPORTING OBLIGATIONS . . . . . . . . . . . . . . .22

     SECTION 13.01.   Reporting to Lessor. . . . . . . . . . . . . . . . . .22
     SECTION 13.02.   Reporting to Governmental Agencies . . . . . . . . . .22

ARTICLE 14 - TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

ARTICLE 15 - NO JOINT VENTURE, PARTNERSHIP, OR AGENT RELATIONSHIP. . . . . .23

ARTICLE 16 - ILLEGAL SUBSTANCE SCREENING . . . . . . . . . . . . . . . . . .23

ARTICLE 17 - LESSEE'S ENVIRONMENTAL, INDUSTRIAL HYGIENE AND SAFETY
     COVENANTS, REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . .24

ARTICLE 18 - DISCLAIMER. . . . . . . . . . . . . . . . . . . . . . . . . . .26

ARTICLE 19 - LESSOR'S AUDIT RIGHTS . . . . . . . . . . . . . . . . . . . . .26

ARTICLE 20 - ENTRY/RIGHT OF ACCESS . . . . . . . . . . . . . . . . . . . . .27

ARTICLE 21 - BUILDING SYSTEMS SHUTDOWNS. . . . . . . . . . . . . . . . . . .28

ARTICLE 22 - HOLDING-OVER. . . . . . . . . . . . . . . . . . . . . . . . . .29

ARTICLE 23 - SURRENDER OF THE LEASED PREMISES. . . . . . . . . . . . . . . .29

ARTICLE 24 - EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . .29

     SECTION 24.01.   Lessee's Events of Default . . . . . . . . . . . . . .29
     SECTION 24.02.   Events of Default by Lessor. . . . . . . . . . . . . .30

ARTICLE 25 - REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .30

     SECTION 25.01.   Lessor's Remedies. . . . . . . . . . . . . . . . . . .30
     SECTION 25.02.   Lessee's Remedies. . . . . . . . . . . . . . . . . . .31

ARTICLE 26 - ENFORCEMENT COSTS . . . . . . . . . . . . . . . . . . . . . . .32

ARTICLE 27 - NO WAIVER, EXPRESS OR IMPLIED . . . . . . . . . . . . . . . . .32

ARTICLE 28 - NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

ARTICLE 29 - NO ORAL MODIFICATION. . . . . . . . . . . . . . . . . . . . . .34

ARTICLE 30 - EFFECT OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE 31 - GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE 32 - SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE 33 - ESTOPPEL CERTIFICATES/FURTHER ACTS. . . . . . . . . . . . . . .34

ARTICLE 34 - SUBORDINATION, ATTORNMENT AND NONDISTURBANCE. . . . . . . . . .35

ARTICLE 35 - FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . .35

ARTICLE 36 - BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE 37 - GENDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE 38 - CONSTRUCTION AND INTENT . . . . . . . . . . . . . . . . . . . .36

ARTICLE 39 - NO INCIDENTAL OR CONSEQUENTIAL DAMAGES. . . . . . . . . . . . .36

ARTICLE 40 - AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE 41 - CAPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE 42 - COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . .37


EXHIBIT "A-1"
     FLOOR PLANS SHOWING PREMISES BEFORE TRANSITION PERIOD

EXHIBIT "A-2"
     FLOOR PLANS SHOWING LEASED PREMISES AFTER TRANSITION PERIOD

EXHIBIT "A-3"
     MAP OF TI EXPRESSWAY SITE

EXHIBIT "A-4"
     EXTERIOR EQUIPMENT PADS/TI ACCESS AREAS

EXHIBIT "B"
     SINGLE PROPERTY DESIGNATION DOCUMENTS

                                   LEASE AGREEMENT


                                       RECITALS


     WHEREAS, Texas Instruments Incorporated, a Delaware corporation ("TI" or "Lessor"), and Raytheon Company, a Delaware corporation ("Raytheon") have entered into that certain Asset Purchase Agreement dated as of January 4, 1997 (the "Asset Purchase Agreement"), pursuant to which, effective concurrently with this Lease, TI sold to Raytheon TI Systems, Inc., a Delaware corporation, a wholly-owned subsidiary of Raytheon ("Buyer" or "Lessee"), the "Acquired Business," consisting of the "Acquired Assets" and "Assumed Liabilities" (as such quoted terms are defined in Section 1.01(a) of the Asset Purchase Agreement);

     WHEREAS, TI desires to lease to Lessee and Lessee desires to lease from TI the Leased Premises, as more particularly defined herein, in order to continue to conduct the Acquired Business.

                                      ARTICLE 1
                                  PREMISES AND TERM

     SECTION 1.01.  LEASED PREMISES AND PRIMARY TERM.

     This Lease Agreement ("Lease") is entered into as of July 11, 1997, by ad between Lessor and Lessee. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Leased Premises for a primary term of sixty (60) months beginning at 11:59 p.m. on July 11, 1997 (the "Commencement Date") and ending at 11:59 p.m., July 11, 2002 (the "Primary Term"). The term "Leased Premises" as used in this Lease shall mean: (i) as of the Commencement Date, the premises described on Exhibit "A-1" attached hereto and made a part hereof; (ii) at the end of the Transition Period (hereinafter defined), the premises described on Exhibit "A-2" attached hereto and made a part hereof, as the same may be modified by the agreement of both parties in writing during the Transition Period (the "Post-Transition Premises"); and (iii) during the Transition Period, those portions of the premises described on Exhibit "A-1" and/or Exhibit "A-2" that are then occupied by Lessee. The Leased Premises are located in the City of Dallas, State of Texas, and comprise initially an area of 427,479 net square feet ("NSF") of building area together with certain equipment located on the exterior of the building and the pads on which such equipment is located (the "Exterior Equipment Locations") as shown on Exhibit "A-4," and will include after the Transition Period (as defined below), approximately 637,553 NSF of building area, substantially in the configuration shown on Exhibit "A-2," together with the Exterior Equipment Locations, being part of TI's North Building facility located at 13510 North Central Expressway, Dallas, Texas 75243 (the "North Building"). TI's facility at the intersection of LBJ Freeway and North Central Expressway in Dallas. Texas, bounded on the west by Central Expressway, on the south by LBJ 635, the east by Floyd Road (but including TI's fleet maintenance facility and TI's Waste Chemical Center on the east side of Floyd Road), and on the north by TI's property line is hereinafter referred to as the "TI Expressway Site" and is included on the map shown on Exhibit "A-3."

     SECTION 1.02.  USE.

     Subject to the terms, provisions, covenants, agreements and conditions herein, the Leased Premises are to be used by Lessee solely for (i) operations as currently conducted in the Leased Premises as part of the Acquired Business (together with such changes thereto as may be comparable in general nature and character); (ii) similar manufacturing operations as currently conducted elsewhere by the Acquired Business, or any comparable business of Raytheon or its subsidiaries as of the Commencement Date (together with such changes thereto as may be comparable in general nature and character), including electronics assembly and light manufacturing, warehousing, research and development, and related activities, provided any such activities do not violate applicable zoning requirements; or (iii) any office use or warehouse use, provided such uses comply with applicable zoning requirements. Notwithstanding the foregoing, Lessee shall not use, store, process or package in the Leased Premises (a) any chemical in quantities sufficient to trigger either the Occupational Safety and Health Act's ("OSHA") Process Safety Management (PSM) rules, 29 C.F.R. Section 1910.119, or the United States Environmental Protection Agency's ("EPA") Clean Air Act Accidental Release Prevention rules, 40 C.F.R. Pt. 68 Subpt. G, or
(b) without the prior approval of Lessor, which approval shall not be unreasonably withheld, any hazardous or toxic chemical or radioactive material not currently used, stored or processed at the Leased Premises. Other proposed uses shall be allowed with Lessor's prior consent, which consent shall not be unreasonably withheld. Lessee agrees to use the Leased Premises only for the intended uses specified herein, and without unreasonable interference with TI's operations or those of any other lessee or other occupant of the TI Expressway Site. Lessee further agrees that Lessee and its employees, agents, contractors, and visitors (while at the TI Expressway Site) will adhere to, and the use of the Leased Premises and other areas of the TI Expressway Site to which access is granted hereunder will be consistent with, the following specific rules:

          (1) No firearms or explosives (other than potentially reactive or flammable materials used in manufacturing processes allowed by and otherwise used, stored and handled in conformance with this Lease Agreement) will be permitted on the TI Expressway Site;

          (2) No intoxicants or illegal drugs will be permitted on the TI Expressway Site;

          (3) Lessee shall, upon becoming aware of such person, remove from the TI Expressway Site any employee, agent, contractor or other visitor of Lessee under the influence of intoxicants or illegal drugs while on the TI Expressway Site;

          (4) Smoking will be prohibited inside all buildings located on the TI Expressway Site. Subject to other safety-related restrictions that may be imposed by TI from time to time, smoking will be allowed outdoors on the TI Expressway Site except within approximately 100 feet of an outside door;

          (5) No conduct which is unreasonable or indecent will be permitted on the TI Expressway Site; and

          (6) Except for any use within the Leased Premises, no cameras or video recorders (other than security cameras or cameras for construction, health and safety documentation) will be used on the TI Expressway Site except in accordance with any applicable TI security requirements.

          In addition to the foregoing, TI may from time to time adopt other rules or regulations generally applying to occupants, including tenants, of the TI Expressway Site for the management, safety, care and cleanliness of, and preservation of good order and protection of property in the Leased Premises and the TI Expressway Site. Any such rules and regulations or changes and amendments thereto sent by Lessor to Lessee and conforming to the foregoing standards shall be carried out and observed by Lessee.

          Subject to any more specific articulation of compliance responsibilities with respect to environmental matters as set forth herein, Lessee further agrees to comply with all applicable City, County, State and Federal laws and regulations, including, without limitation, building codes, electrical codes and fire codes which now are or hereafter become applicable to the Leased Premises and, to the extent made necessary in connection with Lessee's use of the Leased Premises, to any other portion of the TI Expressway Site.

          Nothing contained in this Lease, however, shall be construed to prevent Lessee from adopting or otherwise implementing standards or policies with respect to Lessee's occupancy, use or operations on the Leased Premises that are more stringent than required by applicable laws and regulations.

     SECTION 1.03.  QUIET ENJOYMENT.

     Subject to Article 25, and except as otherwise provided herein, Lessee shall have quiet and peaceful enjoyment of the Leased Premises during the Lease Term.

     SECTION 1.04.  RENEWAL OPTION.

     While this Lease is in full force and effect, provided that there is no uncured material default beyond expiration of any applicable grace or cure period by Lessee of any of the terms, covenants, and conditions hereof, Lessee shall have three (3) separate options to extend the term of this Lease for the further term of sixty (60) months each (each such term being referred to herein as a "Renewal Term"). Except as specifically stated elsewhere in this Lease, and subject to adjustment of rent as described in Section 2.01 below, such renewals shall be on the same terms, covenants, and conditions as provided for in this Lease. Notice of Lessee's intention to exercise its option to renew this Lease as permitted by this Section 1.04 (the "Renewal Notice") must be given to Lessor not less than twelve (12) nor more than eighteen (18) months prior to the expiration of the Primary Term or the then current Renewal Term, as applicable. The Primary Term and any and all Renewal Terms are collectively referred to herein as the "Lease Term."

     SECTION 1.05.  TRANSITION ACTIVITIES.

     Lessor and Lessee acknowledge that certain relocations, consolidation, construction, and modifications to the Leased Premises, TI Expressway Site and/or other premises owned or operated by Lessor or Lessee and related activities (the "Transition Activities") are necessary and will occur following commencement of the Primary Term to accommodate certain requirements and expectations of Lessee and Lessor. Such Transition Activities shall be implemented by Lessor and conducted in accordance with the mutual agreement of the parties acting in good faith. The period during which Transition Activities are occurring that affect the final configuration of the Leased Premises is referred to herein as the "North Building Transition Period."


                                      ARTICLE 2
                                        RENTAL

     SECTION 2.01.  BASE RENT.

     Lessee shall pay Base Rent to Lessor in advance on the Commencement Date and on the first day of each month thereafter, without (subject to Article 34, below) setoff, demand, or deduction during the Lease Term. During the first year of the Primary Term of this Lease, the Base Rent shall be Three Million One Hundred Seventy-Five Thousand and No/100 Dollars ($3,175,000.00) per annum, payable in equal monthly installments of Two Hundred Sixty-Four Thousand Five Hundred Eighty-Three and No/100 Dollars ($264,583.00) per month. During the Primary Term, Base Rent shall be adjusted annually on each anniversary of the Commencement Date, so that Base Rent payable during the Primary Term shall be paid as follows:

         Lease Period         Annual Rent         Monthly Rent
         ------------         -----------         ------------
           1st Year          $   3,175,000.      $     264,585
           2nd Year          $   5,728,000.      $     477,333
           3rd Year          $   9,341,000.      $     778,417
           4th Year          $  12,954,000.      $   1,079,500
           5th Year          $  12,954,000.      $   1,079,500

     Payment shall be made in accordance with Section 2.04 below. Base Rent shall include the Basic Services set forth in Section 3.01. below.

     Base Rent shall be subject to adjustment at the commencement of each Renewal Term (in each case, "Adjustment Date") as follows:

     (a) The base for computing the adjustment is the Consumer Price Index, published bimonthly by the United States Department of Labor, Bureau of Labor Statistics ("BLS") in CPI DETAILED REPORT, Consumer Price Index All Urban Consumers (CPI-U): Selected Areas, All Items Index (Dallas/Fort Worth) (1982-1984=100) ("Index"). The number indicated in the Index for the month and the year in which the Commencement Date occurs shall be the "Base Index." The number in the Index for the month and the year which is 45 days prior to the month and the year in which the rent adjustment occurs shall be the "Current Index." The Current Index shall take into consideration any changes arising from the BLS publishing data on a base period other than 1982-1984=100.

     (b) Except as set forth in clause (c) below, forty-five (45) days prior to each Adjustment Date, if the Current Index has increased over the Base Index, the Base Rent for the Renewal Term (until the next rent adjustment) shall be set by multiplying the Base Rent for the fifth year of the Primary Term by a fraction, the numerator of which is the Current Index and the denominator of which is the Base Index. If the Current Index has decreased from the Index employed at the previous Adjustment Date, the Base Rent for the Renewal Term (until the next rent adjustment) shall be set by multiplying the Base Rent for the fifth year of the Primary Term by a faction, the numerator of which is the Current Index and the denominator of which is the Base Index, such that the Base Rent for the Renewal Term shall be less than the Base Rent for the previous term. Provided however, that in no case shall the Base Rent be less than the Base Rent for the fifth year of the Primary Term. The new Base Rent shall take effect on the Adjustment Date and Tenant shall be provided with written notice of such new Base Rent thirty (30) days prior to the Adjustment Date.

     (c) If, forty-five (45) days prior to the Adjustment Date, the Current Index for such date is not yet available, Lessee shall pay Lessor the Base Rent for the Primary Term as it may have been previously increased or decreased, until such Current Index is published and available, at which time Lessee shall pay Lessor the increase, if any, retroactively from the applicable Adjustment Date.

     (d) If the index is discontinued or revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

     SECTION 2.02.    ADDITIONAL RENT AND SPECIAL SERVICES CHARGES.

     As additional rent ("Additional Rent"), which shall also be due on a monthly basis and payable in accordance with Section 2.04, Lessee shall pay to Lessor all other amounts that Lessee is obligated to pay under the terms of this Lease, including, without limitation, Special Services Charges for Special Services described in Section 3.02 below and requested by Lessee.

     SECTION 2.03.    UTILITY CHARGES.

     For the purpose of this Lease, the following terms shall have the following meanings:

     (a)  "Lessee's Utilities" shall mean the electricity, natural gas, water
(city), sewer, and fire suppression water as Lessee may reasonably require and request from time to time during the Lease Term for the conduct of its business and consistent with historical usage by the Defense Business within the Leased Premises; and

     (b) "Cost of Lessee's Utilities" shall mean the sum of (X) the cost paid by Lessor to a third party provider of the electricity, sewer, water (city) and natural gas utilities consumed as Lessee's Utilities (including without limitation any such utilities consumed to provide the heating, ventilation and air conditioning and the fire suppression water consumed by Lessee as a Lessee's Utility) plus (Y) reasonable cost of delivery of Lessee's Utilities incurred by Lessor.

     Except to the extent Utility Charges (as defined below) are directly invoiced to Lessee by a third-party utility provider (in which case Lessee shall promptly pay any amounts owed), Lessee shall reimburse Lessor for the Cost of Lessee's Utilities as metered (where separately metered) and as equitably allocated (where not metered), together with applicable sales taxes (the "Utility Charges"). Lessee shall pay to Lessor as Additional Rent, due one (1) month in advance on the first day of every month, without setoff, demand or deduction, an estimated amount for such Utility Charges which initially shall be Three Hundred Forty Thousand Five Hundred and No/100 Dollars ($340,500) per month, irrespective of the actual consumption period, based on Lessor's Annual Utility Plan for 1997, if available, or the actual cost of the Lessee's Utilities for calendar year 1996.

     On or before February 15, 1998 and each February 15 thereafter during the Lease Term, Lessor shall reasonably estimate, and notify Lessee of, the amount to be paid by Lessee as Utility Charges for each month of the ensuing twelve month period, based on forecasts of the cost of Lessor's Utilities for that calendar year, if available, or the actual cost of the Lessee's Utilities during the previous calendar year. Such estimated monthly amounts shall also be due and payable to Lessor one (1) month in advance on the first day of every month without setoff, demand or deduction.

     Commencing on the first such date to occur after a period of three (3) full calendar months after the expiration of the North Building Transition Period and continuing quarterly on each February 15, May 15, August 15, and November 15, Lessor shall determine and provide notice to Lessee of the actual Utility Charges payable by Lessee for the previous three (3) calendar month period. If the estimated amount of Utility Charges paid by Lessee for such three (3) month period differs from the actual amount, then Lessee shall pay to Lessor any underpayment within thirty (30) days following receipt of such statement or Lessor shall credit against the next rentals payable by Lessee the amount of any overpayment as the case may require; provided, however, that if this Lease has terminated or expired, any overpayment shall be remitted to Lessee by Lessor together with the Lessor's reconciliation notice. The obligations under this
Section 2.03 shall survive termination, expiration or abandonment of this Lease.

     SECTION 2.04.    PAYMENT OF RENT.

     Lessee shall pay Base Rent and Additional Rent (sometimes collectively referred to herein as "Rent"), in U.S. dollars or other currency that, at the time of the payment, is lawful money of, and legal tender for debts in, the United States of America. Payments of Base Rent and Additional Rent for any partial months shall be prorated based on a 365 day year. Payments of Rent shall be sent to the following address:

               TEXAS INSTRUMENTS INCORPORATED
               P.O. Box 655303, Mail Station 8367
               Dallas, Texas 75265 (U.S. mail delivery)
               8330 LBJ Freeway, Mail Station 8367
               Dallas, Texas 75243 (on-site deliveries)
               Attention:  Financial Accounting Services Department

In lieu of the foregoing, Lessee may, in its discretion, upon notice to the copy address for mail payments set forth above, wire transfer its payments to:

               NationsBank of Texas, Dallas
               Dallas, Texas
               ABA Routing No. 1110 0001 2
               for credit to the account of
               TEXAS INSTRUMENTS INCORPORATED,
               Account No. 125-210-404-0,
               (Raytheon - Rent)

with a copy of the remittance advice being sent via facsimile to Lessor's Financial Accounting Services Department at Facsimile No. (972) 997-5083.

     If Lessee desires to change from the payment method (mail or wire transfer), Lessee shall notify Lessor in advance at the copy address for mail payments set forth above.

     Lessor may designate by thirty (30) days prior notice to Lessee an alternative address or an alternative wire transfer instruction or facsimile number for payment, from time to time, at Lessor's sole discretion.

     Lessee's obligation to pay Rent for the Leased Premises during the Lease Term shall be governed solely by the provisions of this Article 2.


                                      ARTICLE 3
                                SERVICE AND FACILITIES

     SECTION 3.01.    SERVICES PROVIDED BY LESSOR.

     At all times during the Lease Term, Lessor shall provide or cause to be provided to Lessee at the Leased Premises as appropriate, the following services ("Basic Services") as an incident to this Lease (the charges for these services are included in Base Rent):

          (1) Lessor shall maintain the roof and structural elements of the Leased Premises in good operable condition and repair, reasonable wear and tear excepted, including, without limitation, the making of any capital repairs or capital improvements required to comply, in all material respects, with any law, building code, rule, regulation, judicial mandate, or other governmental requirement, excluding, however, (i) any maintenance requirements necessitated by Alterations (as defined below) made by Lessee, and (ii) requirements to be performed by Lessee under Section 17b, below.

          (2) Lessor shall maintain the grounds of the TI Expressway Site in good condition and repair, including without limitation:

               (A) maintenance of parking lots, roads, building grounds, outside lighting, underground utility lines for electricity, water, storm and other sewers, cooling and heating water, fire protection sprinklers and piping, and other utilities serving the areas of the TI Expressway Site outside of the Leased Premises.

               (B)    clearing of ice and snow from sidewalks; and

               (C) landscaping, including replacement and trimming of plants outside the Leased Premises.

          The services provided hereunder shall be available during the hours similar services are provided by Lessor to other occupants of the TI Expressway Site. All such services shall be provided by personnel designated in the sole discretion of Lessor.

          Subject to Articles 21 and 35, this Lease has been entered into by Lessor and Lessee with the understanding that Lessee's Utilities will be available for consumption and use in the Leased Premises during the Leased Term at volumes and pressures of such utilities historically consumed and used by the Defense Business operations being conducted in the Leased Premises as if the Defense Business had been conducted in the entire Leased Premises. Lessor agrees that it will take no actions which will materially and adversely affect the volume, pressure, and availability of the Lessee's Utilities, without the prior consent of Lessee. Subject to the foregoing sentence, in no event shall Lessor be liable for any failure of a gas, electricity, water, telephone, sewer utility or other utility to provide a sufficient, uninterrupted quantity of water, electricity, gas, telephone or sewer or other utility service to the Leased Premises, except to the extent (a) such failure results from Lessor's non-payments to the supplier (unless such non-payment results from Lessee's failure to reimburse Lessor for such utility service as required by this Lease), or (b) Lessor's failure to maintain orders/contracts with a supplier for delivery of such utility as previously consumed and used by the Defense Business operations being conducted in the Leased Premises. Lessor will reasonably cooperate with Lessee to pass through to Lessee any rights Lessor may have against any provider of such utilities in the event of any interruption or failure of services by such utility provider.

     SECTION 3.02.    SPECIAL SERVICES AND SPECIAL SERVICES CHARGES.

     In addition to the above-referenced items, Lessee may request other services which Lessor may make available ("Special Services"). Lessor and Lessee acknowledge that Special Services shall be charged at an agreed upon rate consistent with fair market value to be negotiated at arm's length by the parties. Special Services may include, but are not limited to: provision of deionized/reverse osmosis water engineering, maintenance, construction and other related services for equipment installation located within the Leased Premises; equipment or facilities rearrangement or additions; general cleaning of the interior of the Leased Premises (janitorial and non-hazardous trash removal services, interior window washing, and lavatory supplies); special cleaning services within the Leased Premises; application of ESD wax within the Leased Premises; interior painting within the Leased Premises; ceiling and floor maintenance within the Leased Premises; floor waxing within the Leased Premises; wall maintenance within the Leased Premises; light bulb and fluorescent tube replacement within the Leased Premises; special building maintenance services provided for any designated area within the Leased Premises; chemical analysis services; and other services which Lessor can reasonably provide to the Leased Premises. Charges for Special Services shall be Additional Rent and shall be payable by Lessee in accordance with Section 2.04.

     SECTION 3.03.    INTEREST.

     Interest on all payments required by either party hereunder, upon the occurrence and during the continuation of an Event of Default, shall accrue at a rate of ten percent (10%) per annum; provided nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under the laws of the State of Texas or any other applicable laws.


                                      ARTICLE 4
                         PARKING, SECURITY, AND ACCESS RIGHTS

     SECTION 4.01.    PARKING.

     Subject to Lessor's site-wide parking rules and regulations, parking spaces will be provided for Lessee's employees, visitors, contractors, suppliers and invitees, in areas designated for parking on a non-exclusive basis. Sufficient spaces will be provided to meet applicable codes. Lessee shall not park or install any trailers, semi-trailers, portable or modular structures at the TI Expressway Site without the prior consent of Lessor, except for routine parking of delivery/shipping vehicles during normal loading and unloading activities at any dock area included in the Leased Premises.

     SECTION 4.02.    SECURITY.

     Notwithstanding anything contained in this Lease to the contrary, each party and their employees, agents, contractors, suppliers and visitors shall comply with all classified information restrictions and security measures imposed upon the other party by the U.S. Government within that portion of the TI Expressway Site under such party's control. Without limiting the generality of the foregoing, it is expressly understood that, to the extent necessitated by security requirements of the U.S. government (including Department of Defense activities which may be subject to export control regulations), Lessee may restrict or deny access by non-U.S. citizens or non-permanent residents or Lessee or Lessee's agents to certain portions of the TI Expressway Site (other than the Leased Premises).

     SECTION 4.03.    ACCESS RIGHTS.

     Lessee. Lessee's agents, employees, suppliers, contractors, and visitors shall have reasonable access to and the nonexclusive right to use roads, parking lots, walkways and courtyards within the boundaries of the TI Expressway Site as reasonably required to provide vehicular and pedestrian access to the Leased Premises, and as reasonably necessary for the business operations conducted by Lessee on the Leased Premises. Further, in the event of any internal or external union organizing activity involving Lessee's employees, Lessor shall be entitled to reasonably restrict or prevent access by any of Lessee's employees involved in such union organizing activity to portions of the TI Expressway Site other than the Leased Premises, and as otherwise necessary to prevent disturbance of Lessor's operations on the TI Expressway Site. In the event of any internal or external union organizing activities involving Lessor's employees, Lessor shall, to the extent allowed by law, reasonably restrict or prevent access by any of Lessor's employees involved in such union organizing activities to the Leased Premises and as otherwise necessary to prevent disturbance of Lessee's operations at the Leased Premises.


                                      ARTICLE 5
                        LESSEE'S ALTERATIONS AND IMPROVEMENTS

     Material Changes to the Leased Premises shall require the prior consent of Lessor, which consent shall not be unreasonably withheld. As used herein, Material Change shall mean any addition, alteration, or improvement including installation or modification of equipment (hereinafter, "Alteration"), where such Alteration involves connections to any Lessee's Utility Systems (defined as the Lessor-owned or controlled lines, pumps, equipment and facilities which deliver, provide and/or produce the Lessee's Utilities) or to the building-wide plumbed process gas distribution system including, without limitation: fire suppression systems; structural modifications (including any penetrations of the floor, roof or outside walls); electrical, gas, water, sewer, or exhaust distribution systems; any control systems monitored or maintained by Lessor; any tele/data communications systems maintained by Lessor, and where such Alteration or any process change has or could reasonably be expected to have a material adverse effect on the Lessee's Utility Systems, building-wide plumbed process gas distribution system or the structural integrity of the Leased Premises or any other portion of the TI Expressway Site.

     Lessor shall review and respond to Lessee within fifteen (15) days from Lessor's receipt of Lessee's notice of Lessee's intent to make any Alteration which Lessee reasonably believes could constitute a Material Change. If Lessor fails to respond to Lessee within said fifteen (15) day period,

Lessor shall be deemed to have approved the proposed Alteration. Any notices made pursuant to this Article will describe the nature of the Alteration and will include the estimated date and time at which Lessee proposes to commence such Alteration. In the event Lessee uses a contractor to make any Material Change, Lessee shall use a contractor (i) that carries at least One Million Dollars ($1,000,000) of general liability insurance and all workers' compensation and employers liability insurance required by applicable law with respect to the workers on the TI Expressway Site or that is otherwise insured to Lessor's satisfaction and whose subcontractors are likewise insured, and
(ii) has been approved in advance by Lessor's Facilities Manager for the TI Expressway Site or his designee, said approval not to be unreasonably withheld or delayed: provided, however, any connections to Lessee's Utility Systems or to the building-wide plumbed process gas distribution system shall be performed at Lessee's cost by or under the direction of TI, which shall commence and complete such activity requested by Lessee in a timely and diligent manner. Lessor, in its discretion, may require Lessee's contractors and their subcontractors to be bonded for projects having an estimated cost in excess of $250,000.00 by a bond reasonably satisfactory to Lessor.

     All Alterations, including Material Changes, shall comply with all applicable laws, regulations, building, electrical and fire codes, as well as with the requirements of any casualty insurer of the TI Expressway Site.

     Upon the request of Lessee, Lessor shall advise Lessee within sixty (60) days whether it reserves the right to require Lessee to remove any Alterations from the Leased Premises upon termination of the Lease. If Lessee so requests and Lessor does not so reserve the right to require Lessee to remove any Alterations present at the time of request from the Leased Premises, Lessor may not require Lessee to remove such Alterations from the Leased Premises upon the expiration or sooner termination of the Lease.

     Subject to any abandonment as described in Article 23 below, all Alterations, trade fixtures, equipment, and personal property (i) installed in the Leased Premises after the Commencement Date at Lessee's expense, excluding, unless otherwise agreed by Lessor and Lessee, Alterations, trade fixtures, equipment, and personal property installed as part of the Transition Activities, or (ii) located in the Leased Premises on the Commencement Date and owned by Lessee ("Lessee's Property") shall at all times remain Lessee's property and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Alterations which cannot be removed without structural injury to the Leased Premises, at any time Lessee may remove Lessee's Property from the Leased Premises, provided Lessee repairs at its expense all damage caused by such removal.

     Lessee shall pay for any and all such Alterations and any costs incurred in connection therewith, including, with respect to any services provided by Lessor as a Special Service, reimbursement of Lessor's cost as a Special Service charge. To the extent Lessee manages the Alteration, Lessee will obtain waivers of all mechanic's liens which may arise as a result of such Alteration, provided, however, if Lessee is unable to obtain any such waiver after the use of its reasonable efforts, Lessees shall indemnify, defend, and hold harmless Lessor from any reasonable actual cost or damage with respect to the existence of any such mechanic's lien and shall take all necessary legal actions, including the posting of any sums at issue with a court of competent jurisdiction to clear the lien within thirty (30) days after Lessee becomes aware that the lien has been filed. To the extent Lessee requests and Lessor agrees to manage the Alteration. Lessor will obtain waivers of all mechanic's liens which may arise as a result of such Alteration. Provided, however, if Lessor is unable to obtain any such waiver after the use of its reasonable efforts, Lessor shall take all necessary legal actions, including the posting of any sums at issue with a court of competent jurisdiction to clear the lien within sixty (60) days after Lessor receives notice from Lessee that the lien has been filed, except to the extent resulting from Lessee's failure to pay the charges for the services performed that Lessee is responsible for hereunder within thirty (30) days following delivery to Lessee of notice and demand, either to the contractor or supplier or to Lessor.


                                      ARTICLE 6
                  ASSIGNMENTS; SUBLEASES; MORTAGES; AND ENCUMBRANCES

     Lessee shall not assign this Lease, sublet, license, mortgage or otherwise encumber the Leased Premises, or any part thereof, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. For purposes of Lessor's approval under this section, both creditworthiness and non-monetary considerations may constitute grounds for Lessor's objection. Notwithstanding the foregoing, neither the transafer of all or substantially all of the assets or capital stock of Lessee, whether by merger, consolidation or otherwise, to a person or entity with credit comparable to, or better than, that of Lessee, or the sale or issuance of Lessee's equity securities, nor any change in percentage of ownership, if any, of Lessee's equity securities resulting therefrom through a public exchange or as part of any institutional or publicly offered financing, shall be deemed to be (i) an assignment or in any manner a transfer of the Lease or any estate or interest therein, (ii) a sublease of Lessee's interest in the Leased Premises, or any part thereof, (iii) a change in control of ownership of Lessee or (iv) a breach of default under the Lease or an event which, with the passage of time, the giving of notice, or both, would constitute a breach of default under the Lease. With the prior consent of Lessor, which consent shall not be unreasonably wihheld, Lesee may assign this Lease or sublease the Leased Premises, or any portions thereof to any subsidiary, affiliate, or division of Lessee, except that assignment to any subsidiary, affiliate or division of Lesee as may exist as of the Commencement Date shall not require Lessor's consent. Any purported assignment, sublease, license, mortgage or other encumbrance entered into by Lessee shall not relieve Leseee of its obligations under this Lease and, if not in compliance with this
Article 6, shall be void AB INITIO.


                                      ARTICLE 7
                                        SIGNS

     With the prior written consent of Lessor, which consent shall not be unreasonably withheld, Lesee may install such exterior signs and interior signs as it may deem necessary for the operation of its business at the Leased Premises, including signs on portions of the TI Expressway Site other than the Leased Premises, so long as such signs do not unreasonably interefere with Lessor's operations on the TI Expressway Site. Notwithstanding anyting in this Lease to the contrary, Lessee may install signate in the interior of the Leased Premises without Lessor's consent under this Article 7 so long as such signs are not readily viewable from any portion of the TI Expressway Site other than the Leased Premises.

                                      ARTICLE 8
                                        REPAIR

     In recognition of the connections between the site-wide distribution system for process gases and liquids and the building distribution systems, Lessor and Lessee have agreed to the following division of responsibility for repair of such systems serving the Leased Premises. Lessee shall be responsible for the maintenance and repair of piping for delivery of cryogenic gases for use in the Leased Premises, beginning at the supply tank. The parties acknowledge and agree that although the supply tank is expected to be the responsibility of the gas supplier, as between Lessor and Lessee, the tank sypplying cryogenic gas to the Leased Premises shall be the responsibility of Lessee. Lessor shall be responsible for generation, delivery, and the repair of lines, meters and regulators for delivery of compressed air, process and deionized water for use in the Leased Premises up to the inlet value to the building main filter, if there is one, and, if not, to the outlet valve to the building meter, from which point repair shall be the responsibility of Lessee. Lessor and Lessee shall cooperate to place and maintain labels on the lines and distribution systems described in this paragraph to delineate maintenance responsibility.

     Nothwithstanding anything herein to the contrary, to the extent that any utility lines, pipes, or other conduits for assisting in the site-wide distribution systems for the TI Expressway Site go through the Leased Premises, Lessee shall have no liability or obligation for maintenance or repair of such utility lines, or conduits, except for laterals of such lines, pipes, or conduits which in fact serve the Leased Premises.

     Lessee shall maintain in good operable condition and repair, reasonable wear and tear excepted, all mechanical, electrical, heating, ventilation and air conditioing, power, plumbing, sewer, water (city), industrial waste water, gas, fire sprinkler, and other equipment and systems owned by Lessor within the Leased Premises. Lessee shall bear the cost and hereby assumes financial responsibility for repairs occasioned by damage to Lessor's equipment and systems resulting directly or indirectly from any acts or omissions of Lessee. Lessee's employees, agents, contractors, vendors, suppliers or visitors. Further, Lessee shall pay for all repairs resulting from damage to the surrounding structure and improvements caused by the installation, repair, replacement or removal of any of Lessee's equipment in the Leased Premises.

                                      ARTICLE 9
                                      INSURANCE

     SECTION 9.01.    LESSOR INSURANCE.

     Lessor agrees to obtain, carry, and continue in force, or cause to be obtained, carried, and continued in force, during the Lease Term all risk property insurance on the improved portions of the TI Expressway Site (other than the North Building or the Leased Premises), on Lessor's persoanl property and fixtures located therein, and on Lessor's personal property in the North Building or the Leased Premises, in each case to Lessor's full replacement value thereof, but excluding Lessee's personal property located in the Leased Premises or on the TI Expressway Site.

     SECTION 9.02.    LESSEE INSURANCE.

     Lessee agrees to obtain, carry and continue in force during the Lease Term, from an insurance company with a Best Rating of A and Financial Size Category of XIII or better, all insurance, with appropriate endorsements, as specified below:

     (1) All risk property insurance on the North Building and the Leased Premises, which shall also insure against damage or loss ro Lessee's personal property located in the Leased Premises or on the TI Expressway Site, but shall exclude Lessor's personal property in the North Building or the Leased Premises, in each case to Lessee's full replacement value thereof:

     (2) Workers' Compensation Insurance in compliance with the laws of the State of Texas, and Employer's Liability Insurance with minimum limits as follows:

          (A)  Bodily injury by accident - $500,000/accident;
          (B)  Bodily injury by accident - $500,000 limit; and
          (C)  Bodily injury by disease - $500,000/employee.

     (3) Commercial General Liability Insurance, including contractual liability endorsement coverage; written on an "occurrence" form, fully insuring Lessee against liability for injury or death of any person or persons, including TI employees or third parties within the Leased Premises or on TI Expressway Site, or loss or damage to property with minimum limits as follows:

          (A)  General aggregate limit - $2 million;
          (B)  Products/completed operations aggregate limit - $2 million
          (C)  Personal injury limit - $1 million;
          (D)  Each occurrence limit - $1 million;
          (E)  Fire damage limit - $50,000; and
          (F)  Medical payments - $5,000.

(4) Automobile Liability Insurance fully insuring Lessee's finished automobiles and trucks and those owned or rented by Lessee or its employees in connection with its operations at the Leased Premises at the TI Expressway Site with minimum limits as follows:

          (A)  Bodily injury and property damage - $1 million;
          (B)  Hired/non-owned auto - $10,000; and
          (C)  Physical damage - $250,000

     SECTION 9.03.    MUTUAL WAIVER OF SUBROGATION.

     Notwithstanding anything to the contrary contained in this Lease, with the exception of the deductibles specified in Section 9.07 below, Lessor and Lessee each hereby waive their rights to recover against and their respective insurer(s) right of subrogation against the other, its officers, employees, tenants, subtenants, successors and assigns for injury, loss or damage incurred where such injury, loss or damage is or would be insured against under the policies either in force at the time of such loss or damage or required to be carried under the terms of this Lease. Each of Lessor and Lessee shall secure from their respective insurers, and shall provide to the other party, an endorsement or other such reasonable evidence providing for such waiver of subrogation under Lessee's and Lessor's policies. This Section 9.03 shall survive termination, expiration, or abandonment of this Lease.

     SECTION 9.04.    LESSEE RESPONSIBLE FOR INCREASE IN PREMIUMS.

     Lessee shall bear the full expense of any additional premium(s) or increase of premium rate(s) incurred by Lessor with respect to the Leased Premises or TI Expressway Site, to the extent resulting from or caused by Lessee's Alterations or Lessee installation of or modification to any process or equipment or change in use which adversely affects Lessor's premium rate(s), as reasonably determined by Lessor's insurance auditor or by claims made and paid as a result of Lessee's breach of its obligations and indemnities contained herein.

     SECTION 9.05.    CERTIFICATE OF INSURANCE.

     Upon Lessor's request, Lessee shall provide Lessor with certificates of insurance evidencing the insurance required in Section 9.02 above. These certificates of insurance shall (i) name Lessor as an additional insured with respect to the policies required by Section 9.02(1) (to the extent of Lessor's interest, if any, in the property and to the extent of Lessee's obligations under the indemnity provisions of this Lease). Section 9.02(3) (to the extent of Lessee's obligations under the indemnity provisions of this Lease), and
Section 9.02(4) above, (ii) contain a provision that Lessee shall not terminate or cancel any of the above-described coverages without thirty (30) days' advance written notice to Lessor, and (iii) by endorsement, provide for waiver of subrogation under Lessee's policies.

     SECTION 9.06.    INSURANCE PROCEEDS.

     Lessor shall be entitled to receive any insurance proceeds attributable to damage to the Leased Premises (other than to property owned by the Lessee.) Notwithstanding anything contained herein to the contrary, and subject to
Section 9.07 below, no party shall be required to pay or reimburse the other for any matter to the extent covered by and proceeds are received under insurance carried by the other party as required by this Article 9, or to the extent the other party is in default of its insurance obligations, which would have been covered by insurance carried by the other party if said party had carried the insurance required by this Article 9 and, further, the amount of any liability of any party hereunder shall be offset by the amount of insurance or any other third-party proceeds, if any, actually received by the other party hereto in respect of such liability.

     SECTION 9.07.    DEDUCTIBLES.

     Notwithstanding anything contained herein to the contrary, to the extent a claim relates to injury, loss or damage arising out of a breach of the obligations and indemnities contained herein, the breaching party shall pay or reimburse the other party for any deductible in respect of such claim, if the injury, loss, or damage is covered by insurance carried by such other party or would have been had said party carried the insurance required by Article 9.

     SECTION 9.08.    LOSS PREVENTION.

     Lessee shall implement the loss prevention recommendations from Lessor's insurers (or their designated representative) as it pertains to Lessee's property or operations within a reasonable period ot time. Any increase in premium to Lessor from Lessee's noncompliance with this section will be borne by Lessee.


                                      ARTICLE 10
                              FIRE AND OTHER CASUALTIES

     SECTION 10.01.   NOTICE.

     If the Leased Premises, or any portion thereof, are damaged by fire or other casualty, Lessee shall give immediate oral and written notice thereof to Lessor, and this Lease shall continue in full force and effect except as hereinafter set forth.

     SECTION 10.02.   DAMAGE.

     Subject to the provisions of Sections 10.03 and 12.01 below, if the Leased Premises are damaged or rendered unusable by fire or other casualty, unless this Lease is terminated by Lessor or Lessee as herein provided, any damage shall be repaired by and at the expense of Lessor, and the Rent (including Base Rent and Additional Rent) shall be equitably abated from the day of the casualty as to that portion of the Leased Premises which is unusable in the reasonable determination of Lessor and Lessee. Except to the extent this Lease is terminated by Lessor or Lessee as provided under this Article 10, Lessee's full liability for Rent shall resume on the date on which Lessee is able to resume in all material respects its use of the damaged portion of the Leased Premises. Notwithstanding the foregoing, should such partial damage materially interfere with Lessee's ability to operate its business and reasonably be estimated to require more than one hundred eighty (180) days to complete, Lessee may by notice to Lessor within thirty (30) days from the date of the casualty, terminate this Lease. Lessor shall commence any repairs required by this Section 10.02 within thirty (30) days of any said fire or other casualty. Lessor shall complete any repairs required by this Section 10.02 within one hundred eighty (180) days of the date repairs are required to commence. If all repairs required by this Section 10.02 are not substantially completed such that Lessee can substantially resume its operations within said one hundred eighty (180) day period. Lessee may terminate this Lease by notice to Lessor. If all repairs required by this
Section 10.02 are not fully completed within said one hundred eighty (180) days but substantial completion of the repairs has been achieved and Lessee can resume its operations in all material respects, Lessor shall so notify Lessee of the repairs completed and said one hundred eighty (180) day period shall be extended for up to, but not exceeding, an additional ninety (90) days to facilitate completion of the restoration. If all repairs required by this
Section 10.02 are not fully completed within said ninety (90) day extension, Lessee may terminate this Lease by notice to Lessor.

     SECTION 10.03.   LESSOR'S RIGHTS TO TERMINATE.

     If the Leased Premises or the building in which the Leased Premises are located shall be so substantially damaged that Lessor shall decide to demolish the Leased Premises or the entire building in which the Leased Premises are located, then Lessor may terminate this Lease by giving notice to Lessee within forty-five (45) days after such fire or casualty.

     SECTION 10.04.   TERMINATION OF THE LEASE.

     If Lessor or Lessee elects to terminate this Lease pursuant to this
Article 10, this Lease shall terminate as of the date of Lessee's surrender of the Leased Premises, which shall occur within a reasonable time, which will not be longer than ninety (90) days after the date of the termination notice. Subject to the preceding sentence, in the event either party elects to terminate this Lease pursuant to this Article 10, as of the date of such termination, the term of this Lease shall expire as completely and as fully as if such date were the date set forth above for the termination of the then current term of this Lease. Lessee shall surrender the Leased Premises in accordance with the provisions of Article 23 hereof without prejudice to either party's rights and remedies against the other under the Lease provisions in effect prior to such surrender, and any Rent owing shall be paid up to such date (after giving effect to any abatement), and any payments of Rent made by Lessee which were on account of any period subsequent to such date shall be immediately returned to Lessee.

     SECTION 10.05.   REPAIR AND RESTORATION.

     Unless a termination notice is delivered by Lessor or Lessee as provided for herein, Lessor shall make the repairs and restorations under the conditions of Section 10.02 hereof, subject to force majeure as provided in Article 35. Lessor and Lessee agree to reasonably cooperate to enable repair and restoration to be undertaken as soon as practical.


                                      ARTICLE 11
                                     CONDEMNATION

     If all or greater than sixty percent (60%) of the Leased Premises shall be taken under the power of eminent domain by any competent governmental authority, this Lease shall terminate as of the date of such taking as if such date were the date set forth above for the termination of the then current term of the Lease. If sixty percent (60%) or less of the Leased Premises shall be taken under such power of eminent domain, as of the date of such taking, the Rent shall be equitably reduced. Notwithstanding the foregoing and in any event, should any taking materially interfere with Lessee's ability to use the Leased Premises for their intended purposes, Lessee may, in its reasonable discretion, by notice to Lessor, elect to terminate this Lease as set forth herein. The Rent shall be pro-rated or reduced as of the date of any such taking. In any condemnation proceeding, Lessor and Lessee shall each be entitled to bring suit and receive awards with respect to their respective interests in the North Building.


                                      ARTICLE 12
                          LIABILITY/ENVIRONMENTAL INDEMNITY

     SECTION 12.01.   LESSEE'S LIABILITY.

     Except for insured casualty which subrogation is waived pursuant to
Section 9.03, above, any injury, breakage, damage or harm to the Leased Premises (ordinary wear and tear excepted) caused by any act or omission of the Lessee or Lessee's officers, directors, employees, contractors, agents or visitors, shall immediately be caused to be repaired at the sole expense of Lessee, with such repairs commencing as soon as possible and, in any event, within seven (7) days of the discovery of such injury, breakage, damage, or harm. If Lessee does not undertake appropriate repairs (or notify Lessor and seek Lessor's repair as Special Services), Lessor may, after notice to and opportunity to cure of Lessee in accordance with Article 24, repair the damage and charge Lessee for the cost of such repairs as Additional Rent.

     Lessee shall defend, indemnify, protect and save Lessor, its officers, employees, servants, agents, successors and assigns, harmless from and against all claims, liabilities, losses, judgments, actions, administrative proceedings, costs, expenses, penalties, fines, damages and expenses (including, but not limited to, attorneys' fees, consultants' fees and court costs) for bodily injury, harm, sickness, disease and death and for property loss or damage ("Claims") to the extent arising from the acts or omissions of Lessee, its employees, contractors, servants, invitees or agents, including Claims based on strict liability, which relate to Lessee's use or occupancy of the Leased Premises or Lessee's use of the TI Expressway Site. If any loss or damage is attributable to both Lessor and Lessee, Lessee agrees, without regard to any concurrent or other negligence by Lessor (if any), to provide Lessor with comparative indemnification for that portion of the loss or damage which is attributable to Lessee or Lessee's officers, directors, employees, contractors, agents or visitors; provided however Lessee shall provide complete indemnification for that portion of any such loss or damage attributable to the operations of the Defense Business (as defined in the Asset Purchase Agreement) which are Assumed Liabilities on or prior to the Commencement Date, irrespective of either party's negligence. Notwithstanding anything to the contrary in this Lease, Lessee's liability under this Article 12 shall survive termination, expiration, or abandonment of this Lease and shall be reduced by any insurance or third-party recovery for the Claim actually received by Lessor.

     SECTION 12.02.   LESSOR'S LIABILITY.

     Except for insured casualty for which subrogation is waived pursuant to
Section 9.03, above, any injury, breakage. damage, or harm to the Leased Premises (ordinary wear and tear excepted) caused by any act or omission of the Lessor or Lessor's officers, directors, employees, contractors, agents or visitors, shall immediately be caused to be repaired at the sole expense of Lessor, with such repairs commencing as soon as possible and, in any event, within seven (7) days of the discovery of such injury, breakage, damage, or harm. If Lessor does not undertake appropriate repairs, Lessee may, after notice to and opportunity to cure of Lessor in accordance with Article 24, repair the damage and charge the Lessor the cost for such repairs.

     Lessor shall defend, indemnify, protect and save Lessee its officers, employees, agents, and assigns harmless from and against all Claims, to the extent arising from the acts or omissions of Lessor, its employees, contractors, servants, invitees or agents, including Claims based on strict liability, which relate to Lessor's use or occupancy of the TI Expressway Site. In the event any loss or damage is attributable to both Lessor and Lessee, and Lessor agrees, without regard to any concurrent or other negligence by Lessee (if any), to provide Lessee with comparative indemnification for that portion of the loss or damage which is attributable to Lessor and/or Lessor's officers, directors, employees, contractors, agents or visitors, excluding any portion of such loss or damage attributable to the operations of the Defense Business which are Assumed Liabilities on or prior to the Commencement Date, irrespective of either party's negligence. Notwithstanding anything to the contrary in this Lease, Lessor's liability under this Article 12 shall survive termination, expiration, or abandonment of this Lease and shall be reduced by any insurance or third-party recovery for the Claim actually received by Lessee.

     SECTION 12.03.   LESSEE'S ENVIRONMENTAL INDEMNIFICATION.

     Lessee agrees to defend, indemnify, protect and hold Lessor, its officers, directors, employees, representatives, agents, affiliates, successors, and assigns harmless from and against, and, upon demand, to pay or reimburse each such party promptly with respect to, any and all claims, actions, losses, costs, damages, liabilities, administrative proceedings, judgments, fines, penalties, and expenses (including reasonable attorneys' fees, consultants' fees and remediation, monitoring, investigation, characterization, removal and disposal costs) of any and every kind or character ("Environmental Claims"), to the extent incurred by Lessor or asserted against Lessor by any governmental authority, person, or entity, at any time, and from time to time, by reason of, in connection with or arising out of (1) Lessee's breach of or noncompliance with any environmental, health or safety law (including, without limitation, principles of common law), regulation, ordinance, rule, permit, or license relating to (i) Lessee's occupancy or use of the Leased Premises or the TI Expressway Site on or after the Commencement Date, or (ii) the Defense Business, to the extent constituting Assumed Liabilities, (2) the breach of any covenant, representation, warranty, or indemnification obligation of Lessee expressly set forth in this Agreement relating to any environmental, health, or safety standard, (3) the failure of Lessee to perform any obligation required to be performed by Lessee or make or file any report required to be made or filed by Lessee pursuant to any environmental, health, or safety permit, license, regulation, law or other standard relating to (i) Lessee's occupancy or use of the Leased Premises or use of the TI Expressway Site on or after the Commencement Date, or (ii) the Defense Business, to the extent constituting Assumed Liabilities, (4) any act, omission, event or circumstance resulting in any release, discharge, disposal or emission on or adjacent to the Leased Premises or the TI Expressway Site, or release, discharge, disposal or emission from or adjacent to the Leased Premises, of hazardous, toxic or radioactive substances, solid wastes or air contaminants requiring removal, remediation or other action under applicable environmental, health or safety laws, regardless of whether the act, omission, event or circumstance constituted a violation of any environmental, "health or safety law or standard at the time of the existence or occurrence, to the extent (i) caused by the acts or omissions of Lessee, its employees, contractors or other invitees, agents, officers or directors, occurring on or after the Commencement Date or (ii) associated with the Defense Business, to the extent constituting Assumed Liabilities, and
(5) any and all claims or proceedings made or brought (whether brought by an employee or other private party or governmental agency) for bodily injury, property impairment or any other injury or damage resulting from or relating to any hazardous, toxic or radioactive substance, contaminated material or air contaminant located upon or migrating into, from or through the Leased Premises to the extent (i) caused by Lessee, its employees, contractors or other invitees, agents, officers or directors, occurring on or after the Commencement Date, or (ii) associated with the Defense Business to the extent constituting Assumed Liabilities; in each case whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance, including claims based on strict liability. In the event any loss or damage is attributable to both Lessor and Lessee, Lessee agrees, without regard to any concurrent or other negligence by Lessor (if any), to provide Lessor with comparative indemnification for that portion of the loss or damage which is attributable to Lessee and/or Lessee's officers, directors, employees, contractors, agents, or visitors; provided however Lessee shall provide complete indemnification for that portion of any such loss or damage attributable to the operations of the Defense Business which are Assumed Liabilities on or prior to the Commencement Date, irrespective of either party's negligence. Notwithstanding anything to the contrary in this Lease, Lessee's obligations under this Article 12 shall survive termination, expiration or abandonment of this Lease.

     SECTION 12.04.  LESSOR'S ENVIRONMENTAL INDEMNIFICATION.

     Lessor agrees to defend, indemnify, protect and hold Lessee, its officers, directors, employees, representatives, agents, affiliates, successors, and assigns harmless from and against, and, upon demand, to pay or reimburse each such party promptly with respect to, any and all Environmental Claims (other than Environmental Claims associated with or resulting from the operations of the Defense Business which are Assumed Liabilities) to the extent incurred by Lessee or asserted by any governmental authority, person or entity, at any time, and from time to time, by reason of, in connection with or arising out of
(1) Lessor's breach of or noncompliance with any environmental, health or safety law (including, without limitation, principles of common law), regulation, ordinance, rule, permit, or license relating to the TI Expressway Site or Lessor's use of the TI Expressway Site, (2) the failure of Lessor to perform any obligation required to be performed or make or file any report required to be made or filed by Lessor pursuant to any environmental, health, or safety permit, license, regulation, law or other standard relating to the TI Expressway Site or Lessor's use of the TI Expressway Site, (3) any act, omission, event or circumstance existing or occurring before the term of this Lease resulting in any release, discharge, disposal, or emission on or adjacent to the Leased Premises or the TI Expressway Site, or release, discharge, disposal, or emission from or adjacent to the TI Space (defined below) of hazardous, toxic or radioactive substances, solid wastes or air contaminants requiring removal, remediation or other action under applicable environmental, health and safety laws, regardless of whether the act, omission, event or circumstance constituted a violation of any environmental, health or safety law or standard at the time of the existence or occurrence to the extent caused by the acts or omissions of Lessor, its employee, contractors, agents, officers or directors, and (4) any and all claims or proceedings made or brought (whether brought by an employee or other private party or governmental agency) for bodily injury, property impairment or any other injury or damage resulting from or relating to, and/or any legally imposed requirements for the monitoring, remediation, investigation or removal of any hazardous, toxic or radioactive substance, contaminated material, or air contaminant located upon or migrating into, from or through the TI Expressway Site to the extent caused by the acts or omissions of Lessor, its employees, contractors, agents, officers or directors, whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance or the mere presence of the substance on the TI Expressway Site; including claims based on strict liability. In the event any loss or damage is attributable to both Lessor and Lessee, Lessor agrees, without regard to any concurrent or other negligence by Lessee (if any), to provide Lessee with comparative indemnification for that portion of the loss or damage which is attributable to Lessor and/or Lessor's officers, directors, employees, contractors, agents or visitors, excluding any portion of such loss or damage attributable to the operations of the Defense Business which are Assumed Liabilities on or prior to the Commencement Date, irrespective of either Party's negligence. Notwithstanding anything to the contrary in this Lease, Lessor's obligations under this Article 12 shall survive termination, expiration or abandonment of this Lease. As used herein, "TI Space" shall mean any portion of the TI Expressway Site which is not (i) part of the Leased Premises or (ii) otherwise leased by Lessee at the time of such event or activity.

                                      ARTICLE 13
                          EMERGENCIES/REPORTING OBLIGATIONS

     SECTION 13.01.  REPORTING TO LESSOR.

     In the event of emergency situations of which Lessee is aware (including, without limitation, fires, accidental chemical spills or exposures, unauthorized air emissions, unauthorized radiation emissions or exposures, unauthorized discharges into waste streams, or other environmental, industrial hygiene or safety emergencies), Lessee shall immediately report such occurrence to Lessor.

     SECTION 13.02.  REPORTING TO GOVERNMENTAL AGENCIES.

     With respect to Lessee's use of the Leased Premises during the Lease Term, Lessee shall be solely responsible for compliance with all governmental reporting duties imposed upon Lessee by applicable laws, and (in addition to reporting to Lessor as provided in the preceding paragraph) Lessee shall report any emergency situation to the applicable governmental agency (if any) to the extent required by, and within the time periods prescribed by, applicable laws. In the event Lessee fails to comply with its statutory or contractual duty to report such emergency situations to any governmental agency, Lessor may, but shall not be obligated to, upon learning of such failure, report such matters. The parties shall coordinate in an effort to avoid duplicate reporting of any emergency situation. Under no circumstances, however, shall this provision be construed to be an assumption by Lessor of any reporting duty on behalf of Lessee.


                                      ARTICLE 14
                                        TAXES

     Ad valorem taxes for the Leased Premises will be charged by Lessor to Lessee during the Lease Term, and Lessee shall pay and discharge as Additional Rent such ad valorem taxes for the North Building, based on Lessee's proportionate share thereof, which shall be that percentage derived by dividing
(1) the NSF of the Leased Premises in the building (exclusive of the Exterior Equipment Locations), by (2) the total of (a) the NSF of the Leased Premises in the building (exclusive of the Exterior Equipment Locations), and (b) the NSF of any TI space, if any, in the building (i.e. any net square footage in the building that is not included in the Leased Premises). Ad valorem taxes for the North Building will be determined based on the North Building's pro rata share of TI Expressway Site site-wide taxes, calculated on the basis of net book value, as reflected in the records maintained by Lessor's Corporate Services Finance Department prepared in accordance with disclosure statement approved by the Defense Logistics Agency/DCAA or with generally accepted accounting principles. Such taxes shall be due and payable fifteen (15) days after notice from Lessor. Lessor and Lessee shall reasonably cooperate regarding ad valorem tax issues, and avoid actions which would result in unfair discrimination with regard to allocation or distribution of ad valorem taxes or the property assessments on which such taxes are based.

     Except for ad valorem taxes assessed directly on the TI Expressway Site, all taxes and assessments now or hereinafter imposed upon Lessee with respect to its operations or property, now or hereinafter imposed, shall be borne and timely paid directly by Lessee to the taxing authority.


                                      ARTICLE 15
                 NO JOINT VENTURE, PARTNERSHIP, OR AGENT RELATIONSHIP

     The relationship between Lessor and Lessee, with regard to this Lease, is strictly that of lessor/lessee and contracting parties; Lessor and Lessee are not partners, joint venturers or agents of each other.

     Additionally, notwithstanding any services or assistance provided by Lessor or Lessee to the other hereunder or under any other agreement;

     (a) Neither party shall be responsible, either directly or indirectly, expressly or impliedly, for compliance with any laws applicable to the other's particular use of the TI Expressway Site;

     (b) Lessee shall be solely responsible for its compliance with environmental, health, and safety laws and regulations relating to Lessee's operations in or about the Leased Premises, and Lessee shall prepare or cause to be prepared all documentation and make all arrangements for disposal or other handling of its hazardous waste, potentially recyclable hazardous materials, and any other waste generated by Lessee or its agents or contractors requiring manifests under applicable law;

     (c) Lessee shall not be responsible, either directly or indirectly, expressly or impliedly, for Lessor's compliance with any laws, regulations, ordinances, permits, or licenses applicable to Lessor's use of the TI Expressway Site; and

     (d) Lessor shall be solely responsible for its compliance with environmental, health, and safety laws and regulations relating to Lessor's operations in or about the TI Space, and Lessor shall prepare or cause to be prepared all documentation and make all arrangements for disposal or other handling of its hazardous waste, potentially recyclable hazardous materials, and any other waste generated by Lessor or its agents or contractors requiring manifests under applicable law.


                                      ARTICLE 16
                             ILLEGAL SUBSTANCE SCREENING

     For so long as TI shall remain Lessor under this Lease, Lessee will comply with a drug-free workplace policy reasonably acceptable to TI.

                                      ARTICLE 17
           LESSEE'S ENVIRONMENTAL, INDUSTRIAL HYGIENE AND SAFETY COVENANTS,
                            REPRESENTATIONS AND WARRANTIES

     In addition to the other provisions of this Lease, Lessee covenants, represents and warrants that, during the term of this Lease and so long as Lessee or any of Lessee's employees, contractors, agents or visitors are located in the Leased Premises or are on the TI Expressway Site, Lessee shall comply with the following:

     (a) Lessee shall not violate, and Lessee shall not take any action that would cause Lessor to be out of compliance with, any environmental, safety, or industrial hygiene law (including, without limitation, principles of common law) or any applicable permit, license, or authorization; Lessee shall comply with each and every environmental permit issued to Lessee with respect to its use of the Leased Premises as a result of Lessee's use or occupancy of the Leased Premises, whether any such permit is issued in the name of Lessor, Lessee or any third party; Lessee shall be responsible for obtaining and maintaining any and all permits, licenses, authorizations, approvals, and exemptions as required for Lessee's operations on the Leased Premises or Lessee's use of the TI Expressway Site under this Lease under applicable environmental, safety, and industrial hygiene laws, and Lessee shall pay for all fees and costs associated with environmental permit applications, permit amendments, modifications or revisions, registrations, governmental assessments or other governmental charges of every type whatsoever relating to Lessee's operations on the Leased Premises or its use of the TI Expressway Site under this Lease. The parties acknowledge and agree that because of the nature and configuration of the TI Expressway Site, (1) Lessor and Lessee shall petition the Texas Natural Resource Conservation Commission (TNRCC) to designate the Leased Premises and the balance of the TI Expressway Site as a single property for purposes of evaluating air quality impacts pursuant to 30 Texas Administrative Code Section 101.2(b) and shall enter into a single property designation agreement effective as of the Commencement Date substantially in the form attached as Exhibit "B" hereto and made a part hereof; and (2) during the North Building Transition Period, Lessor and Lessee may both discharge under Lessor's waste water permit from the City of Dallas, Permit No. 040224, together with any renewals, reissuances, or modifications thereof (the "TI Waste Water Permit"), a copy of which has been provided by Lessor to Lessee, provided, however, Lessee shall be responsible for ensuring that its discharges comply with the terms of such permit, provided, however, either prior to or during the North Building Transition Period, Lessee shall apply for and diligently pursue issuance of a separate waste water discharge permit covering its waste water discharges from the TI Expressway Site (prior to the point such discharges commingle with those of Lessor). Upon issuance of such separate permit, Lessee's waste water discharges at the TI Expressway Site, including those from the North Building, will be governed by such permit up to the point they commingle with the waste water discharges of TI, from which point to combined outfall CWTP-16 they will be covered by the TI Waste Water Permit. At Lessor's request, Lessee agrees at its cost to sample Lessee's waste water sampling ports concurrently with Lessor's sampling of its waste water sampling ports.

     (b) Lessee shall comply with all applicable federal, state and local laws and lawful orders of any governmental entity, public authority or judicial authority applicable to its use of the Leased

Premises and Lessee's operations thereon, including, without limitation, any notice, reporting, and record keeping obligations imposed by any of the foregoing. Without limiting the generality of the foregoing, Lessee acknowledges it shall comply with all reporting obligations under laws relating to the health or safety of persons or property or their protection from damage, injury or loss, and with the requirements of the Americans with Disabilities Act and Texas Architectural Barriers Act to the extent such requirements first become applicable as a result of Lessee's Alterations, repairs or improvements or Lessee's specific use of the Leased Premises.

     (c) Lessee shall designate a responsible member of its organization at the Leased Premises, to function as the liaison between Lessor and Lessee in the event either party deems it necessary to contact the other for purposes of environmental, safety or industrial hygiene matters.

     (d) Lessee shall exercise at least the level of care and skill customary in its industry, and conduct all dangerous activities on the Leased Premises under the supervision of properly qualified personnel; any hazardous, toxic or radioactive materials, substances or wastes will be properly containerized, labeled and stored; Material Safety Data Sheets, as defined in 29 C.F.R. Section 1910.1200 or any successor regulation, will be properly kept by Lessee and furnished to the TI Facilities Coordinator. Hazardous materials will not be stored in stairwells, along emergency egress routes, near air handlers or systems or otherwise in a manner that poses a hazard; gas cylinders will be secured at all times.

     (e) Lessee shall obtain its own EPA and TNRCC Identification Numbers, arrange for disposal, and be identified on manifests as the generator, of all hazardous or other waste generated from or otherwise arising out of Lessee's operations on the Leased Premises.

     (f) Lessee shall comply with all hazardous, toxic and radioactive waste and materials handling and storage requirements under applicable laws, regulations, ordinances and permits, and will exercise the utmost care when handling and transporting such materials across the TI Space to which Lessee may have access in the buildings in which the Leased Premises are located, and across the TI Expressway Site.

     (g) All hazardous, toxic or radioactive materials or substances delivered or brought to the TI Expressway Site by Lessee, its employees, contractors, or suppliers, will be received at a dock authorized to receive such materials. All docks which receive such materials shall have the following spill control measures: areas are to be sized for a free liquid volume capacity the greater of 1.0 x the largest tank volume involved, or ten percent (10%) of the volume of all tanks involved, or two percent (2%) of the total volume stored in drums, carboys, or smaller containers at the location. Spill control secondary containment structures must be free of cracks and impermeable to leakage or migration of any spills to the ground or support foundation.

     (h) Lessee shall ensure that all emergency exits, fire extinguishers, electrical panels and equipment, aisles and passageways will be accessible and kept clear at all times and maintained in compliance with applicable OSHA requirements; Lessee shall apply good housekeeping practices throughout the Leased Premises.

     (i) Lessee shall not make any changes in the character of (including specific specification changes) or increase the volume of its actual air emissions, other than de minimis increases, without the prior approval of TI. In the event such approval is received, prior to applying for any air permit amendment and during the application process, Lessee shall coordinate with the TI Expressway Site Environmental Manager or his or her designee in determining anticipated impacts of the requested changes.

     (j) Lessee shall implement best management practices and, to the extent applicable, adhere to the other requirements of the storm water general permit promulgated by EPA pursuant to 40 C.F.R. Section 122.28(c) and covering storm water discharges at the TI Expressway Site.

     (k) Lessee shall retain one or more Laser and Radiation Safety Officers, trained and licensed to the extent required by applicable laws, to oversee and ensure compliance with all radiation requirements applicable to the Leased Premises.

     Any action based upon any breach of the foregoing representations, warranties or covenants by Lessee, its agents, employees, contractors, tenants and assigns, shall survive termination, abandonment, or expiration of this Lease.


                                      ARTICLE 18
                                      DISCLAIMER

     Except as expressly set forth in this Lease, neither Lessee nor Lessor makes any warranties, express or implied or otherwise, with respect to this Lease; and subject to the terms of this Lease, Lessee acknowledges and agrees that this Lease is made on an "as is" and "where is" basis. Lessee further acknowledges that Lessor makes no implied covenants with respect to this Lease. Without limiting the generality of the foregoing, no receipt, review, consent, approval, acquiescence or other knowledge of a party of, in or to any plans, specifications, additions, alterations, improvements, equipment or process changes proposed or taken by Lessee or Lessor shall be deemed, or in any way construed, to be any representation, warranty or guaranty with respect to such plan, specification, addition, alteration, improvement, equipment or process change and shall not relieve the other party of any responsibility or liability therefor.


                                      ARTICLE 19
                                LESSOR'S AUDIT RIGHTS

     Upon not less than forty-eight (48) hours prior notice to Lessee, Lessor, at its sole cost, may, but shall not be obligated to, enter the Leased Premises and inspect Lessee's environmental records and operations, and sample/monitor Lessee's waste streams, radiation and air emissions, for the sole purpose of determining whether Lessee is in compliance with this Lease, provided that any entry shall minimize to the extent reasonably possible any interference with the business or operations conducted in the Leased Premises. Lessee shall have the right to designate a representative of Lessee to accompany Lessor and its representatives during the audit; provided, exercise of such right does not alter the scheduling of the audit. Audits conducted by Lessor pursuant to this Article 19 are for Lessor's benefit only. Lessor shall not disclose any such audit, or information learned through such audit to any third party, including any governmental authority, without the prior consent of Lessee, except for an emergency situation as set forth in Article 13, and except as otherwise required by law. Lessor shall, at Lessee's request, disclose all findings within the scope of such audit to Lessee, and in all cases, shall provide a copy of such audit to Lessee. In the event Lessor discovers that Lessee is not in compliance with applicable laws or other covenants of this Lease in any material respect, whenever reasonably necessary Lessor may, but shall have no obligation to, take the least disruptive action necessary to remedy such noncompliance by Lessee and protect the legitimate interests of Lessor; provided however, except in emergency situations, Lessor shall afford Lessee the prior opportunity to take such action within a ten (10) day period (or shorter if warranted by the circumstances) before instituting any such action, and Lessor shall only act, if at all, if Lessee fails to take any action within the prescribed period or fails to diligently continue to implement such action. In the event Lessor takes any such remedial action, Lessor shall not be liable for inconvenience, annoyance, disturbance, loss or interruption of business, by reason of making such reasonable and good faith determination and taking such action; provided, however, Lessor shall be liable to Lessee for any negligence or reckless disregard caused by Lessor, its employees, agents, consultants, and contractors with respect to any action under this Article 19. Lessor agrees in exercising its rights under this Article 19 to act in good faith to avoid unreasonable interference with Lessee's operations at the TI Expressway Site.


                                      ARTICLE 20
                                ENTRY/RIGHT OF ACCESS

     Due to the interconnectedness of the infrastructure serving the various buildings on the TI Expressway Site, Lessor will require and Lessee hereby agrees to grant to authorized personnel of Lessor (i) access to certain infrastructure and utilities systems located in those areas of the North Building indicated as "TI required access" areas on Exhibit A-4 hereto, as and to the extent reasonably required by Lessor, and (ii) the right to continue to monitor on Lessor's supervisory control and data acquisition ("SCADA") system, utilities and process gas and fluid distribution systems located in the Leased Premises that connect to the site-wide distribution system.

     Lessor and its representatives may, acting in good faith to minimize to the extent reasonably possible interference with Lessee's operations at the Leased Premises and upon at least twenty-four (24) hours' prior notice to Lessee (except in the case of emergency), and subject to any applicable U.S. Government security requirements, enter the Leased Premises for any of the following purposes:

     (a) to make repairs to the Leased Premises required of Lessor under this Lease;

     (b) to provide access to the Leased Premises during normal business hours for authorized third parties, including without limitation, governmental agencies and, with the consent of Lessee, which shall not be unreasonably withheld or delayed, lenders, brokers, purchasers, appraisers and, during the last eighteen (18) months of the Lease Term prospective tenants;

     (c) to inspect the Leased Premises and determine Lessee's compliance with this Lease;

     (d)  to audit the compliance by Lessee as permitted in Article 19;

     (e)  to respond to emergency situations;

     (f) to perform any work, which Lessor elects and is entitled to undertake, made necessary by reason of any default by Lessee under the terms of this Lease;

     (g)  to carry out any other activity of Lessor permitted under this Lease;
and

     (h)  to perform services for Lessee hereunder.

     Nothing herein shall be construed to impose or imply any duty upon Lessor to do any such work which, under any provision of this Lease, it is not required to perform; and the performance thereof by Lessor shall not constitute a waiver of Lessee's default. Lessee shall reasonably cooperate with Lessor to ensure provision of keys, combinations or codes as necessary to ensure adequate and (where appropriate) immediate access to the Leased Premises as reasonably required to provide Lessor with the access granted above. Lessee shall have the right to designate a representative of Lessee to accompany Lessor and its representatives when Lessor or its representatives are present on the Leased Premises.


                                      ARTICLE 21
                              BUILDING SYSTEMS SHUTDOWNS

     Lessee acknowledges that Lessor may, from time to time during emergencies or for purposes of building maintenance, need to shut down one or more of the Utility Systems serving the buildings in which the Leased Premises are located.

     Lessee agrees to reasonably cooperate with Lessor to allow Lessor to shut down building systems for up to five (5) days annually to perform Utilities Systems maintenance. Except in the case of an emergency, Lessor shall schedule such shutdown with at least two (2) months notice to Lessee and prior approval by Lessee, which approval shall not be unreasonably withheld or delayed. Lessor will cooperate with Lessee regarding all shutdowns so as to minimize any potential disruption to Lessee's operations.

     Lessee acknowledges that Utilities Systems shutdowns performed in accordance with this Article 21 will benefit Lessee and Lessee's operations. Lessor shall not be liable for inconvenience, annoyance, disturbance, loss or interruption of business to Lessee. Lessor shall not be liable for any other claimed damage to Lessee, by reason of any such Utilities Systems shutdown, except to the extent due to the gross negligence or willful misconduct of Lessor or its agents, employees, or contractors, nor shall Lessee be entitled to any abatement of Rent by reason of any such Utilities Systems shutdown.


                                      ARTICLE 22
                                     HOLDING-OVER

     If Lessee continues to occupy the Leased Premises beyond the Lease Term of this Lease in the absence of a mutually agreed upon extended term, such holding-over shall constitute a tenancy at will, except upon hold-over all the monthly Rent rates shall increase to a sum of 150% of the then current Rent in effect at the time of expiration of this Lease.


                                      ARTICLE 23
                           SURRENDER OF THE LEASED PREMISES

     Upon surrender of the Leased Premises for any reason, including termination, abandonment, expiration or breach by Lessor, Lessee, at its expense (except as otherwise expressly provided herein) shall remove from the Leased Premises Lessee's Property, except for such Alterations that Lessor has agreed that may at Lessee's election, be surrendered. Lessee will use all reasonable efforts to avoid causing damage to the surrounding structure and to minimize disruption of Lessor's operations. Subject to Articles 10 and 11, Lessee, at its expense, will promptly repair any damage to the Leased Premises caused by any removal of Lessee's property and Alterations therefrom and restore the Leased Premises substantially to the same condition as at the commencement of the Lease (without such equipment as Lessee is removing), reasonable wear and tear and Alterations that Lessor states in writing may be surrendered at the termination of the Lease excepted. Lessor's acceptance of any surrender of the Leased Premises by Lessee shall not be deemed to constitute a waiver by Lessor of any default by Lessee. Any of Lessee's Property not removed after surrender shall become the property of Lessor. Upon such surrender, Lessee shall not allow or cause any environmental, health, or safety permits or authorizations relating to Lessee's use or occupancy of the Leased Premises to expire, terminate, or lapse for a period of sixty (60) days after such surrender and shall, at Lessor's request, execute such documentation as may be necessary or desirable to transfer any such permits or authorizations to Lessor or Lessor's designee.


                                      ARTICLE 24
                                  EVENTS OF DEFAULT

     SECTION 24.01.  LESSEE'S EVENTS OF DEFAULT.

     The following events shall be deemed to be "Events of Default" by Lessee under this Lease:

     (a) Lessee's failure to timely pay any installment of Rent or to make any other payment as specified herein within ten (10) days after actual receipt by Lessee of notice from Lessor of Lessee's failure to pay the past due amounts; or

     (b) For non-monetary obligations, Lessee's breach of or failure to comply with any term, provision, representation, warranty, or covenant of this Lease, and Lessee's failure to cure such breach or noncompliance within thirty (30) days after actual receipt by Lessee of notice thereof from Lessor or with Lessor's consent, which shall not be unreasonably withheld, within such longer time as may reasonably be required to cure the default.

     SECTION 24.02.  EVENTS OF DEFAULT BY LESSOR.

     The following events shall be deemed to be "Events of Default" by Lessor under this Lease:

     (a) Lessor's breach of or failure to comply with any term, provision, representation, warranty or covenant of this Lease, and

          (i) Lessor's failure to make a payment due from Lessor under this Lease or apply appropriate credit to Lessee as specified herein within ten
     (10) days after actual receipt by Lessor of notice from Lessee of Lessor's failure to pay the past due amounts or apply the appropriate credit, or

          (ii) For nonmonetary obligations, Lessor's failure to cure such breach or non-compliance within thirty (30) days after actual receipt of notice thereof from Lessee or such longer time as may reasonably be required to cure the default.


                                      ARTICLE 25
                                       REMEDIES

     SECTION 25.01.  LESSOR'S REMEDIES.

     If an Event of Default by Lessee shall have occurred, Lessor shall have the right, at its election, then or at any time thereafter while such Event of Default shall continue, to pursue any one or more of the following remedies, without any notice or demand whatsoever:

     (a) Terminate this Lease, without any liability whatsoever, in which event, Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon or take possession of the Leased Premises and expel or remove Lessee and any other person who may be occupying the Leased Premises or any part thereof without being liable for prosecution or any claim for damages therefor, and Lessee agrees to pay to Lessor, on demand, the amount of all loss and damage, including attorneys' fees, which Lessor may suffer by reason of such termination;

     (b) Enter upon the Leased Premises without being liable for prosecution or any claim for damages therefor, correct such default and, upon demand, recover from Lessee all reasonable amounts expended, as Rent; or otherwise do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor, on demand, for any expenses, including attorneys' fees, which Lessor may incur in connection with its attempts to effect compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, except to the extent caused by the gross negligence or willful misconduct of Lessor; or

     (c) Enter upon and take custodial possession of the Leased Premises, and use reasonable efforts to re-let the Leased Premises for a use comparable to that of Lessee for the balance of the then current term without thereby causing a termination or anticipatory breach of the Lease.

     Pursuit of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law or equity, nor shall pursuit herein provided constitute a forfeiture or waiver of any Rent due to Lessor hereunder or any damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants herein contained. Failure by Lessor to enforce one or more of the remedies provided herein upon an Event of Default by Lessee shall not be deemed or construed to constitute a waiver of such default, or any other violation or breach of any of the terms, provisions or covenants herein contained.

     SECTION 25.02.  LESSEE'S REMEDIES.

     If an Event of Default by Lessor shall have occurred, Lessee shall have the right, at its election, then or at any time while such Event of Default shall continue, to pursue any one or more of the following remedies without any notice or demand whatsoever:

     (a) Terminate this Lease, in which event, Lessee shall immediately surrender the Leased Premises to Lessor, and such date of surrender shall be treated as if it were the date set forth above for the termination of the then current term of the Lease; provided, however, Lessee may also assert any claim Lessee may have against Lessor for amounts due from Lessor to Lessee hereunder or for any other breach by Lessor hereunder. Lessor agrees to pay to Lessee, on demand, the amount of all loss and damage, including attorneys' fees, which Lessee may suffer by reason of such termination, and provided, however, Lessee shall at all times be entitled to remove Lessee's property and Alterations installed and paid for by Lessee from the Leased Premises, or

     (b) Correct such default and, upon demand, recover from the Lessor, upon invoice, all amounts reasonably expended; or otherwise do whatever Lessor is obligated to do under the terms of this Lease; and Lessor agrees to reimburse Lessee promptly, on demand, for any reasonable expenses, including attorneys' fees, which Lessee may incur in connection with its attempts to effect compliance with Lessor's obligations under this Lease, and Lessor further agrees that Lessee shall not be liable for any damages resulting, to the Lessor from such action, except to the extent caused by the gross negligence or willful misconduct of Lessee.

     Pursuit of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law or equity; nor shall pursuit herein provided constitute a forfeiture or waiver of any amount due from Lessor to Lessee hereunder or any damages accruing to Lessee by reason of the violation or otherwise due pursuant to any of the terms, provisions, or covenants herein contained. Failure by Lessee to enforce one or more of the remedies provided herein upon an Event of Default by Lessor shall not be deemed or construed to constitute a waiver of such default, or any other violation or breach of any of the terms, provisions or covenants herein contained.


                                      ARTICLE 26
                                  ENFORCEMENT COSTS

     The court costs and attorneys' fees incurred by the party who successfully prosecutes or defends any legal or equitable proceeding to enforce any right or obligation hereunder, shall be borne by the other party. Such costs and fees shall be due and payable from the date a final, non-appealable judgment is entered.


                                      ARTICLE 27
                            NO WAIVER, EXPRESS OR IMPLIED

     No waiver or failure to object to a breach of any of the provisions of this Lease, whether express or implied, in any instance, shall be construed to be, or operate as, a waiver of any prior or succeeding breach of the same or any other provision of this Lease.


                                      ARTICLE 28
                                       NOTICES

     Solely for the purpose of giving notices under this Lease, the addresses of the parties hereto, to which all notices hereunder (other than notices required under Sections 5, 7, 10.01, 12, 13, 17, 20, and 21, which notices need only be given to those persons identified with an asterisk below) are to be sent, are as follows:

IF TO LESSOR:     Texas Instruments Incorporated
                  8330 LBJ Freeway, Mail Station 8375
                  Dallas, Texas  75243 (on-site deliveries), or
                  P.O. Box 655303, Mail Station 8375
                  Dallas, Texas 75265 (U.S. mail delivery)
                  Attention:  Manager, Corporate Facilities;
                  Leasing & Property Management
                  Facsimile No: 972-997-5083
                  E-Mail:  r-welch@ti.msg.com

with a copy to:   *Texas Instruments Incorporated
                  Dallas, Texas 75265
                  P.O. Box 655303, Mail Station 8379 (U.S. mail deliveries), or
                  8330 LBJ Freeway, Dallas, Texas 75243
                  Mail Station 8379 (on-site deliveries)
                  Attention:  North Texas Facilities Manager
                  Facsimile No: 972-997-3700
                  E-Mail:  teamwork@ti.com

IF TO LESSEE:     Raytheon TI Systems, Inc.
                  c/o Raytheon Company
                  141 Spring Street
                  Lexington, Massachusetts  02173
                  Attention:  Director, Real Estate
                  Facsimile No: 617-860-2788

with a copy to:   *Raytheon TI Systems, Inc.
                  13510 North Central Expressway
                  Dallas, Texas 75243
                  Attention: Plant Manager

     All notices, approvals, and other communications required or permitted by this Lease to be given to Lessor or Lessee shall be in writing and shall be delivered (i) in person or by a reputable courier service that provides receipt of delivery, (ii) by deposit in the U.S. mail, postage prepaid, by certified or registered mail, return receipt requested, provided, however, the delivery of payment of routine invoices shall not be required to be by certified or registered mail; (iii) by a nationally recognized overnight courier service; or
(iv) by electronic mail or facsimile delivery confirmed by delivery in accordance with subparagraphs (i) or (iii) above; in each case addressed to the party concerned at the addresses or facsimile numbers set forth above or with respect to payments to Lessor, to the addresses set forth in Section 2.04 hereof (or at such other address as a party may specify by written notice pursuant to this paragraph to the other party). Communications sent by personal delivery, courier service, electronic or facsimile transmission as set forth above shall be effective upon receipt, provided the required confirmatory delivery is made. Communications sent by mail as set forth above shall be effective five (5) days after proper deposit in the U.S. mail.

                                      ARTICLE 29
                                 NO ORAL MODIFICATION

     This Lease may only be amended in writing, executed by an authorized representative of each party, respectively.


                                      ARTICLE 30
                                 EFFECT OF AGREEMENT

     This Lease supersedes any prior understanding or written or oral agreements between the parties concerning the Leased Premises.


                                      ARTICLE 31
                                    GOVERNING LAW

     This Lease shall be construed and interpreted under the laws of the State cf Texas.


                                      ARTICLE 32
                                     SEVERABILITY

     If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not affected thereby.


                                      ARTICLE 33
                          ESTOPPEL CERTIFICATES/FURTHER ACTS

     Either party will, at any time and from time to time, within ten (10) days after receipt of a request by the other party, execute, acknowledge and deliver to the requesting party, a signed statement certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the date to which the Rent has been paid, and either stating that no default exists hereunder or specifying each such default of which the signer may have knowledge and specifying such other matter as may be reasonably requested.

     Either party will, at any time and from time to time, perform or cause to be performed upon or after execution of this Lease, any and all further acts as may be reasonably necessary to consummate the transaction contemplated hereby.

                                      ARTICLE 34
                     SUBORDINATION, ATTORNMENT AND NONDISTURBANCE

     Nothing in this Lease shall be construed to limit TI's right to sell, convey or divest TI's ownership of any or all of the TI Expressway Site or the Leased Premises. In the event of any such sale, conveyance, or divestiture of title to the Leased Premises, by Lessor or subsequent owners of such title, and provided that the successor enters into a nondisturbance and attornment agreement with Lessee, which shall provide that in the event of foreclosure or other action, this Lease and the rights of Lessee hereunder shall not be disturbed but shall continue in full force and effect so long as Lessee shall not be in material default hereunder beyond expiration of any applicable grace or cure period, Lessee shall subordinate this Lease to the lien of any mortgage or deed of trust, and the Lessor, person or corporation, or other entity who is divested of title shall be entirely freed and relieved of all covenants and obligations thereafter accruing hereunder, and the grantee, person, corporation or other entity or entities who otherwise succeeds or succeed to title shall be deemed to have assumed the covenants and obligations of Lessor thereafter accruing hereunder until the next conveyance or divestiture of title. Lessee shall look to said grantee or successor for the observance and performance of covenants and obligations of Lessor hereunder assumed by such grantee or successor. Lessee agrees to attorn to any such grantee or successor. In the event Lessor sells, conveys or assigns its ownership of the Leased Premises to an entity having a total net worth of less than one hundred million dollars ($100,000,000), the prohibition on set off, demand or deduction by Lessee set forth in Section 2.01, above, shall no longer apply.


                                      ARTICLE 35
                                    FORCE MAJEURE

     Neither party shall be responsible for any delay or failure in performance, or for any loss, damage, costs, charges and expenses incurred or suffered by the other party by reason thereof, if such delay or failure results from the occurrence of an event beyond the reasonable control of such party and without the fault or negligence of such party ("force majeure") including, but not limited to, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather, failure of suppliers, terrorism, or civil strife. If any party to this Lease is rendered wholly or partially unable by an event of force majeure to carry out its obligations under this Lease, and if that party gives prompt notice and full particulars of such event of force majeure to the other party, the performance of the notifying party of its obligations under this Lease shall be suspended during the continuance of the force majeure event, but for no longer period. Upon the cessation of such event, the party claiming force majeure shall
(a) notify the other party, and (b) resume performance of its obligations as soon as practicable.

                                      ARTICLE 36
                                    BINDING EFFECT

     This Lease and all rights and obligations hereunder shall inure to and be binding upon the successors and assigns of Lessor and shall inure to and be binding upon the permitted successors and assigns (if any) of Lessee.


                                      ARTICLE 37
                                        GENDER

     Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.


                                      ARTICLE 38
                               CONSTRUCTION AND INTENT

     The parties hereto acknowledge that the terms of this Lease have been negotiated at arm's length, and that each party and its counsel have reviewed and revised this Lease, and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Lease, or any exhibits, schedules or amendments hereto.


                                      ARTICLE 39
                        NO INCIDENTAL OR CONSEQUENTIAL DAMAGES

     Notwithstanding any other provision of this Lease (including without limitation the default and environmental indemnification provisions), in the event of any breach of this Lease, the parties agree that neither party shall be liable to the other for any incidental, consequential or punitive damages, including without limitation losses due to inconvenience, annoyance, disturbance, or loss or interruption of business.


                                      ARTICLE 40
                                      AUTHORITY

     Each individual executing or attesting the Lease on behalf of Lessor hereby covenants, warrants and represents that he or she is duly authorized to execute and/or attest and deliver the Lease on behalf of Lessor in accordance with a duly adopted resolution of the Lessor's board of directors and in accordance with such corporation's articles of incorporation and bylaws: (i) the Lease is binding upon Lessor in accordance with its terms; and (ii) Lessor is a duly organized and legally existing corporation under the laws of Delaware and is qualified to do business in and is in good standing in the State of Texas. Lessee hereby covenants, warrants and represents (i) that the individual executing the Lease on behalf of Lessee is duly authorized to execute and deliver the Lease on behalf of Lessee; (ii) the Lease is binding upon Lessee in accordance with its terms; and (iii) Lessee is a duly organized and legally existing corporation under the laws of Delaware and is qualified to do business in and is in good standing in the State of Texas.


                                      ARTICLE 41
                                       CAPTIONS

     The article and paragraph captions contained in this Lease are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision contained herein.


                                      ARTICLE 42
                                     COUNTERPARTS

     This Lease may be executed in any number of counterparts with the same effect as if all parties thereto had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one instrument.


IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed by their duly authorized representatives.


LESSOR:                                           LESSEE:



TEXAS INSTRUMENTS INCORPORATED,                   RAYTHEON TI SYSTEMS, INC.,
A DELAWARE CORPORATION                            A DELAWARE CORPORATION



By: /s/ William A. Aylesworth                     By: /s/ Thomas D. Hyde
   ---------------------------------------           ---------------------------
     Name:     William A. Aylesworth                   Name:     Thomas D. Hyde
     Title:    Senior Vice President,                  Title:    President
               Treasurer and Chief
               Financial Officer

                                                                 Exhibit E-1 to
                                                                 Asset Purchase
                                                                 Agreement


                        Registration Rights Agreement
                        (as amended through May 1991)

                        *  incorporated by reference from
                           Registrant's Form 10-K for
                           the period ended December 31, 1996.

                                                              Exhibit E-2
                                                              to Asset Purchase
                                                              Agreement

                                    AMENDMENT TO
                           REGISTRATION RIGHTS AGREEMENT

     This Amendment ("AMENDMENT") is made as of the 13 day of January, 1998, by and among TRIQUINT SEMICONDUCTOR, INC., a Delaware corporation (the "COMPANY"), RAYTHEON TI SYSTEMS, INC., a Delaware corporation ("RTIS"), and the undersigned holders of shares of Common Stock of the Company (the "EXISTING HOLDERS"), amending that certain Registration Rights Agreement dated May 17, 1991, as amended on September 5, 1991, September 3, 1992, July 1, 1993, September 24, 1993 and December 19, 1994 (the "REGISTRATION RIGHTS AGREEMENT") between the Company and the Existing Holders.

     WHEREAS, the Company and the Existing Holders are parties to the Registration Rights Agreement;

     WHEREAS, in connection with an Asset Purchase Agreement dated as of January __, 1998 between the Company and RTIS, the Company is issuing to RTIS shares of Common Stock of the Company having the value specified in the Asset Purchase Agreement (the "NEW SHARES"), and in connection therewith has agreed to grant to RTIS certain registration rights with respect to the New Shares; and

     WHEREAS, the Company and the Existing Holders now desire to amend the Registration Rights Agreement to provide for the grant to RTIS of certain registration rights with respect to the New Shares;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. All capitalized terms which are not defined herein shall have the meaning assigned to them in the Registration Rights Agreement.

     2. RTIS shall hereinafter be considered a party to the Registration Rights Agreement, and entitled to all of the rights and benefits, and subject to all of the obligations, of a party thereunder.

     3. Section 1(b) of the Registration Rights Agreement is hereby amended to include the New Shares, and by way of clarification and not limitation, all shares of Common Stock held by Lucent Technologies, Inc. and all shares of Common Stock issuable upon the exercise of warrants held by Lucent Technologies, Inc., within the definition of "Registrable Securities" therein.

     4. Section 2(a) of the Registration Rights Agreement, as amended by Amendment No. 3 thereto, dated May 17, 1991, shall be amended to add the following sentence as the last sentence of such Section:

     No Holder shall be entitled to make more than two (2) such initial requests under the first sentence of this Section 2(a).

     5. This Amendment shall become effective upon the receipt by the Company of signature pages executed by the Holders of at least two-thirds of the currently outstanding Registrable Securities.

     6. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one document.

     7. This Amendment shall be governed in all respects by the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of January 13, 1998.

                              TRIQUINT SEMICONDUCTOR, INC.


                              By:
                                  --------------------------
                              Name:
                                    ------------------------
                              Title:
                                     -----------------------


                              LUCENT TECHNOLOGIES INC.


                              By:
                                  --------------------------
                              Name:
                                    ------------------------
                              Title:
                                     -----------------------


                              RAYTHEON TI SYSTEMS, INC.


                              By:
                                  --------------------------
                              Name:
                                    ------------------------
                              Title:
                                     -----------------------

                                                                   EXHIBIT G TO
                                                       ASSET PURCHASE AGREEMENT

                             TRIQUINT SEMICONDUCTOR, INC.
                                  GUARANTY AGREEMENT

     This is a GUARANTY AGREEMENT, dated as of January 13, 1998 (the "GUARANTY"), between TriQuint Semiconductor, Inc., a Delaware corporation (the "GUARANTOR"), and Raytheon TI Systems, Inc., a Delaware corporation (the "SELLER").

     WHEREAS, pursuant to an Asset Purchase Agreement, dated as of January 8, 1998 (the "ASSET PURCHASE AGREEMENT"), between the Seller and the Guarantor, the Guarantor has agreed to purchase certain assets, and assume certain liabilities of the Seller on the terms and conditions set forth in the Asset Purchase Agreement;

     WHEREAS, the Guarantor has assigned its rights to purchase such assets, and assume such liabilities, under the Asset Purchase Agreement to its wholly-owned subsidiary, TriQuint Semiconductor Texas, Inc., a Delaware corporation (the "BUYER"); and

     WHEREAS, the Seller has required that the Guarantor, as the holder of all of the issued and outstanding capital stock of the Buyer, guarantee all obligations of the Buyer under or in connection with the Asset Purchase Agreement, in connection with the performance by the Buyer of its obligations under or in connection with the Asset Purchase Agreement in order to induce the Seller to consummate the transactions contemplated by the Asset Purchase Agreement and as consideration for the benefits accruing to the Guarantor as a result of the transactions contemplated by the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. GUARANTY OF PAYMENT AND PERFORMANCE OF OBLIGATIONS. The Guarantor hereby unconditionally guaranties to the Seller the payment and performance in full of each Obligation (as hereinafter defined), when and as such Obligation becomes due and payable or is otherwise required to be performed, including all Obligations which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code. As used herein, "Obligations" means all indebtedness, obligations and liabilities of the Buyer to the Seller and its Affiliates, existing on the date of this Guaranty or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising under or pursuant to the Asset Purchase

Agreement, the Intellectual Property Agreement, the Supply Agreement, the Master Services Agreement, the Sublease Agreements (each as defined in the Asset Purchase Agreement), the Transition Agreements referred to in the Sublease Agreements, the Non-Disclosure Agreement or any subcontract or work authorization agreement entered into pursuant to the Asset Purchase Agreement or the Master Services Agreement. The Guarantor agrees that if the Buyer shall fail to pay or perform any Obligation when and as such Obligation shall be due and payable or is otherwise required to be performed as set forth in the Asset Purchase Agreement or the other applicable agreement or instrument, then the Guarantor will make such payment of such Obligation in funds immediately available to the Seller or otherwise perform such Obligation if such Obligation does not entail the payment of money. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Buyer of the Obligations and not of their collectibility only, and is in no way conditioned upon any requirement that the Seller first attempt to collect any of the Obligations from the Buyer or resort to any security or other means of obtaining payment of the Obligations that the Seller now has or may acquire after the date hereof, or upon any other contingency whatsoever. Payments or performance by the Guarantor hereunder may be required by the Seller on any number of occasions.

     Section 2. GUARANTOR'S FURTHER AGREEMENTS TO PAY. The Guarantor further agrees, as the principal obligor and not as the guarantor only, to pay to the Seller forthwith upon demand by the Seller in funds immediately available to the Seller, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Seller in connection with collecting under this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the later of (i) the date that such amounts have become due and payable under the Asset Purchase Agreement or other applicable agreement or instrument executed pursuant thereto, as finally determined in accordance with the provisions of the Asset Purchase Agreement or such other agreement or instrument, and (ii) the date demand for payment hereunder is made, until payment, at a rate per annum equal to the "prime rate" as in effect from time to time (determined based on the prime rate published in the Wall Street Journal under the heading "Money Rates") plus 2%, provided that the maximum amount of interest that may be charged to or collected from the Guarantor under this Guaranty shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest that could lawfully be charged or collected under applicable law.

     Section 3. TERMINATION OF GUARANTY. The obligations of the Guarantor under this Guaranty shall continue in full force and effect until the Obligations are finally paid and satisfied in full, provided that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Buyer, or otherwise, as though such payment had not been made or other satisfaction occurred.

No invalidity, irregularity or unenforceability by reason of the federal Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, or be a defense to or claim against the obligations of the Guarantor under this Guaranty.

     Section 4. WAIVERS BY GUARANTOR; SELLER'S FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Seller with respect thereto. The Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, other than demand for payment hereunder, and all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Buyer or any other entity or other Person (as defined in the Asset Purchase Agreement) primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Seller to assert any claim or demand or to enforce any right or remedy against the Buyer or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, consolidation, amendments or modifications of any of the terms or provisions of the Asset Purchase Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (iv) the addition, substitution or release of any entity or other Person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Seller may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Seller might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Seller from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Seller's commencement or completion of any action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Seller.

     Section 5. BUYER'S DEFENSES AVAILABLE TO GUARANTOR. Notwithstanding anything to the contrary contained herein, but without in any way affecting the Guarantor's waiver of suretyship defenses generally pursuant to Section 4, the Guarantor shall be entitled to rely on any defenses to the payment or performance of any Obligation that the Buyer is entitled to rely on pursuant to the Asset Purchase Agreement, other than any defenses that are personal to the Buyer such as lack of capacity or authority or discharge in bankruptcy.

     Section 6. UNENFORCEABILITY OF OBLIGATIONS AGAINST THE BUYER. If for any reason the Buyer has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Buyer by reason of the Buyer's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment or performance of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Buyer, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Asset Purchase Agreement or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

     Section 7. SUBROGATION. Until the final payment and performance in full of all of the Obligations: (i) the Guarantor shall not exercise any rights against the Buyer arising as a result of payment or performance by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Seller in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; (ii) the Guarantor will not claim any setoff, recoupment or counterclaim against the Buyer in respect of any liability of the Guarantor to the Buyer; and (iii) the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Seller.

     Section 8. FURTHER ASSURANCES. The Guarantor agrees to do all such things and execute all such documents as the Seller may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Seller hereunder. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Buyer on a continuing basis all information desired by the Guarantor concerning the financial condition of the Buyer and that the Guarantor will look to the Buyer and not to the Seller in order for the Guarantor to keep adequately informed of changes in the financial condition of the Buyer.

     Section 9. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR. The Guarantor represents and warrants to the Seller as follows:

                    Section 9.1. ORGANIZATION; AUTHORITY. The Guarantor is a corporation validly existing and in good standing under the laws of the state of Delaware with corporate power and authority to enter into this Guaranty and to perform its obligations hereunder.

                    Section 9.2. BINDING EFFECT. This Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

                    Section 9.3. NON-CONTRAVENTION. Neither the execution and delivery of this Guaranty by the Guarantor nor the consummation by the Guarantor of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance (as defined in the Asset Purchase Agreement) upon any property of the Guarantor pursuant to any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal or arbitral authority to which the Guarantor or any of its properties is subject.

     Section 10. NOTICES, ETC. All notices and other communications made or required to be given to the Guarantor or the Seller pursuant to this Guaranty shall be in writing and shall be deemed to have been duly given when delivered by hand, three days after being mailed by United States registered or certified first-class mail, postage prepaid, one day after being sent by overnight courier or one day after being sent by facsimile with a confirmation copy sent by overnight courier, addressed as follows:

     If to Guarantor, at:

            TriQuint Semiconductor, Inc.
            2300 N.E. Brookwood Parkway
            Hillsboro, OR 97124
            Facsimile: (503) 615-8900
            Attention: Steven J. Sharp

     or at such other address for notice as the Guarantor shall last have furnished in writing to the person giving the notice.

     If to the Seller, at:

            Raytheon TI Systems, Inc.
            13510 N. Central Expressway, MS245
            Dallas, TX 75243
            Facsimile: (972) 995-4347
            Attention: Frank A. Richards

     or at such other address for notice as the Seller shall last have furnished in writing to the person giving the notice.

     Section 11. AMENDMENTS, WAIVERS, ETC. No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Seller and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates. No such waiver shall extend to, affect or impair any right with respect to any Obligation that is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Seller in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

     Section 12. WAIVER OF JURY TRIAL. THE GUARANTOR AND THE SELLER EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS.

     Section 13. SURVIVAL OF BANKRUPTCY. This Guaranty shall survive the insolvency of the Guarantor and the commencement of any case or proceeding by or against the Guarantor under the federal Bankruptcy Code or other federal, state, provincial or other applicable bankruptcy, insolvency or reorganization statutes.

     Section 14. COUNTERPARTS. This Guaranty may be executed in any number of counterparts, but all of such counterparts together shall constitute but one and the same agreement. In making proof of this Guaranty, it shall not be necessary to produce or account for more than one counterpart hereof signed by the party against whom enforcement is sought.

     Section 15. HEADINGS; CONSTRUCTION. The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof. The language used in this Guaranty will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     Section 16. SEVERABILITY. In the event any provision of this shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Guaranty shall be interpreted and construed as if such provision to the extent the same shall have been invalid, illegal or unenforceable had never been contained herein. The parties hereto agree that they will negotiate in good faith to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision that is as similar as possible in substance to the invalid, illegal or unenforceable provision.

     Section 17. ACKNOWLEDGMENT. The Guarantor acknowledges receipt of a copy of this Guaranty.

     Section 18. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW RULES).

     Section 19. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Notwithstanding the foregoing, this Guaranty may not be assigned (by operation of law or otherwise) by the Guarantor. The Seller may assign this Guaranty to any successor in interest (whether by sale, merger, consolidation or otherwise) to all or substantially all of the Seller's business.

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed by their proper and duly authorized officers as of the day first above written.

                                        The Guarantor:

                                        TRIQUINT SEMICONDUCTOR, INC.


                                        By:    /s/ Edward C. V. Winn
                                            -----------------------------------
                                            Name:  Edward C. V. Winn
                                            Title: Executive Vice President


Accepted by the Seller:

RAYTHEON TI SYSTEMS, INC.


By:    /s/ Larry G. James
    -----------------------------------
    Name:  Larry G. James
    Title: Vice President, Controller